Filed Pursuant to Rule 433
                                                     Registration No. 333-130524



                              ABFC 2006-OPT2 TRUST
                             Free Writing Prospectus

             IMPORTANT NOTICE REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or if you e-mail a request to dg.prospectus_distribution@bofasecurities.com.

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The underwriter make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any disclaimers or other notices that may appear below this document are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale. This Free Writing Prospectus is not an offer to sell these certificates and it is not a solicitation of an offer to buy these certificates in any state where the offer or sale is not permitted.

Free Writing Prospectus
(To prospectus dated October 3, 2006)

                                 $1,061,338,000
                                  (Approximate)
                        Asset Backed Funding Corporation
                                    Depositor
                              ABFC 2006-OPT2 Trust
                                 Issuing Entity
                      Bank of America, National Association
                                     Sponsor
                         Option One Mortgage Corporation
                                    Servicer
  Asset Backed Funding Corporation Asset-Backed Certificates, Series 2006-OPT2
       Principal and interest payable monthly, commencing in October 2006

                           --------------------------

The Issuing Entity Will Issue -

o     Six classes of senior certificates.

o Nine classes of subordinated Class M Certificates all of which are subordinate to, and provide credit enhancement for, the senior certificates. Each class of Class M Certificates is also subordinated to and provides credit enhancement for each class of Class M Certificates, if any, with a lower number.

o One class of subordinated Class B Certificates which are subordinate to, and provide credit enhancement for, the senior certificates and the Class M Certificates.

o     The Class CE, Class P, Class R and Class R-X Certificates.

The classes of offered certificates are listed and their sizes and basic payment characteristics are described under the heading "Offered Certificates" in the table beginning on page S-6.

The Assets of the Issuing Entity Will Include -

o Three loan groups of first and second lien residential mortgage loans. The mortgage loans will consist of conventional fixed-rate and adjustable-rate sub-prime mortgage loans.

Credit Enhancement Will Consist of -

o Excess Interest - Certain excess interest received from the mortgage loans will be used to cover losses.

o Overcollateralization - As of the cut-off date, the assets of the trust will exceed the aggregate principal balance of the certificates, resulting in overcollateralization. Certain excess interest received from the mortgage loans will also be applied as payments of principal on the certificates to maintain a required level of overcollateralization.

o Subordination - Each class of subordinated certificates is subordinate to the senior certificates and to those classes of subordinated certificates higher in order of payment priority.

o Cross-Collateralization - Under certain circumstances, payments on the mortgage loans in one loan group may be used to make certain distributions to holders of senior certificates relating to the other loan groups.

Interest Rate Support Will Consist of -

o Interest Rate Swap Agreement - Net swap payments received by the trust pursuant to an interest rate swap agreement with Bank of America, National Association, as swap provider, will be available to make distributions on the related certificates.

--------------------------------------------------------------------------------

Carefully consider the "Risk Factors" beginning on page S-24 of this free writing prospectus and on page 7 in the accompanying prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The offered certificates represent interests in the issuing entity only and will not be obligations of or represent interests in the depositor, the sponsor or any other entity.

This free writing prospectus may be used to offer and sell the offered certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this free writing prospectus or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriter will purchase the offered certificates from the depositor and will offer the offered certificates to investors at varying prices to be determined at the time of sale. The depositor expects that the offered certificates will be available for delivery to investors in book-entry form through The Depository Trust Company, Clearstream or Euroclear on or about October 12, 2006. Total proceeds to the depositor for the offered certificates will be approximately [___]% of the initial certificate principal balance of the offered certificates, before deducting expenses estimated at $[___] payable by the depositor.

                         Banc of America Securities LLC

           The date of this free writing prospectus is October 3, 2006

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF FREE WRITING PROSPECTUS ......................................    S-9

RISK FACTORS ............................................................   S-24
     There are risks involving unpredictability of prepayments
       and the effect of prepayments on yields ..........................   S-24
     Adjustable rate mortgage loan borrowers may be more
       likely to prepay .................................................   S-25
     There is a risk that interest payments on the mortgage loans
       may be insufficient to maintain overcollateralization ............   S-25
     Effects of mortgage interest rates and other factors on the
       certificate interest rates of the offered certificates ...........   S-26
     There are risks relating to alternatives to foreclosure ............   S-27
     Nature of sub-prime mortgage loans may increase risk of loss .......   S-27
     High combined loan-to-value ratios increase risk of loss ...........   S-27
     The interest rate swap agreement is subject to counterparty risk ... S-27 There is no assurance that amounts will be received under the
       interest rate swap agreement .....................................   S-27
     The credit rating of the swap provider could affect the rating
       of the offered certificates ......................................   S-28
     Payments due to swap provider may result in losses on certificates . S-28 Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses or
       rates of prepayment ..............................................   S-28
     The rate of default on mortgage loans that are secured by investor
       properties may be higher than on other mortgage loans ............   S-29
     Balloon mortgage loans increase the risk of loss ...................   S-29
     There are risks relating to simultaneous second mortgage loans .....   S-29
     There are risks relating to subordinate loans ......................   S-30
     There are risks relating to geographic concentration of the
       mortgage loans ...................................................   S-30
     Residential real estate values may fluctuate and adversely
       affect your investment ...........................................   S-30
     Credit scores may not accurately predict the likelihood of default . S-31 The recording of the mortgages in the name of MERS may affect
       the yield on your certificates ...................................   S-31
     There are risks in holding subordinated certificates ...............   S-31
     Decrement tables are based upon assumptions and models .............   S-32
     The rights of the NIMS Insurer could adversely affect the
       offered certificates .............................................   S-32
     United States military operations may increase risk of
       shortfalls in interest ...........................................   S-33

THE MORTGAGE POOL .......................................................   S-34
     General ............................................................   S-34
     The Index ..........................................................   S-37
     Terms of the Mortgage Loans ........................................   S-37

OPTION ONE MORTGAGE CORPORATION .........................................   S-37
     General ............................................................   S-37

UNDERWRITING STANDARDS ..................................................   S-38

THE SERVICER ............................................................   S-41
     Servicing Background and Portfolio .................................   S-41
     Option One Loan Servicing Portfolio--Advances ......................   S-41
     Business Strategy and Organizational Structure .....................   S-41
     Default Management .................................................   S-42
     Training, Internal Controls and Compliance .........................   S-44
     Litigation Concerning Option One Mortgage Corporation ..............   S-45

THE SPONSOR .............................................................   S-45

STATIC POOL INFORMATION .................................................   S-46

THE DEPOSITOR ...........................................................   S-46

THE ISSUING ENTITY ......................................................   S-46

THE TRUSTEE .............................................................   S-47

THE CREDIT RISK MANAGER .................................................   S-48

THE POOLING AND SERVICING AGREEMENT .....................................   S-49
     General ............................................................   S-49
     Assignment of the Mortgage Loans ...................................   S-49

     Payments on Mortgage Loans; Deposits to Collection Account
       and Distribution Account .........................................   S-51
     Advances ...........................................................   S-52
     Compensation and Payment of Expenses of the Servicer, the
       Trustee and the Credit Risk Manager ..............................   S-52
     Optional Termination ...............................................   S-54
     Optional Purchase of Defaulted Mortgage Loans ......................   S-54
     Events of Servicing Termination ....................................   S-54
     Rights upon Event of Servicing Termination .........................   S-55
     Voting Rights ......................................................   S-55
     Amendment ..........................................................   S-55
     Rights of the NIMS Insurer under the Pooling and Servicing Agreement   S-56

DESCRIPTION OF THE CERTIFICATES .........................................   S-56
     General ............................................................   S-56
     Allocation of Available Funds ......................................   S-57
     Interest Distributions .............................................   S-57
     Principal Distributions ............................................   S-61
     Allocation of Losses ...............................................   S-70
     Application of Monthly Excess Cashflow Amounts .....................   S-71
     Certificate Interest Rates .........................................   S-75
     Interest Rate Swap Agreement, the Swap Provider and the Swap Account   S-77
     Calculation of One-Month LIBOR .....................................   S-82

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ...........................   S-82
     Weighted Average Lives .............................................   S-84

USE OF PROCEEDS .........................................................   S-85

FEDERAL INCOME TAX CONSEQUENCES .........................................   S-86
     General ............................................................   S-86
     Taxation of Regular Interests ......................................   S-86
     Taxation of the Basis Risk Arrangements ............................   S-87
     REMIC Taxes and Reporting ..........................................   S-89

ERISA CONSIDERATIONS ....................................................   S-89

LEGAL INVESTMENT ........................................................   S-91

REPORTS TO CERTIFICATEHOLDERS ...........................................   S-91

LEGAL MATTERS ...........................................................   S-92

RATINGS .................................................................   S-92

INDEX OF FREE WRITING PROSPECTUS DEFINITIONS ............................   S-93

APPENDIX A: MORTGAGE LOAN DATA ..........................................    A-1
APPENDIX B: DECREMENT TABLES ............................................    B-1
APPENDIX C: HYPOTHETICAL MORTGAGE LOANS .................................    C-1
APPENDIX D: INTEREST RATE SWAP AGREEMENT NOTIONAL AMOUNT SCHEDULE .......    D-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

      The depositor describes the certificates in two separate documents that progressively provide more detail:

   o the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and

   o  this  free  writing  prospectus,   which  incorporates  and  includes  the
      appendices, and describes the specific terms of your certificates.

      Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus provide the location of these captions.

      You can find a listing of the pages where capitalized terms used in this free writing prospectus and the accompanying prospectus are defined under the caption "Index of Free Writing Prospectus Definitions" beginning on page S-93 in this document and under the caption "Index of Prospectus Definitions" beginning on page 132 in the accompanying prospectus. Any capitalized terms used but not defined in this free writing prospectus have the meanings assigned in the accompanying prospectus.

                        -------------------------------

      This free writing prospectus and the accompanying prospectus contain forward-looking statements relating to future economic performance or projections and other financial items. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations" and in the appendices. Forward-looking statements are also found elsewhere in this free writing prospectus and the accompanying prospectus, and may be identified by, among other things, the use of forward-looking words such as "expects," "intends," "anticipates," "estimates," "believes," "may" or other comparable words. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Those risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this free writing prospectus. The depositor expressly disclaims any obligation or undertaking to update or revise forward-looking statements to reflect any change in the depositor's expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

                             European Economic Area

      In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

            (1) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (2) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

            (3) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

      The underwriter has represented and agreed that:

            (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the trust; and

            (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

                       Notice to United Kingdom Investors

      The distribution of this free writing prospectus and the accompanying prospectus, if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This free writing prospectus and the accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus and the accompanying prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

               THE ABFC 2006-OPT2 TRUST ASSET-BACKED CERTIFICATES

--------------------------------------------------------------------------------------------------------------
              Initial      Certificate
              Certificate  Interest                               Interest        Minimum       Incremental
Class         Balance(1)   Rate         Principal Types(2)        Types(2)        Denomination  Denomination
--------------------------------------------------------------------------------------------------------------
Offered
Certificates
--------------------------------------------------------------------------------------------------------------
Class A-1     $232,459,000   (5)        Senior, Pass-Through      Floating Rate   $25,000          $1
--------------------------------------------------------------------------------------------------------------
Class A-2     $232,465,000   (5)        Senior, Pass-Through      Floating Rate   $25,000          $1
--------------------------------------------------------------------------------------------------------------
Class A-3A    $205.493,000   (5)        Senior, Sequential Pay/   Floating Rate   $25,000          $1
                                        Pass-Through(6)
--------------------------------------------------------------------------------------------------------------
Class A-3B     $52,911,000   (5)        Senior, Sequential Pay/   Floating Rate   $25,000          $1
                                        Pass-Through(6)
--------------------------------------------------------------------------------------------------------------
Class A-3C     $96,963,000   (5)        Senior, Sequential Pay/   Floating Rate   $25,000          $1
                                        Pass-Through(6)
--------------------------------------------------------------------------------------------------------------
Class A-3D     $45,929,000   (5)        Senior, Sequential Pay/   Floating Rate   $25,000          $1
                                        Pass-Through(6)
--------------------------------------------------------------------------------------------------------------
Class M-1      $49,466,000   (5)        Subordinated,             Floating Rate   $25,000          $1
                                        Sequential Pay
--------------------------------------------------------------------------------------------------------------
Class M-2      $30,622,000   (5)        Subordinated,             Floating Rate   $25,000          $1
                                        Sequential Pay
--------------------------------------------------------------------------------------------------------------
Class M-3      $21,593,000   (5)        Subordinated,             Floating Rate   $25,000          $1
                                        Sequential Pay
--------------------------------------------------------------------------------------------------------------
Class M-4      $19,237,000   (5)        Subordinated              Floating Rate   $25,000          $1
--------------------------------------------------------------------------------------------------------------
Class M-5      $19,237,000   (5)        Subordinated              Floating Rate   $25,000          $1
--------------------------------------------------------------------------------------------------------------
Class M-6      $18,687,000   (5)        Subordinated              Floating Rate   $25,000          $1
--------------------------------------------------------------------------------------------------------------
Class M-7      $17,039,000   (5)        Subordinated              Floating Rate   $25,000          $1
--------------------------------------------------------------------------------------------------------------
Class M-8      $10,443,000   (5)        Subordinated              Floating Rate   $25,000          $1
--------------------------------------------------------------------------------------------------------------
Class M-9       $8,794,000   (5)        Subordinated              Floating Rate   $25,000          $1
--------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                              Initial Rating of Certificates(4)
                   Certificate     Final Scheduled            ----------------------------------
Class              Form            Distribution Date(3)        Fitch        Moody's      S&P
------------------------------------------------------------------------------------------------
Offered
Certificates
------------------------------------------------------------------------------------------------
Class A-1          Book-Entry      October 25, 2036             AAA          Aaa         AAA
-----------------------------------------------------------------------------------------------
Class A-2          Book-Entry      October 25, 2036             AAA          Aaa         AAA
-----------------------------------------------------------------------------------------------
Class A-3A         Book-Entry      October 25, 2036             AAA          Aaa         AAA

-----------------------------------------------------------------------------------------------
Class A-3B         Book-Entry      October 25, 2036             AAA          Aaa         AAA

-----------------------------------------------------------------------------------------------
Class A-3C         Book-Entry      October 25, 2036             AAA          Aaa         AAA

-----------------------------------------------------------------------------------------------
Class A-3D         Book-Entry      October 25, 2036             AAA          Aaa         AAA

-----------------------------------------------------------------------------------------------
Class M-1          Book-Entry      October 25, 2036             AA+          Aa1         AA+

-----------------------------------------------------------------------------------------------
Class M-2          Book-Entry      October 25, 2036             AA           Aa2         AA

-----------------------------------------------------------------------------------------------
Class M-3          Book-Entry      October 25, 2036             AA-          Aa3         AA-

-----------------------------------------------------------------------------------------------
Class M-4          Book-Entry      October 25, 2036             A+           A1          A+
-----------------------------------------------------------------------------------------------
Class M-5          Book-Entry      October 25, 2036             A            A2          A
-----------------------------------------------------------------------------------------------
Class M-6          Book-Entry      October 25, 2036             A-           A3          A-
-----------------------------------------------------------------------------------------------
Class M-7          Book-Entry      October 25, 2036            BBB+         Baa1        BBB+
-----------------------------------------------------------------------------------------------
Class M-8          Book-Entry      October 25, 2036            BBB          Baa2        BBB
-----------------------------------------------------------------------------------------------
Class M-9          Book-Entry      October 25, 2036            BBB-         Baa3        BBB-
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                Initial        Certificate
                Certificate    Interest                              Interest        Minimum        Incremental
Class           Balance(1)     Rate        Principal Types(2)        Types(2)        Denomination   Denomination
-----------------------------------------------------------------------------------------------------------------
Non-Offered
Certificates
-----------------------------------------------------------------------------------------------------------------
Class B          $10,993,000     (5)        Subordinated           Floating Rate      $25,000             $1
-----------------------------------------------------------------------------------------------------------------
Class CE         N/A             (7)        Subordinated                 N/A            N/A              N/A
-----------------------------------------------------------------------------------------------------------------
Class P          $100            (7)           N/A                Prepayment Charge     N/A              N/A
-----------------------------------------------------------------------------------------------------------------
Class R          N/A             (7)        Subordinated                 N/A            N/A              N/A
-----------------------------------------------------------------------------------------------------------------
Class R-X        N/A             (7)        Subordinated                 N/A            N/A              N/A
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                    Initial Rating of Certificates(4)
                  Certificate        Final Scheduled               ----------------------------------
Class             Form               Distribution Date(3)          Fitch         Moody's        S&P
-----------------------------------------------------------------------------------------------------
Non-Offered
Certificates
-----------------------------------------------------------------------------------------------------
Class B            Book-Entry        October 25, 2036               BB+           Ba1           BB+
-----------------------------------------------------------------------------------------------------
Class CE           Definitive                N/A                   None          None          None
-----------------------------------------------------------------------------------------------------
Class P            Definitive                N/A                   None          None          None
-----------------------------------------------------------------------------------------------------
Class R            Definitive                N/A                   None          None          None
-----------------------------------------------------------------------------------------------------
Class R-X          Definitive                N/A                   None          None          None
-----------------------------------------------------------------------------------------------------

----------
(1) Approximate. The initial certificate balances of the offered certificates may vary by a total of plus or minus 5%.

(2) See "Description of the Certificates--Categories of Classes of Securities" in the prospectus for a description of these principal and interest types and see "Description of the Certificates--Interest Distributions," "--Principal Distributions" and "--Allocation of Losses" in this free writing prospectus for a description of the effects of subordination.

(3) The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan in the mortgage pool. The actual final payment on your certificates could occur earlier or later than the final scheduled distribution date.

(4) The offered certificates will not be issued unless they receive at least the ratings set forth in this table. See "Ratings" in this free writing prospectus.

(5) Interest will accrue on these certificates during each interest accrual period at a per annum rate equal to the least of (i) the sum of one-month LIBOR plus the margin set forth in the table below, (ii) the applicable maximum rate cap and (iii) the applicable group cap or the pool cap as described under "Description of the Certificates--Certificate Interest Rates" in this free writing prospectus. During each interest accrual period relating to the distribution dates after the optional termination date, the margins will increase to margins set forth in the table below if the optional termination right is not exercised. Interest will be calculated based on the methodology in the table below. One-month LIBOR for the initial interest accrual period will be [___]%.

                                                      Margin after the Optional
            Class                    Margin               Termination Date               Interest Calculations
            -----                    ------               ----------------               ---------------------
    Offered Certificates
          Class A-1                  [___]%                     [___]%                         Actual/360
          Class A-2                  [___]%                     [___]%                         Actual/360
         Class A-3A                  [___]%                     [___]%                         Actual/360
         Class A-3B                  [___]%                     [___]%                         Actual/360
         Class A-3C                  [___]%                     [___]%                         Actual/360
         Class A-3D                  [___]%                     [___]%                         Actual/360
          Class M-1                  [___]%                     [___]%                         Actual/360
          Class M-2                  [___]%                     [___]%                         Actual/360
          Class M-3                  [___]%                     [___]%                         Actual/360
          Class M-4                  [___]%                     [___]%                         Actual/360
          Class M-5                  [___]%                     [___]%                         Actual/360
          Class M-6                  [___]%                     [___]%                         Actual/360
          Class M-7                  [___]%                     [___]%                         Actual/360
          Class M-8                  [___]%                     [___]%                         Actual/360

                                                      Margin after the Optional
            Class                    Margin               Termination Date               Interest Calculations
            -----                    ------               ----------------               ---------------------
          Class M-9                  [___]%                     [___]%                         Actual/360
  Non-Offered Certificates
           Class B                   [___]%                     [___]%                         Actual/360

(6) These certificates have the characteristics of a sequential pay security, provided, however on any distribution date on or after the subordination depletion date, these certificates have the characteristics of a pass-through security.

(7) The Class CE, Class P, Class R and Class R-X Certificates are entitled to certain distributions as specified in the pooling and servicing agreement.

                       SUMMARY OF FREE WRITING PROSPECTUS

Because this is a summary, it does not contain all the information that may be important to you. You should read the entire accompanying prospectus and this free writing prospectus carefully before you decide to purchase a certificate. If capitalized terms are not defined in this free writing prospectus, they are defined in the prospectus.

Issuing Entity

ABFC 2006-OPT2 Trust, a New York common law trust.

Title of Series

Asset Backed Funding Corporation Asset-Backed Certificates, Series 2006-OPT2

Sponsor

Bank of America, National Association

Depositor

Asset Backed Funding Corporation

Servicer

Option One Mortgage Corporation

Originator

Option One Mortgage Corporation originated or acquired all of the mortgage loans.

Trustee

Wells Fargo Bank, N.A.

Supplemental Interest Trust Trustee

Wells Fargo Bank, N.A.

Credit Risk Manager

Clayton Fixed Income Services Inc.

Swap Provider

Bank of America, National Association

NIMS Insurer

After the closing date, a separate entity may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy that guarantees payments on those securities. The insurer that would issue any financial guaranty insurance policy, if any, is referred to in this free writing prospectus as the "NIMS Insurer." The references to the NIMS Insurer in this free writing prospectus are applicable only if there is a NIMS Insurer.

Closing Date

On or about October 12, 2006

Cut-off Date

September 1, 2006

Distribution Date

The 25th day of each month (or if not a business day, the next business day) beginning in October, 2006.

Determination Date

The 15th day of each month in which a distribution date occurs (or, if not a business day, the immediately preceding business day).

Record Date

The business day immediately preceding a distribution date; provided, however, that if a certificate becomes a definitive certificate, the record date for that certificate will be the last business day of the month immediately preceding the month in which the related distribution date occurs.

Collection Period

The period from the second day of the calendar month preceding the month in which a distribution date occurs through the first day of the calendar month in which the distribution date occurs.

Prepayment Period

The period commencing on the day after the determination date in the calendar month preceding the calendar month in which a distribution date occurs (or, in the case of the first distribution date, on the cut-off date) and ending on the determination date in the calendar month in which that distribution date occurs.

The Transaction Parties

Option One Mortgage Corporation originated or acquired all of the mortgage loans and currently services all of the mortgage loans. Prior to the closing date, the sponsor purchased all of the mortgage loans from Option One Mortgage Corporation. On the closing date the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a New York common law trust, which is the issuing entity. The trust will be formed by a pooling and servicing agreement, dated as of the cut-off date, among the depositor, the servicer and the trustee. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsor to the depositor to the issuing entity in exchange for the certificates is illustrated below:

            ----------------

                 Sponsor
                                        Offered
            ----------------         Certificates
Mortgage Loans  |
                |    ^                                        ----------------
                |    |
                |    |  Cash                                     Underwriter
                v    |
                     |                                        ----------------
            ----------------                                        |
                                                        Offered     |    ^
                Depositor                 Cash       Certificates   |    |  Cash
                                                                    |    |
            ----------------                                        v    |
Mortgage Loans  |                                                        |
                |    ^                                        ----------------
                |    |
                |    |  All Certificates                          Investors
                v    |
                     |                                        ----------------
            ----------------

                 Issuing
                 Entity

            ----------------

The Certificates

A summary chart of the initial certificate principal balances, certificate interest rates, principal types, interest types, denominations, certificate forms, final scheduled distribution dates and ratings of the certificates is set forth in the table beginning on page S-6.

The certificates represent all of the beneficial ownership interest in the trust.

--------------------------------------------------------------------------------
                                      Classifications of Classes of Certificates
--------------------------------------------------------------------------------
Offered Certificates:                 A-1, A-2, A-3A, A-3B, A-3C, A-3D, M-1,
                                      M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9
--------------------------------------------------------------------------------
Non-Offered Certificates              B, CE, P, R and R-X
--------------------------------------------------------------------------------
Senior Certificates or Class A        A-1, A-2, A-3A, A-3B, A-3C and A-3D
Certificates:
--------------------------------------------------------------------------------
Subordinated Certificates:            M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8,
                                      M-9, B, CE, P, R and R-X
--------------------------------------------------------------------------------
Class M Certificates:                 M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8
                                      and M-9
--------------------------------------------------------------------------------
Class B Certificates:                 B
--------------------------------------------------------------------------------
Group 1 Certificates:                 A-1
--------------------------------------------------------------------------------
Group 2 Certificates:                 A-2
--------------------------------------------------------------------------------
Group 3 Certificates:                 A-3A, A-3B, A-3C and A-3D
--------------------------------------------------------------------------------
Sequential Mezzanine Certificates:    M-1, M-2 and M-3
--------------------------------------------------------------------------------
Residual Certificates:                R and R-X
--------------------------------------------------------------------------------

The Mortgage Pool

On the closing date, the issuing entity will acquire a pool of fixed and adjustable-rate first and second lien mortgage loans, designated herein as the "mortgage loans." All of the mortgage loans were originally originated or acquired by Option One Mortgage Corporation in accordance with the underwriting guidelines described under "Underwriting Standards" in this free writing prospectus.

For purposes of calculating principal and interest distributions on the senior certificates, the mortgage loans have been divided into three groups, designated as the "group 1 mortgage loans," the "group 2 mortgage loans" and the "group 3 mortgage loans." The group 1 mortgage loans consist only of those mortgage loans with original principal balances that conform to Fannie Mae guidelines. The group 2 mortgage loans consist only of those mortgage loans with original principal balances that conform to Freddie Mac guidelines. The group 3 mortgage loans consist of all other remaining mortgage loans, which may or may not have original principal balances conforming to Fannie Mae and/or Freddie Mac guidelines. Other than certain cross-collateralization payments, the Group 1 Certificates generally represent interests in the group 1 mortgage loans, the Group 2 Certificates generally represent interests in the group 2 mortgage loans and the Group 3 Certificates generally represent interests in the group 3 mortgage loans. The remaining classes of certificates represent interests in all of the group 1 mortgage loans, the group 2 mortgage loans and the group 3 mortgage loans.

Mortgage Loan Statistics

The mortgage loans had the following aggregate characteristics as of the cut-off date (percentages are based on the aggregate principal balance of the mortgage loans):

----------------------------------------------------------------------------------------------------------------------
                                                                Range, Total or Percentage       Weighted Average
----------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                   5,052                        --
----------------------------------------------------------------------------------------------------------------------
Aggregate Outstanding Principal Balance                               $1,099,263,982                    --
----------------------------------------------------------------------------------------------------------------------
Outstanding Principal Balance                                      $14,993 to $1,360,000             $217,590
----------------------------------------------------------------------------------------------------------------------
Current Interest Rate                                                5.750% to 14.850%                8.670%
----------------------------------------------------------------------------------------------------------------------
Servicing Fee Rate                                                 0.30% months 1 to 10,                --
                                                                 0.40% months 11 to 30 and
                                                                     0.65% thereafter
----------------------------------------------------------------------------------------------------------------------
Credit Risk Manager Fee Rate                                              0.015%                        --
----------------------------------------------------------------------------------------------------------------------
Remaining Term to Maturity                                           176 to 360 months              358 months
----------------------------------------------------------------------------------------------------------------------
Original Term to Maturity                                            180 to 360 months              359 months
----------------------------------------------------------------------------------------------------------------------
Loan Age                                                               0 to 8 months                 1 month
----------------------------------------------------------------------------------------------------------------------
Original Combined Loan-to-Value Ratio                                13.39% to 100.00%                79.53%
----------------------------------------------------------------------------------------------------------------------
Original Debt-to-Income Ratio(1)                                      0.72% to 59.98%                 43.05%
----------------------------------------------------------------------------------------------------------------------
Credit Scores(2)                                                        500 to 813                     607
----------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                 September 1, 2036                  --
----------------------------------------------------------------------------------------------------------------------
Percentage of Fixed-Rate Mortgage Loans                                   16.23%                        --
----------------------------------------------------------------------------------------------------------------------
Percentage of Adjustable-Rate Mortgage Loans                              83.77%                        --
----------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                                12.56%                        --
----------------------------------------------------------------------------------------------------------------------
Percentage of Second Lien Mortgage Loans                                   1.58%                        --
----------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties                5.93%                        --
----------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans                                               31.91%                        --
----------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges                      75.40%                        --
----------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with "Simultaneous Seconds"                  16.92%                        --
----------------------------------------------------------------------------------------------------------------------
Maximum Single Five-Digit Zip Code Concentration                       0.27% (11208)                    --
----------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Outstanding Principal Balance
----------------------------------------------------------------------------------------------------------------------
         California                                                       25.58%                        --
----------------------------------------------------------------------------------------------------------------------
         Florida                                                          12.22%                        --
----------------------------------------------------------------------------------------------------------------------
         New York                                                          9.92%                        --
----------------------------------------------------------------------------------------------------------------------
         Texas                                                             7.63%                        --
----------------------------------------------------------------------------------------------------------------------
         Massachusetts                                                     5.03%                        --
----------------------------------------------------------------------------------------------------------------------
         New Jersey                                                        5.01%                        --
----------------------------------------------------------------------------------------------------------------------
For the Adjustable-Rate Mortgage Loans Only:
----------------------------------------------------------------------------------------------------------------------
Gross Margin                                                         2.750% to 8.700%                 6.206%
----------------------------------------------------------------------------------------------------------------------
Minimum Mortgage Interest Rate                                       5.750% to 14.300%                8.653%
----------------------------------------------------------------------------------------------------------------------
Maximum Mortgage Interest Rate                                       9.990% to 20.300%               14.660%
----------------------------------------------------------------------------------------------------------------------
Initial Rate Adjustment Cap                                          2.000% to 3.000%                 2.980%
----------------------------------------------------------------------------------------------------------------------
Periodic Rate Adjustment Cap                                         1.000% to 1.500%                 1.000%
----------------------------------------------------------------------------------------------------------------------
Months to First or Next Adjustment Date                              16 to 180 months               26 months
----------------------------------------------------------------------------------------------------------------------

(1) Excluding the mortgage loans for which no Debt-to-Income Ratio was calculated.

(2)   Where Credit Scores were available.

Group 1 Mortgage Loan Statistics

The group 1 mortgage loans will consist of conventional fixed and adjustable-rate mortgage loans with the following characteristics as of the cut off date (percentages are based on the aggregate principal balance of the group 1 mortgage loans):

--------------------------------------------------------------------------------------------------------------------
                                                               Range, Total or Percentage      Weighted Average
--------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                  1,679                       --
--------------------------------------------------------------------------------------------------------------------
Aggregate Outstanding Principal Balance                               $294,999,036                    --
--------------------------------------------------------------------------------------------------------------------
Outstanding Principal Balance                                      $14,993 to $621,812             $175,699
--------------------------------------------------------------------------------------------------------------------
Current Interest Rate                                               5.750% to 14.300%               8.895%
--------------------------------------------------------------------------------------------------------------------
Servicing Fee Rate                                                0.30% months 1 to 10,               --
                                                                0.40% months 11 to 30 and
                                                                    0.65% thereafter
--------------------------------------------------------------------------------------------------------------------
Credit Risk Manager Fee Rate                                             0.015%                       --
--------------------------------------------------------------------------------------------------------------------
Remaining Term to Maturity                                          178 to 360 months             358 months
--------------------------------------------------------------------------------------------------------------------
Original Term to Maturity                                           180 to 360 months             359 months
--------------------------------------------------------------------------------------------------------------------
Loan Age                                                              0 to 8 months                1 month
--------------------------------------------------------------------------------------------------------------------
Original Combined Loan-to-Value Ratio                               20.24% to 100.00%               78.21%
--------------------------------------------------------------------------------------------------------------------
Original Debt-to-Income Ratio(1)                                    20.30% to 59.98%                43.65%
--------------------------------------------------------------------------------------------------------------------
Credit Scores(2)                                                       500 to 813                    594
--------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                September 1, 2036                 --
--------------------------------------------------------------------------------------------------------------------
Percentage of Fixed-Rate Mortgage Loans                                  13.09%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Adjustable-Rate Mortgage Loans                             86.91%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                                7.83%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Second Lien Mortgage Loans                                  0.95%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties               6.39%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans                                              29.29%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges                     76.17%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with "Simultaneous Seconds"                 13.88%                       --
--------------------------------------------------------------------------------------------------------------------
Maximum Single Five-Digit Zip Code Concentration                      0.45% (10465)                   --
--------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Outstanding Principal Balance
--------------------------------------------------------------------------------------------------------------------
         California                                                      16.79%                       --
--------------------------------------------------------------------------------------------------------------------
         Florida                                                         15.00%                       --
--------------------------------------------------------------------------------------------------------------------
         Texas                                                            9.77%                       --
--------------------------------------------------------------------------------------------------------------------
         New York                                                         8.90%                       --
--------------------------------------------------------------------------------------------------------------------
         Massachusetts                                                    5.87%                       --
--------------------------------------------------------------------------------------------------------------------
For the Adjustable-Rate Mortgage Loans Only:
--------------------------------------------------------------------------------------------------------------------
Gross Margin                                                        2.750% to 7.990%                6.224%
--------------------------------------------------------------------------------------------------------------------
Minimum Mortgage Interest Rate                                      5.750% to 14.300%               8.825%
--------------------------------------------------------------------------------------------------------------------
Maximum Mortgage Interest Rate                                      9.990% to 20.300%              14.819%
--------------------------------------------------------------------------------------------------------------------
Initial Rate Adjustment Cap                                         2.000% to 3.000%                2.980%
--------------------------------------------------------------------------------------------------------------------
Periodic Rate Adjustment Cap                                        1.000% to 1.500%                1.001%
--------------------------------------------------------------------------------------------------------------------
Months to First or Next Adjustment Date                             16 to 179 months              26 months
--------------------------------------------------------------------------------------------------------------------

(1) Excluding the mortgage loans for which no Debt-to-Income Ratio was calculated.

(2)   Where Credit Scores were available.

Group 2 Mortgage Loan Statistics

The group 2 mortgage loans will consist of conventional fixed and adjustable-rate mortgage loans with the following characteristics as of the cut off date (percentages are based on the aggregate principal balance of the group 2 mortgage loans):

--------------------------------------------------------------------------------------------------------------------
                                                               Range, Total or Percentage      Weighted Average
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                  1,653                       --
--------------------------------------------------------------------------------------------------------------------
Aggregate Outstanding Principal Balance                               $295,006,330                    --
--------------------------------------------------------------------------------------------------------------------
Outstanding Principal Balance                                      $14,997 to $624,398             $178,467
--------------------------------------------------------------------------------------------------------------------
Current Interest Rate                                               5.750% to 14.850%               8.895%
--------------------------------------------------------------------------------------------------------------------
Servicing Fee Rate                                                0.30% months 1 to 10,               --
                                                                0.40% months 11 to 30 and
                                                                    0.65% thereafter
--------------------------------------------------------------------------------------------------------------------
Credit Risk Manager Fee Rate                                             0.015%                       --
--------------------------------------------------------------------------------------------------------------------
Remaining Term to Maturity                                          176 to 360 months             358 months
--------------------------------------------------------------------------------------------------------------------
Original Term to Maturity                                           180 to 360 months             359 months
--------------------------------------------------------------------------------------------------------------------
Loan Age                                                              0 to 8 months                1 month
--------------------------------------------------------------------------------------------------------------------
Original Combined Loan-to-Value Ratio                               13.39% to 100.00%               77.78%
--------------------------------------------------------------------------------------------------------------------
Original Debt-to-Income Ratio(1)                                     0.72% to 59.80%                42.59%
--------------------------------------------------------------------------------------------------------------------
Credit Scores(2)                                                       500 to 790                    594
--------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                September 1, 2036                 --
--------------------------------------------------------------------------------------------------------------------
Percentage of Fixed-Rate Mortgage Loans                                  12.96%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Adjustable-Rate Mortgage Loans                             87.04%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                                9.64%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Second Lien Mortgage Loans                                  1.28%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties               8.89%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans                                              29.81%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges                     73.94%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with "Simultaneous Seconds"                  8.56%                       --
--------------------------------------------------------------------------------------------------------------------
Maximum Single Five-Digit Zip Code Concentration                      0.56% (96732)                   --
--------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Outstanding Principal Balance
--------------------------------------------------------------------------------------------------------------------
         California                                                      17.01%                       --
--------------------------------------------------------------------------------------------------------------------
         Florida                                                         12.49%                       --
--------------------------------------------------------------------------------------------------------------------
         New York                                                         9.77%                       --
--------------------------------------------------------------------------------------------------------------------
         Texas                                                            5.90%                       --
--------------------------------------------------------------------------------------------------------------------
         Massachusetts                                                    5.67%                       --
--------------------------------------------------------------------------------------------------------------------
For the Adjustable-Rate Mortgage Loans Only:
--------------------------------------------------------------------------------------------------------------------
Gross Margin                                                        3.000% to 8.500%                6.248%
--------------------------------------------------------------------------------------------------------------------
Minimum Mortgage Interest Rate                                      5.750% to 14.000%               8.836%
--------------------------------------------------------------------------------------------------------------------
Maximum Mortgage Interest Rate                                     10.350% to 20.000%              14.837%
--------------------------------------------------------------------------------------------------------------------
Initial Rate Adjustment Cap                                         2.000% to 3.000%                2.979%
--------------------------------------------------------------------------------------------------------------------
Periodic Rate Adjustment Cap                                        1.000% to 1.500%                1.000%
--------------------------------------------------------------------------------------------------------------------
Months to First or Next Adjustment Date                             16 to 178 months              26 months
--------------------------------------------------------------------------------------------------------------------

(1) Excluding the mortgage loans for which no Debt-to-Income Ratio was calculated.

(2)   Where Credit Scores were available.

Group 3 Mortgage Loan Statistics

The group 3 mortgage loans will consist of conventional fixed and adjustable-rate mortgage loans with the following characteristics as of the cut off date (percentages are based on the aggregate principal balance of the group 3 mortgage loans):

--------------------------------------------------------------------------------------------------------------------
                                                               Range, Total or Percentage      Weighted Average
--------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                  1,720                       --
--------------------------------------------------------------------------------------------------------------------
Aggregate Outstanding Principal Balance                               $509,258,617                    --
--------------------------------------------------------------------------------------------------------------------
Outstanding Principal Balance                                     $15,170 to $1,360,000            $296,081
--------------------------------------------------------------------------------------------------------------------
Current Interest Rate                                               5.750% to 14.700%               8.409%
--------------------------------------------------------------------------------------------------------------------
Servicing Fee Rate                                                0.30% months 1 to 10,               --
                                                                0.40% months 11 to 30 and
                                                                    0.65% thereafter
--------------------------------------------------------------------------------------------------------------------
Credit Risk Manager Fee Rate                                             0.015%                       --
--------------------------------------------------------------------------------------------------------------------
Remaining Term to Maturity                                          177 to 360 months             358 months
--------------------------------------------------------------------------------------------------------------------
Original Term to Maturity                                           180 to 360 months             360 months
--------------------------------------------------------------------------------------------------------------------
Loan Age                                                              0 to 8 months                1 month
--------------------------------------------------------------------------------------------------------------------
Original Combined Loan-to-Value Ratio                               13.64% to 100.00%               81.30%
--------------------------------------------------------------------------------------------------------------------
Original Debt-to-Income Ratio(1)                                     1.82% to 59.81%                42.96%
--------------------------------------------------------------------------------------------------------------------
Credit Scores(2)                                                       500 to 811                    622
--------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                September 1, 2036                 --
--------------------------------------------------------------------------------------------------------------------
Percentage of Fixed-Rate Mortgage Loans                                  19.95%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Adjustable-Rate Mortgage Loans                             80.05%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                               16.98%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Second Lien Mortgage Loans                                  2.12%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties               3.94%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans                                              34.65%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges                     75.80%                       --
--------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with "Simultaneous Seconds"                 23.53%                       --
--------------------------------------------------------------------------------------------------------------------
Maximum Single Five-Digit Zip Code Concentration                      0.47% (91103)                   --
--------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Outstanding Principal Balance
--------------------------------------------------------------------------------------------------------------------
         California                                                      35.64%                       --
--------------------------------------------------------------------------------------------------------------------
         New York                                                        10.60%                       --
--------------------------------------------------------------------------------------------------------------------
         Florida                                                         10.46%                       --
--------------------------------------------------------------------------------------------------------------------
         Texas                                                            7.38%                       --
--------------------------------------------------------------------------------------------------------------------
         New Jersey                                                       5.54%                       --
--------------------------------------------------------------------------------------------------------------------
For the Adjustable-Rate Mortgage Loans Only:
--------------------------------------------------------------------------------------------------------------------
Gross Margin                                                        4.000% to 8.700%                6.168%
--------------------------------------------------------------------------------------------------------------------
Minimum Mortgage Interest Rate                                      5.750% to 14.300%               8.430%
--------------------------------------------------------------------------------------------------------------------
Maximum Mortgage Interest Rate                                     11.400% to 20.300%              14.449%
--------------------------------------------------------------------------------------------------------------------
Initial Rate Adjustment Cap                                         2.000% to 3.000%                2.981%
--------------------------------------------------------------------------------------------------------------------
Periodic Rate Adjustment Cap                                         1.000 to 1.000%                1.000%
--------------------------------------------------------------------------------------------------------------------
Months to First or Next Adjustment Date                             16 to 180 months              26 months
--------------------------------------------------------------------------------------------------------------------

(1) Excluding the mortgage loans for which no Debt-to-Income Ratio was calculated.

(2)   Where Credit Scores were available.

The characteristics of the mortgage pool may change because:

      o Before the closing date, the depositor may remove mortgage loans from the mortgage pool. The depositor also may substitute new mortgage loans for mortgage loans in the mortgage pool prior to the closing date.

      o After the certificates are issued, mortgage loans may be removed from the trust because of repurchases by the originator or the sponsor for breaches of representations or failure to deliver required documents. Under certain circumstances and only during the two-year period following the closing date, the originator or the sponsor may instead make substitutions for these mortgage loans.

See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" in this free writing prospectus for a discussion of the circumstances under which the originator or the sponsor is required to repurchase or substitute for mortgage loans. These removals and/or substitutions may result in changes in the mortgage loan characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

Additional information on the mortgage pool is set forth under "The Mortgage Pool" and in the tables in Appendix A to this free writing prospectus and information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the trust's monthly distribution reports on Form 10-D. See "Reports to Certificateholders" in this free writing prospectus.

Fees and Expenses

The servicing fees for the mortgage loans are payable out of the interest payments on the mortgage loans, prior to any payments to the trustee, the credit risk manager or distributions to certificateholders. The servicing fees accrue on the mortgage loans at the servicing fee rate or rates set forth in the tables above. In addition to the servicing fees, the servicer will be entitled to retain as additional servicing compensation (i) all service-related fees, including assumption fees, modification fees, extension fees, bad check fees, late payment charges and interest paid on principal prepayments during the portion of a prepayment period occurring in the month of a distribution date, to the extent collected from mortgagors, (ii) any interest or other income earned on funds held in the collection account and any escrow accounts and (iii) any profits from the liquidation of mortgage loans.

The credit risk manager is entitled to the credit risk manager fee payable from the interest portion of collections described below under "--Distributions--General." The trustee is entitled to all investment income earned on amounts on deposit in the distribution account.

The depositor, the servicer and the trustee are entitled to indemnification and reimbursement of certain expenses from the trust under the pooling and servicing agreement prior to distributions to certificateholders as discussed in the prospectus under the headings "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Certain Matters Regarding Servicers and the Master Servicer" and "--Certain Matters Regarding the Trustee."

See "The Pooling and Servicing Agreement--Compensation and Payment of Expenses of the Servicer, the Trustee and the Credit Risk Manager" in this free writing prospectus for more information about fees and expenses of the servicer, the trustee and the credit risk manager.

For any distribution date prior to and including the distribution date in September 2011, the supplemental interest trust will be obligated to make a monthly payment to the swap provider equal to the product of (x) 5.0625%, (y) the notional amount (as set forth in Appendix D) for such distribution date and
(z) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from the closing date to but excluding the first distribution date on a 30/360 basis), and the denominator of which is 360. The supplemental interest trust will be entitled to receive from the swap provider for any distribution date prior to and including the distribution date in September 2011, a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the notional amount for such distribution date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360. Only a net payment will be required to be made on or before each distribution date by the applicable party. Any amounts payable by the supplemental interest trust to the swap provider (other than a swap termination payment resulting from a swap provider trigger event) will reduce the interest remittance amount for a distribution date and, to the extent that the interest remittance amount for such distribution date is insufficient, the principal remittance amount for such distribution date, prior to any distribution to certificateholders.

Distributions--General

Interest distributions on the certificates will be made on each distribution date from the interest portion of collections related to the related loan group, in the case of the senior certificates, or all loan groups, in the case of the subordinated certificates, less certain expenses (such as servicing fees, reimbursements for advances made by the servicer, amounts payable to the swap provider and payment of other expenses and indemnities described in this free writing prospectus) and principal distributions on the certificates will be made on each distribution date from the principal portion of collections (less certain amounts payable to the swap provider) related to the related loan group, in the case of the senior certificates, or all loan groups, in the case of the subordinated certificates, in the following order of priority:

--------------------------------------------------------------------------------
                                    Interest
--------------------------------------------------------------------------------
            first, to the credit risk manager, the credit risk manager fees relating to each loan group;
--------------------------------------------------------------------------------
            second, to the senior certificates of the related group to pay interest;
--------------------------------------------------------------------------------
            third, to the senior certificates of the related group to pay any interest previously earned but not paid;
--------------------------------------------------------------------------------
            fourth, to the senior certificates of the other groups to pay interest (to the extent not paid in priority second above);
--------------------------------------------------------------------------------
            fifth, to the senior certificates of the other groups to pay any interest previously earned but not paid (to the extent not paid in priority third above);
--------------------------------------------------------------------------------
            sixth, from the remaining interest collections for all loan groups, to pay interest to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates;
--------------------------------------------------------------------------------
            seventh, from the remaining interest collections for all loan groups, to pay interest to the Class B Certificates; and
--------------------------------------------------------------------------------
            eighth, to be distributed as part of monthly excess cashflow.
--------------------------------------------------------------------------------
              Principal (Before the Stepdown Date or when a Trigger
                               Event is in Effect)
--------------------------------------------------------------------------------
            first, to the senior certificates of the related group to pay principal;*
--------------------------------------------------------------------------------
            second, to the senior certificates of the other groups to pay principal (to the extent not paid in priority first above);*
--------------------------------------------------------------------------------
            third, from the remaining principal collections for all loan groups, to pay principal to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates;
--------------------------------------------------------------------------------
            fourth, from the remaining principal collections for all loan groups, to pay principal to the Class B Certificates; and
--------------------------------------------------------------------------------
            fifth, to be distributed as part of monthly excess cashflow.
--------------------------------------------------------------------------------
          Principal (After the Stepdown Date and as long as no Trigger
                               Event is in Effect)
--------------------------------------------------------------------------------
            first, to the senior certificates of the related group to pay principal, up to their principal distribution amount;*
--------------------------------------------------------------------------------
            second, to the senior certificates of the other groups to pay principal (to the extent not paid in priority first above), up to their principal distribution amount;*
--------------------------------------------------------------------------------
            third, from the remaining principal collections for all loan groups, to pay principal to each class of Class M Certificates in numerical order, up to their principal distribution amount, beginning with the Class M-1 Certificates;
--------------------------------------------------------------------------------
            fourth, from the remaining principal collections for all loan groups, to pay principal to the Class B Certificates, up to its principal distribution amount; and
--------------------------------------------------------------------------------
            fifth, to be distributed as part of monthly excess cashflow.
--------------------------------------------------------------------------------

* Principal distributions to the group 3 certificates will be made sequentially for each distribution date prior to the subordination depletion date and concurrently, on a pro rata basis, for each distribution date on and after the subordination depletion date.

On each distribution date, the sum of excess interest, remaining principal collections and excess overcollateralization amounts will be distributed in the following order of priority:

--------------------------------------------------------------------------------
                                 Excess Cashflow
--------------------------------------------------------------------------------
            first, pro rata, to the senior certificates, to pay any remaining current interest;
--------------------------------------------------------------------------------
            second, pro rata, to the senior certificates, to pay any interest previously earned but not paid;
--------------------------------------------------------------------------------
            third, to each class of Class M Certificates, first to pay current interest, then to pay interest previously earned but not paid and finally to reimburse for realized losses applied to that class, in numerical order, beginning with the Class M-1 Certificates;
--------------------------------------------------------------------------------
            fourth, to the Class B Certificates, first to pay current interest, then to pay interest previously earned but not paid and finally to reimburse for realized losses applied to that class;
--------------------------------------------------------------------------------
            fifth, to the senior certificates, pro rata, and then to the Class M Certificates, sequentially in numerical order, and then to the Class B Certificates, to pay any cap carryover amounts for such classes;
--------------------------------------------------------------------------------
            sixth, to the supplemental interest trust for the benefit of the swap provider, any swap termination payments resulting from a swap provider trigger event; and
--------------------------------------------------------------------------------
            seventh, to the Class CE, Class P, Class R and Class R-X Certificates, in the amounts specified in the pooling and servicing agreement.
--------------------------------------------------------------------------------

The Class P Certificates will also receive any prepayment charges paid by the mortgagors during the related prepayment period. The amount of interest and principal distributions on each class of certificates is more fully described under "Description of the Certificates--Interest Distributions" and "--Principal Distributions" in this free writing prospectus.

Interest Distributions

On each distribution date, you will be entitled to receive interest accrued on your certificate during the related interest accrual period (less the amount of shortfalls allocated to your certificate due to the Servicemembers Civil Relief Act or similar state laws) and any interest which you earned previously but which you did not receive. The interest accrual period for all offered certificates is the period from the distribution date in the prior month (or the closing date, in the case of the first distribution date) through the day prior to the current distribution date. Interest will be calculated for all offered certificates on the basis of the actual number of days in the interest accrual period, based on a 360-day year.

There are certain circumstances which could reduce the amount of interest paid to you. See "Description of the Certificates--Interest Distributions" in this free writing prospectus.

Principal Distributions

On each distribution date you will receive a distribution of principal if there are funds available on that date for your class of certificates. As described above under "--Distributions--General," prior to the stepdown date or in the event (i) a three-month rolling average of loans two months or more past due or
(ii) cumulative realized losses exceed certain thresholds described under "Description of the Certificates--Principal Distributions," principal distributions will be made to the senior certificates until their certificate principal balances are reduced to zero and no principal will be distributed on the subordinated certificates or distributed as part of excess cashflow. You should review the priority of payments described under "Description of the Certificates--Principal Distributions" in this free writing prospectus.

Credit Enhancement

Credit enhancement is intended to reduce the potential risk of loss to holders of the certificates as a result of shortfalls in payments received on the mortgage loans. Credit enhancement can reduce the effect of shortfalls on all classes, or it can allocate shortfalls so they affect some classes before others. This transaction employs the following forms of credit enhancement. See "Description of the Certificates" in this free writing prospectus.

Monthly Excess Interest. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the certificates and to pay certain fees and expenses of the trust (including any net swap payment owed to the supplemental interest trust for the benefit of the swap provider and any swap termination payment owed to the supplemental interest trust for the benefit of the swap provider, other than any swap termination payment resulting from a swap provider trigger event), it is expected there will be excess interest each month. The excess interest will be used to maintain overcollateralization, to pay interest that was previously accrued but not paid to the certificates, to reimburse the certificates for losses and certain shortfalls that they experienced previously and to pay certain cap carryover amounts.

Overcollateralization. If the total assets in the trust exceed the total certificate principal balance of the certificates, there is overcollateralization. Overcollateralization will be available to absorb losses on the mortgage loans before such losses affect the offered certificates and the Class B Certificates. On the closing date, the total initial principal balance of the mortgage loans will exceed the total initial certificate principal balance of the certificates by approximately $26,932,882. This results in overcollateralization equal to approximately 2.450% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the level of overcollateralization falls below the targeted overcollateralization amount for a distribution date, the excess interest for that distribution date will be paid to the offered certificates and the Class B Certificates as principal. This will have the effect of reducing the aggregate certificate principal balance of the certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinated classes will be the first to forego payment. The chart below summarizes the relative seniority of the various classes of certificates and indicates the approximate initial and expected post-stepdown level of credit support provided to the various classes of certificates. The initial credit support percentage shown below is the sum of the aggregate initial class certificate balance of the class or classes of certificates subordinate to a class or classes plus the initial overcollateralization amount as a percentage of the initial aggregate principal balance of the mortgage loans. The expected credit support percentage after stepdown is the sum of the expected aggregate class certificate balance of the class or classes of certificates subordinate to a class or classes plus the targeted overcollateralization amount on the stepdown date as a percentage of the expected aggregate principal balance of the mortgage loans as of the end of the related collection period (after giving effect to expected principal prepayments in the related prepayment period).

-----------------------------------------------------------------------------------------------------------------------
                                                                         Targeted Credit Support
   Priority of                                    Initial Credit             Percentage after       Allocation of
     Payment           Class or Classes         Support Percentage               Stepdown               Losses
     -------           ----------------         ------------------               --------               ------
-----------------------------------------------------------------------------------------------------------------------
                      Senior Certificates             21.20%                      42.40%                N/A(1)
       |          -----------------------------------------------------------------------------------------------------
       |            Class M-1 Certificates            16.70%                      33.40%
       |          ------------------------------------------------------------------------------           ^
       |            Class M-2 Certificates            13.91%                      27.83%                   |
       |          ------------------------------------------------------------------------------           |
       |            Class M-3 Certificates            11.95%                      23.90%                   |
       v          ------------------------------------------------------------------------------           |
                    Class M-4 Certificates            10.20%                      20.40%                   |
                  ------------------------------------------------------------------------------
                    Class M-5 Certificates             8.45%                      16.90%
                  ------------------------------------------------------------------------------
                    Class M-6 Certificates             6.75%                      13.50%
                  ------------------------------------------------------------------------------
                    Class M-7 Certificates             5.20%                      10.40%
                  ------------------------------------------------------------------------------
                    Class M-8 Certificates             4.25%                      8.50%
                  ------------------------------------------------------------------------------
                    Class M-9 Certificates             3.45%                      6.90%
                  ------------------------------------------------------------------------------
                     Class B Certificates              2.45%                      4.90%
-----------------------------------------------------------------------------------------------------------------------

(1) The certificate principal balances of the senior certificates will not be reduced by realized losses; however, under certain loss scenarios, there will not be enough interest and principal on the mortgage loans to pay the senior certificates all interest and principal amounts to which they are entitled.

Application  of  Realized  Losses.  If,  on  any  distribution  date  after  the certificate principal balances of the certificates have been reduced by the amount of cash paid on that date, the total certificate principal balance of the certificates is greater than the sum of the total principal balance of the mortgage loans, the certificate principal balance of the subordinated certificates that are lowest in order of payment priority will be reduced by the amount of such excess. Once the certificate principal balance of a class is reduced by realized losses allocated to it, this balance will not be reinstated (except in the case of subsequent recoveries). The certificate principal balances of the senior certificates will not be reduced by these realized losses, although these certificates may experience losses if the credit enhancements described in this free writing prospectus are exhausted.

Cross-Collateralization. In certain circumstances payments on the mortgage loans in one loan group may be used to make certain distributions to holders of senior certificates relating to the other loan groups.

Interest Rate Swap Agreement

The supplemental interest trust trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Bank of America, National Association, as swap provider. Under the interest rate swap agreement, for any distribution date prior to and including the distribution date in September 2011, the supplemental interest trust will be obligated to make fixed payments to the swap provider equal to the product of (x) 5.0625%, (y) the notional amount (as set forth in Appendix D) for such distribution date and (z) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from the closing date to but excluding the first distribution date on a 30/360 basis), and the denominator of which is 360. During the same period, the swap provider will be obligated under the interest rate swap agreement to make floating payments to the supplemental interest trust prior to each distribution date equal to the product of (x) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the notional amount (as set forth on the table in Appendix D) for that distribution date and
(z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment with respect to any distribution date, amounts otherwise available to certificateholders will be applied to pay that excess to the swap provider, and to the extent that the floating payment exceeds the fixed payment with respect to any distribution date, the swap provider will pay that excess to the supplemental interest trust trustee for deposit into a segregated trust account held by the supplemental interest trust established on the closing date.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the business day prior to the related distribution date, and, until paid in full, one business day prior to any subsequent distribution dates, generally prior to any distribution to certificateholders. See "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this free writing prospectus.

Net swap payments and swap termination payments payable by the supplemental interest trust (other than swap termination payments resulting from a swap provider trigger event) will be deducted first from the interest collections for a month and then from principal collections for a month before distributions to certificateholders and will be deposited into the swap account held by the supplemental interest trust before payment, on a first priority basis, to the swap provider.

Optional Termination

The NIMS Insurer, if any, will have the option to purchase all the mortgage loans and any properties that the issuing entity acquired in satisfaction of any of the mortgage loans, subject to certain conditions described under "The Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus. If there is no NIMS Insurer, the majority holder of the Class CE Certificates will have the option. If the majority holder of the Class CE
Certificates fails to exercise the option on the first possible date or is an affiliate of the sponsor, the servicer will have the option. This option can be exercised on any distribution date following the distribution date on which the total principal balance of the mortgage loans, including the mortgage loans related to REO properties, is 10% or less of the sum of the total principal balance of the mortgage loans on the cut-off date. Any such optional termination will be permitted only pursuant to a "qualified liquidation" as defined in
Section 860F of the Internal Revenue Code of 1986, as amended. If the option is exercised, your certificate will be retired earlier than it would be otherwise and you will be entitled to the following amounts (to the extent that there is enough cash to make such payments):

o     the outstanding certificate principal balance of your certificate;

o one month's interest on this balance at the related certificate interest rate;

o     any interest previously earned but not paid; and

o any "cap carryover amount," as described in this free writing prospectus, from all previous distribution dates.

See "The Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Prepayment and Yield Considerations

The yields to maturity and weighted average lives of the offered certificates will depend upon, among other things, the price at which such offered certificates are purchased, the amount and timing of principal payments on the applicable mortgage loans, the allocation of available funds to various classes of offered certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable mortgage loans, the rate of liquidations and realized losses and the allocation of realized losses to various classes of offered certificates.

See "Yield, Prepayment and Maturity Considerations" in this free writing prospectus.

                Weighted Average Lives to Maturity (in years)(1)

-------------------------------------------------------------------------------------------------------------------------
                 ARM PPC             0%           50%         75%         100%         125%         150%         175%
     Class       --------------------------------------------------------------------------------------------------------
                 FRM PPC             0%           50%         75%         100%         125%         150%         175%
-------------------------------------------------------------------------------------------------------------------------
A-1                                22.12         4.67         3.17        2.31         1.63         1.27         1.13
A-2                                22.14         4.66         3.17        2.31         1.63         1.27         1.14
A-3A                               16.79         1.68         1.24        1.00         0.84         0.73         0.65
A-3B                               25.26         3.70         2.49        2.00         1.71         1.44         1.24
A-3C                               28.57         6.86         4.52        3.00         2.16         1.89         1.69
A-3D                               29.87        15.54        10.48        7.67         4.65         2.25         2.06
M-1                                27.80         5.72         3.83        3.66         4.25         3.72         3.21
M-2                                29.78         9.76         6.43        4.71         5.19         5.03         4.19
M-3                                29.87        16.86        11.34        8.28         6.76         7.03         5.81
M-4                                28.84         9.23         6.15        4.77         4.29         3.62         3.04
M-5                                28.84         9.19         6.12        4.72         4.17         3.47         2.92
M-6                                28.84         9.13         6.07        4.66         4.05         3.33         2.82
M-7                                28.84         9.04         6.01        4.59         3.95         3.22         2.74
M-8                                28.84         8.93         5.93        4.52         3.85         3.13         2.68
M-9                                28.84         8.80         5.84        4.46         3.79         3.07         2.60
-------------------------------------------------------------------------------------------------------------------------

(1)   Determined   as   described   under   "Yield,   Prepayment   and  Maturity
      Considerations" in this free writing prospectus.

         Weighted Average Lives to Optional Termination (in years)(1)(2)

-------------------------------------------------------------------------------------------------------------------------
                 ARM PPC             0%           50%         75%         100%         125%         150%         175%
 Class           --------------------------------------------------------------------------------------------------------
                 FRM PPC             0%           50%         75%         100%         125%         150%         175%
-------------------------------------------------------------------------------------------------------------------------
A-1                                22.12         4.34         2.94        2.14         1.53         1.27         1.13
A-2                                22.14         4.34         2.94        2.14         1.53         1.27         1.14
A-3A                               16.79         1.68         1.24        1.00         0.84         0.73         0.65
A-3B                               25.26         3.70         2.49        2.00         1.71         1.44         1.24
A-3C                               28.57         6.86         4.52        3.00         2.16         1.89         1.69
A-3D                               29.87        12.39         8.19        5.94         3.49         2.25         2.06
M-1                                27.80         5.72         3.83        3.66         4.24         3.49         3.06
M-2                                29.78         9.76         6.43        4.71         4.70         3.62         3.12
M-3                                29.87        12.78         8.45        6.12         4.70         3.62         3.12
M-4                                28.84         8.44         5.59        4.36         3.97         3.36         2.84
M-5                                28.84         8.44         5.59        4.33         3.87         3.22         2.73
M-6                                28.84         8.44         5.59        4.30         3.78         3.11         2.65
M-7                                28.84         8.44         5.59        4.28         3.71         3.03         2.59
M-8                                28.84         8.44         5.59        4.27         3.66         2.98         2.56
M-9                                28.84         8.44         5.59        4.27         3.65         2.95         2.52
-------------------------------------------------------------------------------------------------------------------------

(1)   Determined   as   described   under   "Yield,   Prepayment   and  Maturity
      Considerations" in this free writing prospectus.

(2) Assumes an optional purchase of the mortgage loans on the earliest distribution date on which it is permitted.

Federal Income Tax Consequences

Elections will be made to treat the assets of the issuing entity, exclusive of the arrangements intended to protect against basis risk for certain of the certificates, the cap carryover reserve account, the supplemental interest trust, the interest rate swap agreement and the swap account and certain other assets specified in the pooling and servicing agreement, as comprised of multiple real estate mortgage investment conduits in a tiered structure for federal income tax purposes.

The offered certificates will represent (i) regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and (ii) interests in certain cap carryover amounts and the right to receive payments from and the obligation to make payments to the supplemental interest trust. Each interest in cap carryover amounts and the right to receive payments from and the obligation to make payments to the supplemental interest trust will be treated as notional principal contracts for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this free writing prospectus and in the prospectus.

Legal Investment

You are encouraged to consult with counsel to see if you are permitted to buy the offered certificates, since legal investment rules will vary depending on the type of entity purchasing the offered certificates, whether that entity is subject to regulatory authority, and if so, by whom. The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment" in this free writing prospectus and in the prospectus.

ERISA Considerations

If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 or any materially similar provisions of applicable federal, state or local law, you are encouraged to consult with counsel as to whether you can buy or hold an offered certificate. Subject to the considerations and conditions described under "ERISA Considerations" in this free writing prospectus, it is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended. Prior to the termination of the supplemental interest trust, plans or persons using assets of a plan may only purchase the offered certificates if the purchase and holding of such certificates also meets the requirements of an investor-based class exemption issued by the Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a prohibited transaction under applicable law. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Affiliations

Bank of America, National Association, which is the sponsor and swap provider, is the direct parent of the depositor and is an affiliate of the underwriter. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

                                  RISK FACTORS

      The risk factors discussed below and under the heading "Risk Factors" in the prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

There are risks involving unpredictability of prepayments and the effect of prepayments on yields

      The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the applicable mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the sponsor, the originator or the servicer). Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment of the certificates.

   o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

   o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

   o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate mortgage loans are likely to decrease. The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to the related borrowers, such borrowers may prepay their adjustable-rate mortgage loans. Adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

   o The rate of prepayments on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions.

   o As of the cut-off date, certain of the mortgage loans required the mortgagor to pay a charge if the mortgagor prepays the mortgage loan during periods ranging, in substantially all cases, from one year to three years after the mortgage loan was originated. See the mortgage loan tables under "Summary of Free Writing Prospectus" in this free writing prospectus for the percentages of the mortgage loans in each loan group and the mortgage pool that require the mortgagor to pay a prepayment charge. A prepayment charge may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Such prepayment charges will be distributed to holders of the Class P Certificates and not to holders of the offered certificates. The servicer is entitled to waive prepayment charges, subject to certain conditions specified in the prospectus under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection and Other Servicing Procedures."

   o The originator and the sponsor may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, certain parties have the option to purchase mortgage loans from the trust that are at least 90 days delinquent under the circumstances described under "The Pooling and Servicing Agreement--Optional Purchase of Defaulted Mortgage Loans" in this free writing prospectus and the option to purchase all of the mortgage loans and REO properties in the trust and thereby effect the early retirement of the certificates under the circumstances set forth under "The Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus. In addition, Option One Mortgage Corporation generally will be required to repurchase from the trust certain mortgage loans for which the first scheduled monthly payment due after their purchase by the sponsor becomes 45 or more days delinquent. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

   o The servicer will generally enforce due-on-sale clauses contained in the mortgage notes in connection with transfers of mortgaged properties.

   o If the rate of default and the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect.

   o If the level of overcollateralization falls below the targeted overcollateralization amount for a distribution date, excess interest and, in certain situations, net swap payments will be paid to the certificates as principal. This will have the effect of reducing the total certificate principal balance of the certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

Adjustable rate mortgage loan borrowers may be more likely to prepay

      Mortgage interest rates on the adjustable-rate mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

There is a risk that interest payments on the mortgage loans may be insufficient to maintain overcollateralization

      Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the certificate interest rates on the certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees and expenses of the trust (including any net swap payment owed to the swap provider and any swap termination payment owed to the swap provider, other than a swap termination payment resulting from a swap provider trigger event). After these financial obligations of the trust are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

   o When a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

   o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

   o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on a distribution date to pay certificateholders.

   o The certificate interest rates of the offered certificates are based on one-month LIBOR while the adjustable-rate mortgage loans have rates that are adjustable based on six-month LIBOR and the fixed-rate mortgage loans have rates that do not adjust. As a result, the certificate interest rates on the offered certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

Effects of mortgage interest rates and other factors on the certificate interest rates of the offered certificates

      The yields to maturity on the offered certificates may be affected by the inclusion of fixed-rate mortgage loans and the resetting of the mortgage interest rates on the adjustable-rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable-rate mortgage loans are based on six-month LIBOR and do not adjust for periods ranging from, in substantially all cases, two to five years after the dates of their origination, while the certificate interest rates on the offered certificates are based on one-month LIBOR, are subject to the applicable maximum rate cap and the applicable cap, and are adjusted monthly. This mismatch of indices and adjustment frequency may cause the one-month LIBOR-based certificate interest rates on the offered certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on the offered certificates, and could result in the limitation of the certificate interest rates on some or all of the offered certificates by the related group cap or the pool cap, as applicable, and could therefore adversely affect the yield to maturity on such certificates. The group caps are equal to the weighted average of the interest rates on the mortgage loans in the related loan group, net of certain expenses of the trust (including any net swap payment owed to the swap provider and any swap termination payment owed to the swap provider, other than a swap termination payment due to a swap termination trigger event). The pool cap is equal to the weighted average of the group caps, weighted on the basis of the group subordinate amount for each loan group. In addition, you should note that the group caps and the pool cap will decrease if the related mortgage loans, in the case of the group caps, or all the mortgage loans, in the case of the pool cap, with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the group or the pool, as applicable, with relatively low mortgage interest rates, which will increase the likelihood that the group caps or the pool cap will apply to limit the certificate interest rates on one or more classes of the offered certificates.

      If the certificate interest rate on any class of the offered certificates is limited by a group cap or the pool cap for any distribution date, the resulting cap carryover amounts may be recovered by the holders of such classes of certificates on that same distribution date or on future distribution dates, to the extent that on that distribution date or future distribution dates there are any available funds remaining after certain other distributions on the offered certificates and the Class B Certificates and the payment of certain fees and expenses of the trust (including any net swap payment owed to the swap provider and any swap termination payment owed to the swap provider, other than a swap termination payment due to a swap termination trigger event). You should note, however, that if the pass-through rate on any class of offered certificates is based on the applicable maximum rate cap, the amount of cap carryover will be less during such period on those certificates than if the pass-through rate were based on one-month LIBOR plus the applicable margin. The ratings on the offered certificates will not address the likelihood of any such recovery of cap carryover amounts by holders of such certificates.

      Amounts distributed on the offered certificates in respect of such shortfalls may be supplemented by net payments received from the swap provider under the interest rate swap agreement, to the extent that the floating payment payable by the swap provider exceeds the fixed payment payable by the supplemental interest trust on any distribution date, and such amount is available in the priorities described in this free writing prospectus. However, the amount received from the swap provider under the interest rate swap agreement may be insufficient to pay holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the related cap.

There are risks relating to alternatives to foreclosure

      Certain mortgage loans may become delinquent after the closing date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor if the delinquency is not cured, which may involve waiving or modifying certain terms of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Nature of sub-prime mortgage loans may increase risk of loss

      Substantially all of the mortgage loans are of sub-prime credit quality; i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac. The originator makes sub-prime mortgage loans to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired or limited past credit history, lower credit scores, high loan-to-value ratios or high debt-to-income ratios. As a result of these factors, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy customary credit standards. In the event the mortgage loans in the mortgage pool do become delinquent or subject to liquidation, you may face delays in receiving payment and may suffer losses if the credit enhancements are insufficient to cover the delays and losses.

High combined loan-to-value ratios increase risk of loss

      Mortgage loans with high combined loan-to-value ratios leave the mortgagor with little to no equity in the related mortgaged property. See the mortgage loan tables in Appendix A to this free writing prospectus for information regarding the combined loan-to-value ratios of the mortgage loans. No mortgage loan had a combined loan-to-value ratio exceeding 100.00% as of the cut-off date. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

The interest rate swap agreement is subject to counterparty risk

      The assets of the supplemental interest trust include the interest rate swap agreement which will require the swap provider to make certain payments in the circumstances set forth herein under "Description of the
Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account." To the extent that payments on the certificates depend in part on payments to be received by the supplemental interest trust trustee under the interest rate swap agreement, the ability of the issuing entity to make payments on the certificates will be subject to the credit risk of the swap provider.

There is no assurance that amounts will be received under the interest rate swap agreement

      Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this free writing prospectus to pay interest and basis risk shortfalls, to maintain overcollateralization and to pay unpaid realized loss amounts. However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider with respect to a distribution date exceeds the fixed amount owed to the swap provider with respect to that distribution date (other than minimal amounts resulting from a fixed accrual period for the supplemental interest trust's payments and a floating period for the swap provider's payments). This will only occur in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.0625%. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls arising from the operation of the group caps or the pool cap, to maintain required overcollateralization or to pay realized losses.

      In addition, to the extent that distributions on the offered certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement, the ability of the issuing entity to make such distributions will be subject to the credit risk of the swap provider under the interest rate swap agreement. The credit ratings of the swap provider are lower than the ratings assigned to the senior certificates. There can also be no assurance that in the event of an early termination of the interest rate swap agreement, the depositor will be able to obtain a replacement interest rate swap agreement. See "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this free writing prospectus.

The credit rating of the swap provider could affect the rating of the offered certificates

      The swap provider has, as of the date of this free writing prospectus, a long-term debt rating of "AA" from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., "Aa1" from Moody's Investors Service, Inc. and "AA-" from Fitch Ratings. The ratings on the offered certificates are dependent in part on the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and an arrangement satisfactory to rating agencies is not obtained in accordance with the terms of the interest rate swap agreement, the ratings on the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this free writing prospectus.

Payments due to swap provider may result in losses on certificates

      Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the certificate interest rates of the certificates. If the rate of prepayment on the mortgage loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any termination payment payable to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

      Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid prior to the related distribution date, and, until paid in full, prior to any subsequent distribution dates, generally prior to any distribution to certificateholders. This feature may result in losses on the certificates. Due to the priority of distributions, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the senior certificates and one or more classes of subordinated certificates may suffer a loss as a result of such payment.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses or rates of prepayment

      Some of the mortgage loans do not require any scheduled payments of principal during their initial interest only period, but require scheduled payments of interest only during this time. See the mortgage loan tables under "Summary of Free Writing Prospectus" in this free writing prospectus for the percentages of the mortgage loans in each loan group and the mortgage pool that are interest only mortgage loans. During this period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

      After the initial interest only period, payments on an interest only mortgage loan will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under the related mortgage loan. This increase in the mortgagor's scheduled monthly payment will occur when the mortgagor's monthly interest payment may also be increasing as a result of an increase in the mortgage interest rate on an adjustment date. In underwriting interest only mortgage loans, the originator generally does not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the initial period. Losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

      Mortgage loans with an initial interest only period are relatively new in the secondary mortgage market. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

The rate of default on mortgage loans that are secured by investor properties may be higher than on other mortgage loans.

      Certain of the  mortgage  loans are  expected  to be  secured by  investor properties. See the mortgage loan tables under "Summary of Free Writing Prospectus" in this free writing prospectus for the percentages of the mortgage loans in each loan group and the mortgage pool that are secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Balloon mortgage loans increase the risk of loss

      Certain of the mortgage loans are expected to be balloon mortgage loans. See the mortgage loan tables under "Summary of Free Writing Prospectus" in this free writing prospectus for the percentages of the mortgage loans in each loan group and the mortgage pool that are balloon mortgage loans. Balloon mortgage loans require a mortgagor to make a large scheduled lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. In addition, the servicer will not advance the unpaid principal balance remaining at maturity of a balloon mortgage loan.

There are risks relating to simultaneous second mortgage loans

      Certain of the mortgage loans may have been originated by the originator simultaneously with a second lien mortgage loan. See the mortgage loan tables under "Summary of Free Writing Prospectus" in this free writing prospectus for the percentages of the mortgage loans in each loan group and the mortgage pool that have been originated by the originator simultaneously with a second lien mortgage loan. These second lien mortgage loans may or may not be included in the trust. With respect to mortgage loans that have junior lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them because mortgagors have less equity in the mortgaged property. Further, the servicer may declare a default on the junior lien loan even though the first lien loan is current, which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property was also encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

There are risks relating to subordinate loans

      Certain of the mortgage loans evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. See the mortgage loan tables under "Summary of Free Writing Prospectus" in this free writing prospectus for the percentages of the mortgage loans in each loan group and the mortgage pool that evidence a second lien. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of the related senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on junior mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the offered certificates.

There are risks relating to geographic concentration of the mortgage loans

      The following chart lists the states with the highest concentrations of mortgage loans for each loan group and in the mortgage pool, based on the aggregate principal balance of the mortgage loans in each loan group and the mortgage pool as of the cut-off date.

         Loan Group 1                  Loan Group 2                 Loan Group 3                  Mortgage Pool
------------------------------------------------------------------------------------------------------------------------
   California        16.79%       California     17.01%        California      35.64%         California       25.58%
   Florida           15.00%       Florida        12.49%        New York        10.60%         Florida          12.22%
   Texas              9.77%       New York        9.77%        Florida         10.46%         New York          9.92%
   New York           8.90%       Texas           5.90%        Texas            7.38%         Texas             7.63%
   Massachusetts      5.87%       Massachusetts   5.67%        New Jersey       5.54%         Massachusetts     5.03%

      California, Florida and several other states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans.

      In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

   o Economic conditions in states listed above which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

   o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the combined loan-to-value ratios.

   o Any increase in the market value of properties located in the states listed above would reduce the combined loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Residential real estate values may fluctuate and adversely affect your investment

      There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the combined loan-to-value ratios of the mortgage loans shown in the tables in Appendix A might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the depositor.

      In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Credit scores may not accurately predict the likelihood of default

      The originator generally uses credit scores as part of its underwriting process. The tables in Appendix A show credit scores for the mortgagors of the mortgage loans obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the depositor, the sponsor or the originator makes any representations or warranties as to any borrower's current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

The recording of the mortgages in the name of MERS may affect the yield on your certificates

      The mortgages or assignments of mortgage for some of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the trust. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, any related expenses will be paid by the trust and will reduce the amount available to make distributions on the certificates.

      The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

There are risks in holding subordinated certificates

      The protections afforded the senior certificates in this transaction create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

   o Because the subordinated certificates receive interest and principal distributions after the senior certificates receive such distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

   o If the servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

   o The portion of the shortfalls in the amount of interest collections on mortgage loans that are attributable to prepayments in full and are not covered by the servicer and shortfalls in interest collections arising from the timing of partial principal prepayments may result in a shortfall in distributions on the certificates, which will disproportionately impact the subordinated certificates.

   o The subordinated certificates are not expected to receive principal distributions until, at the earliest, October 2009 (unless the senior certificates are reduced to zero prior to such date) or such later date as provided in this free writing prospectus. As a result, the weighted average lives of such certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering losses on their investments.

   o Because the sequential mezzanine certificates receive principal distributions sequentially after the stepdown date, the weighted average lives of the more subordinate sequential mezzanine certificates will be longer than if these principal distributions were made to the sequential mezzanine certificates in a pro rata fashion. As a result of the longer weighted average lives of the more subordinate sequential mezzanine certificates, the holders of such certificates have a greater risk of suffering losses on their investments.

   o Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the certificates. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date and any net swap payments received under the interest rate swap agreement will be allocated to the subordinated certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the certificate principal balance of a class has been reduced by a realized loss allocated to a subordinated certificate (except where a certificate principal balance has been increased by a subsequent recovery). A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

   o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

      See "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" in this free writing prospectus for more detail.

Decrement tables are based upon assumptions and models

      The decrement tables set forth in Appendix B have been prepared on the basis of the modeling assumptions described under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives." There will likely be discrepancies between the characteristics of the actual mortgage loans included in each loan group and the characteristics of the assumed mortgage loans used in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates). In addition, to the extent that the mortgage loans that actually are included in a loan group have characteristics that differ from those assumed in preparing the decrement tables, the certificate principal balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables.

The rights of the NIMS Insurer could adversely affect the offered certificates

      After the closing date, a separate entity may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. A NIMS Insurer may issue a financial guaranty insurance policy that guarantees payments on those securities. If the net interest margin securities are so insured, the NIMS

Insurer will have a number of rights under the pooling and servicing agreement that could adversely affect certificateholders. Pursuant to the pooling and servicing agreement, unless the NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without their consent, and the holders of the offered certificates will be able to exercise such rights only with the prior written consent of the NIMS Insurer. Rights of the NIMS Insurer under the pooling and servicing agreement may include, but are not limited to, the following:

   o the right to direct the trustee to terminate the rights and obligations of the servicer under the pooling and servicing agreement upon a default by the servicer;

   o the right to remove the trustee or any co-trustee pursuant to the pooling and servicing agreement for failure of such party to perform its obligations thereunder;

   o the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement;

   o the right to purchase all of the mortgage loans and REO properties in the trust fund and thereby effect the early retirement of the certificates under the circumstances set forth under "The Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus; and

   o the right to purchase mortgage loans delinquent in payment 90 days or more under the circumstances set forth under "The Pooling and Servicing Agreement--Optional Purchase of Defaulted Mortgage Loans."

      In addition, unless the NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer's consent will be required before, among other things,

   o  the appointment of any co-trustee;

   o any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the servicer with respect to more than 5% of the number of mortgage loans; or

   o  any amendment to the pooling and servicing agreement.

      Investors in the offered certificates should note that:

   o any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever the offered certificates;

   o  the rights granted to the NIMS Insurer are extensive;

   o the interests of the NIMS Insurer may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIMS Insurer's rights; and

   o the NIMS Insurer's exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

United States military operations may increase risk of shortfalls in interest

      As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, in turn, will be allocated ratably in reduction of accrued interest on all classes of interest-bearing certificates, irrespective of the availability of excess cash flow or other credit enhancement. None of the originator, the depositor, the underwriter, the sponsor, the servicer or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Interest Distributions" in this free writing prospectus and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

                                THE MORTGAGE POOL

      The descriptions of the Mortgage Loans and the Mortgaged Properties below and in Appendix A are based upon the expected characteristics of the Mortgage Loans included in the Mortgage Pool as of the close of business on the Cut-off Date (the "Mortgage Loans"). The Principal Balances of the Mortgage Loans shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date (each, a "Cut-off Date Principal Balance").

      Prior to the Closing Date, Mortgage Loans may be removed from the loan groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this free writing prospectus is representative of the characteristics of the loan groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below and in Appendix A to percentages of the Mortgage Loans in a loan group are approximate percentages of the aggregate Principal Balance of the Mortgage Loans in the loan group as of the Cut-off Date and references below to percentages of all Mortgage Loans are approximate percentages of the aggregate Principal Balance of the Mortgage Loans in all loan groups as of the Cut-off Date.

General

      The assets included in the Trust will consist primarily of a pool (the "Mortgage Pool") of closed-end, fixed-rate and adjustable-rate sub-prime mortgage loans (the "Mortgage Loans"). The "Principal Balance" of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Loan, (ii) the principal portion of Advances, (iii) any Deficient Valuation and (iv) any principal reduction resulting from a Servicer Modification. The "Pool Balance" is equal to the aggregate of the Principal Balances of the Mortgage Loans in all loan groups as of any date of determination.

      The Mortgage Pool will consist of fixed-rate Mortgage-Loans (the "Fixed-Rate Mortgage Loans") and adjustable-rate Mortgage Loans (the "Adjustable-Rate Mortgage Loans"). All of the Mortgage Loans that are Adjustable-Rate Mortgage Loans have an initial fixed mortgage interest rate for two years, three years, five years or fifteen years.

      The Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") which create a first or second lien on one- to four-family residential properties consisting of one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property"). All of the Mortgage Loans (other than one Mortgage Loan representing approximately 0.05% of the Pool Balance as of the Cut-off Date) have scheduled Monthly Payments due on the first day of the month (the day such Monthly Payments are due with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan accrues interest at a per annum rate (the "Mortgage Interest Rate") specified in the related mortgage note.

      Certain of the Mortgage Loans will provide for interest only Monthly Payments for the first 60 months of the term of such Mortgage Loans (each, an "Interest Only Mortgage Loan"). See "Summary of Free Writing Prospectus--The Mortgage Pool" for the percentages of the Mortgage Loans that are Interest Only Mortgage Loans in each loan group and the Mortgage Pool. The Monthly Payments for the Mortgage Loans that are Interest Only Mortgage Loans will include accrued interest and principal on these Mortgage Loans beginning in the 61st month of the term of these Mortgage Loans. As a result of this payment structure, Monthly Payments beginning in the 61st month of the term of such Mortgage Loans may be significantly larger than the first 60 Monthly Payments required under the related mortgage notes.

      Certain of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. See "Summary of Free Writing Prospectus--The Mortgage Pool" for the percentages of the Mortgage Loans in each loan group and the Mortgage Pool that provide for the payment of a prepayment charge. No such prepayment charge will be distributed to the holders of the Offered Certificates.

      The Mortgage Pool has been divided into three loan groups as described under "Summary of Free Writing Prospectus--The Mortgage Pool."

      All of the Adjustable-Rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Interest Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). On each Adjustment Date for each Adjustable-Rate Mortgage Loan, the Mortgage Interest Rate thereon will be adjusted to equal the sum of Six-Month LIBOR (the "Index") and a fixed percentage amount (the "Gross Margin"). The Mortgage Interest Rate on each such Adjustable-Rate Mortgage Loan will not increase or decrease by more than a percentage specified in the related mortgage note on the first related Adjustment Date (the "Initial Periodic Rate Cap") and a percentage on any Adjustment Date thereafter (the "Periodic Rate Cap"). Each Mortgage Interest Rate on each Adjustable-Rate Mortgage Loan will not exceed a specified maximum Mortgage Interest Rate over the life of such Mortgage Loan (the "Maximum Mortgage Interest Rate") or be less than a specified minimum Mortgage Interest Rate over the life of such Mortgage Loan (the "Minimum Mortgage Interest Rate").

      Effective with the first Monthly Payment due on each Adjustable-Rate Mortgage Loan after each related Adjustment Date, the Monthly Payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Interest Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Interest Rates, the Mortgage Interest Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin. See "--The Index" in this free writing prospectus.

      Certain of the Mortgage Loans are secured by a second Mortgage that is junior to a first Mortgage on the related Mortgaged Property. See "Summary of Free Writing Prospectus--The Mortgage Pool" for the percentages of the Mortgage Loans in each loan group and the Mortgage Pool secured by a second Mortgage.

      None of the Adjustable-Rate Mortgage Loans have Mortgage Interest Rates that may be converted to fixed Mortgage Interest Rates at the option of the related mortgagor. None of the Mortgage Loans provide for negative amortization.

      Certain of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a "Balloon Loan"). See "Summary of Free Writing Prospectus--The Mortgage Pool" for the percentages of the Mortgage Loans in each loan group and the Mortgage Pool that are Balloon Loans. The Monthly Payment for each Balloon Loan is based on an amortization schedule of 480 months, except for the final payment (the "Balloon Payment") which is due and payable on 360th month following origination of such Mortgage Loan, depending on the terms of the related mortgage note. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Balloon Loan.

      None of the Mortgage Loans were Delinquent as of the Cut-off Date or any time since origination. A Mortgage Loan is "Delinquent" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related mortgage note (the "Monthly Payment") due on a Due Date is not paid by the close of business on the next scheduled Due Date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on September 1, 2006 will be reported as Delinquent on October 2, 2006 if the payment is not made by the close of business on October 1, 2006.

      The Servicer will be required to make servicing advances on Delinquent Mortgage Loans and make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans, each to the extent such advances are deemed recoverable, until the earlier of such time that the Trust acquires title to the Mortgage Loan, the Mortgage Loan is paid in full by the mortgagor, until the Mortgage Loan (or the related Mortgaged Property) is disposed of by the Trust or until recovery of all Liquidation Proceeds thereon.

      The "Combined Loan-to-Value Ratio" of a Mortgage Loan generally means the ratio, expressed as a percentage of (i) the sum of (a) the principal amount of the Mortgage Loan at origination plus (b) in the case of a second lien Mortgage Loan, the outstanding amount of the first lien on the related Mortgaged Property at the date of origination of the Mortgage Loan over (ii) the Value of the related Mortgaged Property. "Value" means with respect to any Mortgaged Property, the lesser of: (i) an amount determined by an appraisal done at origination of the Mortgage Loan; provided, however, the amount may be reduced to reflect the results of a review of such appraisal in accordance with the Originator's underwriting guidelines and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, the value of the Mortgaged Property is based solely upon clause (i) above.

      "Credit Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. The Credit Scores set forth in the table in Appendix A were obtained at either the time of origination of the Mortgage Loan or more recently. The Depositor makes no representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

      The Depositor will purchase the Mortgage  Loans from the Sponsor  pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of the Cut-off Date, between the Sponsor and the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement" in this free writing prospectus.

      The Mortgage Loans were selected by the Sponsor, with advice from Banc of America Securities LLC (the "Underwriter") as to the characteristics of the Mortgage Loans in each loan group that will optimize marketability of the Certificates, from the mortgage loans purchased from the Originator under the Option One Mortgage Loan Purchase Agreement, and were chosen to meet the requirements imposed by the rating agencies to achieve the credit support percentages listed under "Summary of Free Writing Prospectus--Credit Support."

      Based on the representations made by Option One, the Depositor believes that all of the Mortgage Loans in the Mortgage Pool were originated by Option One and one or more of its affiliates generally in accordance with the underwriting standards described under "Underwriting Standards" in this free writing prospectus.

      The Originator made certain representations and warranties regarding the Mortgage Loans, as of August 31, 2006, September 15, 2006 and September 21, 2006, in the Flow Sale and Servicing Agreement, dated as of July 28, 2006 (the "Option One Mortgage Loan Purchase Agreement"), pursuant to which Option One and one or more of its affiliates sold such Mortgage Loans to the Sponsor. These representations and warranties will be assigned by the Sponsor to the Depositor and by the Depositor to the Trustee, for the benefit of the Certificateholders. The Originator, subject to certain limitations, will be obligated under the Option One Mortgage Loan Purchase Agreement to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders' interests in such Mortgage Loan.

      Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of Certificateholders) only certain limited representations and warranties as of the Closing Date with respect to the Mortgage Loans, generally intended to address the accuracy of the Mortgage Loan Schedule and the payment and delinquency status of each Mortgage Loan. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the Originator as described above, the Sponsor will be obligated in the same manner as the Originator to cure such breach or purchase or substitute the affected Mortgage Loans, as described above.

      To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both a representation and warranty of the Originator under the Option One Mortgage Loan Purchase Agreement with the Sponsor and a breach of a representation and warranty of the Sponsor under the Mortgage Loan Purchase Agreement, then the only right or remedy of the Trustee or any Certificateholder will be the Trustee's right to enforce the obligations of the Originator under the Option One Mortgage Loan Purchase Agreement, and there will be no remedy against the Sponsor for such breaches (other than the Sponsor's obligation to reimburse the Trust, if the Originator fails to do so, for any damages or costs incurred by the Trust as a result of a breach of the representation as to compliance with federal, state or local laws with respect to the origination of the Mortgage Loans).

      The Sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as seller other than the cure, repurchase or substitution obligations with respect to its limited representations and warranties described above and its reimbursement obligation described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this free writing prospectus.

      See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.

The Index

      The Index for all the Adjustable-Rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market calculated as provided in the related note ("Six-Month LIBOR"). If Six-Month LIBOR becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

Terms of the Mortgage Loans

      The Mortgage Loans accrue interest on an actuarial basis over the original terms thereof, calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on a Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

                         OPTION ONE MORTGAGE CORPORATION

      The information set forth in the following paragraphs has been provided by Option One Mortgage Corporation ("Option One").

General

      Option One, a California corporation headquartered in Irvine, California, originated or acquired all of the Mortgage Loans.

      Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month.

The principal business of Option One is the origination, sale and servicing of non-prime mortgage loans. Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block"). Borrowers who qualify under Option One's underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Option One originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac.

      The following table details Option One's consolidated originations for the fiscal years ended April 30, 2004, 2005 and 2006 and the three months ended July 31, 2006:

                                       Years Ended April 30,                      Three Months Ended July 31,
                     --------------------------------------------------------    -----------------------------
                            2004                2005                2006                     2006
                     -----------------------------------------------------------------------------------------
                                                     (Dollars in Thousands)
                     -----------------------------------------------------------------------------------------
Total                   $23,256,013        $31,001,724            $40,779,763             $8,051,945
                        ===========        ===========            ===========             ==========

      Information regarding Option One's non-prime originations is as follows:

                                                       Years Ended April 30,               Three Months Ended July 31,
                                        ------------------------------------------------   ---------------------------
                                             2004              2005               2006                  2006
                                        ------------------------------------------------------------------------------
Mortgage Loan type:                                              (Dollars in Thousands)
                                        ------------------------------------------------------------------------------
2-year ARM                                  63.4%              61.6%              43.8%                 39.9%
3-year ARM                                   5.2%               4.0%               1.9%                  3.1%
Fixed 1st                                   28.7%              17.7%              12.7%                  9.1%
Fixed 2nd                                    1.6%               3.8%               4.9%                  1.0%
Interest only                                0.7%              12.6%              21.1%                 11.7%
40-Year                                      0.0%               0.0%              13.4%                 33.0%
Other                                        0.4%               0.3%               2.2%                  2.1%
Loan purpose:
Cash-out refinance                          67.1%              63.5%              58.8%                 57.0%
Purchase                                    26.0%              30.8%              35.0%                 36.6%
Rate or term refinance                       6.9%               5.7%               6.3%                  6.4%
Loan characteristics:
Average loan size                          $ 151              $ 160              $ 217                 $ 205
Weighted-average loan-to-value              78.1%              78.9%              80.6%                 82.5%
Weighted-average FICO score                  608                614                622                   614

                             UNDERWRITING STANDARDS

      The Mortgage Loans originated by Option One will have been originated generally in accordance with Option One's Non-Prime Guidelines (the "Option One Underwriting Guidelines"). The Option One Underwriting Guidelines are primarily intended to assess the value of the mortgaged property, to evaluate the adequacy of such property as collateral for the mortgage loan and to assess the applicant's ability to repay the mortgage loan. The Mortgage Loans were also generally underwritten with a view toward resale in the secondary market. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

      On a case-by-case basis, exceptions to the Option One Underwriting Guidelines are made where compensating factors exist. Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

      Each mortgage loan applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Option One Underwriting Guidelines require a credit report and, if available, a credit score on each applicant from a credit-reporting agency. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. A credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and made available through the three national credit data repositories--Equifax, TransUnion and Experian.

      Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

      The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and require Option One's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal supports the loan balance. The maximum loan amount for mortgage loans originated under the origination programs varies by state and may be originated up to $1,400,000. Option One recognizes that an appraised value is an opinion and thus, allows for variances to the appraisal based on a review of such appraisal, the loan-to-value ratio ("LTV") and other risk factors. The maximum variance between the appraisal and a review of the appraisal is limited to (i) 10% for LTVs that are less than or equal to 85%, (ii) 5% for LTVs between 85.01% and 95%, and (iii) 3% for LTVs over 95%. References to LTV's in this section are based on loan balance (including the principal balance of the senior lien when referring to a second lien mortgage loan) relative to (a) in the case of a purchase money mortgage loan, the lesser of the appraised value or the sales price of the related mortgaged property and (b) in the case of a refinance mortgage loan, the appraised value. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

      Option One Underwriting Guidelines require a reasonable determination of an applicant's ability to repay the loan. Such determination is based on a review of the applicant's source of income, calculation of a debt service-to-income ratio based on the amount of income from sources indicated on the loan application or similar documentation, a review of the applicant's credit history and the type and intended use of the property being financed.

      Except with respect to the No Documentation program that is described below, the Option One Underwriting Guidelines require verification or evaluation of the income of each applicant and, for purchase transactions, verification of the seasoning or source of funds (in excess of $2,500) required for closing. The income verification required under Option One's various mortgage loan programs is as follows:

      Full Documentation, the highest level of income documentation, generally requires applicants to submit one written form of verification from the employer of stable income for at least 12 months. A wage-earner may document income by a current pay stub reflecting year to date income and applicant's most recent W-2 or IRS Form 1040. A self-employed applicant may document income with either the most recent federal tax returns or bank statements.

      Lite Documentation is for applicants who otherwise cannot meet the requirements of the Full Documentation program and requires applicants to submit 3 to 6 months' bank statements or a pay stub as verification of income.

      Stated Income Documentation applicants are qualified based upon monthly income as stated on the mortgage loan application.

      No Documentation, which is only available under the AA+ credit grade, does not require any statement or proof of income, employment or assets. The credit decision is based on the borrower's credit score and credit trade lines.

      For wage earning borrowers, all documentation types require a verbal verification of employment to be conducted within 48 hours prior to funding.

      Latitude Advantage Program. The majority of Option One's loan originations are underwritten using its "Latitude Advantage" program guidelines. Under the Latitude Advantage program, the maximum LTV is based on an applicant's credit score, risk grade, income documentation and use and type of property. Maximum LTV for Full Documentation loans are generally higher than the maximum LTV for corresponding Lite Documentation or Stated Income loans. The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied. The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines. A minimum credit score of 500 is required, although a credit score greater than 580 is often required to qualify for the maximum LTV (100%) under the program. The debt-to-income ratio is generally less than 55%. Latitude Advantage guidelines generally require bankruptcies be discharged, dismissed or paid off at or prior to funding. Collections and judgments which are less than 12 months old and greater than $5,000 must be paid down or paid off at or prior to closing. Collections and judgments which are 12 or more months old are disregarded. Under the Latitude Advantage program, Option One has established six risk grades, "AA+" to "CC", based on the applicant's previous mortgage payment history. Under the AA+ risk category, the applicant must have no 30-day late mortgage payments within the last 12 months. Under the AA risk category, the applicant must have no more than one 30 day late mortgage payment within the past 12 months or no prior mortgage payment history. Under the A risk grade, the applicant must have no more than two 30-day late mortgage payments within the past 12 months. Under the B risk grade, the applicant must have no more than four 30-day late mortgage payments or two 30-day and one 60-day late mortgage payment within the past 12 months. Under the C risk grade, the applicant must have no more than six 30-day late mortgage payments, one 60-day late mortgage payment and one 90-day late mortgage payment within the past 12 months, or six 30-day late mortgage payments, two 60-day late mortgage payments and no 90-day late payments within the last 12 months. CC risk mortgage delinquencies are considered on a case-by-case basis.

      Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant's credit score for qualifying purposes; provided, however, to the extent the co-applicant's credit score exceeds the primary applicant's credit score by more than 100 points, then the qualifying credit score will be the primary applicant's credit score plus 100 points. Score Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum LTV of 95%. Score Advantage requires the co-applicant's contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt-to-income ratio for this program is 5% less than the maximum debt-to-income ratio allowed under the corresponding non-Score Advantage program.

      Legacy Program. In addition to its credit score based origination program, Latitude Advantage, Option One offers first lien mortgage loans under the "Legacy" program. Under the Legacy program, LTV limitations are determined based on the applicant's risk grade, income documentation and use and type of property. In general, the maximum LTV increases with credit quality and are typically higher for Full Documentation loans and owner-occupied properties. The maximum debt-to-income ratio is generally less than 55% for AA, A, and B risk grades, and less than 60% for C and CC risk grades. If a credit score is available, the minimum credit score required is 500.

      Option One has established five credit grades under the Legacy program, "AA" to "CC", and considers an applicant's prior mortgage payment history, if applicable, consumer credit payment history, bankruptcy and foreclosure history, and debt-to-income ratios when determining a loan's risk grade. The Legacy risk grades correspond directly with the Latitude Advantage risk grades with respect to previous mortgage payment history requirements. In addition, under the Legacy program no foreclosures may have occurred during the preceding three years for AA credit grade, two years for A grade and B grade with a LTV greater than 80%,18 months for B grade with a LTV less than or equal to 80%, or one year for C grade applicants. Chapter 7 and Chapter 11 bankruptcies may have occurred during the preceding two years for AA and A credit grades and B grade with a LTV greater than 80%, 18 months for B grade with a LTV less than or equal to 80%, and one year for C grade. CC risk bankruptcies are permitted if paid in full, discharged or dismissed at or prior to closing. If an applicant's Chapter 13 bankruptcy has been discharged and the applicant has a credit history otherwise complying with the credit parameters of a credit grade and the mortgage loan LTV is equal to or less than 80%, then the applicant may qualify for such credit grade.

      Exceptions. As described above, the foregoing risk categories and criteria are Underwriting Guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value exception, a credit score exception or an exception from certain requirements of a particular risk category. An upgrade will be granted if the application reflects certain compensating factors, among others: a relatively lower LTV; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; a fixed source of income that is greater than 50% of all income; ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance. Upgrade points may also be earned if the applicant places a down payment through escrow of at least 10% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 20% or more. Accordingly, certain mortgagors may qualify for a more favorable risk category or for a higher maximum LTV that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category or maximum LTV.

                                  THE SERVICER

Servicing Background and Portfolio

      Option One began servicing mortgage loans in February 1993, originally operating as a wholly owned subsidiary of Plaza Home Mortgage Corp. The company was acquired by Fleet Financial Group and began full servicing operations in May 1995. Block Financial subsequently purchased Option One in June 1997.

      Option One services primarily sub-prime first-lien residential mortgage loans. Over 70% of the mortgage loans serviced by Option One were originated by Option One and over 65% of the mortgage loans serviced by Option One are in private residential mortgage asset-backed securities.

      Option One has experienced substantial growth in its servicing portfolio in the past few years, both as a result of its growth in origination and third-party servicing. The following table summarizes Option One's servicing portfolio by origin at April 30, 2004, 2005 and 2006 and at July 31, 2006:

                                  At April 30, 2004   At April 30, 2005    At April 30, 2006     At July 31, 2006
                                  -----------------   -----------------    -----------------     ----------------
                                                      Portfolio Balance (Dollars in Thousands)
                                  --------------------------------------------------------------------------------
Option One Serviced                  $36,485,328          $47,554,510         $  62,910,568        $  64,272,445
Sub-Serviced                         $ 8,782,775          $20,439,954         $  10,471,509        $  10,248,022
                                     -----------          -----------         -------------        -------------
  Total Portfolio                    $45,268,103          $67,994,464         $  73,382,077        $  74,520,467
                                     ===========          ===========         =============        =============

                                                                     Loan Count
                                  --------------------------------------------------------------------------------
Option One Serviced                      274,045              332,652               388,976              388,912
Sub-Serviced                              50,319              102,638                53,005               50,795
                                     -----------          -----------         -------------        -------------
  Total Portfolio                        324,364              435,290               441,981              439,707
                                     ===========          ===========         =============        =============

Option One Loan Servicing Portfolio--Advances

      Option One has complied with and fulfilled its obligation to advance principal and interest for mortgage loans serviced by Option One in connection with securitizations serviced by Option One for the past three fiscal years where its advancing obligations are substantially identical to those obligations for this transaction.

Business Strategy and Organizational Structure

      Option One's business strategy includes incremental growth of its servicing portfolio through origination volume, leveraging and expanding selective third-party servicing strategic partnerships for both interim and long-term sub-servicing.

      Option One has a scalable technology platform and expansion capacity to support its business strategy. Option One's loan administration functions are performed in U.S. servicing sites in Irvine, California and Jacksonville, Florida, as well as offshore outsource provider's sites in Noida, Gurgaon, and Bangalore, India and Guadalajara, Mexico. The two U.S. offices operate in parallel, handling many of the same processes for loans across the entire portfolio. The use of an offshore outsource provider has increased Option One's ability to perform customer service, welcome calls, new loan audits, early stage collections, and other loan administration functions. By allocating staff to multiple sites, Option One has the ability to extend its service hours and improve customer satisfaction.

      Option One's organizational structure is aligned to best serve its customers, maximize loan performance and minimize risk exposure. Management continually refines and improves its technology to enhance automated workflow processes and boost productivity throughout the operation. Option One utilizes the Fidelity Mortgage Servicing Package (MSP) as its main servicing system, along with a number of ancillary vendor and proprietary systems. Option One has also developed its own data warehouse and REO and loss mitigation management system.

      In order to improve servicing efficiency and effectiveness, Option One outsources certain servicing tasks to a variety of third-party vendors. Such servicing tasks may include: property tax processing and tracking, hazard insurance tracking and related forced placed insurance coverage tasks, certain field services, foreclosure, bankruptcy and loss mitigation and real estate owned related tasks, lien release services and customer service functions. Three material components of Option One's outsourcing model include redundancy, oversight and audit. In some instances, more than one outsource vendor is used to perform the same function on different segments of the servicing portfolio which encourages competitive pricing and performance and provides additional back-up capabilities. Option One's outsource vendor agreements provide that each vendor strictly comply with Option One's guidelines, policies and procedures and that any significant or material decisions are not made by the outsource vendor but are elevated to Option One associates. Option One maintains quality control and review processes to assure that the outsource vendors are performing their functions in accordance with investor requirements and are in compliance with applicable federal and state law. Option One also retains the right to perform audits of outsource vendor's operations at Option One's sole discretion.

      Option  One's  mortgage  loan  document  custodial   responsibilities  are
performed by an independent custodian, or if applicable, a trustee in accordance with the related servicing agreement.

Default Management

      Option One defines and measures delinquencies in accordance with applicable investor guidelines and agreements. The company employs a proactive approach to resolving delinquencies with an emphasis on expedient timeline management. Option One pursues a dual track loss mitigation and foreclosure policy. Initial contact is based on the borrower's previous payment patterns in tandem with the application of Freddie Mac's EarlyIndicator (EI) scoring model, which seeks to identify those accounts posing a greater risk of default. Collectors work extensive evening and weekend shifts to effectively manage the nationwide portfolio and are trained to identify loss mitigation opportunities and solicit workout opportunities during the collection process. Workout specialists maintain contact with borrowers while an account is in foreclosure in an attempt to arrange an alternate resolution to the delinquency and mitigate future losses. Option One's borrower assistance department offers borrowers alternatives, all within specific investor guidelines, to foreclosure that may include reinstatement, repayment and forbearance plans, modifications, short-sales, and deed in lieu of foreclosure. A loan will remain in the borrower assistance area until a resolution has been reached or until a foreclosure has been completed. Option One's proprietary system, DARES, is a real estate and loss mitigation web-based database that provides the borrower assistance team with an automated decision tree and gain/loss analysis, centralization of the repayment plan process, efficient autodialer utilization by outbound solicitation, and web-based applications designed to provide customers with optimal contact avenues. Through DARES, loss mitigation specialists complete an on-line rules-based net present value analysis form, which documents the presumed loss exposure on the property and compares it to different alternatives. DARES is also used for monitoring, tracking, maintaining and communicating all REO department needs. When properties become REO, Option One obtains property valuations and analyzes each property individually to determine what sales decisions will result in the highest net return while limiting the marketing time. Option One's REO assets are marketed and listed with local real estate agents and published on local multiple listing services. Option One uses the internet for additional listing exposure.

      The following tables set forth, at or for the years ended December 31, 2003, 2004 and 2005, and at or for the quarter ended June 30, 2006, certain information relating to the delinquency experience (including foreclosures) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis (based on the OTS method). No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

                         Delinquencies and Foreclosures
                             (Dollars in Thousands)

                                            At December 31, 2003                                 At December 31, 2004
                            ---------------------------------------------------   --------------------------------------------------
                                                          Percent    Percent by                                Percent    Percent by
                              By No.       By Dollar       by No.      Dollar       By No.       By Dollar      by No.      Dollar
                            of Loans         Amount       of Loans     Amount     of Loans         Amount      of Loans     Amount
                            --------      -----------     --------   ----------   --------      -----------    --------   ----------
Total Portfolio              301,778      $41,364,855        N/A         N/A       386,770      $59,156,057       N/A         N/A
Period of Delinquency
30-59 days                     5,207      $   604,945       1.73%       1.46%        6,495      $   819,245      1.68%       1.38%
60-89 days                     2,564      $   293,412       0.85%       0.71%        2,989      $   359,917      0.77%       0.61%
90 days or more               15,387      $ 1,597,177       5.10%       3.86%       15,940      $ 1,722,996      4.12%       2.91%
                             -------      -----------      -----       -----       -------      -----------     -----       -----
Total Delinquent Loans        23,158      $ 2,495,534       7.68%       6.03%       25,424      $ 2,902,158      6.57%       4.91%
Loans in Foreclosure(1)       10,764      $ 1,161,361       3.57%       2.81%        9,361      $ 1,044,624      2.42%       1.77%

                                             At December 31, 2005                                   At June 30, 2006
                            ---------------------------------------------------   --------------------------------------------------
                                                          Percent    Percent by                                Percent    Percent by
                              By No.       By Dollar       by No.      Dollar       By No.       By Dollar      by No.      Dollar
                            of Loans         Amount       of Loans     Amount     of Loans         Amount      of Loans     Amount
                            --------      -----------     --------   ----------   --------      -----------    --------   ----------
Total Portfolio              479,216      $79,494,367        N/A         N/A       441,332      $74,383,282       N/A         N/A
Period of Delinquency
30-59 days                    10,875      $ 1,537,798       2.27%       1.93%       10,780      $ 1,610,826      2.44%       2.17%
60-89 days                     5,103      $   679,858       1.06%       0.86%        5,734      $   828,221      1.30%       1.11%
90 days or more               22,544      $ 1,838,816       4.70%       2.31%       26,523      $   621,678      6.01%       0.84%
                             -------      -----------      -----       -----       -------      -----------     -----       -----
Total Delinquent Loans        38,522      $ 4,056,472       8.04%       5.10%       43,037      $ 3,060,725      9.75%       4.11%
Loans in Foreclosure(1)        9,916      $ 1,157,550       2.07%       1.46%       15,400      $ 2,139,832      3.49%       2.88%

----------
(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                Real Estate Owned
                             (Dollars in Thousands)

                           At December 31, 2003       At December 31, 2004        At December 31, 2005         At June 30, 2006
                         -----------------------   --------------------------   ------------------------   ------------------------
                         By No. of    By Dollar    By No. of       By Dollar    By No. of     By Dollar    By No. of     By Dollar
                            Loans       Amount       Loans           Amount       Loans         Amount       Loans        Amount
                         ---------   -----------   ---------      -----------   ---------    -----------   ---------    -----------
Total Portfolio           301,778    $41,364,855    386,770       $59,156,057    479,216     $79,494,367     441,332    $74,383,282
Foreclosed Loans(1)         3,361    $   293,629      2,536       $   225,362      3,382     $   316,665       3,704    $   375,946
Foreclosure Ratio(2)         1.11%          0.71%      0.66%             0.38%      0.71%           0.40%       0.84%          0.51%

----------
(1) For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

   Loan Loss Experience on Option One's Servicing Portfolio of Mortgage Loans
                             (Dollars in Thousands)

                         At or for the Year Ended December 31,
                      -----------------------------------------
                                                                   At or for the
                                                                   Quarter Ended
                        2003              2004           2005      June 30, 2006
                      --------          --------       --------    -------------
Net Losses(1)(2)      $238,634          $239,008       $172,102       $146,096

----------
(1) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, deficiency judgments and MI proceeds.

(2) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects loan liquidations through June 2006 and claims, refunds or the collection of MI proceeds related to such liquidations through August 2006.

      It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

Training, Internal Controls and Compliance

      Option One has a training program established for its servicing associates, offering a wide range of core job specific and non-job-specific training (corporate, soft skills, and mortgage fundamentals). Training curriculums are tailored for both new and seasoned associates. Seasoned employees receive job-specific training annually. The training program includes new hire orientation, process improvement methodology, computer-based training, system usage techniques, leadership development, and soft skills, all conducted by dedicated business unit trainers. The training is structured to ensure that new representatives are sufficiently knowledgeable of the subject matter and applicable regulations. Training can take the form of classroom instruction, a simulated work environment exercise, and side-by-side monitoring and mentoring. Option One also has ongoing leadership development, mentoring programs, and policy and procedure manuals citing applicable statutes that are widely available to employees.

      Option One has controls in place which are intended to protect the company and its investors against risk of loss. An internal audit program is utilized to evaluate the company's internal controls and safeguard against risk of loss due to noncompliance with regulatory, investor, company, and prudent servicing practices. In addition to oversight from the audit function, Option One also has dedicated compliance and legal teams for servicing-related issues, regulations, and laws. A quality assurance team performs call monitoring and helps to ensure Federal Debt Collections Practice Act (FDCPA) and Real Estate Settlement Procedures Act (RESPA) compliance. A quality control team benchmarks and measures adherence to best practices, identifies risk areas in servicing operations, centralizes communication for regulatory, investor, and industry updates, and ensures that associates are being properly trained on topics related to best practices and servicing risk. Risk management policies in place that assist in ensuring prompt, accurate reporting to its investor base include automated reporting and remitting processes, segregation of duties among reporting, remitting, and reconciling tasks, web portal access for investors to view and download securitization data, online access to bank statements, and an account liquidation database to more closely track historical losses on the portfolio and assist in trend analysis. Option One uses its own proprietary lock-box, which provides increased cash management controls resulting from direct oversight over the payment posting process. Option One maintains separate bank accounts for each investor relationship in accordance with the related servicing agreement requirements.

      Option One is not aware and has not received notice that any default, early amortization or other performance-triggered event has occurred as to any other securitization due to any servicing act or servicing failure to act. There have been no previous disclosures of material noncompliance by Option One with servicing criteria relating to any other portfolio serviced by Option One.

Litigation Concerning Option One Mortgage Corporation

      In July 2004, Option One was named as defendant and served with a class action complaint filed by Larry and Brandi Freitag, as plaintiffs, in the Third Judicial Circuit Court in Madison County, Illinois. The complaint alleges breach of contract, or in the alternative unjust enrichment, and violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Specifically, the plaintiffs allege that Option One improperly retained an extra day of per diem interest on residential mortgage loans by charging per diem interest up to and including the date of payoff. The class is defined as all persons in the United States who paid interest on or after the day of payoff and who did not receive a refund from Option One of the interest charged on or after the day of payoff. This action is one of several actions filed earlier against other lenders by the same attorneys on a similar basis in the same court. In one such action, the court granted the defendant's motion to dismiss the plaintiff's claims of defendant's violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Plaintiffs have agreed to settle their individual claims; plaintiffs' counsel has a motion pending to continue prosecution of the class action. Plaintiff's counsel filed a motion to substitute Larry and Pamela Smith as plaintiffs, which was granted. Option One filed a motion to compel arbitration. In a similar action before the same judge in the Third Judicial Circuit Court in Madison County, Illinois, the Court ruled in favor of the defendants on the underlying per diem interest claim.

      On January 31, 2006, the Circuit Court of Cook County, Illinois County Department, Chancery Division, certified a nationwide class action against Option One on a complaint brought by Erin and Earl Austria, in which the Austrias allege that Option One impermissibly assessed them a reconveyance fee and authorized the assessment of a title indemnity fee on certain mortgage loans that have been paid-in-full. The Court has granted Option One's motion for an interlocutory appeal of the order of class certification.

      On February 28, 2006, Option One was named as a defendant and served with a class action complaint filed by Jeffrey Wright, et al., as plaintiffs, in the United States District Court for the Central District of California, Southern Division. The complaint alleges that Option One's affiliate H&R Block Mortgage Corporation failed to pay overtime wages to its loan officers in accordance with the Fair Labor Standards Act and that such alleged failure constitutes an unfair business practice under California's Business and Professions Code. Option One is named as a defendant under the theory that it and H&R Block Mortgage operate as a single employer. On May 1, 2006, the Court granted Option One and H&R Block Mortgage's motion to transfer the action to the District Court in Boston, Massachusetts. Option One and H&R Block Mortgage intend to file a motion to compel arbitration after the case has been formally transferred to the Massachusetts District Court.

      On July 28, 2006, Option One Mortgage Corporation was named as a defendant and served with a class action complaint filed by Chadwick Thompson, individually and on behalf of all persons similarly situated who worked for the defendants in California, in the United States District Court for the Southern District of California. The complaint alleges that Option One Mortgage Corporation's affiliate H&R Block Mortgage Corporation failed to properly classify and pay loan officers for overtime worked in violation of the Fair Labor Standards Act, California law, and California's Unfair Competition Law. The complaint further alleges that Option One and H&R Block Mortgage failed to provide meal and rest periods and seeks restitution and waiting time penalties. Option One filed an answer on August 17, 2006 denying the allegations in the Complaint.

                                   THE SPONSOR

      The Sponsor, Bank of America, National Association ("Bank of America") is an indirect wholly-owned subsidiary of Bank of America Corporation.

      See "The Pooling and Servicing Agreement" in this free writing prospectus for more information regarding the Sponsor's material roles and duties in this transaction and "The Sponsor" in the prospectus for more information about the Sponsor and its securitization programs.

                             STATIC POOL INFORMATION

      Information concerning the Sponsor's prior residential mortgage loan securitizations involving sub-prime mortgage loans issued by the Depositor is available on the internet at http://www.bofa.com/abfc. The website will also provide information about certain prior securitized pools of sub-prime mortgage loans originated and serviced by Option One.

      Without charge or registration, investors can view on this website the following information for each of those securitizations:

      o     summary initial pool information; and

      o delinquency, cumulative loss, and prepayment information as of each distribution date for the five years preceding the date of first use of this free writing prospectus, with respect to the Sponsor's prior securitized pools of sub-prime mortgage loans, and for five years preceding the date of first use of this free writing prospectus with respect to certain of Option One's prior securitized pools of sub-prime mortgage loans serviced by Option One.

      In the event any changes or updates are made to the information regarding these securitizations available on the Sponsor's website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at 214 North Tryon Street, Charlotte, North Carolina 28255, (704) 683-4190, Attention: Luna Nguyen.

      The static pool data available on the Sponsor's website relating to any of the Sponsor's or Option One's mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus, the accompanying prospectus or the Depositor's registration statement.

      This static pool data may have been influenced in the past by factors beyond the Sponsor's control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

                                  THE DEPOSITOR

      Asset Backed Funding Corporation is a direct wholly-owned subsidiary of Banc of America Mortgage Capital Corporation and was incorporated in the State of Delaware on July 23, 1997. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities. The Depositor will have limited obligations and rights under the Pooling and Servicing Agreement after the Closing Date.

      The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

                               THE ISSUING ENTITY

      The Issuing Entity will be a New York common law trust (the "Trust"), formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Trust under the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this free writing prospectus. The Trust will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Trust will be December 31 of each year.

      The Trust will be administered by the Trustee pursuant to the terms of the Pooling and Servicing Agreement as described under "The Trustee" and "The
Pooling and Servicing Agreement" in this free writing prospectus and under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements" in the prospectus. The Trustee, on behalf of the Trust, is only permitted to take the actions specifically provided in the Pooling and Servicing Agreement prior to an Event of Default. After an Event of Default, the Trustee will take such actions as a prudent person would be required to take under the same circumstances. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Trust will not have the power to issue additional certificates representing interests in the Trust, borrow money on behalf of the Trust or make loans from the assets of the Trust to any person or entity.

      The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a "business trust." In the event of the insolvency or bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become a part of the bankruptcy estate or subject to the bankruptcy control of a third party. See "Risk Factors--Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates" and
"--Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans" in the prospectus.

                                   THE TRUSTEE

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as Trustee under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

      Wells Fargo Bank has provided corporate trust services since 1934. As of June 30, 2006, Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of June 30, 2006, Wells Fargo Bank was acting as trustee on more than approximately 1230 series of residential mortgage-backed securities with an aggregate principal balance of approximately $282,142,062,265.

      Under the terms of the Pooling and Servicing Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity and the Depositor will be required to sign any such monthly or annual reports. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, was acting as securities administrator with respect to more than $894,733,136,436 of outstanding residential mortgage-backed securities.

      Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

      Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located. In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion of the Trust in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

      See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements" in the prospectus for more information about the Trustee and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

                             THE CREDIT RISK MANAGER

      Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), a Colorado corporation, will act as the Credit Risk Manager. In 1997, the Credit Risk Manager created the business of independent, third-party transaction oversight for the fixed income industry. The Credit Risk Manager's credit risk management portfolio consists of more than $1 trillion in original principal balance across more than 400 MBS transactions of various collateral types, including prime, Alt-A, subprime, scratch and dent, manufactured housing, and HELOCs. The Credit Risk Manager's credit risk management process enhances transaction performance through loan-level exception management and transaction oversight.

      The Credit Risk Manager will not be responsible for performing any servicing or administrative functions with respect to the Mortgage Loans, but rather will perform certain advisory functions in accordance with the provisions of the credit risk management agreement with the Servicer. These oversight functions are provided on an exception management basis and aim to identify and monitor problems in the areas of underwriting, collateral, reporting, and servicing of the Mortgage Loans, and may include the monitoring and/or making of recommendations to the Servicer regarding certain Mortgage Loans. The Credit Risk Manager's advice is made in the form of recommendation only, and the Credit Risk Manager does not have the right to direct the Servicer to take any specific course of action. The Servicer may accept or reject a recommendation of the Credit Risk Manager, in its sole discretion.

      The Credit Risk Manager will enter into a consulting Agreement, dated as of the Closing Date, with the Depositor to provide such consulting and advisory services, including monthly prepayment analysis, mortgage insurance claims analysis, realized loss analysis, delinquency review, bankruptcy, repayment, REO and foreclosure analysis, delinquency trends, and periodic servicer reviews.

      The Credit Risk Manager will enter into a credit risk management agreement, dated as of the Closing Date, with the Servicer. The credit risk management agreement requires the Servicer to provide the Credit Risk Manager certain information on the Mortgage Loans and/or access to its servicing personnel.

      The Credit Risk Manager will be entitled to receive the Credit Risk Manager Fee until the termination of the Trust or until its removal by a vote of at least 66-2/3% of the Certificateholders by Voting Rights.

                       THE POOLING AND SERVICING AGREEMENT

General

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer and the Trustee. The "Trust Fund" created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the Cap Carryover Reserve Account, (v) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and (vi) the rights of the Depositor under the Option One Mortgage Loan Purchase Agreement and the Mortgage Loan Purchase Agreement. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee. The prospectus contains important additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

Assignment of the Mortgage Loans

      On the Closing Date the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan, the related mortgage notes, mortgages and other related documents (to the extent required to be delivered to the Sponsor under the Option One Mortgage Loan Purchase Agreement, collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfers, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Interest Rate as well as other information.

      The  Pooling and  Servicing  Agreement  will  require  that the  Depositor deliver or cause to be delivered to the Trustee on behalf of the Certificateholders (or a custodian, as the Trustee's agent for such purpose) the mortgage notes endorsed in blank and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Sponsor or the Originator.

      Unless otherwise required by a Rating Agency, assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded in any jurisdiction, but will be delivered to the Trustee in recordable form, so that they can be recorded in the event recordation is necessary in connection with the servicing of a Mortgage Loan. In addition, assignments of the Mortgage Loans will not be recorded with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee. With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownerships of mortgages maintained by MERS.

      Within 60 days following the Closing Date the Trustee will review (or cause a custodian to review) the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement to determine if the Related Documents are in its possession, have not been mutilated, damaged or torn, relate to such Mortgage Loans and that certain information set forth in the
Mortgage Loan Schedule (such as balance and loan identification number) accurately reflects information set forth in the Mortgage File, and if any Mortgage Loan or Related Document is found not to conform to this review criteria and such defect has a material and adverse effect on the Certificateholders and is not cured within 120 days following notification thereof to the Sponsor (or within 90 days of the earlier of the Sponsor's discovery or receipt of notification if such defect would cause the Mortgage Loan not to be a "qualified mortgage" for REMIC purposes), the Sponsor will be obligated to either (i) substitute for that Mortgage Loan an Eligible Substitute Mortgage Loan; provided, however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs comprising the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Interest Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid servicing fees (without duplication) and unreimbursed Advances and Servicing Advances made by the Servicer. If, however, a Mortgage Loan is discovered to be defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Sponsor will be obligated to cure the defect or make the required purchase or substitution no later than 90 days after the earlier of its discovery or receipt of notification of the defect. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

      In connection with the substitution of an Eligible Substitute Mortgage Loan, the Originator or the Sponsor, as the case may be, will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Purchase Price of the related Defective Mortgage Loan over the Principal Balance (plus one month's interest on such balance) of such Eligible Substitute Mortgage Loan.

      An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Originator or the Sponsor, as applicable, for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance) not in excess of the Principal Balance of the Defective Mortgage Loan; (ii) be of the same type (fixed-rate or adjustable-rate) and have a Mortgage Interest Rate not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 2% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan and, with respect to an Adjustable-Rate Mortgage Loan, have the same Index as the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan; (iii) have a Credit Score not less than the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Option One Mortgage Loan Purchase Agreement and the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vi) have a prepayment charge at least equal to that prepayment charge, if any, on the Defective Mortgage Loan; and (vii) have a Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan.

      Under the terms of the Option One Mortgage Loan Purchase Agreement, the Originator made certain representations and warranties regarding the Mortgage
Loans, which will be assigned by the Sponsor to the Depositor, and by the Depositor to the Trustee for the benefit of the Certificateholders. Within 90 days following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of Certificateholders in a Mortgage Loan, or receipt of notice of such breach, the Originator will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for the Purchase Price (or, in certain circumstances, to substitute an Eligible Substitute Mortgage Loan). In addition to the foregoing, if the breach involves the Originator's representation that the Mortgage Loan complies with any and all requirements of federal, state or local law with respect to the origination of such Mortgage Loan, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Mortgage Loans, the Originator will be obligated to reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such representation (such amount, the "Reimbursement Amount").

      Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of the Certificateholders) only certain limited representations and warranties as of the Closing Date with respect to the Mortgage Loans such as:
(i) the accuracy of the Mortgage Loan Schedule; (ii) the payment and delinquency status of each Mortgage Loan; (iii) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (iv) each Mortgage Loan complies with any and all requirements of any federal, state or local law with respect to the origination of such Mortgage Loan including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Mortgage Loans; and (v) each Mortgaged Property securing the Mortgage Loans is in good repair and is undamaged so as not to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the Originator as described above, the Sponsor will be obligated in the same matter as the Originator to cure such breach or purchase the affected Mortgage Loans, as described above. In addition to the foregoing, if a breach of the representation set forth in clause (iv) occurs, the Sponsor will be obligated to remit to the Trust any Reimbursement Amount which the Originator fails to pay.

      To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both a representation and warranty of the Originator under the Option One Mortgage Loan Purchase Agreement, and a breach of a representation and warranty of the Sponsor under the Mortgage Loan Purchase Agreement, then the only right or remedy of the Trustee or any Certificateholder will be the Trustee's right to enforce the obligations of the Originator under the Option One Mortgage Loan Purchase Agreement, and there will be no remedy against the Sponsor for such breaches (other than the Sponsor's obligation to remit to the Trust any Reimbursement Amount which the Originator fails to pay).

      Mortgage Loans required to be transferred to the Originator or the Sponsor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

      The Servicer will establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined below). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will be required to deposit such amounts in the Collection Account. Amounts so deposited may be invested in certain investments acceptable to the Rating Agencies maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the "Distribution Account") into which the Trustee will deposit, upon receipt on the Servicer Remittance Date preceding each Distribution Date, amounts withdrawn from the Collection Account and remitted to it by the Servicer for distribution to Certificateholders on such Distribution Date and remitted to it by the Servicer. The Distribution Account will be an Eligible Account.
Amounts on deposit in the Distribution Account may be invested in eligible investments maturing on or before the business day prior to the related Distribution Date unless invested in investments managed or advised by the Trustee or an affiliate, in which case the eligible investments may mature on the related Distribution Date. The "Servicer Remittance Date" with respect to each Distribution Date will be the 20th day of the month of such Distribution Date (or if such day is not a business day, the preceding business day).

      An "Eligible Account" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" (or the equivalent) by each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch Ratings (collectively, the "Rating Agencies") at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to eligible investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Offered Certificates.

Advances

      Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on each Servicer Remittance Date from its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, or a combination of both, an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Collection Period on the Mortgage Loans (other than a Balloon Payment) and that were not received by the related Determination Date and, with respect to Balloon Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "Advance").

      Advances with respect to Mortgage Loans are required to be made only to the extent the Servicer deems them to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the "Relief Act") or similar state laws. Subject to the recoverability standard above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until such Mortgage Loan is paid in full by the mortgagor or disposed of by the Trust.

      All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that the Servicer deems to be nonrecoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds may be reimbursed to the Servicer out of general funds in the Collection Account prior to the distributions on the Certificates. In addition, the Servicer may withdraw from the Collection Account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made. In the event the Servicer fails in its obligation to make any such Advance, the Trustee, in its capacity as successor servicer, or a successor servicer appointed by the Trustee, will be obligated to make any such Advance, to the extent required in the Pooling and Servicing Agreement.

      In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

      The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds, condemnation proceeds and such other amounts the Servicer may collect from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

      The Pooling and Servicing Agreement may provide that the Servicer, with the consent of the parties to the Pooling and Servicing Agreement, may enter into a facility with any person which provides that such person (an "Advancing Person") may fund Advances and/or Servicing Advances, although no facility may reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances. Any Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer.

Compensation and Payment of Expenses of the Servicer, the Trustee and the Credit Risk Manager

      The principal compensation to the Servicer will be the "Servicing Fee" payable monthly by the Trust equal to 1/12th of the servicing fee rate set forth in the table below (the "Servicing Fee Rate") in respect of its servicing activities for the Certificates. The Servicing Fee will accrue on the aggregate Principal Balance of the Mortgage Loans as of the first day of each month.

      The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be earnings on eligible investments of funds on deposit in the Distribution Account.

      The Credit Risk Manager will be entitled to receive a fee (the "Credit Risk Manager Fee") until the termination of the Trust Fund or until its removal by a vote of at least 66-2/3% of the Certificateholders by Voting Rights. This fee will be paid monthly by the Trust equal to 1/12th of the credit risk manager fee rate (the "Credit Risk Manager Fee Rate"). The Credit Risk Manager Fee will accrue on the aggregate Principal Balance of the Mortgage Loans as of the first day of each month.

        Distribution Dates           Servicing Fee Rate      Credit Risk Manager Fee Rate
----------------------------------------------------------------------------------------------
  October 2006 through July 2007            0.30%                       0.015%
----------------------------------------------------------------------------------------------
  August 2007 through March 2009            0.40%                       0.015%
----------------------------------------------------------------------------------------------
     April 2009 and thereafter              0.65%                       0.015%
----------------------------------------------------------------------------------------------

      Any co-trustee, if applicable, will be paid out of Available Funds prior to any distributions to Certificateholders.

      The Servicing Fee for the Mortgage Loans will be retained by the Servicer out of the interest payments on the Mortgage Loans, prior to remittance to the Trustee or distributions to Certificateholders. The Credit Risk Manager Fee will be paid from the Interest Remittance Amount (as described under "Description of the Certificates--Interest Distributions") to the Credit Risk Manager for its services prior to any distributions to Certificateholders.

      In the event the Trustee succeeds to the role of Servicer, it will be entitled to the same Servicing Fee as the predecessor servicer and if the Trustee appoints a successor servicer under the Pooling and Servicing Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, bad check fees, late payment charges and Prepayment Interest Excess, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Servicer is obligated to offset any Prepayment Interest Shortfall resulting from a principal prepayment in full on the Mortgage Loans on any Distribution Date (payments made by the Servicer in satisfaction of such obligation, "Compensating Interest") by an amount not in excess of the sum of its Servicing Fee and any Prepayment Interest Excess for such Distribution Date. The Servicer is generally obligated to pay expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, unless these expenses constitute Servicing Advances as described above under "--Advances." These expenses, including the fees of any subservicer hired by the Servicer, will be paid by the Servicer out of its own funds, without reimbursement.

      "Prepayment Interest Excess" with respect to any Distribution Date will be for each Mortgage Loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Distribution Date occurs through the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

      With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the portion of the related Prepayment Period occurring in the prior calendar month or as to which a partial prepayment received during the portion of the related Prepayment Period occurring in the prior calendar month is applied during such prior calendar month, the "Prepayment Interest Shortfall" is an amount equal to the interest at the Mortgage Interest Rate for such Mortgage Loan (net of the Servicing Fee Rate) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the calendar month in which applied.

      The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement.

      The Depositor, the Servicer and the Trustee are entitled to indemnification and reimbursement of certain expenses from the Trust under the Pooling and Servicing Agreement as discussed in the prospectus under the headings "The Depositor," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Certain Matters Regarding Servicers and the Master Servicer" and "--Certain Matters Regarding the Trustee."

Optional Termination

      The NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the majority holder of the Class CE Certificates or, if (i) such holder is the Sponsor or is affiliated with the Sponsor or (ii) there is no majority holder of the Class CE Certificates, the Servicer, will have the right to purchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates, on any Distribution Date following the Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties is 10% or less of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to the sum of (x) par plus accrued interest for each Mortgage Loan at the related Mortgage Interest Rate to but not including the first day of the month in which such purchase price is distributed plus the amount of any unpaid Servicing Fees and unreimbursed Advances and Servicing Advances, and (y) any Swap Termination Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. If any of the parties listed above is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, such entity may not exercise this option unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. In addition, no option may be exercised until any due and unpaid Reimbursement Amounts have been paid to the Trust. Proceeds from such purchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such purchase of Mortgage Loans and REO Properties will result in the early retirement of the Certificates. Any such optional termination will be permitted only pursuant to a "qualified liquidation" as defined in Section 860F of the Code.

      In connection with the issuance of any net interest margin securities secured by all or a portion of the Class CE and Class P Certificates, a party may agree to refrain from exercising this option while those securities are outstanding.

Optional Purchase of Defaulted Mortgage Loans

      As to any Mortgage Loan which is Delinquent in payment by 90 days or more, the NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the majority holder of the Class CE Certificates or, if (i) such holder is the Sponsor or is affiliated with the Sponsor or (ii) there is no majority holder of the Class CE Certificates, the Servicer may, at its option and in accordance with the terms of the Pooling and Servicing Agreement, purchase such Mortgage Loan from the Trust Fund at the Purchase Price for such Mortgage Loan. In addition, the Servicer may only exercise such right if delinquencies on the Mortgage Loans exceed a specified level set forth in the Pooling and Servicing Agreement until such delinquencies are reduced to or below such specified level, subject to certain other conditions set forth in the Pooling and Servicing Agreement, including but not limited to the condition that the Servicer must first purchase the Mortgage Loan that, as of the time of such purchase, has been Delinquent for the greatest period before purchasing Mortgage Loans that have been Delinquent for lesser periods.

Events of Servicing Termination

      Events of servicing termination will consist, among other things, of: (i) any failure by the Servicer to deposit in the Collection Account the required amounts or remit to the Trustee for deposit in the Distribution Account any payment which continues unremedied for one business day after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (ii) any failure of the Servicer to make any Advance with respect to a Mortgage Loan or to cover any Prepayment Interest Shortfalls on Mortgage Loans, as described herein, which failure continues unremedied for one business day after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (iii) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer (or a lesser number of days set forth in the Pooling and Servicing Agreement in the case of failure to perform any covenants or agreements relating to the requirements of Regulation AB); or (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

Rights upon Event of Servicing Termination

      So long as an event of servicing termination (as defined in the Pooling and Servicing Agreement) remains unremedied, the Trustee may, and at the direction of the holders of the Certificates evidencing not less than 51% of the Voting Rights is required to, terminate all of the rights and obligations of the Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the Pooling and Servicing Agreement, whereupon the Trustee will succeed to (or appoint a successor servicer to assume) all of the responsibilities and duties of the Servicer pursuant to the Pooling and Servicing Agreement, including the obligation to make any required Advances and Servicing Advances. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

Voting Rights

      With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Certificates (other than the Class CE, Class P, Class R and Class R-X Certificates) will be 98% and will be allocated among the classes of such Certificates in the proportion that the aggregate Certificate Principal Balance of all the Certificates of such class then outstanding bear to the aggregate Certificate Principal Balance of all Certificates then outstanding. With respect to any date of determination, 1% of all the Voting Rights will be allocated to the holders of each of the Class CE and Class P Certificates. The Voting Rights allocated to a class of Certificates will be allocated among all holders of each such class in proportion to the outstanding certificate balances (or percentage interest) of such Certificates. The Class R and Class R-X Certificates will not have any Voting Rights.

      No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates so agree and have offered indemnity satisfactory to the Trustee.

Amendment

      The Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee, with the consent of the NIMS insurer and without the consent of the holders of the Certificates, for any of the purposes set forth under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Amendment" in the prospectus or to provide for the rights of a NIMS Insurer, if any, as described under "--Rights of the NIMS Insurer under the Pooling and Servicing Agreement." In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee and the holders of a majority in interest of any class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Certificates without the consent of the holders of such Certificates; (ii) adversely affect in any material respect the interests of the Swap Provider or the holders of any class of Certificates in a manner other than as described in clause (i) above, without the consent of the holders of such class evidencing percentage interests aggregating not less than 51% of the Voting Rights represented by such class; or
(iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates. Notwithstanding the foregoing, the Trustee will not consent to any amendment that would result in the imposition of a tax on any REMIC constituting part of the Trust Fund or cause any such REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding.

Rights of the NIMS Insurer under the Pooling and Servicing Agreement

      After the Closing Date, a separate trust may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. If a policy is obtained, the NIMS Insurer that issues that policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, including the following:

   o the right to consent to the Servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of Due Dates for payments due on a mortgage note for no more than 125 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans as of the Cut-off Date;

   o the right to direct the Trustee to terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement relating to the Trust Fund and the assets of the Trust Fund following the occurrence of an event of servicing termination under the Pooling and Servicing Agreement;

   o the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

   o the right to remove the Trustee or any co-trustee pursuant to the Pooling and Servicing Agreement;

   o the right to direct the Trustee to make investigations and take actions pursuant to the Pooling and Servicing Agreement;

   o  the  right to  consent  to any  amendment  to the  Pooling  and  Servicing
      Agreement;

   o the right to purchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates under the circumstances set forth under "The Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus; and

   o the right to purchase Mortgage Loans Delinquent in payment 90 days or more.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will consist of (i) the fifteen classes of Offered Certificates listed in the table beginning on page S-6 of this free writing prospectus and (ii) the Class B, Class CE, Class P, Class R and Class R-X Certificates.

      The Offered Certificates will be issuable in the forms and denominations set forth in the table beginning on page S-6. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than the minimum denominations in the table. Distributions on the Offered Certificates will be made by wire transfer if a Certificateholder notifies the Trustee in writing at least five business days prior to the related Record Date.

Allocation of Available Funds

      Distributions to holders of each class of Offered Certificates will be made on each Distribution Date from Available Funds. "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Servicer, including amounts in respect of indemnification of the Servicer, the Servicing Fee and any accrued and unpaid Servicing Fee, amounts payable to the Trustee and the Credit Risk Manager in respect of certain expenses and indemnification and any amounts payable to the Swap Provider (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event): (i) the aggregate amount of Monthly Payments on the Mortgage Loans due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment charges and Prepayment Interest Excess), insurance proceeds, Subsequent Recoveries, condemnation proceeds and liquidation proceeds, net of certain expenses, received during the related Prepayment Period, (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date, (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account during the related Prepayment Period, (v) any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, (vi) any Reimbursement Amount deposited to the Collection Account during the related Prepayment Period and (vii) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

Interest Distributions

      On each Distribution Date, based upon the information provided to it in a remittance report prepared by the Servicer, the Trustee will distribute the Interest Remittance Amount in the following order of priority to the extent available:

      first, to the Credit Risk Manager, the Credit Risk Manager Fee;

      second, concurrently, as follows:

            (1) from the  Group 1  Interest  Remittance  Amount to the Class A-1
      Certificates,   the  Accrued   Certificate   Interest   thereon  for  such
      Distribution Date;

            (2) from the  Group 2  Interest  Remittance  Amount to the Class A-2
      Certificates,   the  Accrued   Certificate   Interest   thereon  for  such
      Distribution Date; and

            (3) concurrently, from the Group 3 Interest Remittance Amount to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, the applicable Accrued Certificate Interest thereon for such Distribution Date;

      third, concurrently, as follows:

            (1) from the  Group 1  Interest  Remittance  Amount to the Class A-1
      Certificates,   the  Interest   Carry  Forward  Amount  thereon  for  such
      Distribution Date;

            (2) from the  Group 2  Interest  Remittance  Amount to the Class A-2
      Certificates,   the  Interest   Carry  Forward  Amount  thereon  for  such
      Distribution Date; and

            (3) concurrently, from the Group 3 Interest Remittance Amount to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, the applicable Interest Carry Forward Amount thereon for such Distribution Date;

      fourth, concurrently, as follows:

            (1) if the Group 1 Interest Remittance Amount is insufficient to pay the Class A-1 Certificates' Accrued Certificate Interest for such Distribution Date in priority second above, from the remaining Group 2 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-1 Certificates, to cover such shortfall for such Distribution Date;

            (2) if the Group 2 Interest Remittance Amount is insufficient to pay the Class A-2 Certificates' Accrued Certificate Interest for such Distribution Date in priority second above, from the remaining Group 1 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-2 Certificates, to cover such shortfall for such Distribution Date; and

            (3) if the Group 3 Interest Remittance Amount is insufficient to pay the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates' applicable Accrued Certificate Interest for such Distribution Date in priority second above, concurrently, from the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, to cover such shortfall for such Distribution Date;

      fifth, concurrently, as follows:

            (1) if the Group 1 Interest Remittance Amount is insufficient to pay the Class A-1 Certificates' Interest Carry Forward Amount for such Distribution Date in priority third above, from the remaining Group 2 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-1 Certificates, to cover such shortfall for such Distribution Date;

            (2) if the Group 2 Interest Remittance Amount is insufficient to pay the Class A-2 Certificates' Interest Carry Forward Amount for such Distribution Date in priority third above, from the remaining Group 1 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-2 Certificates, to cover such shortfall for such Distribution Date; and

            (3) if the Group 3 Interest Remittance Amount is insufficient to pay the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates' applicable Interest Carry Forward Amount for such Distribution Date in priority third above, concurrently, from the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, to cover such shortfall for such Distribution Date;

      sixth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      seventh, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      eighth, to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      ninth, to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      tenth, to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      eleventh, to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      twelfth, to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      thirteenth, to the Class M-8 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      fourteenth, to the Class M-9 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      fifteenth, to the Class B Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

      sixteenth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above which is defined below as the "Monthly Excess Interest Amount" for such Distribution Date, will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

      "Accrued Certificate Interest" for each Class of Offered Certificates and the Class B Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance of such class of Certificates, minus each class's Interest Percentage of shortfalls caused by the Relief Act or similar state laws for such Distribution Date.

      The "Group 1 Interest Remittance Amount" means as of any Distribution Date, the excess of:

      (A) the sum, without duplication, of:

            (i) all interest collected or advanced with respect to the related Collection Period on the group 1 Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee for such Mortgage Loans, certain amounts available for reimbursement of Advances and Servicing Advances with respect to such Mortgage Loans as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses or indemnification payments pursuant to the Pooling and Servicing Agreement);

            (ii) all Compensating Interest paid by the Servicer on such Distribution Date with respect to the group 1 Mortgage Loans;

            (iii) the portion of any payment in connection with any principal prepayment (other than any Prepayment Interest Excess), substitution, Purchase Price, Termination Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the group 1 Mortgage Loans received during the related Prepayment Period; and

            (iv) the portion of any Reimbursement Amount relating to interest on the group 1 Mortgage Loans received during the related Prepayment Period;

      over (B) the product of (x) any amounts payable to the Supplemental Interest Trust on behalf of the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) multiplied by (y) a fraction, the numerator of which is the aggregate Principal Balance of the group 1 Mortgage Loans as of the first day of the related Collection Period and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

      The "Group 2 Interest Remittance Amount" means as of any Distribution Date, the excess of

      (A) the sum, without duplication, of:

            (i) all interest collected or advanced with respect to the related Collection Period on the group 2 Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee for such Mortgage Loans, certain amounts available for reimbursement of Advances and Servicing Advances with respect to such Mortgage Loans as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses or indemnification payments pursuant to the Pooling and Servicing Agreement);

            (ii) all Compensating Interest paid by the Servicer on such Distribution Date with respect to the group 2 Mortgage Loans,

            (iii) the portion of any payment in connection with any principal prepayment (other than any Prepayment Interest Excess), substitution, Purchase Price, Termination Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the group 2 Mortgage Loans received during the related Prepayment Period; and

            (iv) the portion of any Reimbursement Amount relating to interest on the group 2 Mortgage Loans received during the related Prepayment Period;

      over (B) the product of (x) any amounts payable to the Supplemental Interest Trust on behalf of the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) multiplied by (y) a fraction, the numerator of which is the aggregate Principal Balance of the group 2 Mortgage Loans as of the first day of the related Collection Period and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

      The "Group 3 Interest Remittance Amount" means as of any Distribution Date, the excess of

      (A) the sum, without duplication, of:

            (i) all interest collected or advanced with respect to the related Collection Period on the group 3 Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee for such Mortgage Loans, certain amounts available for reimbursement of Advances and Servicing Advances with respect to such Mortgage Loans as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses or indemnification payments pursuant to the Pooling and Servicing Agreement);

            (ii) all Compensating Interest paid by the Servicer on such Distribution Date with respect to the group 3 Mortgage Loans,

            (iii) the portion of any payment in connection with any principal prepayment (other than any Prepayment Interest Excess), substitution, Purchase Price, Termination Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the group 3 Mortgage Loans received during the related Prepayment Period; and

            (iv) the portion of any Reimbursement Amount relating to interest on the group 3 Mortgage Loans received during the related Prepayment Period;

      over (B) the product of (x) any amounts payable to the Supplemental Interest Trust on behalf of the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) multiplied by (y) a fraction, the numerator of which is the aggregate Principal Balance of the group 3 Mortgage Loans as of the first day of the related Collection Period and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

      The "Interest Accrual Period" for any Distribution Date and each class of Offered Certificates and the Class B Certificates will be the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through and including the day prior to the current Distribution Date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year.

      The "Interest Carry Forward Amount" means for any class of Offered Certificates and the Class B Certificates and any Distribution Date, the sum of
(a) the excess, if any, of the Accrued Certificate Interest for such Distribution Date over the amount in respect of interest actually distributed on such class for such Distribution Date, (b) any remaining unpaid Interest Carry Forward Amount from prior Distribution Dates and (c) interest on such remaining Interest Carryforward Amount referred to in clause (b) at the applicable Certificate Interest Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

      The "Interest Percentage" is, with respect to any class of Offered Certificates and the Class B Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Offered Certificates and the Class B Certificates, in each case for that Distribution Date and without regard to shortfalls caused by the Relief Act or similar state laws.

      The "Interest Remittance Amount" means as of any Distribution Date, the sum of the Group 1 Interest Remittance Amount, the Group 2 Interest Remittance Amount and the Group 3 Interest Remittance Amount.

Principal Distributions

      For any Distribution Date (a) before the Stepdown Date or (b) as to which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Certificate Principal Balances of the Certificates in the following order of priority:

      first, concurrently, as follows:

            (i) the Group 1 Senior Principal Distribution Amount to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            (ii)the Group 2 Senior Principal Distribution Amount to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

            (iii) (a) with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, the Group 3 Senior Principal Distribution Amount to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                   (b) with respect to any Distribution Date on or after the Subordination Depletion Date, concurrently, the Group 3 Senior Principal Distribution Amount to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero;

      second, concurrently, as follows:

            (i) concurrently, the Group 1 Senior Principal Distribution Amount remaining after priority first above, pro rata, as follows:

                  (a) to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (b) (1) with  respect  to any  Distribution  Date prior to the
            Subordination Depletion Date, sequentially, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                      (2) with respect to any Distribution  Date on or after the
            Subordination Depletion Date, concurrently, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero; and

            (ii)concurrently, the Group 2 Senior Principal Distribution Amount remaining after priority first above, pro rata, as follows:

                  (a) to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (b) (1) with  respect  to any  Distribution  Date prior to the
            Subordination Depletion Date, sequentially, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                      (2) with respect to any Distribution  Date on or after the
            Subordination Depletion Date, concurrently, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero; and

            (iii) the Group 3 Senior Principal Distribution Amount remaining after priority first above, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero;

      third, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      fourth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      sixth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      seventh, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      eighth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      ninth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      tenth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      eleventh, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

      twelfth, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

      thirteenth,   any  remaining   Principal   Distribution   Amount  will  be
distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts."

      For any Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Certificate Principal Balances of the Certificates in the following order of priority:

      first, concurrently, as follows:

            (i) the Group 1 Senior Principal Distribution Amount to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            (ii) the Group 2 Senior Principal Distribution Amount to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

            (iii)(a) with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, the Group 3 Senior Principal Distribution Amount to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                 (b) with respect to any Distribution Date on or after the Subordination Depletion Date, concurrently, the Group 3 Senior Principal Distribution Amount to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero;

      second, concurrently, as follows:

            (i) concurrently, the Group 1 Senior Principal Distribution Amount remaining after priority first above, pro rata, as follows:

                  (a) to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 2 Senior Principal Distribution Amount not paid pursuant to priority first above; and

                  (b) (1) with  respect  to any  Distribution  Date prior to the
            Subordination Depletion Date, sequentially, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first above, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                      (2) with respect to any Distribution  Date on or after the
            Subordination Depletion Date, concurrently, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first above, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero; and

            (ii) concurrently, the Group 2 Senior Principal Distribution Amount remaining after priority first above, pro rata, as follows:

                  (a) to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 1 Senior Principal Distribution Amount not paid pursuant to priority first above;

                  (b) (1) with  respect  to any  Distribution  Date prior to the
            Subordination Depletion Date, sequentially, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first above, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                      (2) with respect to any Distribution  Date on or after the
            Subordination Depletion Date, concurrently, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first above, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero; and

            (iii) concurrently, the Group 3 Senior Principal Distribution Amount remaining after priority first above, pro rata, as follows:

                  (a) to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 1 Senior Principal Distribution Amount not paid pursuant to priority first above; and

                  (b) to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 2 Senior Principal Distribution Amount not paid pursuant to priority first above;

      third,   sequentially,   to  the  Class  M-1,  Class  M-2  and  Class  M-3
Certificates, in that order, up to the Sequential Mezzanine Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

      fourth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      fifth, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      sixth, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      seventh, to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      eighth, to the Class M-8 Certificates, up to the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      ninth, to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      tenth,  to  the  Class  B  Certificates,  up  to  the  Class  B  Principal
Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

      eleventh, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts."

      For purposes of the foregoing, the following terms will have the respective meanings set forth below.

      The "Certificate Principal Balance" with respect to any class of Certificates (other than the Class CE, Class R and Class R-X Certificates, which have no Certificate Principal Balance) and any Distribution Date, will equal the principal balance of that class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

   o all amounts distributed on previous Distribution Dates on that class on account of principal; and

   o any Applied Realized Loss Amounts allocated to that class for previous Distribution Dates;

and increased by:

   o  any   Subsequent   Recoveries   allocated   to  that  class  for  previous
      Distribution Dates.

      "Sequential Mezzanine Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the product of (i) approximately 76.10% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

      "Class M-4 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 79.60% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

      "Class M-5 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date)and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 83.10% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

      "Class M-6 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the product of (i) approximately 86.50% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

      "Class M-7 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6
Certificates  (after  taking into account the payment of the Class M-6 Principal
Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 89.60% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

      "Class M-8 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6
Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 91.50% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

      "Class M-9 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6
Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the product of (i) approximately 93.10% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

      "Class B Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6
Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution

Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 95.10% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

      "Credit Enhancement Percentage" for any class of Certificates and any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the class or classes of Certificates with a lower distribution priority than such class before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount after taking into account the distribution of the Principal Distribution Amount as of the prior Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period.

      "Extra Principal Distribution Amount" means as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for that Distribution Date and (y) the Overcollateralization Deficiency for that Distribution Date.

      "Group 1 Principal Percentage" means for any Distribution Date and the Group 1 Certificates, the percentage equivalent to a fraction, the numerator of which is the Principal Remittance Amount allocable to the group 1 Mortgage Loans for such Distribution Date, and the denominator of which is equal to the Principal Remittance Amount for such Distribution Date.

      "Group 1 Senior Principal Distribution Amount" means as of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Group 1 Principal Percentage of the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the Certificate Principal Balance of the Group 1 Certificates immediately prior to that Distribution Date over (b) the lesser of
(x) the product of (1) approximately 57.60% and (2) the aggregate Principal Balance of the group 1 Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (y) the amount by which the aggregate Principal Balance of the group 1 Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the product of (1) 0.50% and (2) the aggregate Principal Balance of the group 1 Mortgage Loans on the Cut-off Date.

      "Group 2 Principal Percentage" means for any Distribution Date and the Group 2 Certificates, the percentage equivalent to a fraction, the numerator of which is the Principal Remittance Amount allocable to the group 2 Mortgage Loans for that Distribution Date, and the denominator of which is equal to the Principal Remittance Amount for that Distribution Date.

      "Group 2 Senior Principal Distribution Amount" means as of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Group 2 Principal Percentage of the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Certificate Principal Balance of the Group 2 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 57.60% and (2) the aggregate Principal Balance of the group 2 Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (y) the amount by which the aggregate Principal Balance of the group 2 Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the product of (1) 0.50% and (2) the aggregate Principal Balance of the group 2 Mortgage Loans on the Cut-off Date.

         "Group 3 Principal Percentage" means for any Distribution Date and the Group 3 Certificates, the percentage equivalent to a fraction, the numerator of which is the Principal Remittance Amount allocable to the group 3 Mortgage Loans for that Distribution Date, and the denominator of which is equal to the Principal Remittance Amount for that Distribution Date.

      "Group 3 Senior Principal Distribution Amount" means as of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Group 3 Principal Percentage of the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Certificate Principal Balance of the Group 3 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 57.60% and (2) the aggregate Principal Balance of the group 3 Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (y) the amount by which the aggregate Principal Balance of the group 3 Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the product of (1) 0.50% and (2) the aggregate Principal Balance of the group 3 Mortgage Loans on the Cut-off Date.

      "Overcollateralization Amount" means as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period over (y) the aggregate Certificate Principal Balance of all classes of Certificates (after taking into account all distributions of principal on that Distribution Date and the increase of any Certificate Principal Balance as a result of Subsequent Recoveries).

      "Overcollateralization Deficiency" means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the reduction on that Distribution Date of the Certificate Principal Balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on that Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on that Distribution Date.

      "Overcollateralization Release Amount" means with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for that Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on that Distribution Date over (ii) the Targeted Overcollateralization Amount. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

      "Principal Distribution Amount" means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

      "Principal Remittance Amount" means with respect to any Distribution Date, the amount equal to the excess of:

      (A) the sum (less certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses or indemnification payments pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans:

            (i) each payment of principal on a Mortgage Loan due during the immediately preceding Collection Period and received by the Servicer on or prior to the Determination Date for that Distribution Date, including any Advances with respect thereto;

            (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period;

            (iii) the insurance proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period;

            (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to that Prepayment Period;

            (v)  any  Substitution   Adjustments  received  during  the  related
      Prepayment Period; and

            (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal;

      over (B) to the extent any amounts payable to the Supplemental Interest Trust on behalf of the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) exceed the Interest Remittance Amount for such Distribution Date (without giving effect to clause (B) of the definitions of "Group 1 Interest Remittance Amount," "Group 2 Interest Remittance Amount" and "Group 3 Interest Remittance Amount"), the amount of such excess.

      "Senior Principal Distribution Amount" means as of any Distribution Date, the sum of the Group 1 Senior Principal Distribution Amount, the Group 2 Senior Principal Distribution Amount and the Group 3 Senior Principal Distribution Amount.

      "60+ Day Delinquent Loan" means each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

      "Stepdown Date" means the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in October 2009 and (y) the Distribution Date on which the Credit Enhancement Percentage for the Senior Certificates is greater than or equal to 42.40%.

      "Subordination Depletion Date" means the Distribution Date on which (i) the sum of the aggregate Certificate Principal Balance of the Class M Certificates and the Certificate Principal Balance of the Class B Certificates is reduced to zero and (ii) the Overcollateralization Amount is reduced to zero.

      "Subsequent Recovery" means any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date relating to the Prepayment Period in which received and distributed in accordance with the priorities described above. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amount for the class of Subordinated Certificates then outstanding with the highest distribution priority will be decreased by the amount of Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Unpaid Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Subordinated Certificates will be increased by the same amount.

      "Targeted Overcollateralization Amount" means as of any Distribution Date,
(x) prior to the Stepdown Date, approximately 2.45% of the Pool Balance of the Mortgage Loans on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) approximately 4.90% of the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) 0.50% of the Pool Balance of the Mortgage Loans on the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

      A "Trigger Event" has occurred on a Distribution Date if:

      (i) the three-month rolling average of 60+ Day Delinquent Loans (as a percentage of the Pool Balance as of the last day of the related Collection Period) equals or exceeds the applicable percentages of the Credit Enhancement Percentage as set forth below for the most senior class of Class A, Class M and Class B Certificates then outstanding;

                   Class                               Percentage
                   Class A Certificates                  37.74%
                   Class M-1 Certificates                47.90%
                   Class M-2 Certificates                57.49%
                   Class M-3 Certificates                66.95%
                   Class M-4 Certificates                78.43%
                   Class M-5 Certificates                94.67%
                   Class M-6 Certificates                118.52%
                   Class M-7 Certificates                153.84%
                   Class M-8 Certificates                188.23%
                   Class M-9 Certificates                231.88%
                   Class B Certificates                  326.52%

      or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance of the Mortgage Loans on the Cut-off Date exceeds the applicable percentages set forth below with respect to that Distribution Date:

        Distribution Date Occurring In                                 Percentage
      October 2008 through September 2009         1.30% for the first month, plus an additional 1/12th
                                                           of 1.65% for each month thereafter
      October 2009 through September 2010         2.95% for the first month, plus an additional 1/12th
                                                           of 1.70% for each month thereafter
      October 2010 through September 2011         4.65% for the first month, plus an additional 1/12th
                                                           of 1.35% for each month thereafter
      October 2011 through September 2012         6.00% for the first month, plus an additional 1/12th
                                                           of 0.70% for each month thereafter
          October 2012 and thereafter                                    6.70%

Allocation of Losses

      A "Realized Loss" is:

   o as to any Liquidated Mortgage Loan, its unpaid Principal Balance less the net proceeds from the liquidation of, and any insurance proceeds from, that Mortgage Loan and the related Mortgaged Property which are applied to the Principal Balance of that Mortgage Loan.

   o  as to any Mortgage Loan, a Deficient Valuation.

   o as to any Mortgage Loan, a reduction in its Principal Balance resulting from a Servicer Modification.

      A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of the Mortgage Loan have been recovered.

      A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by that Mortgaged Property and reduces the secured debt to such value. In such case, the Trust, as the holder of the Mortgage Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of the Mortgage Loan and the reduced secured debt (the difference, a "Deficient Valuation").

      If a Mortgage Loan is in default, or if default is reasonably foreseeable, the Servicer may permit a modification of the Mortgage Loan to reduce its Principal Balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan (any such modification, a "Servicer Modification"). Any such principal reduction will constitute a Realized Loss at the time of the reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

      Realized Losses will, in effect, be absorbed through the application of the Monthly Excess Cashflow Amount and any Net Swap Payment from the Swap Provider to fund the deficiency, as well as through a reduction in the Overcollateralization Amount.

      If, after giving effect to the distribution of the Principal Distribution Amount and any Net Swap Payment from the Swap Provider on any Distribution Date and the increase of any Certificate Principal Balances as a result of Subsequent Recoveries, the aggregate Certificate Principal Balance of the Certificates exceeds the Pool Balance as of the end of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period, the resulting excess (the "Applied Realized Loss Amount") will be allocated sequentially to the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, until their respective Certificate Principal Balances are reduced to zero. The Certificate Principal Balances of the Senior Certificates will not be reduced by any Applied Realized Loss Amounts; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans to pay the Senior Certificates all interest and principal amounts to which they are entitled. Any reduction of a Certificate Principal Balance will not be reversed or reinstated (except in the case of Subsequent Recoveries). However, on future Distribution Dates, Certificateholders of the related class may receive payments up to the Unpaid Realized Loss Amount for such class as described under "--Application of Monthly Excess Cashflow Amounts" or from the Swap Account, according to the priorities set forth under "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" below. These subsequent payments will be applied sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates.

Application of Monthly Excess Cashflow Amounts

      The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Certificate Interest Rates on the Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

      The "Net Mortgage Interest Rate" for each Mortgage Loan is the applicable Mortgage Interest Rate less the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

      If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount and any Net Swap Payment from the Swap Provider, these Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Certificates). The cashflow priorities in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

      On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the cashflow priorities of this transaction permit a portion of the Principal Remittance Amount for that Distribution Date not to be passed through as a distribution of principal on the Certificates on that Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases a limited portion of the overcollateralization from the Trust Fund.

      On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal
Distribution Amount (without duplication) remaining after principal distributions on the Certificates is the "Monthly Excess Cashflow Amount," which is required to be applied in the following order of priority (the "Monthly Excess Cashflow Allocation") on that Distribution Date:

            (i) to the Senior Certificates, pro rata, any remaining Accrued Certificate Interest for such classes for that Distribution Date;

            (ii) to the Senior Certificates, pro rata, any Interest Carry Forward Amounts for such classes for that Distribution Date;

            (iii)  to  the  Class  M-1   Certificates,   any  remaining  Accrued
      Certificate Interest thereon for that Distribution Date;

            (iv) to the Class M-1 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (v) to the Class M-1 Certificates, any Class M-1 Realized Loss Amortization Amount for that Distribution Date;

            (vi)  to  the  Class  M-2   Certificates,   any  remaining   Accrued
      Certificate Interest thereon for that Distribution Date;

            (vii) to the Class M-2 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (viii) to the Class M-2 Certificates, any Class M-2 Realized Loss Amortization Amount for that Distribution Date;

            (ix)  to  the  Class  M-3   Certificates,   any  remaining   Accrued
      Certificate Interest thereon for that Distribution Date;

            (x) to the Class M-3 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (xi) to the Class M-3 Certificates, any Class M-3 Realized Loss Amortization Amount for that Distribution Date;

            (xii)  to  the  Class  M-4   Certificates,   any  remaining  Accrued
      Certificate Interest thereon for that Distribution Date;

            (xiii) to the Class M-4 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (xiv) to the Class M-4 Certificates, any Class M-4 Realized Loss Amortization Amount for that Distribution Date;

            (xv)  to  the  Class  M-5   Certificates,   any  remaining   Accrued
      Certificate Interest thereon for that Distribution Date;

            (xvi) to the Class M-5 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (xvii) to the Class M-5 Certificates, any Class M-5 Realized Loss Amortization Amount for that Distribution Date;

            (xviii) to the Class M-6 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

            (xix) to the Class M-6 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (xx) to the Class M-6 Certificates, any Class M-6 Realized Loss Amortization Amount for that Distribution Date;

            (xxi)  to  the  Class  M-7   Certificates,   any  remaining  Accrued
      Certificate Interest thereon for that Distribution Date;

            (xxii) to the Class M-7 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (xxiii) to the Class M-7 Certificates, any Class M-7 Realized Loss Amortization Amount for that Distribution Date;

            (xxiv)  to  the  Class  M-8  Certificates,   any  remaining  Accrued
      Certificate Interest thereon for that Distribution Date;

            (xxv) to the Class M-8 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (xxvi) to the Class M-8 Certificates, any Class M-8 Realized Loss Amortization Amount for that Distribution Date;

            (xxvii) to the Class M-9 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

            (xxviii) to the Class M-9 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (xxix) to the Class M-9 Certificates, any Class M-9 Realized Loss Amortization Amount for that Distribution Date;

            (xxx) to the Class B Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

            (xxxi) to the Class B Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (xxxii) to the Class B Certificates, any Class B Realized Loss Amortization Amount for that Distribution Date;

            (xxxiii) to the Cap Carryover Reserve Account, in respect of amounts otherwise distributable to the Class CE Certificates, an amount up to the aggregate of any Cap Carryover Amounts for such Distribution Date;

            (xxxiv)  to  the  Swap  Provider,   any  Swap  Termination  Payments
      resulting from a Swap Provider Trigger Event; and

            (xxxv) to the Class CE Certificates, in the amounts specified in the Pooling and Servicing Agreement.

      For purposes of the foregoing, the following terms will have the respective meanings set forth below.

      "Class M-1 Realized Loss Amortization Amount" means as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (iv) of the Monthly Excess Cashflow Allocation for that Distribution Date.

      "Class M-2 Realized Loss Amortization Amount" means as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (vii) of the Monthly Excess Cashflow Allocation for that Distribution Date.

      "Class M-3 Realized Loss Amortization Amount" means as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (x) of the Monthly Excess Cashflow Allocation for that Distribution Date.

      "Class M-4 Realized Loss Amortization Amount" means as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xiii) of the Monthly Excess Cashflow Allocation for that Distribution Date.

      "Class M-5 Realized Loss Amortization Amount" means as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xvi) of the Monthly Excess Cashflow Allocation for that Distribution Date.

      "Class M-6 Realized Loss Amortization Amount" means as to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xix) of the Monthly Excess Cashflow Allocation for that Distribution Date.

      "Class M-7 Realized Loss Amortization Amount" means as to the Class M-7 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-7 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxii) of the Monthly Excess Cashflow Allocation for that Distribution Date.

      "Class M-8 Realized Loss Amortization Amount" means as to the Class M-8 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-8 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxv) of the Monthly Excess Cashflow Allocation for that Distribution Date.

      "Class M-9 Realized Loss Amortization Amount" means as to the Class M-9 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-9 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxviii) of the Monthly Excess Cashflow Allocation for that Distribution Date.

      "Class B Realized Loss Amortization Amount" means as to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxxi) of the Monthly Excess Cashflow Allocation for that Distribution Date.

      "Realized Loss Amortization Amount" means each of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class

M-6 Realized Loss Amortization Amount, the Class M-7 Realized Loss Amortization Amount, the Class M-8 Realized Loss Amortization Amount, the Class M-9 Realized Loss Amortization Amount and the Class B Realized Loss Amortization Amount.

      "Unpaid Realized Loss Amount" means for any class of Subordinated Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to that class for all prior Distribution Dates, as described under "--Allocation of Losses" above, over (y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to that class, (b) the cumulative amount of related Realized Loss Amortization Amounts for that class for all prior Distribution Dates and (c) the cumulative amount of Unpaid Realized Loss Amounts reimbursed to such class for all prior Distribution Dates from the Supplemental Interest Trust.

Certificate Interest Rates

      Interest   for  each   Distribution   Date  will  accrue  on  the  Offered
Certificates and the Class B Certificates during the related Interest Accrual Period at a per annum rate (the "Certificate Interest Rate") equal to the least of (i) One-Month LIBOR plus the applicable certificate margin set forth in the table beginning on page S-6, (ii) the applicable Maximum Rate Cap (the lesser of (i) and (ii) for each such class, the "Pass-Through Rate") and (iii) the applicable Cap for such Distribution Date. During each Interest Accrual Period relating to the Distribution Dates after the Optional Termination Date, each of the certificate margins will be "stepped-up" to the applicable margin set forth in the table beginning on page S-6 if the optional termination right is not exercised.

      The "Group 1 Cap" for any Distribution Date and for the Group 1 Certificates will be (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the group 1 Mortgage Loans, weighted on the basis of the Principal Balances of the group 1 Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

      The "Group 1 Maximum Rate Cap" for any Distribution Date and for the Group 1 Certificates will be a (a) per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Maximum Mortgage Interest Rates for the group 1 Mortgage Loans, weighted on the basis of the Principal Balances of the group 1 Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

      The "Group 2 Cap" for any Distribution Date and for the Group 2 Certificates will be (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the group 2 Mortgage Loans, weighted on the basis of the Principal Balances of the group 2 Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

      The "Group 2 Maximum Rate Cap" for any Distribution Date and for the Group 2 Certificates will be a (a) per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Maximum Mortgage Interest Rates for the group 2 Mortgage Loans, weighted on the basis of the Principal Balances of the group 2 Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

      The "Group 3 Cap" for any Distribution Date and for the Group 3 Certificates will be (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the group 3 Mortgage Loans, weighted on the basis of the Principal Balances of the group 3 Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) the Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

      The "Group 3 Maximum Rate Cap" for any Distribution Date and for the Group 3 Certificates will be a (a) per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Maximum Mortgage Interest Rates for the group 3 Mortgage Loans, weighted on the basis of the Principal Balances of the group 3 Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

      The "Pool Cap" for any Distribution Date and for the Class M and Class B Certificates will be a per annum rate equal to the weighted average of the Group 1 Cap, the Group 2 Cap and the Group 3 Cap, weighted on the basis of the related Group Subordinate Amount.

      The "Pool Maximum Rate Cap" for any Distribution Date and for the Class M and Class B Certificates will be a per annum rate equal to the weighted average of the Group 1 Maximum Rate Cap, the Group 2 Maximum Rate Cap and the Group 3 Maximum Rate Cap, weighted on the basis of the related Group Subordinate Amount.

      Each of the Group 1 Cap, the Group 2 Cap, the Group 3 Cap and the Pool Cap are sometimes referred to in this free writing prospectus as a "Cap" and each of the Group 1 Maximum Rate Cap, the Group 2 Maximum Rate Cap, the Group 3 Maximum Rate Cap and the Pool Maximum Rate Cap are sometimes referred to in this free writing prospectus as a "Maximum Rate Cap."

      The "Net Maximum Mortgage Interest Rate" for each Adjustable-Rate Mortgage Loan is the applicable Maximum Mortgage Interest Rate and for each Fixed-Rate Mortgage Loan is the Mortgage Interest Rate for such Mortgage Loan, in each case less the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

      The "Group Subordinate Amount" for any Distribution Date and (i) the group 1 Mortgage Loans, will be equal to the excess of the aggregate Principal Balance of the group 1 Mortgage Loans as of the first day of the related Collection Period over the Certificate Principal Balance of the Group 1 Certificates immediately prior to that Distribution Date, (ii) the group 2 Mortgage Loans, will be equal to the excess of the aggregate Principal Balance of the group 2 Mortgage Loans as of the first day of the related Collection Period over the Certificate Principal Balance of the Group 2 Certificates immediately prior to that Distribution Date and (iii) the group 3 Mortgage Loans, will be equal to the excess of the aggregate Principal Balance of the group 3 Mortgage Loans as of the first day of the related Collection Period over the aggregate Certificate Principal Balance of the Group 3 Certificates immediately prior to that Distribution Date.

      If on any Distribution Date, the Accrued Certificate Interest for any Certificate is based on the applicable Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on that Distribution Date based on its Pass-Through Rate over (ii) the amount of interest such Certificate received on that Distribution Date based on the Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Certificate) will be the "Cap Carryover Amount." Any Cap Carryover Amount may be paid on the same or future Distribution Dates from amounts that would otherwise be distributed on the Class CE Certificates, and then, to the extent remaining unpaid, from amounts in the Swap Account, as set forth herein under "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account." On the Closing Date, the Trustee will establish the Cap Carryover Reserve Account ("Cap Carryover Reserve Account") pursuant to the Pooling and Servicing Agreement from which distributions of Monthly Excess Cashflow Amount in respect of Cap Carryover Amounts on the Offered Certificates and the Class B Certificates will be made. The Cap Carryover Reserve Account will be an asset of the Trust but not of any REMIC.

      The Cap Carryover Reserve Account will be funded from amounts otherwise distributable to the Class CE Certificates under clause (xxxiii) of the Monthly Excess Cashflow Allocation. On each Distribution Date, amounts on deposit in the Cap Carryover Reserve Account will be distributed, sequentially, as follows:

            first, concurrently, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata (based on the Cap Carryover Amount for each such class), any Cap Carryover Amount for such class; and

            second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, any Cap Carryover Amount for such class.

Interest Rate Swap Agreement, the Swap Provider and the Swap Account

The Interest Rate Swap Agreement

      On or before the Closing Date, the Supplemental Interest Trust Trustee on behalf of the supplemental interest trust, a separate trust created under the Pooling and Servicing Agreement (the "Supplemental Interest Trust") will enter into an Interest Rate Swap Agreement with the Swap Provider. With respect to any Distribution Date prior to and including the Distribution Date in September 2011, the Supplemental Interest Trust Trustee will deposit into the Swap Account certain amounts, if any, received from the Swap Provider and such amounts will be distributed as described under "--The Swap Account." Neither the Supplemental Interest Trust nor the Swap Account will be an asset of any REMIC.

      Under the Interest Rate Swap Agreement, with respect to any Distribution Date occurring prior to and including the Distribution Date in September 2011, the Supplemental Interest Trust will be obligated to pay to the Swap Provider from Available Funds a fixed amount equal to the product of (x) 5.0625%, (y) the notional amount for that Distribution Date set forth on the table in Appendix D and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust Trustee a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the notional amount for that Distribution Date set forth on the table in Appendix D and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on or before the business day prior to each Distribution Date (each such net payment, a "Net Swap Payment") (a) by the Supplemental Interest Trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider, to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

      The initial notional amount for the Interest Rate Swap Agreement will be approximately $1,099,263,982. The Interest Rate Swap Agreement will terminate immediately after the Distribution Date in September 2011 unless terminated earlier upon the occurrence of a Swap Default, a Swap Early Termination or an Additional Termination Event.

      The respective obligations of the Swap Provider and the Supplemental Interest Trust Trustee to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and
(2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated by the Swap Provider or the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement.

      Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

      Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event), that payment will be paid from the Supplemental Interest Trust prior to the related Distribution Date, and, until paid in full, prior to any subsequent Distribution Dates, prior to distributions to Certificateholders.

      Upon a Swap Early Termination, the Supplemental Interest Trust Trustee, at the direction of the Depositor and with the consent of the NIMS Insurer, if any, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Supplemental Interest Trust receives a Swap Termination Payment from the Swap Provider, the Supplemental Interest Trust Trustee will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment owing to the Swap Provider.

      Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies, that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (3) obtain a guaranty of its obligations from a third party satisfactory to the Rating Agencies or (4) establish any other arrangement satisfactory to the applicable Rating Agency or Rating Agencies.

      For purposes of the foregoing, the following terms will have the respective meanings set forth below.

      The "Downgrade Provisions" of the Interest Rate Swap Agreement will be triggered if the Swap Provider's short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

      "Events of Default" under the Interest Rate Swap Agreement (each, a "Swap Default") include the following standard events of default under the 2002 ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as modified by the Interest Rate Swap Agreement:

   o  failure to pay or deliver,

   o  bankruptcy and insolvency events, and

   o a merger by the Swap Provider without an assumption of its obligations under the Interest Rate Swap Agreement,

      as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) (except with respect to clause 2 thereof as it relates to the Supplemental Interest Trust) of the ISDA Master Agreement.

      The "Swap Account" means a segregated trust account of the Supplemental Interest Trust in which payments owed to or received from the Swap Provider will be deposited.

      A "Swap Early Termination" means the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

      A "Swap Provider Trigger Event" means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement) or (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

      The "Swap Termination Payment" means the amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

      A "Termination Event" under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement:

   o illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

   o a tax event (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

   o a tax event upon merger (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), as described in Section 5(b)(i), 5(b)(iii) and 5(b)(iv) of the ISDA Master Agreement.

      In addition, there are "Additional Termination Events" under the Interest Rate Swap Agreement consisting of the following events:

   o upon the irrevocable direction to dissolve or otherwise terminate the Trust following which all assets of the Trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

   o  upon the exercise of an optional termination,

   o if the Pooling and Servicing Agreement or other transaction documents are amended or modified without the prior written consent of the Swap Provider where written consent is required, and

   o solely with respect to the Swap Provider, if the Swap Provider fails to comply with the Downgrade Provisions.

      It may also be an Additional Termination Event under the Interest Rate Swap Agreement if the Depositor determines at any time that it is required for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 CFR ss.229 ("Regulation AB"), to disclose any financial data relating to the Swap Provider. If such determination is made, the Swap Provider will be required, at its own expense, to (a) provide to the
Depositor the required financial data, (b) subject to rating agency requirements, select a successor swap provider who will provide the required financial data or (c) subject to rating agency requirements, obtain a guarantee from an affiliate, who will provide the required financial data, if provision of such data would satisfy the requirements of Regulation AB. If the Swap Provider does not comply with the immediately preceding sentence, then it will be an Additional Termination Event and the Swap Provider or the Supplemental Interest Trust may be required to make a termination payment under the Interest Rate Swap Agreement.

      The Supplemental Interest Trust will not be required to make any gross-up payments to the Swap Provider on account of any tax withholding.

      As of the date of this free writing prospectus, the maximum probable exposure to the Swap Provider under the Interest Rate Swap Agreement is less than 10% of the Pool Balance as of the Cut-off Date.

The Swap Provider

      The Swap Provider is a national  banking  association  organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. The Swap Provider is a wholly-owned indirect subsidiary of Bank of America Corporation and is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of March 31, 2006, the Swap Provider had consolidated assets of $1,105 billion, consolidated deposits of $703 billion and stockholder's equity of $102 billion based on regulatory accounting principles.

      Bank of America Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding Bank of America Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, together with any subsequent documents it filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

      Moody's Investors Service, Inc. currently rates the Swap Provider's long-term debt as "Aa1" and short-term debt as "P-1." Standard & Poor's, a division of The McGraw-Hill Companies, Inc. rates the Swap Provider's long-term debt as "AA" and its short-term debt as "A-1+." Fitch Ratings rates the long-term debt of the Swap Provider as "AA-" and short-term debt as "F1+." Further information with respect to such ratings may be obtained from each of the Rating Agencies. No assurances can be given that the current ratings of the Swap Provider's instruments will be maintained.

      The Swap Provider is an affiliate of the Depositor and the Underwriter.

The Swap Account

      The Interest Rate Swap Agreement will be administered by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement. For any Distribution Date on which the Interest Rate Swap Agreement is in effect, the Supplemental Interest Trust Trustee will be required to deposit into the Swap Account established by the Supplemental Interest Trust Trustee, any Swap Termination Payment (including a Swap

Termination Payment resulting from a Swap Provider Trigger Event) and any Net Swap Payment. Any Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust on a Distribution Date, will be deducted from interest collections on the Mortgage Loans and, to the extent interest collections on the Mortgage Loans for such Distribution Date are insufficient to pay such amounts, from principal collections on the Mortgage Loans for such Distribution Date before any distributions on the Certificates for such Distribution Date.

      On each Distribution Date, to the extent required, following the distribution of the Monthly Excess Cashflow Amount as described under "--Application of Monthly Excess Cashflow Amounts" in this free writing prospectus and withdrawals from the Cap Carryover Reserve Account as described under "--Certificate Interest Rates," the Supplemental Interest Trust Trustee will distribute amounts on deposit in the Swap Account in the following order of priority:

      first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

      second, to the Swap Provider, any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

      third, concurrently, to each class of Class A Certificates, the related Accrued Certificate Interest and Interest Carry Forward Amount remaining undistributed after the distributions of the Group 1 Interest Remittance Amount, the Group 2 Interest Remittance Amount, the Group 3 Interest Remittance Amount and the Monthly Excess Cashflow Amount, on a pro rata basis based on such respective remaining Accrued Certificate Interest and Interest Carry Forward Amount;

      fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the related Accrued Certificate Interest and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group 1 Interest Remittance Amount, the Group 2 Interest Remittance Amount, the Group 3 Interest Remittance Amount and the Monthly Excess Cashflow Amount;

      fifth, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal in the priority described under "--Principal Distributions" for such Distribution Date, but only to the extent necessary to restore the Overcollateralization Amount to the Targeted Overcollateralization Amount;

      sixth, to the Offered Certificates and Class B Certificates, to pay Cap Carryover Amounts in the following order of priority, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve Account;

      (i) concurrently, to the Class A Certificates, pro rata (based on the remaining Cap Carryover Amount of each such Class) any remaining Cap Carryover Amount for such Class; and

      (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, any remaining Cap Carryover Amount for such Class;

      seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, to the extent of any remaining Unpaid Realized Loss Amounts for each such class;

      eighth, to the Supplemental Interest Trust, to fund any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

      ninth, to the Class CE Certificates, any remaining amounts.

      Amounts distributed in respect of priorities fifth and seventh above shall not exceed the aggregate of current or prior Realized Losses not previously reimbursed by Subsequent Recoveries or the Monthly Excess Cashflow Amount.

Calculation of One-Month LIBOR

      One-Month LIBOR for the first Distribution Date will be determined on the second business day preceding the Closing Date and for each subsequent Distribution Date will be determined on the second business day prior to the immediately preceding Distribution Date (each such date, a "LIBOR Determination Date"). With respect to each Distribution Date, "One-Month LIBOR" will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related LIBOR Determination Date. "Telerate Page 3750" means the display designated as page 3750 on the Reuters Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on that page (or such other page as may replace that page on that service, or if such service is no longer offered, another service for displaying One-Month LIBOR or comparable rates as may be selected by the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee) as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 A.M., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates. If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.

      The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates and the Class B Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

      The  yields  to  maturity  and  weighted  average  lives  of  the  Offered
Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the applicable Mortgage Loans, the allocation of Available Funds to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of Offered Certificates and the relationship between payments made by the Trust and payments, if any, made by the Swap Provider under the Interest Rate Swap Agreement.

      The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Offered Certificates will be affected by the rate of defaults resulting in Realized Losses and by the severity and timing of these losses. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than the yield calculated. The timing of Realized Losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience of the Mortgage Loans. The Mortgage Loans may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because the Mortgage Loans are of sub-prime credit quality. See "Risk Factors--Nature of sub-prime mortgage loans may increase risk of loss" in this free writing prospectus and "Risk Factors--Risks Associated with the Assets--Sub-Prime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure" in the prospectus.

      The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the applicable Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Sponsor, the Originator or the Servicer). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment charges. The Mortgage Loans are subject to the "due-on-sale" provisions in the related mortgage notes. See "Yield Considerations" in the prospectus.

      Unscheduled payments of principal (whether resulting from prepayments, liquidations, casualties, condemnations, repurchases due to breaches of representations and warranties, or purchase in connection with optional termination) will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the applicable Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Interest Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. As is the case with the Fixed-Rate Mortgage Loans, the Adjustable-Rate Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Interest Rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Adjustable-Rate Mortgage Loans may differ from that on the Fixed-Rate Mortgage Loans because the amount of the Monthly Payments on the Adjustable-Rate Mortgage Loans are subject to adjustment on each Adjustment Date. Further, a majority of the Adjustable-Rate Mortgage Loans will not have their initial Adjustment Date for two to five years after their origination. The Adjustable-Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on such Adjustable-Rate Mortgage Loans as borrowers seek to avoid changes in their Monthly Payments.

      The weighted average life and yield to maturity of each class of Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Principal Balance than the aggregate

Certificate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the Index for the Adjustable-Rate Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Certificate Principal Balance of a class of Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

      The Class M and Class B Certificates are not expected to receive any principal distributions until at least the Distribution Date in October 2009 (unless the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero prior thereto). As a result, the weighted average lives of the Class M and Class B Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss
Amount will be allocated to one or more classes of Class M and Class B Certificates.

      Option One generally will be required to repurchase from the Trust certain Mortgage Loans for which the first scheduled monthly payment due after their purchase by the Sponsor becomes 45 or more days Delinquent. Such repurchase obligation shall have the same effect on the holders of the Offered Certificates as a prepayment on the Mortgage Loans. See "Risk Factors--There are risks involving unpredictability of prepayments and the effect of prepayments on yields" in this free writing prospectus.

Weighted Average Lives

      The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

      The projected weighted average life of any class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in such class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in the tables in this free writing prospectus under "Summary of Free Writing Prospectus."

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this free writing prospectus (the "Prepayment Assumptions") are based on an assumed rate of prepayment each month of the then unpaid principal balance of three hypothetical pools of mortgage loans similar to the Mortgage Loans.

      For the Fixed-Rate Mortgage Loans, the Prepayment Assumption is the "Fixed-Rate Prepayment Curve" or "FRM PPC," which assumes a prepayment rate of 2.30% CPR per annum of the then-outstanding principal balance of a hypothetical pool of fixed-rate mortgage loans in the first month of the life of such mortgage loans and an additional 2.30% per annum in each month thereafter until 23% CPR is reached in the tenth month. Beginning in the tenth month and in each month thereafter during the life of such mortgage loans, FRM PPC assumes a constant prepayment rate of 23.00% CPR per annum each month.

      For the Adjustable-Rate Mortgage Loans, the Prepayment Assumption is the "Adjustable-Rate Prepayment Curve" or "ARM PPC," which assumes a prepayment rate of 5% CPR per annum of the then-outstanding principal balance of a hypothetical pool of adjustable rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 2.273% per annum in each month thereafter until 30% CPR is reached in the twelfth month. Beginning in the twelfth month, ARM PPC assumes a constant prepayment rate of 30% CPR per annum each month until the twenty-fifth month is reached. Beginning in the twenty-fifth month, ARM PPC assumes a constant prepayment rate of 60% CPR per annum each month until the twenty-eighth month is reached. Beginning in the twenty-eighth month and in each month thereafter during the life of such mortgage loans,

ARM PPC assumes a constant prepayment rate of 35% CPR per annum each month. Notwithstanding the foregoing, CPR is capped at 90% with respect to all of the decrement tables.

      "CPR" represents a constant assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. No Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

      The decrement tables set forth in Appendix B were prepared on the basis of the Structuring Assumptions in the following paragraph. There may be certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the decrement tables. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the table in Appendix C, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

      The percentages and weighted average lives in the decrement tables were determined using the following assumptions collectively (the "Structuring Assumptions"): (i) the Mortgage Loans have the characteristics set forth in the table in Appendix C, (ii) the closing date for the Offered Certificates occurs on October 12, 2006 and the Offered Certificates are sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in October 2006, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates," (iv) the Mortgage Loans prepay in accordance with the Prepayment Assumptions indicated, (v) there are no Prepayment Interest Shortfalls, (vi) neither the Sponsor nor the Originator is required to substitute or repurchase any of the Mortgage Loans pursuant to the Option One Mortgage Loan Purchase Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement and no optional termination is exercised (except with respect to the entries identified by the row heading "Weighted Avg. Life to Optional Termination Date" in the tables in Appendix B),
(vii) the Targeted Overcollateralization Amount is set initially as specified herein and thereafter decreases as described in the definition thereof, (viii) scheduled payments for all Mortgage Loans are received on the Due Date commencing in October 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) such prepayments are received on the last day of each month commencing in September 2006, (x) the Servicing Fee Rate is 0.30% per annum for the first 10 calendar months, 0.40% per annum for the 11th through 30th calendar months and 0.65% per annum for all calendar months thereafter, and the Credit Risk Manager Fee Rate is 0.015% per annum, (xi) One-Month LIBOR is at all times equal to 5.32%, (xii) the Certificate Interest Rates for the Offered Certificates are calculated as described above under "Description of the Certificates--Certificate Interest Rates," (xiii) the Mortgage Interest Rate for each Adjustable-Rate Mortgage Loan (which are indicated as such in Appendix C with the designation ARM under the column Interest Type) adjusts semi-annually on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (this sum subject to the applicable Periodic Rate Caps, Minimum Mortgage Interest Rates and Maximum Mortgage Interest Rates), (xiv) the Index with respect each of the Adjustable-Rate Mortgage Loans is Six-Month LIBOR and Six-Month LIBOR is equal to 5.37%, (xv) the Class P Certificates have a zero Certificate Principal Balance and (xvi) the Net Swap Payment is calculated as described under "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" and no Swap Termination Payment is made. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

      Based on the foregoing Structuring Assumptions, the decrement tables indicate the projected weighted average lives of each class of Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class that would be outstanding after each of the dates shown at the indicated percentages of the applicable Prepayment Assumption.

                                 USE OF PROCEEDS

      The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase price of the Mortgage Loans transferred to the Trust. See "Method of Distribution" in this free writing prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The Pooling and Servicing Agreement provides that designated portions of the Issuing Entity (exclusive of arrangements intended to protect against basis risk for certain of the certificates, the Interest Rate Swap Agreement, the Swap Account, the Supplemental Interest Trust and the Cap Carryover Reserve Account and certain other assets specified in the Pooling and Servicing Agreement) will comprise multiple REMICs. Each REMIC will designate a single class of interests as the residual interest in that REMIC. Elections will be made to treat each REMIC as a REMIC for federal income tax purposes. Each class of Offered Certificates (exclusive of the right to receive payments from the Cap Carryover Reserve Account and the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust), the Class B, Class CE and the Class P Certificates will represent beneficial ownership of REMIC regular interests.

      Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC formed pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

Taxation of Regular Interests

      For federal income tax reporting purposes, the regular interest portion of the classes of Offered Certificates may be treated as having been issued with original issue discount ("OID"). The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 100% ARM PPC with respect to the Adjustable-Rate Mortgage Loans and 100% FRM PPC with respect to the Fixed-Rate Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus.

      The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

      The Offered Certificates will represent beneficial ownership of (i) a REMIC regular interest and (ii) the right to receive payments from the Cap Carryover Reserve Account and the right to receive payments from the Supplemental Interest Trust in respect of the Cap Carryover Amount and the obligation to make payments to the Supplemental Interest Trust (the "Notional Principal Contract Arrangement"). Holders of the Offered Certificates must allocate their basis between their regular interest and their Notional Principal Contract Arrangement component as set forth below under "--Taxation of Notional Principal Contract Arrangement." The Cap Carryover Reserve Account, the Interest Rate Swap Agreement, the Swap Account and the Supplemental Interest Trust are not assets of any REMIC created in this transaction. The REMIC regular interest corresponding to an Offered Certificate (the "Regular Interest") will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds except that (i) payments in respect of Cap Carryover Amounts will not be paid to the Regular Interest, (ii) the maximum interest rate of the corresponding Regular Interest for the purposes of all calculations relating to such Regular Interest will equal the weighted average of the Group 1 Cap, the Group 2 Cap and the Group 3 Cap, weighted on the basis of the Principal Balances of the applicable group of Mortgage Loans as of the first day of the related Collection Period and computed for these purposes by limiting the notional balance of the Interest Rate Swap Agreement to the aggregate

Principal Balance of the Mortgage Loans and (iii) any Swap Termination Payment will be treated as being first payable solely from the Excess Cashflow otherwise distributable to the Class CE Certificate and then from distributions made to the Regular Interests, which are then paid to the Swap Provider. As a result of the foregoing, the amount of distributions on the Regular Interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

      The Regular Interest of the Offered Certificates (but not the Notional Principal Contract Arrangement components) generally will be treated as assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association and "real estate assets" under Section 856(c)(5)(B) of the Code for a real estate investment trust (a "REIT"), in the same proportion that the assets in the Issuing Entity would be so treated. In addition, interest on the Regular Interests generally will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code for a REIT, to the extent that the Regular Interest is treated as "real estate assets" under Section 856(c)(5)(B) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Securities" in the prospectus. If more than 95% of the Regular Interests and income qualify for these treatments, the Regular Interests generally will qualify for such treatments in their entirety (exclusive of the Notional Principal Contract Arrangement component). However, no portion of an offered certificateholder's basis or income allocable to a Notional Principal Contract Arrangement will qualify for such treatment. As a result, the Offered Certificates generally are not suitable investments for inclusion in another REMIC and may not be a suitable investment for a REIT.

Taxation of the Basis Risk Arrangements

      General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to Cap Carryover Amounts from the Cap Carryover Reserve Account and the Supplemental Interest Trust and the obligation to make payments to the Supplemental Interest Trust on the date it purchases its Certificates.

      In general, the holders of the Offered Certificates must allocate the price they pay for the Offered Certificates between the Regular Interest component and the Notional Principal Contract Arrangement component based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid or received by the holders of Offered Certificates, as applicable. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Notional Principal Contract Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Offered Certificates are encouraged to consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a notional principal contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the regulations governing notional principal contracts (the "Notional Principal Contract Regulations"). For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the Trustee will assume that the Notional Principal Contract Arrangement will have a nominal value or such other value as specified in the Pooling and Servicing Agreement. The Notional Principal Contract Arrangement is difficult to value, and the Internal Revenue Service could assert that the value of a Notional Principal Contract Arrangement as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the Internal Revenue Service were to assert a different value for the Notional Principal Contract Arrangement.

      Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Notional Principal Contract Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and are encouraged to consult their tax advisors prior to investing in the Offered Certificates.

      Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding Regular Interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Cap Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such Regular Interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Cap Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract Arrangement.

      An offered certificateholder's ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and
(ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a holder will not be able to recognize a net deduction with respect the Notional Principal Contract Arrangement component in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Notional Principal Contract Arrangement but may not be able to deduct that amount from income, a beneficial owner of an Offered
Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Notional Principal Contract Arrangement would be subject to the limitations described above.

      It is possible that the right to receive payments in respect of the Notional Principal Contract Arrangement could be treated as a partnership among the holders of all of the Certificates subject to that arrangement, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Cap Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

      Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to rights under a Notional Principal Contract Arrangement would be considered a "termination payment" under the Notional Principal Contract Regulations. It is anticipated that the Supplemental Interest Trust Trustee will account for any termination payments for reporting purposes in accordance with the Notional Principal Contract Regulations, as described below.

      Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling certificateholder's rights under the applicable Notional Principal Contract Arrangement in connection with the sale or exchange of an Offered Certificate would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of a Notional Principal Contract Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Notional Principal Contract Arrangement.

      Gain or loss realized upon the termination of a Notional Principal Contract Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

REMIC Taxes and Reporting

      It is not anticipated that the Issuing Entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Issuing Entity, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Issuing Entity, with a resulting reduction in amounts otherwise distributable to Holders of the Offered Certificates. See "Description of the Securities--General" and "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

      The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Federal Income Tax
Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool--Administrative Matters" in the prospectus.

      For further  information  regarding the federal income tax consequences of
investing   in   the   Offered    Certificates,    see   "Federal   Income   Tax
Consequences--REMICs" in the prospectus.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA and the Code. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

      The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption can apply to certificates in a pass-through trust holding mortgage loans, and the Exemption may apply to the Offered Certificates.

      Among the conditions that must be satisfied for the Exemption to apply are the following:

      (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings (collectively, the "Exemption Rating Agencies");

      (3) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

      (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

      (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

      The trust must also meet the following requirements:

            (i) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

            (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by an Exemption Rating Agency for at least one year prior to the acquisition of certificates by the Plan or with assets of the Plan; and

            (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of the certificates by the Plan or with assets of the Plan.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by any Underwriter, the Trustee, the Servicer, the Swap Provider, the Cap Provider any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, or any affiliate of such parties (the "Restricted Group").

      For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental

Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or other person acting on behalf of or using the assets of a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

      Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

      If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions discussed above, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      For more information about ERISA considerations, see the information under the heading "ERISA Considerations" in the prospectus.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

      There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                          REPORTS TO CERTIFICATEHOLDERS

      The Trustee will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates and the status of the Mortgage Pool and certain other information, as set forth in the Pooling and Servicing Agreement, required under
Item 1121 of Regulation AB
as described under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Reports to Securityholders" in the prospectus. In addition, the Trustee and the Servicer, and potentially certain other parties as described in the Pooling and Servicing Agreement, will furnish to the Depositor and the Trustee, as applicable, the compliance statements, assessments and attestation reports in accordance with
Item 1122 and Item 1123 of Regulation AB detailed under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Evidence as to Compliance" in the prospectus.

      Copies of these statements and reports will be filed on Form 10-D and Form 10-K with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

      The Trustee will make the statement described in the prospectus under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Reports to Securityholders" available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee's internet website. To the extent set forth in the Pooling and Servicing Agreement, the Trustee will also make the Periodic Reports described in the prospectus under "Where You Can Find More Information" relating to the Issuing Entity available through its website. The Trustee's internet website will initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                                  LEGAL MATTERS

      The legality of the Offered Certificates and certain tax matters will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, New York, New York.

                                     RATINGS

      It is a condition to the issuance of the Offered Certificates that the Certificates receive at least the rating set forth in the table beginning on page S-6 of this free writing prospectus from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings.

      A securities rating addresses the likelihood of the receipt by a Certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood of the payment of any Cap Carryover Amount, the frequency of prepayments on the Mortgage Loans, or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

      In addition, the rating agencies that assign the initial ratings to the Offered Certificates will monitor those ratings for so long as the Offered Certificates remain outstanding.

                  INDEX OF FREE WRITING PROSPECTUS DEFINITIONS

60+ Day Delinquent Loan.............................S-69
Accrued Certificate Interest........................S-59
Act.................................................S-90
Additional Termination Events.......................S-79
Adjustable-Rate Mortgage Loans......................S-34
Adjustable-Rate Prepayment Curve....................S-84
Adjustment Date.....................................S-35
Advance.............................................S-52
Advancing Person....................................S-52
Applied Realized Loss Amount........................S-71
ARM PPC.............................................S-84
Available Funds.....................................S-57
Balloon Loan........................................S-35
Balloon Payment.....................................S-35
Bank of America.....................................S-45
Cap.................................................S-76
Cap Carryover Amount................................S-77
Cap Carryover Reserve Account.......................S-77
Cap Premium.........................................S-87
Certificate Interest Rate...........................S-75
Certificate Principal Balance.......................S-64
Class B Principal Distribution Amount...............S-66
Class B Realized Loss Amortization Amount...........S-74
Class M-1 Realized Loss Amortization Amount.........S-74
Class M-2 Realized Loss Amortization Amount.........S-74
Class M-3 Realized Loss Amortization Amount.........S-74
Class M-4 Principal Distribution Amount.............S-65
Class M-4 Realized Loss Amortization Amount.........S-74
Class M-5 Principal Distribution Amount.............S-65
Class M-5 Realized Loss Amortization Amount.........S-74
Class M-6 Principal Distribution Amount.............S-65
Class M-6 Realized Loss Amortization Amount.........S-74
Class M-7 Principal Distribution Amount.............S-65
Class M-7 Realized Loss Amortization Amount.........S-74
Class M-8 Principal Distribution Amount.............S-66
Class M-8 Realized Loss Amortization Amount.........S-74
Class M-9 Principal Distribution Amount.............S-66
Class M-9 Realized Loss Amortization Amount.........S-74
Closing Date.........................................S-9
Code................................................S-86
Collection Account..................................S-51
Collection Period....................................S-9
Combined Loan-to-Value Ratio........................S-36
Compensating Interest...............................S-53
CPR.................................................S-85
Credit Enhancement Percentage.......................S-67
Credit Risk Manager..................................S-9
Credit Risk Manager Fee.............................S-53
Credit Risk Manager Fee Rate........................S-53
Credit Scores.......................................S-36
Cut-off Date.........................................S-9
Cut-off Date Principal Balance......................S-34
Defective Mortgage Loans............................S-51
Deficient Valuation.................................S-70
Delinquent..........................................S-35
Depositor............................................S-9
Determination Date...................................S-9
Distribution Account................................S-51
Distribution Date....................................S-9
Downgrade Provisions................................S-79
Due Date............................................S-34
Early Termination Date..............................S-78
Eligible Account....................................S-51
Eligible Substitute Mortgage Loan...................S-50
ERISA...............................................S-89
Events of Default...................................S-79
Exemption...........................................S-89
Exemption Rating Agencies...........................S-90
Extra Principal Distribution Amount.................S-67
Fixed-Rate Mortgage Loans...........................S-34
Fixed-Rate Prepayment Curve.........................S-84
FRM PPC.............................................S-84
FSMA.................................................S-5
Gross Margin........................................S-35
Group 1 Cap.........................................S-75
Group 1 Interest Remittance Amount..................S-59
Group 1 Maximum Rate Cap............................S-75
Group 1 Principal Percentage........................S-67
Group 1 Senior Principal Distribution Amount........S-67
Group 2 Cap.........................................S-75
Group 2 Interest Remittance Amount..................S-59
Group 2 Maximum Rate Cap............................S-76
Group 2 Principal Percentage........................S-67
Group 2 Senior Principal Distribution Amount........S-67
Group 3 Cap.........................................S-76
Group 3 Interest Remittance Amount..................S-60
Group 3 Maximum Rate Cap............................S-76
Group 3 Principal Percentage........................S-67
Group 3 Senior Principal Distribution Amount........S-68
Group Subordinate Amount............................S-77
H&R Block...........................................S-38
Index...............................................S-35
Initial Periodic Rate Cap...........................S-35
Interest Accrual Period.............................S-60
Interest Carry Forward Amount.......................S-60
Interest Only Mortgage Loan.........................S-34
Interest Percentage.................................S-61
Interest Remittance Amount..........................S-61
ISDA Master Agreement...............................S-79
Issuing Entity.......................................S-9
LIBOR Determination Date............................S-82
Liquidated Mortgage Loan............................S-70
LTV.................................................S-39
Maximum Mortgage Interest Rate......................S-35
Maximum Rate Cap....................................S-76
MERS................................................S-49
Minimum Mortgage Interest Rate......................S-35
Monthly Excess Cashflow Allocation..................S-72

Monthly Excess Cashflow Amount......................S-72
Monthly Excess Interest Amount......................S-71
Monthly Payment.....................................S-35
Mortgage............................................S-34
Mortgage Interest Rate..............................S-34
Mortgage Loan Purchase Agreement....................S-36
Mortgage Loan Schedule..............................S-49
Mortgage Loans......................................S-34
Mortgage Pool.......................................S-34
Mortgaged Property..................................S-34
Net Maximum Mortgage Interest Rate..................S-76
Net Mortgage Interest Rate..........................S-71
Net Swap Payment....................................S-78
NIMS Insurer.........................................S-9
Notional Principal Contract Arrangement.............S-86
Notional Principal Contract Regulations.............S-87
OID.................................................S-86
OID Regulations.....................................S-86
One-Month LIBOR.....................................S-82
Option One..........................................S-37
Option One Mortgage Loan Purchase Agreement.........S-36
Option One Underwriting Guidelines..................S-38
Optional Termination Date...........................S-54
Originator...........................................S-9
Overcollateralization Amount........................S-68
Overcollateralization Deficiency....................S-68
Overcollateralization Release Amount................S-68
Pass-Through Rate...................................S-75
Periodic Rate Cap...................................S-35
Plan................................................S-89
Pool Balance........................................S-34
Pool Cap............................................S-76
Pooling and Servicing Agreement.....................S-49
Prepayment Assumptions..............................S-84
Prepayment Interest Excess..........................S-53
Prepayment Interest Shortfall.......................S-54
Prepayment Period....................................S-9
Principal Balance...................................S-34
Principal Distribution Amount.......................S-68
Principal Remittance Amount.........................S-68
Purchase Price......................................S-50
Rating Agencies.....................................S-51
Realized Loss.......................................S-70
Realized Loss Amortization Amount...................S-74
Record Date..........................................S-9
Reference Bank Rate.................................S-82
Regular Interest....................................S-86
Regulation AB.......................................S-80
Reimbursement Amount................................S-50
REIT................................................S-87
Related Documents...................................S-49
Relevant Implementation Date.........................S-4
Relevant Member State................................S-4
Relevant Persons.....................................S-5
Relief Act..........................................S-52
Restricted Group....................................S-90
Senior Principal Distribution Amount................S-69
Sequential Mezzanine Principal Distribution Amount..S-64
Servicer.............................................S-9
Servicer Modification...............................S-71
Servicer Remittance Date............................S-51
Servicing Advance...................................S-52
Servicing Fee.......................................S-53
Servicing Fee Rate..................................S-53
Similar Law.........................................S-89
Six-Month LIBOR.....................................S-37
SMMEA...............................................S-91
Sponsor..............................................S-9
Stepdown Date.......................................S-69
Structuring Assumptions.............................S-85
Subordination Depletion Date........................S-69
Subsequent Recovery.................................S-69
Substitution Adjustment.............................S-50
Supplemental Interest Trust.........................S-77
Supplemental Interest Trust Trustee..................S-9
Swap Account........................................S-79
Swap Early Termination..............................S-79
Swap Provider........................................S-9
Swap Provider Trigger Event.........................S-79
Swap Termination Payment............................S-79
Targeted Overcollateralization Amount...............S-69
Telerate Page 3750..................................S-82
Termination Event...................................S-79
Termination Price...................................S-54
Trigger Event.......................................S-69
Trust...............................................S-46
Trust Fund..........................................S-49
Trustee..............................................S-9
Underwriter.........................................S-36
Unpaid Realized Loss Amount.........................S-75
Value...............................................S-36
Wells Fargo Bank....................................S-47

                         APPENDIX A - MORTGAGE LOAN DATA

      The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

            Cut-off Date Principal Balances of the Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Range of Principal Balance                   Group 1   Group 2   Group 3   Total       Group 1           Group 2
$0.01 to $50,000.00                              115       148       129     392   $  2,849,113.48   $  3,632,208.65
$50,000.01 to $100,000.00                        316       305       239     860     25,391,574.67     23,644,709.57
$100,000.01 to $150,000.00                       401       317       272     990     49,559,110.97     39,563,269.03
$150,000.01 to $200,000.00                       277       282       197     756     48,220,936.77     48,860,053.62
$200,000.01 to $250,000.00                       182       191       101     474     40,568,107.72     42,664,869.07
$250,000.01 to $300,000.00                       147       144       101     392     40,213,252.07     39,544,034.92
$300,000.01 to $350,000.00                       110       124        80     314     35,617,954.09     40,002,699.54
$350,000.01 to $400,000.00                        91        98        53     242     34,119,905.05     36,666,519.39
$400,000.01 to $450,000.00                        23        25       116     164      9,596,089.47     10,454,986.53
$450,000.01 to $500,000.00                         6         9       107     122      2,832,284.38      4,280,746.55
$500,000.01 to $550,000.00                         8         4        84      96      4,215,394.77      2,063,379.70
$550,000.01 to $600,000.00                         1         3        70      74        590,000.00      1,769,716.37
$600,000.01 to $650,000.00                         2         3        38      43      1,225,312.38      1,859,136.73
$650,000.01 to $700,000.00                         0         0        29      29              0.00              0.00
$700,000.01 to $750,000.00                         0         0        18      18              0.00              0.00
$750,000.01 to $800,000.00                         0         0        18      18              0.00              0.00
$800,000.01 and over                               0         0        68      68              0.00              0.00
--------------------------------------------------------------------------------------------------------------------
    Total:                                     1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Range of Principal Balance                       Group 3             Total         Group 1    Group 2    Group 3    Total
$0.01 to $50,000.00                          $  4,424,082.25   $   10,905,404.38      0.97%      1.23%      0.87%     0.99%
$50,000.01 to $100,000.00                      18,095,511.17       67,131,795.41      8.61       8.01       3.55      6.11
$100,000.01 to $150,000.00                     33,932,309.91      123,054,689.91     16.80      13.41       6.66     11.19
$150,000.01 to $200,000.00                     34,255,933.62      131,336,924.01     16.35      16.56       6.73     11.95
$200,000.01 to $250,000.00                     22,567,873.25      105,800,850.04     13.75      14.46       4.43      9.62
$250,000.01 to $300,000.00                     27,474,991.44      107,232,278.43     13.63      13.40       5.40      9.75
$300,000.01 to $350,000.00                     25,874,570.88      101,495,224.51     12.07      13.56       5.08      9.23
$350,000.01 to $400,000.00                     19,697,538.06       90,483,962.50     11.57      12.43       3.87      8.23
$400,000.01 to $450,000.00                     49,889,102.40       69,940,178.40      3.25       3.54       9.80      6.36
$450,000.01 to $500,000.00                     50,952,426.29       58,065,457.22      0.96       1.45      10.01      5.28
$500,000.01 to $550,000.00                     43,805,418.66       50,084,193.13      1.43       0.70       8.60      4.56
$550,000.01 to $600,000.00                     40,023,199.69       42,382,916.06      0.20       0.60       7.86      3.86
$600,000.01 to $650,000.00                     23,804,267.33       26,888,716.44      0.42       0.63       4.67      2.45
$650,000.01 to $700,000.00                     19,735,492.93       19,735,492.93      0.00       0.00       3.88      1.80
$700,000.01 to $750,000.00                     13,012,302.21       13,012,302.21      0.00       0.00       2.56      1.18
$750,000.01 to $800,000.00                     14,038,534.82       14,038,534.82      0.00       0.00       2.76      1.28
$800,000.01 and over                           67,675,061.63       67,675,061.63      0.00       0.00      13.29      6.16
---------------------------------------------------------------------------------------------------------------------------
    Total:                                   $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
===========================================================================================================================


(1) The average Cut-off Date Principal Balance of the group 1 Mortgage Loans was $175,699.25, of the group 2 Mortgage Loans was $178,467.23, of the group 3 Mortgage Loans was $296,080.59, and of all the Mortgage Loans was $217,589.86.

     Mortgage Interest Rates of the Mortgage Loans as of the Cut-off Date(1)


                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date
Range of Mortgage
Interest Rates                                Group 1   Group 2   Group 3   Total       Group 1           Group 2
5.501% to 6.000%                                    5         4         4      13   $  1,484,132.48   $  1,364,986.97
6.001% to 6.500%                                   15        18        39      72      4,541,566.46      5,219,738.73
6.501% to 7.000%                                   60        54       103     217     17,586,337.64     15,142,355.28
7.001% to 7.500%                                   85        95       126     306     23,653,500.72     23,953,175.47
7.501% to 8.000%                                  161       161       199     521     40,377,366.97     40,386,824.58
8.001% to 8.500%                                  160       197       181     538     33,530,043.99     42,566,930.51
8.501% to 9.000%                                  254       215       255     724     47,724,312.30     45,339,473.03
9.001% to 9.500%                                  181       179       188     548     31,127,092.27     34,273,841.49
9.501% to 10.000%                                 247       204       213     664     33,674,469.79     34,819,328.30
10.001% to 10.500%                                182       106       109     397     26,434,660.77     14,745,601.94
10.501% to 11.000%                                137       103        75     315     17,884,952.16     15,278,549.77
11.001% to 11.500%                                 63        67        41     171      7,677,374.37      7,404,883.73
11.501% to 12.000%                                 54        74        60     188      4,969,486.87      7,828,637.12
12.001% to 12.500%                                 31        33        31      95      2,337,745.20      2,366,753.19
12.501% to 13.000%                                 41        34        29     104      1,928,712.19      1,361,499.17
13.001% to 13.500%                                  0        33        22      55              0.00        922,965.41
13.501% to 14.000%                                  0        54        32      86              0.00      1,301,182.77
14.001% to 14.500%                                  3        21        11      35         67,281.64        671,819.60
14.501% to 15.000%                                  0         1         2       3              0.00         57,782.61
---------------------------------------------------------------------------------------------------------------------
    Total:                                      1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Range of Mortgage
Interest Rates                                    Group 3             Total         Group 1    Group 2    Group 3    Total
5.501% to 6.000%                              $  1,792,831.01   $    4,641,950.46      0.50%      0.46%      0.35%     0.42%
6.001% to 6.500%                                20,835,314.83       30,596,620.02      1.54       1.77       4.09      2.78
6.501% to 7.000%                                54,448,803.64       87,177,496.56      5.96       5.13      10.69      7.93
7.001% to 7.500%                                58,547,079.41      106,153,755.60      8.02       8.12      11.50      9.66
7.501% to 8.000%                                85,319,586.62      166,083,778.17     13.69      13.69      16.75     15.11
8.001% to 8.500%                                71,735,374.16      147,832,348.66     11.37      14.43      14.09     13.45
8.501% to 9.000%                                80,738,124.33      173,801,909.66     16.18      15.37      15.85     15.81
9.001% to 9.500%                                45,675,434.40      111,076,368.16     10.55      11.62       8.97     10.10
9.501% to 10.000%                               41,710,252.52      110,204,050.61     11.42      11.80       8.19     10.03
10.001% to 10.500%                              18,007,980.50       59,188,243.21      8.96       5.00       3.54      5.38
10.501% to 11.000%                              10,361,895.93       43,525,397.86      6.06       5.18       2.03      3.96
11.001% to 11.500%                               5,822,101.22       20,904,359.32      2.60       2.51       1.14      1.90
11.501% to 12.000%                               6,395,954.23       19,194,078.22      1.68       2.65       1.26      1.75
12.001% to 12.500%                               2,425,096.69        7,129,595.08      0.79       0.80       0.48      0.65
12.501% to 13.000%                               1,891,571.80        5,181,783.16      0.65       0.46       0.37      0.47
13.001% to 13.500%                               1,343,519.20        2,266,484.61      0.00       0.31       0.26      0.21
13.501% to 14.000%                               1,588,433.03        2,889,615.80      0.00       0.44       0.31      0.26
14.001% to 14.500%                                 456,523.02        1,195,624.26      0.02       0.23       0.09      0.11
14.501% to 15.000%                                 162,740.00          220,522.61      0.00       0.02       0.03      0.02
----------------------------------------------------------------------------------------------------------------------------
    Total:                                    $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average Mortgage Interest Rate of the group 1 Mortgage Loans was approximately 8.895% per annum, of the group 2 Mortgage Loans was approximately 8.895% per annum, of the group 3 Mortgage Loans was approximately 8.409% per annum, and of all the Mortgage Loans was approximately 8.670% per annum.

             Original Debt-to-Income Ratios of the Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date
Range of Original
Debt-to-Income Ratios                         Group 1   Group 2   Group 3   Total       Group 1           Group 2
Not Available                                       4        21        30      55   $  1,344,041.61   $  5,214,401.84
0.01 - 20.00                                        0        65        49     114              0.00      8,466,510.15
20.01 - 25.00                                      49        65        66     180      6,885,841.00      9,088,440.71
25.01 - 30.00                                      91       105       110     306     13,398,444.73     15,069,625.40
30.01 - 35.00                                     182       167       186     535     28,889,638.32     25,994,145.58
35.01 - 40.00                                     227       226       249     702     38,362,696.11     37,231,753.27
40.01 - 45.00                                     353       299       348   1,000     62,938,500.31     53,991,079.39
45.01 - 50.00                                     403       372       353   1,128     73,521,684.86     74,059,499.95
50.01 - 55.00                                     280       256       248     784     50,833,934.88     49,788,940.10
over 55.00                                         90        77        81     248     18,824,254.00     16,101,933.28
---------------------------------------------------------------------------------------------------------------------
      Total:                                    1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Range of Original
Debt-to-Income Ratios                             Group 3             Total         Group 1    Group 2    Group 3    Total
Not Available                                 $  9,193,590.89   $   15,752,034.34      0.46%      1.77%      1.81%     1.43%
0.01 - 20.00                                    12,428,223.26       20,894,733.41      0.00       2.87       2.44      1.90
20.01 - 25.00                                    9,421,546.29       25,395,828.00      2.33       3.08       1.85      2.31
25.01 - 30.00                                   23,115,157.17       51,583,227.30      4.54       5.11       4.54      4.69
30.01 - 35.00                                   44,649,204.93       99,532,988.83      9.79       8.81       8.77      9.05
35.01 - 40.00                                   67,535,062.12      143,129,511.50     13.00      12.62      13.26     13.02
40.01 - 45.00                                  113,561,750.67      230,491,330.37     21.34      18.30      22.30     20.97
45.01 - 50.00                                  118,342,470.18      265,923,654.99     24.92      25.10      23.24     24.19
50.01 - 55.00                                   81,451,850.39      182,074,725.37     17.23      16.88      15.99     16.56
over 55.00                                      29,559,760.64       64,485,947.92      6.38       5.46       5.80      5.87
----------------------------------------------------------------------------------------------------------------------------
      Total:                                  $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio of the group 1 Mortgage Loans was approximately 43.65%, the weighted average Debt-to-Income Ratio of the group 2 Mortgage Loans was approximately 42.59%, the weighted average Debt-to-Income Ratio of all the group 3 Mortgage Loans was approximately 42.96% and the weighted average Debt-to-Income Ratio of all the Mortgage Loans was approximately 43.05%.

             Combined Loan-to-Value Ratios of the Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date
Range of Combined Loan-
to-Value Ratios                               Group 1   Group 2   Group 3   Total       Group 1           Group 2
10.01% to 15.00%                                    0         1         1       2   $          0.00   $     81,000.00
20.01% to 25.00%                                    1         2         1       4         84,841.36        205,933.29
25.01% to 30.00%                                    2         0         1       3        224,703.51              0.00
30.01% to 35.00%                                    5         5         0      10        678,511.82        663,804.27
35.01% to 40.00%                                    7         6         3      16      1,597,877.15      1,188,177.27
40.01% to 45.00%                                   11         7         4      22      2,056,249.01      1,135,075.91
45.01% to 50.00%                                   19        29        17      65      3,205,971.55      6,351,914.48
50.01% to 55.00%                                   20        34         9      63      3,002,991.24      6,086,533.22
55.01% to 60.00%                                   37        47        23     107      6,967,978.35      8,107,462.95
60.01% to 65.00%                                   97        88        53     238     18,588,871.22     19,137,677.97
65.01% to 70.00%                                  139       115       101     355     28,303,369.41     23,253,899.23
70.01% to 75.00%                                  133       169        80     382     27,914,466.78     35,810,890.86
75.01% to 80.00%                                  726       534       771   2,031    116,207,829.66     95,741,679.18
80.01% to 85.00%                                  159       212       120     491     36,809,685.96     43,900,848.84
85.01% to 90.00%                                  117       166       189     472     25,849,769.86     34,342,941.31
90.01% to 95.00%                                   29        34        49     112      7,076,292.60      5,202,816.83
95.01% to 100.00%                                 177       204       298     679     16,429,626.34     13,795,674.06
---------------------------------------------------------------------------------------------------------------------
     Total:                                     1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Range of Combined Loan-
to-Value Ratios                                   Group 3             Total         Group 1    Group 2    Group 3    Total
10.01% to 15.00%                              $     74,975.12   $      155,975.12      0.00%      0.03%      0.01%     0.01%
20.01% to 25.00%                                    74,974.82          365,749.47      0.03       0.07       0.01      0.03
25.01% to 30.00%                                    84,938.98          309,642.49      0.08       0.00       0.02      0.03
30.01% to 35.00%                                         0.00        1,342,316.09      0.23       0.23       0.00      0.12
35.01% to 40.00%                                   199,840.11        2,985,894.53      0.54       0.40       0.04      0.27
40.01% to 45.00%                                   533,299.56        3,724,624.48      0.70       0.38       0.10      0.34
45.01% to 50.00%                                 4,247,967.14       13,805,853.17      1.09       2.15       0.83      1.26
50.01% to 55.00%                                 3,101,697.40       12,191,221.86      1.02       2.06       0.61      1.11
55.01% to 60.00%                                 7,958,627.29       23,034,068.59      2.36       2.75       1.56      2.10
60.01% to 65.00%                                20,929,928.13       58,656,477.32      6.30       6.49       4.11      5.34
65.01% to 70.00%                                41,330,963.74       92,888,232.38      9.59       7.88       8.12      8.45
70.01% to 75.00%                                34,096,894.38       97,822,252.02      9.46      12.14       6.70      8.90
75.01% to 80.00%                               198,156,412.18      410,105,921.02     39.39      32.45      38.91     37.31
80.01% to 85.00%                                57,460,550.16      138,171,084.96     12.48      14.88      11.28     12.57
85.01% to 90.00%                                74,908,428.46      135,101,139.63      8.76      11.64      14.71     12.29
90.01% to 95.00%                                19,457,571.86       31,736,681.29      2.40       1.76       3.82      2.89
95.01% to 100.00%                               46,641,547.21       76,866,847.61      5.57       4.68       9.16      6.99
----------------------------------------------------------------------------------------------------------------------------
     Total:                                   $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the group 1 Mortgage Loans was approximately 78.21%, the weighted average Combined Loan-to-Value Ratio of the group 2 Mortgage Loans was approximately 77.78%, the weighted average Combined Loan-to-Value Ratio of the group 3 Mortgage Loans was approximately 81.30%, and the weighted average Combined Loan-to-Value Ratio of all the Mortgage Loans was approximately 79.53%.

               Original Terms to Maturity of the Mortgage Loans(1)


                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date
Original Term
(months)                                      Group 1   Group 2   Group 3   Total       Group 1           Group 2
121 to 180                                          7         6         3      16   $    907,561.43   $  1,052,465.41
181 to 240                                          2         3         4       9        236,814.62        494,405.02
301 to 360                                      1,670     1,644     1,713   5,027    293,854,659.77    293,459,459.24
---------------------------------------------------------------------------------------------------------------------
     Total:                                     1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Original Term
(months)                                          Group 3             Total         Group 1    Group 2    Group 3    Total
121 to 180                                    $    600,263.27   $    2,560,290.11      0.31%      0.36%      0.12%     0.23%
181 to 240                                       1,169,583.73        1,900,803.37      0.08       0.17       0.23      0.17
301 to 360                                     507,488,769.54    1,094,802,888.55     99.61      99.48      99.65     99.59
----------------------------------------------------------------------------------------------------------------------------
     Total:                                   $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average original term to maturity of the group 1 Mortgage Loans was approximately 359 month, the weighted average original term to maturity of the group 2 Mortgage Loans was approximately 359 month, the weighted average original term to maturity of the group 3 Mortgage Loans was approximately 360 months and the weighted average original term to maturity of all the Mortgage Loans was approximately 359 months.


              Remaining Terms to Maturity of the Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Remaining Term (months)                       Group 1   Group 2   Group 3   Total       Group 1           Group 2
121 to 180                                          7         6         3      16   $    907,561.43   $  1,052,465.41
181 to 240                                          2         3         4       9        236,814.62        494,405.02
301 to 360                                      1,670     1,644     1,713   5,027    293,854,659.77    293,459,459.24
---------------------------------------------------------------------------------------------------------------------
       Total:                                   1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


Remaining Term (months)                           Group 3             Total         Group 1    Group 2    Group 3    Total
121 to 180                                    $    600,263.27   $    2,560,290.11      0.31%      0.36%      0.12%     0.23%
181 to 240                                       1,169,583.73        1,900,803.37      0.08       0.17       0.23      0.17
301 to 360                                     507,488,769.54    1,094,802,888.55     99.61      99.48      99.65     99.59
----------------------------------------------------------------------------------------------------------------------------
       Total:                                 $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average remaining term to maturity of the group 1 Mortgage Loans, the group 2 Mortgage Loans, the group 3 Mortgage Loans and all the Mortgage Loans was approximately 358 months.

                      Property Types of the Mortgage Loans

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Property Type                                 Group 1   Group 2   Group 3   Total       Group 1           Group 2
Single Family                                   1,308     1,293     1,215   3,816   $220,226,962.33   $218,022,034.32
Planned Unit Development                          193       144       289     626     33,268,766.61     29,094,906.10
Two- to Four-Family                               108       125       108     341     30,087,786.48     35,190,674.54
Low Rise Condominium                               67        85        99     251     10,944,099.94     11,927,543.39
High Rise Condominium                               3         5         9      17        471,420.46        622,751.59
Condotel                                            0         1         0       1              0.00        148,419.73
---------------------------------------------------------------------------------------------------------------------
      Total:                                    1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Property Type                                     Group 3             Total         Group 1    Group 2    Group 3    Total
Single Family                                 $369,725,483.06   $  807,974,479.71     74.65%     73.90%     72.60%    73.50%
Planned Unit Development                        78,889,511.61      141,253,184.32     11.28       9.86      15.49     12.85
Two- to Four-Family                             39,187,591.82      104,466,052.84     10.20      11.93       7.70      9.50
Low Rise Condominium                            17,717,806.35       40,589,449.68      3.71       4.04       3.48      3.69
High Rise Condominium                            3,738,223.70        4,832,395.75      0.16       0.21       0.73      0.44
Condotel                                                 0.00          148,419.73      0.00       0.05       0.00      0.01
----------------------------------------------------------------------------------------------------------------------------
      Total:                                  $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================



                                 Credit Score(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Range of Credit
Scores                                        Group 1   Group 2   Group 3   Total       Group 1           Group 2
801 to 850                                          1         0         1       2   $    249,859.12   $          0.00
751 to 800                                          4         7        31      42        365,202.90      1,939,745.55
701 to 750                                         36        16        90     142      8,109,618.77      3,294,574.67
651 to 700                                        193       173       308     674     41,792,914.67     35,217,703.41
601 to 650                                        439       448       503   1,390     84,948,750.15     82,227,950.80
551 to 600                                        539       654       587   1,780     73,157,564.79    110,228,736.85
501 to 550                                        442       341       184     967     82,797,287.25     60,422,602.17
500                                                 7         5         4      16      1,348,397.56        728,734.03
Not Available                                      18         9        12      39      2,229,440.61        946,282.19
---------------------------------------------------------------------------------------------------------------------
   Total:                                       1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Range of Credit
Scores                                             Group 3             Total         Group 1    Group 2    Group 3    Total
801 to 850                                    $    116,422.03   $      366,281.15      0.08%      0.00%      0.02%     0.03%
751 to 800                                      12,926,907.07       15,231,855.52      0.12       0.66       2.54      1.39
701 to 750                                      32,914,569.72       44,318,763.16      2.75       1.12       6.46      4.03
651 to 700                                      98,209,244.97      175,219,863.05     14.17      11.94      19.28     15.94
601 to 650                                     171,256,743.22      338,433,444.17     28.80      27.87      33.63     30.79
551 to 600                                     140,223,321.24      323,609,622.88     24.80      37.36      27.53     29.44
501 to 550                                      50,524,911.86      193,744,801.28     28.07      20.48       9.92     17.62
500                                              1,241,927.90        3,319,059.49      0.46       0.25       0.24      0.30
Not Available                                    1,844,568.53        5,020,291.33      0.76       0.32       0.36      0.46
----------------------------------------------------------------------------------------------------------------------------
   Total:                                     $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average Credit Scores (where Credit Scores were available) of the group 1 Mortgage Loans was approximately 594, of the group 2 Mortgage Loans was approximately 594, of the group 3 Mortgage Loans was approximately 622 and of all the Mortgage Loans was approximately 607.

                                Credit Grades(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Credit Grade                                  Group 1   Group 2   Group 3   Total       Group 1           Group 2
AAA                                                 0         0         1       1   $          0.00   $          0.00
AA+                                             1,086     1,104     1,372   3,562    180,931,417.26    187,068,791.32
AA                                                283       237       181     701     55,706,726.38     44,871,628.14
A                                                 139       139        72     350   $ 27,625,411.41   $ 29,690,872.03
B                                                 120       121        73     314     21,934,429.99     22,779,357.34
C                                                  42        37        13      92      7,232,852.86      8,021,856.22
CC                                                  9        15         8      32      1,568,197.92      2,573,824.62
---------------------------------------------------------------------------------------------------------------------
   Total:                                       1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Credit Grade                                      Group 3             Total         Group 1    Group 2    Group 3    Total
AAA                                           $    219,848.60   $      219,848.60      0.00%      0.00%      0.04%     0.02%
AA+                                            396,046,523.27      764,046,731.85     61.33      63.41      77.77     69.51
AA                                              59,531,604.69      160,109,959.21     18.88      15.21      11.69     14.57
A                                             $ 28,351,572.87   $   85,667,856.31      9.36      10.06       5.57      7.79
B                                               21,673,579.13       66,387,366.46      7.44       7.72       4.26      6.04
C                                                2,243,945.40       17,498,654.48      2.45       2.72       0.44      1.59
CC                                               1,191,542.58        5,333,565.12      0.53       0.87       0.23      0.49
----------------------------------------------------------------------------------------------------------------------------
   Total:                                     $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) See "Underwriting Standards" in this prospectus supplement for an explanation of the credit grades presented in this table.


                       Original Prepayment Charge Term(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Original Prepayment
Charge Term
(months)                                      Group 1   Group 2   Group 3   Total       Group 1           Group 2
0                                                 460       501       472   1,433   $ 70,308,000.28   $ 76,891,291.08
12                                                117       126       137     380     32,162,070.13     36,525,224.55
24                                                891       856       892   2,639    152,935,313.73    148,150,781.70
30                                                  1         0         1       2        299,928.92              0.00
36                                                210       170       217     597     39,293,722.76     33,439,032.34
60                                                  0         0         1       1              0.00              0.00
---------------------------------------------------------------------------------------------------------------------
   Total:                                       1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Original Prepayment
Charge Term
(months)                                          Group 3             Total         Group 1    Group 2    Group 3    Total
0                                             $123,243,823.48   $  270,443,114.84     23.83%     26.06%     24.20%    24.60%
12                                              65,007,463.64      133,694,758.32     10.90      12.38      12.77     12.16
24                                             235,800,936.74      536,887,032.17     51.84      50.22      46.30     48.84
30                                                  84,933.59          384,862.51      0.10       0.00       0.02      0.04
36                                              84,928,043.78      157,660,798.88     13.32      11.34      16.68     14.34
60                                                 193,415.31          193,415.31      0.00       0.00       0.04      0.02
----------------------------------------------------------------------------------------------------------------------------
   Total:                                     $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average original prepayment charge term of the group 1 Mortgage Loans with prepayment charges was approximately 24 months, of the group 2 Mortgage Loans with prepayment charges was approximately 24 months, of the group 3 Mortgage Loans with prepayment charges was approximately 25 months and of all the Mortgage Loans with prepayment charges was approximately 24 months. The majority of the Mortgage Loans with prepayment charges have a charge of 6 months of interest on 80% of the prepaid balance.

                    Occupancy Status of the Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Occupancy Status                              Group 1   Group 2   Group 3   Total       Group 1           Group 2
Owner Occupied                                  1,561     1,511     1,606   4,678   $272,334,857.78   $267,353,208.11
Investor                                          102       135        91     328     18,841,858.51     26,240,364.16
Secondary                                          16         7        23      46      3,822,319.53      1,412,757.40
---------------------------------------------------------------------------------------------------------------------
   Total:                                       1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Occupancy Status                                  Group 3             Total         Group 1    Group 2    Group 3    Total
Owner Occupied                                $479,287,848.76   $1,018,975,914.65     92.32%     90.63%     94.11%    92.70%
Investor                                        20,080,996.27       65,163,218.94      6.39       8.89       3.94      5.93
Secondary                                        9,889,771.51       15,124,848.44      1.30       0.48       1.94      1.38
----------------------------------------------------------------------------------------------------------------------------
   Total:                                     $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1)   Based on a representation made by the borrower at the time of origination.


                          Purpose of the Mortgage Loans

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Purpose                                       Group 1   Group 2   Group 3   Total       Group 1           Group 2
Cash-Out Refinance                              1,058     1,024       575   2,657   $223,416,501.43   $219,310,332.13
Purchase                                          491       498     1,097   2,086     49,305,209.23     53,350,507.85
Rate-Term Refinance                               130       131        48     309     22,277,325.16     22,345,489.69
---------------------------------------------------------------------------------------------------------------------
   Total:                                       1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Purpose                                           Group 3             Total         Group 1    Group 2    Group 3    Total
Cash-Out Refinance                            $261,024,808.43   $  703,751,641.99     75.73%     74.34%     51.26%    64.02%
Purchase                                       224,945,789.14      327,601,506.22     16.71      18.08      44.17     29.80
Rate-Term Refinance                             23,288,018.97       67,910,833.82      7.55       7.57       4.57      6.18
----------------------------------------------------------------------------------------------------------------------------
   Total:                                     $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


                       Lien Position of the Mortgage Loans


                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Lien                                          Group 1   Group 2   Group 3   Total       Group 1           Group 2
First                                           1,566     1,504     1,525   4,595   $292,203,223.55   $291,222,198.62
Second                                            113       149       195     457      2,795,812.27      3,784,131.05
---------------------------------------------------------------------------------------------------------------------
   Total:                                       1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


Lien                                              Group 3             Total         Group 1    Group 2    Group 3    Total
First                                         $498,452,452.84   $1,081,877,875.01     99.05%     98.72%     97.88%    98.42%
Second                                          10,806,163.70       17,386,107.02      0.95       1.28       2.12      1.58
----------------------------------------------------------------------------------------------------------------------------
   Total:                                     $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================

                       Product Type of the Mortgage Loans

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

    Product Type                             Group 1   Group 2   Group 3   Total       Group 1           Group 2
15 Year Fixed                                      5         3         3      11   $    784,557.14   $    771,165.45
15/15 ARM                                          5         2         5      12        116,055.51         33,177.79
20 Year Fixed                                      2         3         4       9        236,814.62        494,405.02
2/13 ARM                                           2         2         0       4        123,004.29        166,549.96
2/28 ARM                                         889       781       711   2,381    146,748,080.39    132,426,802.15
2/28 ARM with 5 year Interest
Only Period                                       66        83       160     309     18,444,586.85     20,999,528.07
2/28 ARM Balloon                                 282       315       337     934     62,531,737.77     74,031,874.67
30 Year Fixed                                    249       298       345     892     24,376,933.44     31,659,108.23
30 Year Fixed with 5 year
Interest Only Period                               0        11         5      16              0.00      3,065,599.43
30/40 Balloon                                     46        11        53     110     13,214,231.27      2,255,615.32
3/12 ARM                                           0         1         0       1              0.00        114,750.00
3/27 ARM                                          24        25        22      71      4,768,705.62      4,603,270.91
3/27 ARM with 5 year Interest
Only Period                                        4         4         3      11      1,380,450.00      1,240,000.00
3/27 ARM Balloon                                  13        19         9      41      2,899,208.30      3,908,025.49
5/25 ARM                                          46        46        24     116      8,315,625.85      8,341,879.33
5/25 ARM with 5 year Interest
Only Period                                       11        11        18      40      3,286,432.81      3,144,290.00
5/25 ARM Balloon                                  35        38        21      94      7,772,611.96      7,750,287.85
--------------------------------------------------------------------------------------------------------------------
    Total:                                     1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

    Product Type                                 Group 3             Total         Group 1    Group 2    Group 3    Total
15 Year Fixed                                $    600,263.27   $    2,155,985.86      0.27%      0.26%      0.12%     0.20%
15/15 ARM                                         199,530.06          348,763.36      0.04       0.01       0.04      0.03
20 Year Fixed                                   1,169,583.73        1,900,803.37      0.08       0.17       0.23      0.17
2/13 ARM                                                0.00          289,554.25      0.04       0.06       0.00      0.03
2/28 ARM                                      162,298,130.11      441,473,012.65     49.75      44.89      31.87     40.16
2/28 ARM with 5 year Interest
Only Period                                    71,638,896.97      111,083,011.89      6.25       7.12      14.07     10.11
2/28 ARM Balloon                              136,098,722.74      272,662,335.18     21.20      25.10      26.72     24.80
30 Year Fixed                                  70,630,949.77      126,666,991.44      8.26      10.73      13.87     11.52
30 Year Fixed with 5 year
Interest Only Period                            2,879,250.00        5,944,849.43      0.00       1.04       0.57      0.54
30/40 Balloon                                  26,315,049.14       41,784,895.73      4.48       0.76       5.17      3.80
3/12 ARM                                                0.00          114,750.00      0.00       0.04       0.00      0.01
3/27 ARM                                        5,276,712.48       14,648,689.01      1.62       1.56       1.04      1.33
3/27 ARM with 5 year Interest
Only Period                                     1,374,450.00        3,994,900.00      0.47       0.42       0.27      0.36
3/27 ARM Balloon                                4,227,024.56       11,034,258.35      0.98       1.32       0.83      1.00
5/25 ARM                                        6,140,505.64       22,798,010.82      2.82       2.83       1.21      2.07
5/25 ARM with 5 year Interest
Only Period                                    10,586,538.08       17,017,260.89      1.11       1.07       2.08      1.55
5/25 ARM Balloon                                9,823,009.99       25,345,909.80      2.63       2.63       1.93      2.31
---------------------------------------------------------------------------------------------------------------------------
    Total:                                   $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
===========================================================================================================================

                Geographic Distribution of the Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Location                                      Group 1   Group 2   Group 3   Total       Group 1           Group 2
Alabama                                            18        16        11      45   $  1,617,138.58   $  1,761,884.25
Alaska                                              1         1         0       2        254,636.00        169,600.00
Arizona                                            31        38        32     101      5,789,669.71      6,776,523.77
Arkansas                                            5         8         5      18        481,584.44        499,502.41
California                                        173       171       343     687     49,524,299.49     50,169,640.22
Colorado                                           18        17        26      61      4,112,960.74      3,667,761.72
Connecticut                                        36        46        15      97      7,100,902.04      8,899,761.77
Delaware                                            7         3         1      11        927,220.08        446,716.77
District of Columbia                                5         5         4      14      1,336,447.00      1,366,880.93
Florida                                           243       211       221     675     44,259,238.40     36,832,303.75
Georgia                                            58        45        30     133      7,492,256.45      4,994,433.05
Hawaii                                              8         9        11      28      3,997,490.07      3,266,469.78
Idaho                                               5        11         3      19        628,855.06      1,505,101.42
Illinois                                           36        25        37      98      5,422,383.37      3,446,622.81
Indiana                                            20        37        13      70      1,797,471.49      2,897,264.16
Iowa                                                2         7         7      16        225,117.60        583,908.01
Kansas                                              5         4         8      17        116,055.51        338,891.67
Kentucky                                           16        15         8      39      1,785,453.23      1,150,837.62
Louisiana                                           8        14        14      36        792,260.71      1,798,115.77
Maine                                              13        16        24      53      2,166,187.73      2,879,293.29
Maryland                                           29        36        43     108      6,136,910.72      7,944,499.89
Massachusetts                                      67        67        65     199     17,326,550.73     16,712,352.28
Michigan                                           56        65        30     151      7,042,541.59      8,776,077.19
Minnesota                                          11        19         4      34      1,189,807.32      3,266,893.63
Mississippi                                         5         5         4      14        589,393.73        455,423.81
Missouri                                           28        19        11      58      3,980,691.51      1,826,357.33
Montana                                             2         3         0       5        399,794.45        707,206.49
Nebraska                                            2         3         0       5        195,535.77        567,630.00
Nevada                                             23        30        26      79      5,373,733.73      6,919,218.27
New Hampshire                                      16        23         9      48      3,160,879.44      4,292,140.27
New Jersey                                         53        58        76     187   $ 13,232,227.60   $ 13,613,913.44


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Location                                          Group 3             Total         Group 1    Group 2    Group 3    Total
Alabama                                       $  1,239,255.89   $    4,618,278.72      0.55%      0.60%      0.24%     0.42%
Alaska                                                   0.00          424,236.00      0.09       0.06       0.00      0.04
Arizona                                          8,429,113.95       20,995,307.43      1.96       2.30       1.66      1.91
Arkansas                                           520,061.80        1,501,148.65      0.16       0.17       0.10      0.14
California                                     181,506,328.07      281,200,267.78     16.79      17.01      35.64     25.58
Colorado                                         7,532,764.17       15,313,486.63      1.39       1.24       1.48      1.39
Connecticut                                      5,817,774.34       21,818,438.15      2.41       3.02       1.14      1.98
Delaware                                           140,307.50        1,514,244.35      0.31       0.15       0.03      0.14
District of Columbia                             2,010,377.78        4,713,705.71      0.45       0.46       0.39      0.43
Florida                                         53,279,447.26      134,370,989.41     15.00      12.49      10.46     12.22
Georgia                                          5,853,751.55       18,340,441.05      2.54       1.69       1.15      1.67
Hawaii                                           3,993,641.24       11,257,601.09      1.36       1.11       0.78      1.02
Idaho                                              533,874.86        2,667,831.34      0.21       0.51       0.10      0.24
Illinois                                         7,665,038.27       16,534,044.45      1.84       1.17       1.51      1.50
Indiana                                          1,650,025.35        6,344,761.00      0.61       0.98       0.32      0.58
Iowa                                               532,697.72        1,341,723.33      0.08       0.20       0.10      0.12
Kansas                                             696,187.07        1,151,134.25      0.04       0.11       0.14      0.10
Kentucky                                           781,310.84        3,717,601.69      0.61       0.39       0.15      0.34
Louisiana                                        2,138,209.17        4,728,585.65      0.27       0.61       0.42      0.43
Maine                                            4,924,190.24        9,969,671.26      0.73       0.98       0.97      0.91
Maryland                                        16,620,625.21       30,702,035.82      2.08       2.69       3.26      2.79
Massachusetts                                   21,307,694.04       55,346,597.05      5.87       5.67       4.18      5.03
Michigan                                         4,328,188.94       20,146,807.72      2.39       2.97       0.85      1.83
Minnesota                                          657,685.64        5,114,386.59      0.40       1.11       0.13      0.47
Mississippi                                        799,461.14        1,844,278.68      0.20       0.15       0.16      0.17
Missouri                                         1,035,043.19        6,842,092.03      1.35       0.62       0.20      0.62
Montana                                                  0.00        1,107,000.94      0.14       0.24       0.00      0.10
Nebraska                                                 0.00          763,165.77      0.07       0.19       0.00      0.07
Nevada                                           6,957,837.30       19,250,789.30      1.82       2.35       1.37      1.75
New Hampshire                                    3,012,346.70       10,465,366.41      1.07       1.45       0.59      0.95
New Jersey                                    $ 28,196,001.38   $   55,042,142.42      4.49%      4.61%      5.54%     5.01%

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Location                                      Group 1   Group 2   Group 3   Total       Group 1           Group 2
New York                                           97       104       132     333     26,259,689.58     28,813,979.13
North Carolina                                     27        39        29      95      3,093,233.07      4,283,523.65
North Dakota                                        0         1         0       1              0.00         82,980.54
Ohio                                               34        44        28     106      2,981,027.77      4,026,959.15
Oklahoma                                           10        11        15      36        678,382.27        842,613.39
Oregon                                             16        14         6      36      3,215,348.93      2,874,806.08
Pennsylvania                                       54        63        43     160      6,832,139.17      8,779,824.28
Rhode Island                                       20        22        10      52      4,392,234.34      5,040,036.92
South Carolina                                     15        19        14      48      1,891,718.67      2,255,243.51
South Dakota                                        4         2         0       6        444,292.23        193,457.82
Tennessee                                          16        17        12      45      1,486,678.16      1,731,913.25
Texas                                             282       162       275     719     28,820,165.85     17,408,084.12
Utah                                                5        12        11      28        594,696.58      1,647,000.74
Vermont                                             6        15         2      23        872,166.48      2,325,137.07
Virginia                                           40        47        38     125      6,252,357.83      7,381,307.56
Washington                                         22        35        18      75      4,812,953.84      6,498,155.51
Wisconsin                                          28        17         4      49      3,330,664.03      2,131,907.86
Wyoming                                             3         2         2       7        585,592.73        156,173.32
---------------------------------------------------------------------------------------------------------------------
  Total:                                        1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Location                                          Group 3             Total         Group 1    Group 2    Group 3    Total
New York                                        53,977,140.40      109,050,809.11      8.90       9.77      10.60      9.92
North Carolina                                   4,565,641.59       11,942,398.31      1.05       1.45       0.90      1.09
North Dakota                                             0.00           82,980.54      0.00       0.03       0.00      0.01
Ohio                                             2,808,217.71        9,816,204.63      1.01       1.37       0.55      0.89
Oklahoma                                         2,191,692.86        3,712,688.52      0.23       0.29       0.43      0.34
Oregon                                           2,241,488.56        8,331,643.57      1.09       0.97       0.44      0.76
Pennsylvania                                     6,181,907.71       21,793,871.16      2.32       2.98       1.21      1.98
Rhode Island                                     2,720,991.72       12,153,262.98      1.49       1.71       0.53      1.11
South Carolina                                   1,987,450.12        6,134,412.30      0.64       0.76       0.39      0.56
South Dakota                                             0.00          637,750.05      0.15       0.07       0.00      0.06
Tennessee                                        2,026,190.62        5,244,782.03      0.50       0.59       0.40      0.48
Texas                                           37,598,583.51       83,826,833.48      9.77       5.90       7.38      7.63
Utah                                             2,822,751.85        5,064,449.17      0.20       0.56       0.55      0.46
Vermont                                            149,953.97        3,347,257.52      0.30       0.79       0.03      0.30
Virginia                                        10,998,993.89       24,632,659.28      2.12       2.50       2.16      2.24
Washington                                       5,866,427.40       17,177,536.75      1.63       2.20       1.15      1.56
Wisconsin                                          566,774.57        6,029,346.46      1.13       0.72       0.11      0.55
Wyoming                                            395,169.45        1,136,935.50      0.20       0.05       0.08      0.10
----------------------------------------------------------------------------------------------------------------------------
  Total:                                      $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) The greatest ZIP Code geographic concentration of the group 1 Mortgage Loans by Principal Balance as of the Cut-off Date was approximately 0.45% in the 10465 ZIP Code, located in New York, for the group 2 Mortgage Loans was approximately 0.56% in the 96732 ZIP Code, located in Hawaii, for the group 3 Mortgage Loans was approximately 0.47% in the 91103 ZIP Code, located in California and for all the Mortgage Loans was 0.27% in the 11208 ZIP Code, located in New York.

                  Documentation Levels of the Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Documentation Level                           Group 1   Group 2   Group 3   Total       Group 1           Group 2
Full Documentation                              1,166     1,125     1,153   3,444   $177,402,821.85   $175,980,876.16
Stated Income Documentation                       506       508       514   1,528    115,844,072.06    114,950,372.43
No Documentation                                    0        15        25      40              0.00      3,151,228.86
Limited Documentation                               5         2        21      28      1,355,403.08        523,936.03
Business Bank Statement                             2         3         7      12        396,738.83        399,916.19
---------------------------------------------------------------------------------------------------------------------
  Total:                                        1,679     1,653     1,720   5,052   $294,999,035.82   $295,006,329.67
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Documentation Level                               Group 3             Total         Group 1    Group 2    Group 3    Total
Full Documentation                            $286,742,224.88   $  640,125,922.89     60.14%     59.65%     56.31%    58.23%
Stated Income Documentation                    204,636,924.16      435,431,368.65     39.27      38.97      40.18     39.61
No Documentation                                 7,259,793.21       10,411,022.07      0.00       1.07       1.43      0.95
Limited Documentation                            8,300,358.33       10,179,697.44      0.46       0.18       1.63      0.93
Business Bank Statement                          2,319,315.96        3,115,970.98      0.13       0.14       0.46      0.28
----------------------------------------------------------------------------------------------------------------------------
  Total:                                      $509,258,616.54   $1,099,263,982.03    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) For a description of each documentation level, see "Underwriting Standards" in this prospectus supplement.

The following tables present certain statistical information relevant only to the Adjustable-Rate Mortgage Loans:

     Maximum Mortgage Interest Rate of the Adjustable-Rate Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Range of Maximum
Mortgage Interest Rates                       Group 1   Group 2   Group 3   Total       Group 1           Group 2
9.501% to 10.000%                                   1         0         0       1   $    237,150.00   $          0.00
10.001% to 10.500%                                  0         1         0       1              0.00        405,000.00
10.501% to 11.000%                                  3         0         0       3        579,818.91              0.00
11.001% to 11.500%                                  2         0         1       3        343,631.17              0.00
11.501% to 12.000%                                  8         3         4      15      1,830,325.49      1,180,000.00
12.001% to 12.500%                                 16        17        24      57      4,608,570.78      4,712,344.12
12.501% to 13.000%                                 53        38        61     152     14,508,763.67     10,103,874.17
13.001% to 13.500%                                 78        83        92     253     21,180,407.19     19,871,721.28
13.501% to 14.000%                                144       144       166     454     35,613,720.34     36,939,807.63
14.001% to 14.500%                                145       175       169     489     30,131,729.14     37,037,115.98
14.501% to 15.000%                                218       201       247     666     41,221,329.27     42,601,757.06
15.001% to 15.500%                                164       169       174     507     27,662,653.01     32,710,828.87
15.501% to 16.000%                                179       180       161     520     28,147,405.49     31,386,793.69
16.001% to 16.500%                                153        87        99     339     22,887,585.64     12,739,331.39
16.501% to 17.000%                                112        90        44     246     15,837,250.69     12,497,515.03
17.001% to 17.500%                                 48        55        28     131      6,185,070.91      6,184,274.48
17.501% to 18.000%                                 27        53        19      99      3,022,923.67      5,438,910.20
18.001% to 18.500%                                 16        20        13      49      1,608,827.01      1,722,508.36
18.501% to 19.000%                                  7        10         3      20        712,055.33      1,210,660.56
19.501% to 20.000%                                  0         1         3       4              0.00         17,993.40
20.001% to 20.500%                                  3         0         2       5         67,281.64              0.00
---------------------------------------------------------------------------------------------------------------------
    Total:                                      1,377     1,327     1,310   4,014   $256,386,499.35   $256,760,436.22
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Range of Maximum
Mortgage Interest Rates                           Group 3             Total         Group 1    Group 2    Group 3    Total
9.501% to 10.000%                             $          0.00   $      237,150.00      0.09%      0.00%      0.00%     0.03%
10.001% to 10.500%                                       0.00          405,000.00      0.00       0.16       0.00      0.04
10.501% to 11.000%                                       0.00          579,818.91      0.23       0.00       0.00      0.06
11.001% to 11.500%                                 263,500.00          607,131.17      0.13       0.00       0.06      0.07
11.501% to 12.000%                               1,792,831.01        4,803,156.50      0.71       0.46       0.44      0.52
12.001% to 12.500%                              12,291,530.11       21,612,445.01      1.80       1.84       3.02      2.35
12.501% to 13.000%                              31,477,613.10       56,090,250.94      5.66       3.94       7.72      6.09
13.001% to 13.500%                              40,787,433.55       81,839,562.02      8.26       7.74      10.01      8.89
13.501% to 14.000%                              68,334,691.62      140,888,219.59     13.89      14.39      16.76     15.30
14.001% to 14.500%                              63,989,864.62      131,158,709.74     11.75      14.42      15.70     14.24
14.501% to 15.000%                              77,544,212.60      161,367,298.93     16.08      16.59      19.02     17.52
15.001% to 15.500%                              41,319,099.44      101,692,581.32     10.79      12.74      10.14     11.04
15.501% to 16.000%                              37,666,784.76       97,200,983.94     10.98      12.22       9.24     10.56
16.001% to 16.500%                              16,700,136.58       52,327,053.61      8.93       4.96       4.10      5.68
16.501% to 17.000%                               6,471,337.97       34,806,103.69      6.18       4.87       1.59      3.78
17.001% to 17.500%                               4,298,763.77       16,668,109.16      2.41       2.41       1.05      1.81
17.501% to 18.000%                               2,765,934.23       11,227,768.10      1.18       2.12       0.68      1.22
18.001% to 18.500%                               1,375,823.17        4,707,158.54      0.63       0.67       0.34      0.51
18.501% to 19.000%                                 384,434.04        2,307,149.93      0.28       0.47       0.09      0.25
19.501% to 20.000%                                 135,033.20          153,026.60      0.00       0.01       0.03      0.02
20.001% to 20.500%                                  64,496.86          131,778.50      0.03       0.00       0.02      0.01
----------------------------------------------------------------------------------------------------------------------------
    Total:                                    $407,663,520.63   $  920,810,456.20    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average Maximum Mortgage Interest Rate of the group 1 Adjustable-Rate Mortgage Loans was approximately 14.819%, approximately 14.837% for the group 2 Adjustable-Rate Mortgage Loans, approximately 14.449% for the group 3 Adjustable-Rate Mortgage Loans and approximately 14.660% for all of the Adjustable-Rate Mortgage Loans.

     Minimum Mortgage Interest Rate of the Adjustable-Rate Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Range of
Minimum
Mortgage
Interest Rates                                Group 1   Group 2   Group 3   Total       Group 1           Group 2
5.501% to 6.000%                                    5         4         4      13   $  1,484,132.48   $  1,520,847.08
6.001% to 6.500%                                   16        16        22      54      4,593,569.09      4,530,611.07
6.501% to 7.000%                                   54        36        62     152     15,308,519.06      9,896,060.27
7.001% to 7.500%                                   77        82       100     259     21,146,703.05     20,439,334.53
7.501% to 8.000%                                  146       143       172     461     36,033,576.95     36,667,897.18
8.001% to 8.500%                                  149       176       161     486     30,843,305.44     37,499,970.91
8.501% to 9.000%                                  222       204       243     669     41,621,044.96     43,179,445.63
9.001% to 9.500%                                  163       169       176     508     27,510,004.21     32,478,010.66
9.501% to 10.000%                                 178       179       158     515     27,880,865.95     31,027,310.58
10.001% to 10.500%                                156        88        99     343     23,359,078.51     12,442,478.26
10.501% to 11.000%                                113        89        44     246     15,832,503.15     12,387,123.47
11.001% to 11.500%                                 46        56        29     131      5,701,321.22      6,246,216.62
11.501% to 12.000%                                 25        54        19      98      2,616,229.16      5,888,650.83
12.001% to 12.500%                                 17        20        13      50      1,676,309.15      1,677,565.80
12.501% to 13.000%                                  7        10         3      20        712,055.33        860,919.93
Over 13.001%                                        3         1         5       9         67,281.64         17,993.40
---------------------------------------------------------------------------------------------------------------------
  Total:                                        1,377     1,327     1,310   4,014   $256,386,499.35   $256,760,436.22
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Range of
Minimum
Mortgage
Interest Rates                                    Group 3             Total         Group 1    Group 2    Group 3    Total
5.501% to 6.000%                              $  1,792,831.01   $    4,797,810.57      0.58%      0.59%      0.44%     0.52%
6.001% to 6.500%                                11,964,156.86       21,088,337.02      1.79       1.76       2.93      2.29
6.501% to 7.000%                                32,150,226.90       57,354,806.23      5.97       3.85       7.89      6.23
7.001% to 7.500%                                43,907,507.84       85,493,545.42      8.25       7.96      10.77      9.28
7.501% to 8.000%                                71,418,315.80      144,119,789.93     14.05      14.28      17.52     15.65
8.001% to 8.500%                                61,459,016.54      129,802,292.89     12.03      14.61      15.08     14.10
8.501% to 9.000%                                75,688,250.20      160,488,740.79     16.23      16.82      18.57     17.43
9.001% to 9.500%                                41,319,065.43      101,307,080.30     10.73      12.65      10.14     11.00
9.501% to 10.000%                               35,766,509.18       94,674,685.71     10.87      12.08       8.77     10.28
10.001% to 10.500%                              16,607,799.38       52,409,356.15      9.11       4.85       4.07      5.69
10.501% to 11.000%                               6,471,337.97       34,690,964.59      6.18       4.82       1.59      3.77
11.001% to 11.500%                               4,392,782.02       16,340,319.86      2.22       2.43       1.08      1.77
11.501% to 12.000%                               2,765,934.23       11,270,814.22      1.02       2.29       0.68      1.22
12.001% to 12.500%                               1,375,823.17        4,729,698.12      0.65       0.65       0.34      0.51
12.501% to 13.000%                                 384,434.04        1,957,409.30      0.28       0.34       0.09      0.21
Over 13.001%                                       199,530.06          284,805.10      0.03       0.01       0.05      0.03
----------------------------------------------------------------------------------------------------------------------------
  Total:                                      $407,663,520.63   $  920,810,456.20    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average Minimum Mortgage Interest Rate of the group 1 Adjustable-Rate Mortgage Loans was approximately 8.825%, approximately 8.836% for the group 2 Adjustable-Rate Mortgage Loans, approximately 8.430% for the group 3 Adjustable-Rate Mortgage Loans and approximately 8.653% for all of the Adjustable-Rate Mortgage Loans.

          Initial Periodic Cap of the Adjustable-Rate Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Initial Periodic Cap                          Group 1   Group 2   Group 3   Total       Group 1           Group 2
2.000%                                             21        22        13      56   $  5,013,839.23   $  5,289,784.68
3.000%                                          1,356     1,305     1,297   3,958    251,372,660.12    251,470,651.54
---------------------------------------------------------------------------------------------------------------------
   Total:                                       1,377     1,327     1,310   4,014   $256,386,499.35   $256,760,436.22
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Initial Periodic Cap                              Group 3             Total         Group 1    Group 2    Group 3    Total
2.000%                                        $  7,816,819.79   $   18,120,443.70      1.96%      2.06%      1.92%     1.97%
3.000%                                         399,846,700.84      902,690,012.50     98.04      97.94      98.08     98.03
----------------------------------------------------------------------------------------------------------------------------
   Total:                                     $407,663,520.63   $  920,810,456.20    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average Initial Periodic Cap of the group 1 Adjustable-Rate Mortgage Loans was approximately 2.980%, approximately 2.979% for the group 2 Adjustable-Rate Mortgage Loans, approximately 2.981% for the group 3 Adjustable-Rate Mortgage Loans and approximately 2.980% for all of the Adjustable-Rate Mortgage Loans.



              Periodic Cap of the Adjustable-Rate Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Periodic Cap                                  Group 1   Group 2   Group 3   Total       Group 1           Group 2
1.000%                                          1,376     1,326     1,310   4,012   $256,001,343.69   $256,576,436.22
1.500%                                              1         1         0       2        385,155.66        184,000.00
---------------------------------------------------------------------------------------------------------------------
   Total:                                       1,377     1,327     1,310   4,014   $256,386,499.35   $256,760,436.22
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Periodic Cap                                      Group 3             Total         Group 1    Group 2    Group 3    Total
1.000%                                        $407,663,520.63   $  920,241,300.54     99.85%     99.93%    100.00%    99.94%
1.500%                                                   0.00          569,155.66      0.15       0.07       0.00      0.06
----------------------------------------------------------------------------------------------------------------------------
   Total:                                     $407,663,520.63   $  920,810,456.20    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average Periodic Cap of the group 1 Adjustable-Rate Mortgage Loans was approximately 1.001%, approximately 1.000% for the group 2 Adjustable-Rate Mortgage Loans, approximately 1.000% for the group 3 Adjustable-Rate Mortgage Loans and approximately 1.000% for all of the Adjustable-Rate Mortgage Loans.

             Gross Margins of the Adjustable-Rate Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Gross Margin                                  Group 1   Group 2   Group 3   Total       Group 1           Group 2
2.501% to 3.000%                                    1         1         0       2   $     99,943.64   $    228,920.11
3.501% to 4.000%                                    0         2         2       4              0.00        154,225.80
4.001% to 4.500%                                    1         2         0       3        209,516.71        138,806.17
4.501% to 5.000%                                    9         6         5      20      1,073,592.72      1,014,100.53
5.001% to 5.500%                                   13        11        11      35      2,793,878.57      1,894,847.17
5.501% to 6.000%                                  203       171       222     596     38,427,572.90     31,332,992.74
6.001% to 6.500%                                  986       976       973   2,935    180,963,077.21    187,993,045.06
6.501% to 7.000%                                   95        88        59     242     18,855,232.51     18,790,586.73
7.001% to 7.500%                                   52        45        23     120     10,362,631.45      9,378,912.83
7.501% to 8.000%                                   17        15        12      44      3,601,053.64      3,079,762.27
8.001% to 8.500%                                    0        10         2      12              0.00      2,754,236.81
8.501% to 9.000%                                    0         0         1       1              0.00              0.00
---------------------------------------------------------------------------------------------------------------------
   Total:                                       1,377     1,327     1,310   4,014   $256,386,499.35   $256,760,436.22
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Gross Margin                                      Group 3             Total         Group 1    Group 2    Group 3    Total
2.501% to 3.000%                              $          0.00   $      328,863.75      0.04%      0.09%      0.00%     0.04%
3.501% to 4.000%                                   267,890.89          422,116.69      0.00       0.06       0.07      0.05
4.001% to 4.500%                                         0.00          348,322.88      0.08       0.05       0.00      0.04
4.501% to 5.000%                                 1,717,682.57        3,805,375.82      0.42       0.39       0.42      0.41
5.001% to 5.500%                                 4,657,165.32        9,345,891.06      1.09       0.74       1.14      1.01
5.501% to 6.000%                                59,494,155.02      129,254,720.66     14.99      12.20      14.59     14.04
6.001% to 6.500%                               308,587,128.52      677,543,250.79     70.58      73.22      75.70     73.58
6.501% to 7.000%                                20,832,025.49       58,477,844.73      7.35       7.32       5.11      6.35
7.001% to 7.500%                                 5,991,591.68       25,733,135.96      4.04       3.65       1.47      2.79
7.501% to 8.000%                                 5,155,993.83       11,836,809.74      1.40       1.20       1.26      1.29
8.001% to 8.500%                                   698,869.92        3,453,106.73      0.00       1.07       0.17      0.38
8.501% to 9.000%                                   261,017.39          261,017.39      0.00       0.00       0.06      0.03
----------------------------------------------------------------------------------------------------------------------------
   Total:                                     $407,663,520.63   $  920,810,456.20    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average Gross Margin of the group 1 Adjustable-Rate Mortgage Loans was approximately 6.224%, approximately 6.248% for the group 2 Adjustable-Rate Mortgage Loans, approximately 6.168% for the group 3 Adjustable-Rate Mortgage Loans and approximately 6.206% for all of the Adjustable-Rate Mortgage Loans.

         Next Adjustment Date for the Adjustable-Rate Mortgage Loans(1)

                                                            Number of                      Principal Balance
                                                         Mortgage Loans            Outstanding as of the Cut-off Date

Month of Next Mortgage
Interest Rate Change                          Group 1   Group 2   Group 3   Total       Group 1           Group 2
January 1, 2008                                     6         3         7      16   $  1,455,761.35   $    575,607.60
February 1, 2008                                    7         3         3      13      2,023,672.67        671,263.24
March 1, 2008                                       1         1         0       2        167,592.22        359,999.30
April 1, 2008                                       3         4         6      13        812,316.23        722,365.93
May 1, 2008                                        48        37        54     139      9,125,961.74      6,490,998.84
June 1, 2008                                        8        12         9      29      1,619,702.62      2,324,326.69
July 1, 2008                                       62        51        83     196     13,940,477.74     11,592,205.37
August 1, 2008                                    646       656       618   1,920    118,879,956.03    128,090,884.02
September 1, 2008                                 458       414       428   1,300     79,821,968.70     76,797,103.86
January 1, 2009                                     0         1         0       1              0.00        179,377.81
February 1, 2009                                    0         0         1       1              0.00              0.00
March 1, 2009                                       0         0         1       1              0.00              0.00
April 1, 2009                                       1         0         0       1        377,449.73              0.00
May 1, 2009                                         1         0         2       3        179,589.73              0.00
June 1, 2009                                        0         1         0       1              0.00        142,121.51
July 1, 2009                                        2         1         2       5        603,483.06        119,922.93
August 1, 2009                                     12        27        16      55      2,214,134.40      5,733,734.65
September 1, 2009                                  25        19        12      56      5,673,707.00      3,690,889.50
April 1, 2011                                       0         0         1       1              0.00              0.00
May 1, 2011                                         0         1         2       3              0.00        121,476.49
June 1, 2011                                        1         1         1       3        348,931.21        239,765.46
July 1, 2011                                        4         3         2       9        696,216.42        656,281.68
August 1, 2011                                     48        59        37     144      9,269,031.99     12,339,578.55
September 1, 2011                                  39        31        20      90      9,060,491.00      5,879,355.00
May 1, 2021                                         1         1         0       2         17,388.63         15,184.39
June 1, 2021                                        1         0         2       3         19,489.95              0.00
July 1, 2021                                        1         1         0       2         31,385.24         17,993.40
August 1, 2021                                      2         0         1       3         47,791.69              0.00
September 1, 2021                                   0         0         2       2              0.00              0.00
---------------------------------------------------------------------------------------------------------------------
  Total:                                        1,377     1,327     1,310   4,014   $256,386,499.35   $256,760,436.22
=====================================================================================================================


                                                                                               % of Aggregate
                                                     Principal Balance                  Principal Balance Outstanding
                                             Outstanding as of the Cut-off Date             as of the Cut-off Date

Month of Next Mortgage
Interest Rate Change                              Group 3             Total         Group 1    Group 2    Group 3    Total
January 1, 2008                               $  3,381,421.07   $    5,412,790.02      0.57%      0.22%      0.83%     0.59%
February 1, 2008                                 1,138,841.70        3,833,777.61      0.79       0.26       0.28      0.42
March 1, 2008                                            0.00          527,591.52      0.07       0.14       0.00      0.06
April 1, 2008                                    3,643,800.05        5,178,482.21      0.32       0.28       0.89      0.56
May 1, 2008                                     22,901,654.09       38,518,614.67      3.56       2.53       5.62      4.18
June 1, 2008                                     3,472,623.44        7,416,652.75      0.63       0.91       0.85      0.81
July 1, 2008                                    31,054,326.52       56,587,009.63      5.44       4.51       7.62      6.15
August 1, 2008                                 185,335,436.95      432,306,277.00     46.37      49.89      45.46     46.95
September 1, 2008                              119,107,646.00      275,726,718.56     31.13      29.91      29.22     29.94
January 1, 2009                                          0.00          179,377.81      0.00       0.07       0.00      0.02
February 1, 2009                                   129,042.98          129,042.98      0.00       0.00       0.03      0.01
March 1, 2009                                      535,713.25          535,713.25      0.00       0.00       0.13      0.06
April 1, 2009                                            0.00          377,449.73      0.15       0.00       0.00      0.04
May 1, 2009                                      1,695,869.20        1,875,458.93      0.07       0.00       0.42      0.20
June 1, 2009                                             0.00          142,121.51      0.00       0.06       0.00      0.02
July 1, 2009                                     1,254,759.24        1,978,165.23      0.24       0.05       0.31      0.21
August 1, 2009                                   4,418,310.37       12,366,179.42      0.86       2.23       1.08      1.34
September 1, 2009                                2,844,492.00       12,209,088.50      2.21       1.44       0.70      1.33
April 1, 2011                                    1,037,566.91        1,037,566.91      0.00       0.00       0.25      0.11
May 1, 2011                                        566,861.03          688,337.52      0.00       0.05       0.14      0.07
June 1, 2011                                       617,326.82        1,206,023.49      0.14       0.09       0.15      0.13
July 1, 2011                                       852,428.54        2,204,926.64      0.27       0.26       0.21      0.24
August 1, 2011                                  16,393,543.41       38,002,153.95      3.62       4.81       4.02      4.13
September 1, 2011                                7,082,327.00       22,022,173.00      3.53       2.29       1.74      2.39
May 1, 2021                                              0.00           32,573.02      0.01       0.01       0.00      0.00
June 1, 2021                                        82,733.20          102,223.15      0.01       0.00       0.02      0.01
July 1, 2021                                             0.00           49,378.64      0.01       0.01       0.00      0.01
August 1, 2021                                      18,496.86           66,288.55      0.02       0.00       0.00      0.01
September 1, 2021                                   98,300.00           98,300.00      0.00       0.00       0.02      0.01
----------------------------------------------------------------------------------------------------------------------------
  Total:                                      $407,663,520.63   $  920,810,456.20    100.00%    100.00%    100.00%   100.00%
============================================================================================================================


(1) As of the Cut-off Date, the weighted average number of months until the next Adjustment Date of the group 1 Mortgage Loans, the group 2 Mortgage Loans, the group 3 Mortgage Loans and all the Mortgage Loans was approximately 26 months.

                                   APPENDIX B

The following tables have been prepared based on the assumptions described in this prospectus supplement under "Yield, Prepayment and Maturity Considerations" and should be read in conjunction with that section.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class A-1

ARM PPC                          0%           50%         75%         100%         125%        150%        175%
FRM PPC                          0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                 100          100         100         100          100         100         100
September 25, 2007                  99           87          81          75           68          62          55
September 25, 2008                  99           69          55          42           30          17           9
September 25, 2009                  98           51          32          16            3           0           0
September 25, 2010                  98           37          25          16            3           0           0
September 25, 2011                  97           31          19          11            3           0           0
September 25, 2012                  96           25          14           7            3           0           0
September 25, 2013                  95           21          11           5            2           0           0
September 25, 2014                  94           18           8           3            1           0           0
September 25, 2015                  93           15           6           2            1           0           0
September 25, 2016                  92           12           5           2            0           0           0
September 25, 2017                  91           10           3           1            0           0           0
September 25, 2018                  89            8           3           1            0           0           0
September 25, 2019                  87            7           2           0            0           0           0
September 25, 2020                  85            6           1           0            0           0           0
September 25, 2021                  83            5           1           0            0           0           0
September 25, 2022                  81            4           1           0            0           0           0
September 25, 2023                  78            3           0           0            0           0           0
September 25, 2024                  75            3           0           0            0           0           0
September 25, 2025                  72            2           0           0            0           0           0
September 25, 2026                  69            2           0           0            0           0           0
September 25, 2027                  64            1           0           0            0           0           0
September 25, 2028                  60            1           0           0            0           0           0
September 25, 2029                  55            1           0           0            0           0           0
September 25, 2030                  49            1           0           0            0           0           0
September 25, 2031                  43            0           0           0            0           0           0
September 25, 2032                  36            0           0           0            0           0           0
September 25, 2033                  31            0           0           0            0           0           0
September 25, 2034                  26            0           0           0            0           0           0
September 25, 2035                  20            0           0           0            0           0           0
September 25, 2036                   0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)             22.12         4.67        3.17        2.31         1.63        1.27        1.13
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                      22.12         4.34        2.94        2.14         1.53        1.27        1.13

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class A-2

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%



Distribution Date
-----------------
Initial Percentage                100          100         100         100          100         100         100
September 25, 2007                 99           87          81          75           68          62          55
September 25, 2008                 99           69          55          42           30          17           9
September 25, 2009                 98           51          32          16            3           0           0
September 25, 2010                 98           37          25          16            3           0           0
September 25, 2011                 97           31          19          11            3           0           0
September 25, 2012                 96           25          14           7            3           0           0
September 25, 2013                 95           21          11           5            2           0           0
September 25, 2014                 94           18           8           3            1           0           0
September 25, 2015                 93           15           6           2            1           0           0
September 25, 2016                 92           12           5           2            0           0           0
September 25, 2017                 91           10           3           1            0           0           0
September 25, 2018                 89            8           3           1            0           0           0
September 25, 2019                 87            7           2           0            0           0           0
September 25, 2020                 85            6           1           0            0           0           0
September 25, 2021                 83            5           1           0            0           0           0
September 25, 2022                 81            4           1           0            0           0           0
September 25, 2023                 78            3           0           0            0           0           0
September 25, 2024                 75            3           0           0            0           0           0
September 25, 2025                 72            2           0           0            0           0           0
September 25, 2026                 69            2           0           0            0           0           0
September 25, 2027                 64            1           0           0            0           0           0
September 25, 2028                 60            1           0           0            0           0           0
September 25, 2029                 55            1           0           0            0           0           0
September 25, 2030                 49            1           0           0            0           0           0
September 25, 2031                 43            0           0           0            0           0           0
September 25, 2032                 36            0           0           0            0           0           0
September 25, 2033                 32            0           0           0            0           0           0
September 25, 2034                 26            0           0           0            0           0           0
September 25, 2035                 21            0           0           0            0           0           0
September 25, 2036                  0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)             22.14        4.66        3.17        2.31         1.63        1.27        1.14
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                      22.14        4.34        2.94        2.14         1.53        1.27        1.14

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class A-3A

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                100          100         100         100          100         100         100
September 25, 2007                 99           75          63          50           38          25          12
September 25, 2008                 98           39          13           0            0           0           0
September 25, 2009                 97            5           0           0            0           0           0
September 25, 2010                 96            0           0           0            0           0           0
September 25, 2011                 94            0           0           0            0           0           0
September 25, 2012                 93            0           0           0            0           0           0
September 25, 2013                 91            0           0           0            0           0           0
September 25, 2014                 89            0           0           0            0           0           0
September 25, 2015                 87            0           0           0            0           0           0
September 25, 2016                 84            0           0           0            0           0           0
September 25, 2017                 82            0           0           0            0           0           0
September 25, 2018                 79            0           0           0            0           0           0
September 25, 2019                 75            0           0           0            0           0           0
September 25, 2020                 72            0           0           0            0           0           0
September 25, 2021                 68            0           0           0            0           0           0
September 25, 2022                 63            0           0           0            0           0           0
September 25, 2023                 58            0           0           0            0           0           0
September 25, 2024                 52            0           0           0            0           0           0
September 25, 2025                 46            0           0           0            0           0           0
September 25, 2026                 39            0           0           0            0           0           0
September 25, 2027                 31            0           0           0            0           0           0
September 25, 2028                 23            0           0           0            0           0           0
September 25, 2029                 13            0           0           0            0           0           0
September 25, 2030                  3            0           0           0            0           0           0
September 25, 2031                  0            0           0           0            0           0           0
September 25, 2032                  0            0           0           0            0           0           0
September 25, 2033                  0            0           0           0            0           0           0
September 25, 2034                  0            0           0           0            0           0           0
September 25, 2035                  0            0           0           0            0           0           0
September 25, 2036                  0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)            16.79        1.68        1.24        1.00         0.84        0.73        0.65
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                     16.79        1.68        1.24        1.00         0.84        0.73        0.65

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class A-3B

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                100          100         100         100          100         100         100
September 25, 2007                100          100         100         100          100         100         100
September 25, 2008                100          100         100          51            0           0           0
September 25, 2009                100          100           0           0            0           0           0
September 25, 2010                100           22           0           0            0           0           0
September 25, 2011                100            0           0           0            0           0           0
September 25, 2012                100            0           0           0            0           0           0
September 25, 2013                100            0           0           0            0           0           0
September 25, 2014                100            0           0           0            0           0           0
September 25, 2015                100            0           0           0            0           0           0
September 25, 2016                100            0           0           0            0           0           0
September 25, 2017                100            0           0           0            0           0           0
September 25, 2018                100            0           0           0            0           0           0
September 25, 2019                100            0           0           0            0           0           0
September 25, 2020                100            0           0           0            0           0           0
September 25, 2021                100            0           0           0            0           0           0
September 25, 2022                100            0           0           0            0           0           0
September 25, 2023                100            0           0           0            0           0           0
September 25, 2024                100            0           0           0            0           0           0
September 25, 2025                100            0           0           0            0           0           0
September 25, 2026                100            0           0           0            0           0           0
September 25, 2027                100            0           0           0            0           0           0
September 25, 2028                100            0           0           0            0           0           0
September 25, 2029                100            0           0           0            0           0           0
September 25, 2030                100            0           0           0            0           0           0
September 25, 2031                 64            0           0           0            0           0           0
September 25, 2032                 10            0           0           0            0           0           0
September 25, 2033                  0            0           0           0            0           0           0
September 25, 2034                  0            0           0           0            0           0           0
September 25, 2035                  0            0           0           0            0           0           0
September 25, 2036                  0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)           25.26         3.70        2.49        2.00         1.71        1.44        1.24
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                    25.26         3.70        2.49        2.00         1.71        1.44        1.24

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class A-3C

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                100          100         100         100          100         100         100
September 25, 2007                100          100         100         100          100         100         100
September 25, 2008                100          100         100         100           77          27           0
September 25, 2009                100          100          89          24            0           0           0
September 25, 2010                100          100          60          24            0           0           0
September 25, 2011                100           83          34           1            0           0           0
September 25, 2012                100           61          15           0            0           0           0
September 25, 2013                100           43           0           0            0           0           0
September 25, 2014                100           28           0           0            0           0           0
September 25, 2015                100           16           0           0            0           0           0
September 25, 2016                100            5           0           0            0           0           0
September 25, 2017                100            0           0           0            0           0           0
September 25, 2018                100            0           0           0            0           0           0
September 25, 2019                100            0           0           0            0           0           0
September 25, 2020                100            0           0           0            0           0           0
September 25, 2021                100            0           0           0            0           0           0
September 25, 2022                100            0           0           0            0           0           0
September 25, 2023                100            0           0           0            0           0           0
September 25, 2024                100            0           0           0            0           0           0
September 25, 2025                100            0           0           0            0           0           0
September 25, 2026                100            0           0           0            0           0           0
September 25, 2027                100            0           0           0            0           0           0
September 25, 2028                100            0           0           0            0           0           0
September 25, 2029                100            0           0           0            0           0           0
September 25, 2030                100            0           0           0            0           0           0
September 25, 2031                100            0           0           0            0           0           0
September 25, 2032                100            0           0           0            0           0           0
September 25, 2033                 88            0           0           0            0           0           0
September 25, 2034                 67            0           0           0            0           0           0
September 25, 2035                 45            0           0           0            0           0           0
September 25, 2036                  0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)           28.57         6.86        4.52        3.00         2.16        1.89        1.69
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                    28.57         6.86        4.52        3.00         2.16        1.89        1.69

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class A-3D

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                100          100         100         100          100         100         100
September 25, 2007                100          100         100         100          100         100         100
September 25, 2008                100          100         100         100          100         100          87
September 25, 2009                100          100         100         100           37           0           0
September 25, 2010                100          100         100         100           37           0           0
September 25, 2011                100          100         100         100           37           0           0
September 25, 2012                100          100         100          71           36           0           0
September 25, 2013                100          100          99          49           23           0           0
September 25, 2014                100          100          75          34           14           0           0
September 25, 2015                100          100          57          24            9           0           0
September 25, 2016                100          100          44          17            5           0           0
September 25, 2017                100           92          33          12            1           0           0
September 25, 2018                100           77          26           8            0           0           0
September 25, 2019                100           64          20           5            0           0           0
September 25, 2020                100           53          15           2            0           0           0
September 25, 2021                100           44          12           0            0           0           0
September 25, 2022                100           36           9           0            0           0           0
September 25, 2023                100           30           6           0            0           0           0
September 25, 2024                100           25           3           0            0           0           0
September 25, 2025                100           20           1           0            0           0           0
September 25, 2026                100           17           0           0            0           0           0
September 25, 2027                100           14           0           0            0           0           0
September 25, 2028                100           11           0           0            0           0           0
September 25, 2029                100            9           0           0            0           0           0
September 25, 2030                100            7           0           0            0           0           0
September 25, 2031                100            4           0           0            0           0           0
September 25, 2032                100            2           0           0            0           0           0
September 25, 2033                100            0           0           0            0           0           0
September 25, 2034                100            0           0           0            0           0           0
September 25, 2035                100            0           0           0            0           0           0
September 25, 2036                  0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)            29.87       15.54       10.48        7.67         4.65        2.25        2.06
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                     29.87       12.39        8.19        5.94         3.49        2.25        2.06

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class M-1

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                 100          100         100         100          100         100         100
September 25, 2007                 100          100         100         100          100         100         100
September 25, 2008                 100          100         100         100          100         100         100
September 25, 2009                 100          100         100         100          100          91          76
September 25, 2010                 100          100          39           0           77          30           0
September 25, 2011                 100           69           3           0            0           0           0
September 25, 2012                 100           40           0           0            0           0           0
September 25, 2013                 100           15           0           0            0           0           0
September 25, 2014                 100            0           0           0            0           0           0
September 25, 2015                 100            0           0           0            0           0           0
September 25, 2016                 100            0           0           0            0           0           0
September 25, 2017                 100            0           0           0            0           0           0
September 25, 2018                 100            0           0           0            0           0           0
September 25, 2019                 100            0           0           0            0           0           0
September 25, 2020                 100            0           0           0            0           0           0
September 25, 2021                 100            0           0           0            0           0           0
September 25, 2022                 100            0           0           0            0           0           0
September 25, 2023                 100            0           0           0            0           0           0
September 25, 2024                 100            0           0           0            0           0           0
September 25, 2025                 100            0           0           0            0           0           0
September 25, 2026                 100            0           0           0            0           0           0
September 25, 2027                 100            0           0           0            0           0           0
September 25, 2028                 100            0           0           0            0           0           0
September 25, 2029                 100            0           0           0            0           0           0
September 25, 2030                 100            0           0           0            0           0           0
September 25, 2031                 100            0           0           0            0           0           0
September 25, 2032                  99            0           0           0            0           0           0
September 25, 2033                  74            0           0           0            0           0           0
September 25, 2034                  46            0           0           0            0           0           0
September 25, 2035                  14            0           0           0            0           0           0
September 25, 2036                   0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)             27.80        5.72        3.83        3.66         4.25        3.72        3.21
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                      27.80        5.72        3.83        3.66         4.24        3.49        3.06

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class M-2

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                100          100         100         100          100         100         100
September 25, 2007                100          100         100         100          100         100         100
September 25, 2008                100          100         100         100          100         100         100
September 25, 2009                100          100         100         100          100         100         100
September 25, 2010                100          100         100          92          100         100          65
September 25, 2011                100          100         100          33           70          48           0
September 25, 2012                100          100          62           0            0           0           0
September 25, 2013                100          100          29           0            0           0           0
September 25, 2014                100           92           5           0            0           0           0
September 25, 2015                100           64           0           0            0           0           0
September 25, 2016                100           42           0           0            0           0           0
September 25, 2017                100           22           0           0            0           0           0
September 25, 2018                100            7           0           0            0           0           0
September 25, 2019                100            0           0           0            0           0           0
September 25, 2020                100            0           0           0            0           0           0
September 25, 2021                100            0           0           0            0           0           0
September 25, 2022                100            0           0           0            0           0           0
September 25, 2023                100            0           0           0            0           0           0
September 25, 2024                100            0           0           0            0           0           0
September 25, 2025                100            0           0           0            0           0           0
September 25, 2026                100            0           0           0            0           0           0
September 25, 2027                100            0           0           0            0           0           0
September 25, 2028                100            0           0           0            0           0           0
September 25, 2029                100            0           0           0            0           0           0
September 25, 2030                100            0           0           0            0           0           0
September 25, 2031                100            0           0           0            0           0           0
September 25, 2032                100            0           0           0            0           0           0
September 25, 2033                100            0           0           0            0           0           0
September 25, 2034                100            0           0           0            0           0           0
September 25, 2035                100            0           0           0            0           0           0
September 25, 2036                  0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)           29.78         9.76        6.43        4.71         5.19        5.03        4.19
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                    29.78         9.76        6.43        4.71         4.70        3.62        3.12

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class M-3

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                100          100         100         100          100         100         100
September 25, 2007                100          100         100         100          100         100         100
September 25, 2008                100          100         100         100          100         100         100
September 25, 2009                100          100         100         100          100         100         100
September 25, 2010                100          100         100         100          100         100         100
September 25, 2011                100          100         100         100          100         100          92
September 25, 2012                100          100         100         100           70          94          36
September 25, 2013                100          100         100          68           31          45           6
September 25, 2014                100          100         100          47           19          16           0
September 25, 2015                100          100          81          32            3           0           0
September 25, 2016                100          100          61          22            0           0           0
September 25, 2017                100          100          47          10            0           0           0
September 25, 2018                100          100          35           1            0           0           0
September 25, 2019                100           91          27           0            0           0           0
September 25, 2020                100           75          21           0            0           0           0
September 25, 2021                100           62          10           0            0           0           0
September 25, 2022                100           51           2           0            0           0           0
September 25, 2023                100           42           0           0            0           0           0
September 25, 2024                100           35           0           0            0           0           0
September 25, 2025                100           28           0           0            0           0           0
September 25, 2026                100           23           0           0            0           0           0
September 25, 2027                100           17           0           0            0           0           0
September 25, 2028                100            9           0           0            0           0           0
September 25, 2029                100            2           0           0            0           0           0
September 25, 2030                100            0           0           0            0           0           0
September 25, 2031                100            0           0           0            0           0           0
September 25, 2032                100            0           0           0            0           0           0
September 25, 2033                100            0           0           0            0           0           0
September 25, 2034                100            0           0           0            0           0           0
September 25, 2035                100            0           0           0            0           0           0
September 25, 2036                  0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)           29.87        16.86       11.34        8.28         6.76        7.03        5.81
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                    29.87        12.78        8.45        6.12         4.70        3.62        3.12

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class M-4

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                 100          100         100         100          100         100         100
September 25, 2007                 100          100         100         100          100         100         100
September 25, 2008                 100          100         100         100          100         100         100
September 25, 2009                 100          100         100         100          100         100          21
September 25, 2010                 100          100          70          46           29          16          10
September 25, 2011                 100           85          53          31           17           9           4
September 25, 2012                 100           71          40          21           11           5           0
September 25, 2013                 100           59          30          14            7           0           0
September 25, 2014                 100           49          23          10            0           0           0
September 25, 2015                 100           41          17           7            0           0           0
September 25, 2016                 100           34          13           4            0           0           0
September 25, 2017                 100           28          10           0            0           0           0
September 25, 2018                 100           23           8           0            0           0           0
September 25, 2019                 100           19           6           0            0           0           0
September 25, 2020                 100           16           1           0            0           0           0
September 25, 2021                 100           13           0           0            0           0           0
September 25, 2022                 100           11           0           0            0           0           0
September 25, 2023                 100            9           0           0            0           0           0
September 25, 2024                 100            7           0           0            0           0           0
September 25, 2025                 100            6           0           0            0           0           0
September 25, 2026                 100            5           0           0            0           0           0
September 25, 2027                 100            0           0           0            0           0           0
September 25, 2028                 100            0           0           0            0           0           0
September 25, 2029                 100            0           0           0            0           0           0
September 25, 2030                 100            0           0           0            0           0           0
September 25, 2031                 100            0           0           0            0           0           0
September 25, 2032                 100            0           0           0            0           0           0
September 25, 2033                  87            0           0           0            0           0           0
September 25, 2034                  74            0           0           0            0           0           0
September 25, 2035                  58            0           0           0            0           0           0
September 25, 2036                   0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)            28.84         9.23        6.15        4.77         4.29        3.62        3.04
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                     28.84         8.44        5.59        4.36         3.97        3.36        2.84

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class M-5

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                 100          100         100         100          100         100         100
September 25, 2007                 100          100         100         100          100         100         100
September 25, 2008                 100          100         100         100          100         100         100
September 25, 2009                 100          100         100         100          100         100          21
September 25, 2010                 100          100          70          46           29          16          10
September 25, 2011                 100           85          53          31           17           9           0
September 25, 2012                 100           71          40          21           11           0           0
September 25, 2013                 100           59          30          14            7           0           0
September 25, 2014                 100           49          23          10            0           0           0
September 25, 2015                 100           41          17           7            0           0           0
September 25, 2016                 100           34          13           0            0           0           0
September 25, 2017                 100           28          10           0            0           0           0
September 25, 2018                 100           23           8           0            0           0           0
September 25, 2019                 100           19           5           0            0           0           0
September 25, 2020                 100           16           0           0            0           0           0
September 25, 2021                 100           13           0           0            0           0           0
September 25, 2022                 100           11           0           0            0           0           0
September 25, 2023                 100            9           0           0            0           0           0
September 25, 2024                 100            7           0           0            0           0           0
September 25, 2025                 100            6           0           0            0           0           0
September 25, 2026                 100            0           0           0            0           0           0
September 25, 2027                 100            0           0           0            0           0           0
September 25, 2028                 100            0           0           0            0           0           0
September 25, 2029                 100            0           0           0            0           0           0
September 25, 2030                 100            0           0           0            0           0           0
September 25, 2031                 100            0           0           0            0           0           0
September 25, 2032                 100            0           0           0            0           0           0
September 25, 2033                  87            0           0           0            0           0           0
September 25, 2034                  74            0           0           0            0           0           0
September 25, 2035                  58            0           0           0            0           0           0
September 25, 2036                   0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)            28.84         9.19        6.12        4.72         4.17        3.47        2.92
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                     28.84         8.44        5.59        4.33         3.87        3.22        2.73

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class M-6

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                 100          100         100         100          100         100         100
September 25, 2007                 100          100         100         100          100         100         100
September 25, 2008                 100          100         100         100          100         100         100
September 25, 2009                 100          100         100         100          100          39          21
September 25, 2010                 100          100          70          46           29          16          10
September 25, 2011                 100           85          53          31           17           9           0
September 25, 2012                 100           71          40          21           11           0           0
September 25, 2013                 100           59          30          14            3           0           0
September 25, 2014                 100           49          23          10            0           0           0
September 25, 2015                 100           41          17           5            0           0           0
September 25, 2016                 100           34          13           0            0           0           0
September 25, 2017                 100           28          10           0            0           0           0
September 25, 2018                 100           23           8           0            0           0           0
September 25, 2019                 100           19           0           0            0           0           0
September 25, 2020                 100           16           0           0            0           0           0
September 25, 2021                 100           13           0           0            0           0           0
September 25, 2022                 100           11           0           0            0           0           0
September 25, 2023                 100            9           0           0            0           0           0
September 25, 2024                 100            7           0           0            0           0           0
September 25, 2025                 100            0           0           0            0           0           0
September 25, 2026                 100            0           0           0            0           0           0
September 25, 2027                 100            0           0           0            0           0           0
September 25, 2028                 100            0           0           0            0           0           0
September 25, 2029                 100            0           0           0            0           0           0
September 25, 2030                 100            0           0           0            0           0           0
September 25, 2031                 100            0           0           0            0           0           0
September 25, 2032                 100            0           0           0            0           0           0
September 25, 2033                  87            0           0           0            0           0           0
September 25, 2034                  74            0           0           0            0           0           0
September 25, 2035                  58            0           0           0            0           0           0
September 25, 2036                   0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)            28.84         9.13        6.07        4.66         4.05        3.33        2.82
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                     28.84         8.44        5.59        4.30         3.78        3.11        2.65

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.


                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class M-7

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                 100          100         100         100          100         100         100
September 25, 2007                 100          100         100         100          100         100         100
September 25, 2008                 100          100         100         100          100         100         100
September 25, 2009                 100          100         100         100          100          30          21
September 25, 2010                 100          100          70          46           29          16          10
September 25, 2011                 100           85          53          31           17           6           0
September 25, 2012                 100           71          40          21           11           0           0
September 25, 2013                 100           59          30          14            0           0           0
September 25, 2014                 100           49          23          10            0           0           0
September 25, 2015                 100           41          17           0            0           0           0
September 25, 2016                 100           34          13           0            0           0           0
September 25, 2017                 100           28          10           0            0           0           0
September 25, 2018                 100           23           1           0            0           0           0
September 25, 2019                 100           19           0           0            0           0           0
September 25, 2020                 100           16           0           0            0           0           0
September 25, 2021                 100           13           0           0            0           0           0
September 25, 2022                 100           11           0           0            0           0           0
September 25, 2023                 100            7           0           0            0           0           0
September 25, 2024                 100            0           0           0            0           0           0
September 25, 2025                 100            0           0           0            0           0           0
September 25, 2026                 100            0           0           0            0           0           0
September 25, 2027                 100            0           0           0            0           0           0
September 25, 2028                 100            0           0           0            0           0           0
September 25, 2029                 100            0           0           0            0           0           0
September 25, 2030                 100            0           0           0            0           0           0
September 25, 2031                 100            0           0           0            0           0           0
September 25, 2032                 100            0           0           0            0           0           0
September 25, 2033                  87            0           0           0            0           0           0
September 25, 2034                  74            0           0           0            0           0           0
September 25, 2035                  58            0           0           0            0           0           0
September 25, 2036                   0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)             28.84        9.04        6.01        4.59         3.95        3.22        2.74
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                      28.84        8.44        5.59        4.28         3.71        3.03        2.59

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class M-8

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                 100          100         100         100          100         100         100
September 25, 2007                 100          100         100         100          100         100         100
September 25, 2008                 100          100         100         100          100         100         100
September 25, 2009                 100          100         100         100          100          30          21
September 25, 2010                 100          100          70          46           29          16           2
September 25, 2011                 100           85          53          31           17           0           0
September 25, 2012                 100           71          40          21            5           0           0
September 25, 2013                 100           59          30          14            0           0           0
September 25, 2014                 100           49          23           2            0           0           0
September 25, 2015                 100           41          17           0            0           0           0
September 25, 2016                 100           34          13           0            0           0           0
September 25, 2017                 100           28           2           0            0           0           0
September 25, 2018                 100           23           0           0            0           0           0
September 25, 2019                 100           19           0           0            0           0           0
September 25, 2020                 100           16           0           0            0           0           0
September 25, 2021                 100           13           0           0            0           0           0
September 25, 2022                 100            7           0           0            0           0           0
September 25, 2023                 100            0           0           0            0           0           0
September 25, 2024                 100            0           0           0            0           0           0
September 25, 2025                 100            0           0           0            0           0           0
September 25, 2026                 100            0           0           0            0           0           0
September 25, 2027                 100            0           0           0            0           0           0
September 25, 2028                 100            0           0           0            0           0           0
September 25, 2029                 100            0           0           0            0           0           0
September 25, 2030                 100            0           0           0            0           0           0
September 25, 2031                 100            0           0           0            0           0           0
September 25, 2032                 100            0           0           0            0           0           0
September 25, 2033                  87            0           0           0            0           0           0
September 25, 2034                  74            0           0           0            0           0           0
September 25, 2035                  58            0           0           0            0           0           0
September 25, 2036                   0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)            28.84         8.93        5.93        4.52         3.85        3.13        2.68
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                     28.84         8.44        5.59        4.27         3.66        2.98        2.56

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                          Percentage of Original Principal Balance Outstanding(1) at the
                          Specified Percentages of the Applicable Prepayment Assumption

                                                    Class M-9

ARM PPC                         0%           50%         75%         100%         125%        150%        175%
FRM PPC                         0%           50%         75%         100%         125%        150%        175%


Distribution Date
-----------------
Initial Percentage                 100          100         100         100          100         100         100
September 25, 2007                 100          100         100         100          100         100         100
September 25, 2008                 100          100         100         100          100         100         100
September 25, 2009                 100          100         100         100          100          30          21
September 25, 2010                 100          100          70          46           29          16           0
September 25, 2011                 100           85          53          31           17           0           0
September 25, 2012                 100           71          40          21            0           0           0
September 25, 2013                 100           59          30          14            0           0           0
September 25, 2014                 100           49          23           0            0           0           0
September 25, 2015                 100           41          17           0            0           0           0
September 25, 2016                 100           34           7           0            0           0           0
September 25, 2017                 100           28           0           0            0           0           0
September 25, 2018                 100           23           0           0            0           0           0
September 25, 2019                 100           19           0           0            0           0           0
September 25, 2020                 100           16           0           0            0           0           0
September 25, 2021                 100            7           0           0            0           0           0
September 25, 2022                 100            0           0           0            0           0           0
September 25, 2023                 100            0           0           0            0           0           0
September 25, 2024                 100            0           0           0            0           0           0
September 25, 2025                 100            0           0           0            0           0           0
September 25, 2026                 100            0           0           0            0           0           0
September 25, 2027                 100            0           0           0            0           0           0
September 25, 2028                 100            0           0           0            0           0           0
September 25, 2029                 100            0           0           0            0           0           0
September 25, 2030                 100            0           0           0            0           0           0
September 25, 2031                 100            0           0           0            0           0           0
September 25, 2032                 100            0           0           0            0           0           0
September 25, 2033                  87            0           0           0            0           0           0
September 25, 2034                  74            0           0           0            0           0           0
September 25, 2035                  58            0           0           0            0           0           0
September 25, 2036                   0            0           0           0            0           0           0
Weighted Avg. Life to
Maturity (in years)(2)             28.84        8.80        5.84        4.46         3.79        3.07        2.60
Weighted Avg. Life to
Optional Termination Date
(in years)(2)                      28.84        8.44        5.59        4.27         3.65        2.95        2.52

(1)      Rounded to the nearest whole percentage.
(2)      The weighted average life of any class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

                                   APPENDIX C

                      Assumed Mortgage Loan Characteristics

                                                                             Original
                                  Gross                Original              Interest
                  Cut-off Date   Mortgage  Original  Amortization    Loan      Only
 Loan  Interest    Principal     Interest    Term        Term         Age      Term
Group    Type     Balance ($)    Rate (%)  (months)    (months)    (months)  (months)
  1    FIXED        339,228.33     9.5267     180         180          1         0
  1    FIXED        236,373.13     8.9900     180         180          1         0
  1    FIXED        208,955.68    10.8865     180         180          2         0
  1    FIXED        236,814.62     9.7876     240         240          2         0
  1    FIXED      2,081,890.71     9.9825     360         360          2         0
  1    FIXED      4,388,340.22    10.0089     360         360          2         0
  1    FIXED      1,081,147.04     9.8213     360         360          1         0
  1    FIXED     14,145,798.71     9.9343     360         360          2         0
  1    FIXED        982,358.35     7.6650     360         480          2         0
  1    FIXED      3,603,017.17     7.8893     360         480          2         0
  1    FIXED        299,928.92     8.6500     360         480          1         0
  1    FIXED      8,328,926.83     7.9262     360         480          2         0
  1    FIXED      2,185,043.66    11.0989     360         360          3         0
  1    FIXED         44,985.78    11.5500     360         360          1         0
  1    FIXED        415,162.88    11.3861     360         360          2         0
  1    FIXED         34,564.44    12.5500     360         360          4         0
  1    ARM           53,004.29    10.6500     180         180          1         0
  1    ARM           70,000.00    10.2000     180         180          0         0
  1    ARM       40,893,302.60     9.3247     360         360          1         0
  1    ARM       11,184,790.14     9.0552     360         360          1         0
  1    ARM       93,994,907.32     9.4411     360         360          1         0
  1    ARM          675,080.33     9.6863     360         360          1         0
  1    ARM        2,069,660.00     8.1917     360         360          1        60
  1    ARM        3,212,953.00     7.5701     360         360          1        60
  1    ARM       12,848,473.85     7.3822     360         360          1        60
  1    ARM          313,500.00     7.5500     360         360          2        60
  1    ARM       14,603,185.27     8.4308     360         480          2         0
  1    ARM        4,784,789.13     7.8675     360         480          1         0
  1    ARM       42,791,698.17     8.1455     360         480          1         0
  1    ARM          352,065.20     9.3482     360         480          1         0
  1    ARM          898,359.01     8.7046     360         360          1         0
  1    ARM        1,181,750.00     8.2367     360         360          0         0
  1    ARM          135,953.32    11.1750     360         360          1         0
  1    ARM        2,552,643.29     9.1008     360         360          0         0
  1    ARM          381,600.00     8.2750     360         360          0        60
  1    ARM          998,850.00     7.1127     360         360          1        60
  1    ARM        1,422,300.82     8.4067     360         480          2         0
  1    ARM          547,154.89     7.5479     360         480          1         0
  1    ARM          173,751.64     8.1000     360         480          1         0
  1    ARM          756,000.95     7.2293     360         480          0         0

                                                                        Minimum
                          Months to                           Maximum  Mortgage
                  Gross     Next       Initial     Periodic  Mortgage  Interest
 Loan  Interest  Margin  Adjustment    Periodic    Rate Cap  Interest    Rate
Group    Type      (%)      Date     Rate Cap (%)     (%)    Rate (%)     (%)
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  1    ARM       6.0500       23        3.0000      1.0000    16.6500   10.6500
  1    ARM       6.5000       24        3.0000      1.0000    16.2000   10.2000
  1    ARM       6.1695       23        2.9933      1.0000    15.2934    9.3173
  1    ARM       6.4616       23        2.9732      1.0000    15.2225    9.0552
  1    ARM       6.3417       23        2.9599      1.0000    15.4169    9.4410
  1    ARM       6.2141       23        3.0000      1.0000    15.6863    9.4321
  1    ARM       6.1561       23        3.0000      1.0000    14.1917    8.1917
  1    ARM       6.3333       23        2.8320      1.0000    13.5701    7.5701
  1    ARM       6.0767       23        3.0000      1.0150    13.4074    7.3522
  1    ARM       6.1000       22        3.0000      1.0000    13.5500    7.5500
  1    ARM       6.1095       22        3.0000      1.0000    14.4308    8.4308
  1    ARM       6.1437       23        3.0000      1.0000    13.8675    7.8675
  1    ARM       6.1110       23        2.9969      1.0000    14.1066    8.1455
  1    ARM       6.1000       23        3.0000      1.0000    15.3482    9.3482
  1    ARM       5.9531       35        3.0000      1.0000    14.7046    8.7046
  1    ARM       6.1000       36        3.0000      1.0000    14.2367    8.2367
  1    ARM       6.3000       35        3.0000      1.0000    17.1750   11.1750
  1    ARM       6.2604       36        3.0000      1.0000    15.1008    9.1008
  1    ARM       5.8500       36        3.0000      1.0000    14.2750    8.2750
  1    ARM       6.1817       35        3.0000      1.0000    13.1127    7.1127
  1    ARM       6.3502       34        3.0000      1.0000    14.4067    8.1413
  1    ARM       6.1000       35        3.0000      1.0000    13.5479    7.5479
  1    ARM       5.8500       35        3.0000      1.0000    14.1000    8.1000
  1    ARM       5.9780       36        3.0000      1.0000    13.2293    7.2293


                                                                             Original
                                  Gross                Original              Interest
                  Cut-off Date   Mortgage  Original  Amortization    Loan      Only
 Loan  Interest    Principal     Interest    Term        Term         Age      Term
Group    Type     Balance ($)    Rate (%)  (months)    (months)    (months)  (months)
  1    ARM        2,764,997.83     9.1841     360         360          1         0
  1    ARM          951,529.02    10.2697     360         360          1         0
  1    ARM          795,312.66     7.9999     360         360          1         0
  1    ARM        3,803,786.34     8.2878     360         360          0         0
  1    ARM          112,000.00     8.6500     360         360          0        60
  1    ARM        1,268,918.11     8.0963     360         360          0        60
  1    ARM        1,905,514.70     7.2657     360         360          1        60
  1    ARM        1,839,618.19     8.1646     360         480          1         0
  1    ARM          322,865.25     6.6750     360         480          1         0
  1    ARM          419,951.17     7.8821     360         480          0         0
  1    ARM        5,190,177.35     7.5503     360         480          0         0
  1    ARM          116,055.51    13.6495     360         360          2         0
  2    FIXED        150,050.26    10.4000     180         180          1         0
  2    FIXED        422,862.60     9.4500     180         180          4         0
  2    FIXED        198,252.59     9.6000     180         180          1         0
  2    FIXED        154,009.78    10.3500     240         240          2         0
  2    FIXED        324,863.69     6.8500     240         240          1         0
  2    FIXED     10,968,852.66    10.2556     360         360          2         0
  2    FIXED      3,747,316.85     7.5516     360         360          2         0
  2    FIXED        166,404.17    10.4371     360         360          1         0
  2    FIXED     13,041,112.84     8.3758     360         360          2         0
  2    FIXED        285,000.00     8.9750     360         360          1        60
  2    FIXED      1,198,200.00     7.5737     360         360          2        60
  2    FIXED      1,582,399.43     6.9228     360         360          2        60
  2    FIXED        146,851.06     9.9000     360         480          2         0
  2    FIXED        383,870.16     7.6366     360         480          1         0
  2    FIXED        281,562.59     6.6500     360         480          2         0
  2    FIXED      1,443,331.51     8.4240     360         480          1         0
  2    FIXED         15,531.55    10.1750     240         240          3         0
  2    FIXED      2,531,951.85    13.3204     360         360          3         0
  2    FIXED        110,736.12    13.7256     360         360          2         0
  2    FIXED      1,092,733.74    13.4809     360         360          2         0
  2    ARM          166,549.96     8.8981     180         180          1         0
  2    ARM       33,425,468.61     9.4995     360         360          1         0
  2    ARM       14,974,713.31     8.9332     360         360          1         0
  2    ARM       83,644,994.12     9.3415     360         360          1         0
  2    ARM          381,626.11     9.2252     360         360          0         0
  2    ARM        3,512,030.45     7.7694     360         360          1        60
  2    ARM          905,096.88     8.8220     360         360          1        60
  2    ARM       16,416,650.74     7.8300     360         360          1        60
  2    ARM          165,750.00     8.9500     360         360          1        60
  2    ARM       18,769,373.84     8.6021     360         480          1         0
  2    ARM       10,123,836.99     8.2074     360         480          1         0
  2    ARM       44,906,213.84     8.3991     360         480          1         0
  2    ARM          232,450.00     9.4938     360         480          0         0


                                                                        Minimum
                          Months to                           Maximum  Mortgage
                  Gross     Next       Initial     Periodic  Mortgage  Interest
 Loan  Interest  Margin  Adjustment    Periodic    Rate Cap  Interest    Rate
Group    Type      (%)      Date     Rate Cap (%)     (%)    Rate (%)     (%)
  1    ARM       6.1324       59        3.0000      1.0000    15.1841    9.1841
  1    ARM       6.7195       59        3.0000      1.0000    16.9261   10.2697
  1    ARM       5.9984       59        3.0000      1.0000    13.9999    7.9999
  1    ARM       6.2041       60        3.0000      1.0000    14.3207    8.2878
  1    ARM       6.1000       60        3.0000      1.0000    14.6500    8.6500
  1    ARM       5.9178       60        3.0000      1.0000    14.0963    8.0963
  1    ARM       6.1000       59        3.0000      1.0000    13.2657    7.2657
  1    ARM       6.0527       59        3.0000      1.0000    14.1646    8.1646
  1    ARM       5.8500       59        3.0000      1.0000    12.6750    6.6750
  1    ARM       6.1000       60        3.0000      1.0000    12.5537    7.8821
  1    ARM       6.0267       60        3.0000      1.0000    13.5503    7.5503
  1    ARM       6.1327      178        3.0000      1.0000    19.6495   13.6495
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  2    ARM       6.0101       23        3.0000      1.0000    14.8981    8.8981
  2    ARM       6.2786       23        2.9876      1.0000    15.4454    9.4995
  2    ARM       6.2952       23        2.9886      1.0000    14.9633    8.8869
  2    ARM       6.3271       23        2.9634      1.0000    15.3431    9.3415
  2    ARM       5.9362       24        3.0000      1.0000    15.2252    9.2252
  2    ARM       6.1207       23        3.0000      1.0000    13.7694    7.6339
  2    ARM       6.0890       23        3.0000      1.0000    14.8220    8.8220
  2    ARM       6.0891       23        2.9797      1.0000    13.8497    7.8300
  2    ARM       5.8500       23        3.0000      1.0000    14.9500    8.9500
  2    ARM       6.1450       23        3.0000      1.0000    14.5374    8.6021
  2    ARM       6.3449       23        3.0000      1.0000    14.2610    8.1905
  2    ARM       6.2229       23        2.9869      1.0000    14.4011    8.3991
  2    ARM       6.0082       24        3.0000      1.0000    15.4938    9.4938


                                                                             Original
                                  Gross                Original              Interest
                  Cut-off Date   Mortgage  Original  Amortization    Loan      Only
 Loan  Interest    Principal     Interest    Term        Term         Age      Term
Group    Type     Balance ($)    Rate (%)  (months)    (months)    (months)  (months)
  2    ARM          114,750.00     9.0000     180         180          0         0
  2    ARM          938,940.18     9.1240     360         360          2         0
  2    ARM          915,428.86     7.3553     360         360          1         0
  2    ARM          624,399.86     8.4334     360         360          1         0
  2    ARM        2,124,502.01     9.1021     360         360          0         0
  2    ARM        1,240,000.00     6.8989     360         360          0        60
  2    ARM        1,551,752.58     8.7297     360         480          1         0
  2    ARM          519,850.61     7.9900     360         480          1         0
  2    ARM          107,920.00     9.7500     360         480          0         0
  2    ARM        1,728,502.30     8.3811     360         480          1         0
  2    ARM        2,527,881.40     8.8461     360         360          1         0
  2    ARM          444,776.80     8.8574     360         360          2         0
  2    ARM          372,821.13     9.8025     360         360          1         0
  2    ARM        4,996,400.00     8.5682     360         360          1         0
  2    ARM          322,500.00     8.7250     360         360          0        60
  2    ARM        2,821,790.00     7.3017     360         360          1        60
  2    ARM        1,573,450.62     8.2898     360         480          1         0
  2    ARM        2,453,671.68     8.3330     360         480          1         0
  2    ARM          355,000.00     7.6180     360         480          0         0
  2    ARM        3,368,165.55     8.1766     360         480          1         0
  2    ARM           33,177.79    13.3364     360         360          3         0
  3    FIXED        568,062.06     7.8741     180         180          3         0
  3    FIXED        584,866.70     7.4750     240         240          2         0
  3    FIXED        500,190.32     6.5000     240         240          2         0
  3    FIXED      7,927,790.98     8.7358     360         360          1         0
  3    FIXED     15,002,297.95     7.9884     360         360          2         0
  3    FIXED        201,744.87    10.8358     360         360          4         0
  3    FIXED         84,933.59    10.6000     360         360          2         0
  3    FIXED     36,924,276.66     7.8916     360         360          2         0
  3    FIXED        488,000.00     6.8750     360         360          2        60
  3    FIXED      2,391,250.00     7.1169     360         360          1        60
  3    FIXED      1,577,200.72     8.3479     360         480          2         0
  3    FIXED      4,975,706.52     7.7801     360         480          2         0
  3    FIXED     19,762,141.90     7.4915     360         480          2         0
  3    FIXED         32,201.21    12.9900     180         180          3         0
  3    FIXED         33,774.38    14.1000     240         240          1         0
  3    FIXED         50,752.33    12.5500     240         240          1         0
  3    FIXED      5,995,567.10    11.8358     360         360          2         0
  3    FIXED        108,800.00    12.7428     360         360          0         0
  3    FIXED      4,094,708.73    12.4462     360         360          1         0
  3    FIXED        290,829.89    12.9202     360         360          1         0
  3    ARM       51,337,284.11     9.0184     360         360          1         0
  3    ARM       15,862,895.04     8.8322     360         360          1         0
  3    ARM       93,967,663.31     9.0124     360         360          1         0
  3    ARM          936,872.34     7.8826     360         360          2         0


                                                                        Minimum
                          Months to                           Maximum  Mortgage
                  Gross     Next       Initial     Periodic  Mortgage  Interest
 Loan  Interest  Margin  Adjustment    Periodic    Rate Cap  Interest    Rate
Group    Type      (%)      Date     Rate Cap (%)     (%)    Rate (%)     (%)
  2    ARM       5.8500       36        3.0000      1.0000    15.0000    9.0000
  2    ARM       6.5322       34        3.0000      1.0000    15.1240    9.1240
  2    ARM       6.0966       35        3.0000      1.0000    13.3553    7.3553
  2    ARM       6.0913       35        3.0000      1.0000    14.4334    8.4334
  2    ARM       6.2356       36        3.0000      1.0000    15.1586    9.1021
  2    ARM       6.0216       36        2.8516      1.0742    13.0473    6.8989
  2    ARM       6.0837       35        3.0000      1.0000    14.7297    8.7297
  2    ARM       6.5000       35        3.0000      1.0000    13.9900    7.9900
  2    ARM       6.2500       36        3.0000      1.0000    15.7500    9.7500
  2    ARM       6.1638       35        3.0000      1.0000    14.3811    8.3811
  2    ARM       6.0235       59        3.0000      1.0000    14.8461    8.8461
  2    ARM       6.7165       58        3.0000      1.0000    15.4525    8.8574
  2    ARM       6.1000       59        3.0000      1.0000    15.8025    9.8025
  2    ARM       6.2155       59        2.9659      1.0000    14.5682    8.5682
  2    ARM       5.8500       60        3.0000      1.0000    14.7250    8.7250
  2    ARM       5.9885       59        3.0000      1.0000    13.3017    7.3017
  2    ARM       5.9984       59        3.0000      1.0000    14.2898    8.2898
  2    ARM       6.2688       59        3.0000      1.0000    14.3330    8.3330
  2    ARM       5.9782       60        3.0000      1.0000    13.6180    7.6180
  2    ARM       6.1540       59        2.8920      1.0000    14.1766    8.1766
  2    ARM       6.1000      177        3.0000      1.0000    19.3364   13.3364
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    FIXED        N/A      N/A           N/A         N/A        N/A       N/A
  3    ARM       6.2164       23        2.9792      1.0000    15.0129    9.0184
  3    ARM       6.3297       23        3.0000      1.0000    14.8855    8.7538
  3    ARM       6.1913       23        2.9773      1.0000    15.0007    9.0124
  3    ARM       6.1000       22        3.0000      1.0000    13.8826    7.8826


                                                                             Original
                                  Gross                Original              Interest
                  Cut-off Date   Mortgage  Original  Amortization    Loan      Only
 Loan  Interest    Principal     Interest    Term        Term         Age      Term
Group    Type     Balance ($)    Rate (%)  (months)    (months)    (months)  (months)
  3    ARM          193,415.31    10.0500     360         360          1         0
  3    ARM       16,873,257.66     8.3955     360         360          1        60
  3    ARM        3,724,530.00     8.1169     360         360          1        60
  3    ARM       51,041,109.31     7.6808     360         360          1        60
  3    ARM       32,190,445.28     8.5111     360         480          2         0
  3    ARM       17,215,738.07     8.2167     360         480          1         0
  3    ARM       85,852,539.39     8.1197     360         480          1         0
  3    ARM          840,000.00     7.8500     360         480          0         0
  3    ARM        2,161,900.10     9.0963     360         360          1         0
  3    ARM        1,479,345.81     7.9954     360         360          1         0
  3    ARM        1,635,466.57     8.9028     360         360          1         0
  3    ARM          497,250.00     5.7500     360         360          4        60
  3    ARM          877,200.00     7.1845     360         360          1        60
  3    ARM           81,500.00     9.7500     360         480          0         0
  3    ARM        2,633,891.69     8.1258     360         480          4         0
  3    ARM        1,511,632.87     8.4233     360         480          1         0
  3    ARM        1,830,032.87     9.0412     360         360          1         0
  3    ARM        1,064,228.95     8.6438     360         360          0         0
  3    ARM          560,217.59     7.6331     360         360          0         0
  3    ARM        2,686,026.23     7.8094     360         360          1         0
  3    ARM        1,916,800.00     7.8387     360         360          1        60
  3    ARM          317,680.00     7.9000     360         360          0        60
  3    ARM        8,352,058.08     7.1594     360         360          1        60
  3    ARM          621,490.22     8.9854     360         480          1         0
  3    ARM        1,549,482.91     7.6024     360         480          1         0
  3    ARM        7,652,036.86     7.4475     360         480          2         0
  3    ARM          199,530.06    13.9376     360         360          1         0

                                                                        Minimum
                          Months to                           Maximum  Mortgage
                  Gross     Next       Initial     Periodic  Mortgage  Interest
 Loan  Interest  Margin  Adjustment    Periodic    Rate Cap  Interest    Rate
Group    Type      (%)      Date     Rate Cap (%)     (%)    Rate (%)     (%)
  3    ARM       6.1000       23        3.0000      1.0000    16.0500   10.0500
  3    ARM       6.0479       23        2.9666      1.0000    14.3955    8.3955
  3    ARM       6.2768       23        3.0000      1.0000    14.2541    8.1169
  3    ARM       6.0769       23        2.9723      1.0000    13.7304    7.6808
  3    ARM       6.1788       22        2.9848      1.0000    14.5111    8.5111
  3    ARM       6.1878       23        3.0000      1.0000    14.2492    8.2167
  3    ARM       6.1956       23        2.9830      1.0000    14.1543    8.1197
  3    ARM       5.9500       24        3.0000      1.0000    13.8500    7.8500
  3    ARM       6.5268       35        3.0000      1.0000    15.0963    9.0963
  3    ARM       6.1000       35        3.0000      1.0000    13.9954    7.9954
  3    ARM       6.0358       35        3.0000      1.0000    14.9028    8.9028
  3    ARM       5.6500       32        3.0000      1.0000    11.7500    5.7500
  3    ARM       6.0089       35        3.0000      1.0000    13.5894    7.1845
  3    ARM       6.1000       36        3.0000      1.0000    15.7500    9.7500
  3    ARM       6.1102       32        3.0000      1.0000    14.1258    8.1258
  3    ARM       6.1254       35        3.0000      1.0000    14.4233    8.4233
  3    ARM       6.1248       59        3.0000      1.0000    15.0412    9.0412
  3    ARM       5.9798       60        3.0000      1.0000    14.6438    8.6438
  3    ARM       5.9179       60        3.0000      1.0000    13.6331    7.6331
  3    ARM       5.8058       59        2.7441      1.0000    13.6412    7.8094
  3    ARM       6.0242       59        3.0000      1.0000    13.8387    7.8387
  3    ARM       6.1000       60        3.0000      1.0000    13.9000    7.9000
  3    ARM       6.1793       59        3.0000      1.0000    13.1594    7.1594
  3    ARM       6.2802       59        3.0000      1.0000    14.9854    8.9854
  3    ARM       6.1552       59        3.0000      1.0000    13.6024    7.6024
  3    ARM       5.8823       58        3.0000      1.0000    13.5123    7.4475
  3    ARM       6.3453      179        3.0000      1.0000    19.9376   13.9376

                                   APPENDIX D

              INTEREST RATE SWAP AGREEMENT NOTIONAL AMOUNT SCHEDULE

                 Distribution Date          Notional Amount ($)
                 October 25, 2006              1,099,263,982
                 November 25, 2006             1,091,214,463
                 December 25, 2006             1,080,732,038
                 January 25, 2007              1,067,818,340
                 February 25, 2007             1,052,490,405
                 March 25, 2007                1,034,781,158
                 April 25, 2007                1,014,739,766
                 May 25, 2007                   992,433,477
                 June 25, 2007                  967,957,541
                 July 25, 2007                  941,794,039
                 August 25, 2007                914,086,771
                 September 25, 2007             885,087,469
                 October 25, 2007               856,957,342
                 November 25, 2007              829,727,585
                 December 25, 2007              803,369,208
                 January 25, 2008               777,854,157
                 February 25, 2008              753,155,284
                 March 25, 2008                 729,246,322
                 April 25, 2008                 706,101,853
                 May 25, 2008                   683,697,280
                 June 25, 2008                  662,008,802
                 July 25, 2008                  640,921,396
                 August 25, 2008                594,528,897
                 September 25, 2008             159,934,598
                 October 25, 2008               152,758,855
                 November 25, 2008              146,159,470
                 December 25, 2008              140,167,437
                 January 25, 2009               135,652,346
                 February 25, 2009              131,730,322
                 March 25, 2009                 127,927,599
                 April 25, 2009                 124,240,336
                 May 25, 2009                   120,664,819
                 June 25, 2009                  116,282,612
                 July 25, 2009                  112,956,536
                 August 25, 2009                109,058,601
                 September 25, 2009             101,510,974
                 October 25, 2009                96,288,662
                 November 25, 2009               93,636,215
                 December 25, 2009               91,059,834
                 January 25, 2010                88,557,221
                 February 25, 2010               86,126,150
                 March 25, 2010                  83,764,465
                 April 25, 2010                  81,470,082
                 May 25, 2010                    79,240,980
                 June 25, 2010                   77,075,204
                 July 25, 2010                   74,970,862
                 August 25, 2010                 72,926,120
                 September 25, 2010              70,939,203
                 October 25, 2010                69,008,392
                 November 25, 2010               67,132,021
                 December 25, 2010               65,308,480
                 January 25, 2011                63,536,205
                 February 25, 2011               61,813,683
                 March 25, 2011                  60,139,449
                 April 25, 2011                  58,512,083

                 Distribution Date          Notional Amount ($)
                 May 25, 2011                    56,930,209
                 June 25, 2011                   55,392,493
                 July 25, 2011                   53,897,644
                 August 25, 2011                 51,582,345
                 September 25, 2011              45,575,620

PROSPECTUS

                        ASSET BACKED FUNDING CORPORATION
                                    Depositor

                            Asset-Backed Certificates
                               Asset-Backed Notes
                              (Issuable in Series)

                                   ----------

--------------------------------------------------------------------------------

You should carefully consider the risk factors beginning on page 9 of this prospectus.

The securities of any series and the underlying assets will not be insured or guaranteed by any governmental agency or instrumentality or any other entity other than as expressly described in the prospectus supplement for that series.

The securities of each series will represent interests in, or will represent debt obligations of, the related issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any other entity.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series. The securities of each series are not deposits or other obligations of a bank and are not insured by the FDIC.

--------------------------------------------------------------------------------

Each Issuing Entity--

      o will issue a series of asset-backed certificates or asset-backed notes that will consist of one or more classes; and

      o     may own--

            o a pool or pools of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans, and are secured by either first or junior liens on one- to four-family residential properties or primarily residential properties consisting of five or more residential dwelling units and which may include limited retail, office or other commercial space;

            o a pool or pools of home improvement installment sales contracts or installment loans that are unsecured; and

            o     a pool or  pools of  manufactured  housing  installment  sales contracts and installment loan agreements secured by a security interest in a new or used manufactured home, and if indicated in the accompanying prospectus supplement, by real property.

Each Series of Securities--

      o will represent ownership interest in the related issuing entity or will represent debt obligations of the related issuing entity;

      o may be entitled to the benefit of one or more of the other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement; and

      o     will be paid only from the assets of the related issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is October 3, 2006.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
     ACCOMPANYING PROSPECTUS SUPPLEMENT ...................................    4
SUMMARY OF PROSPECTUS .....................................................    5
RISK FACTORS ..............................................................    9
     Risks Associated with the Securities .................................    9
     Risks Associated with the Assets .....................................   14
DESCRIPTION OF THE TRUST FUNDS ............................................   20
     Assets ...............................................................   20
     Mortgage Loans .......................................................   21
     Unsecured Home Improvement Loans .....................................   23
     Contracts ............................................................   24
     Pre-Funding Account ..................................................   25
     Accounts .............................................................   25
USE OF PROCEEDS ...........................................................   25
YIELD CONSIDERATIONS ......................................................   25
     General ..............................................................   25
     Pass-Through Rate and Interest Rate ..................................   26
     Timing of Payment of Interest ........................................   26
     Payments of Principal; Prepayments ...................................   26
     Prepayments--Maturity and Weighted Average Life ......................   27
     Other Factors Affecting Weighted Average Life ........................   28
THE DEPOSITOR .............................................................   30
THE SPONSOR ...............................................................   31
DESCRIPTION OF THE SECURITIES .............................................   32
     General ..............................................................   32
     Distributions ........................................................   32
     Available Distribution Amount ........................................   33
     Distributions of Interest on the Securities ..........................   34
     Distributions of Principal of the Securities .........................   34
     Categories of Classes of Securities ..................................   35
     Components ...........................................................   38
     Distributions on the Securities of Prepayment Charges ................   38
     Allocation of Losses and Shortfalls ..................................   38
     Advances in Respect of Delinquencies .................................   38
     Reports to Securityholders ...........................................   39
     Termination ..........................................................   41
     Definitive Form ......................................................   42
     Book-Entry Registration and Definitive Securities ....................   42
     Mandatory Auction of Certificates ....................................   48
DESCRIPTION OF THE AGREEMENTS .............................................   49
     Agreements Applicable to a Series ....................................   49
     Material Terms of the Pooling and Servicing Agreements and Underlying
        Servicing Agreements ..............................................   50
     Material Terms of the Indenture ......................................   64
DESCRIPTION OF CREDIT SUPPORT .............................................   66
     Subordination ........................................................   67
     Limited Guarantee ....................................................   68
     Financial Guaranty Insurance Policy or Surety Bond ...................   68
     Letter of Credit .....................................................   68
     Pool Insurance Policy ................................................   69
     Special Hazard Insurance Policy ......................................   70
     Mortgagor Bankruptcy Bond ............................................   70
     Reserve Fund .........................................................   70
     Cross Collateralization ..............................................   71
     Overcollateralization ................................................   71
     Excess Interest ......................................................   71
CASH FLOW AGREEMENTS ......................................................   72
     Guaranteed Investment Contracts ......................................   72
     Yield Maintenance Agreements .........................................   72
     Swap Agreements ......................................................   72
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ...................................   73
     General ..............................................................   73
     Types of Mortgage Instruments ........................................   73
     Interest in Real Property ............................................   74
     Condominiums .........................................................   74
     Cooperatives .........................................................   74
     Leaseholds ...........................................................   75
     Land Sale Contracts ..................................................   75
     Foreclosure ..........................................................   76
     Junior Mortgages .....................................................   79
     Rights of Redemption .................................................   79
     Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations
        on Lenders ........................................................   80
     Enforceability of Certain Provisions .................................   82
     Environmental Considerations .........................................   82
     Due-on-Sale Clauses ..................................................   84
     Prepayment Charges ...................................................   84
     Subordinate Financing ................................................   84
     Applicability of Usury Laws ..........................................   85
     Alternative Mortgage Instruments .....................................   85
     Homeowners Protection Act of 1998 ....................................   86
     Texas Home Equity Loans ..............................................   86
     Servicemembers Civil Relief Act ......................................   86
     Forfeiture for Drug, RICO and Money Laundering Violations ............   87
CERTAIN LEGAL ASPECTS OF THE CONTRACTS ....................................   87
     General ..............................................................   87
     Security Interests in the Manufactured Homes .........................   87
     Enforcement of Security Interests in Manufactured Homes ..............   89
     Servicemembers Civil Relief Act ......................................   89
     Consumer Protection Laws .............................................   90
     Transfers of Manufactured Homes; Enforceability of Due-on-Sale
        Clauses ...........................................................   90
     Applicability of Usury Laws ..........................................   90
FEDERAL INCOME TAX CONSEQUENCES ...........................................   90
     General ..............................................................   90
     REMICS ...............................................................   91

     Grantor Trust Funds ..................................................  111
     Standard Securities ..................................................  112
     Stripped Securities ..................................................  115
     Partnership Trust Funds ..............................................  118
STATE AND OTHER TAX CONSEQUENCES ..........................................  124
ERISA CONSIDERATIONS ......................................................  124
LEGAL INVESTMENT ..........................................................  127
METHODS OF DISTRIBUTION ...................................................  129
LEGAL MATTERS .............................................................  130
FINANCIAL INFORMATION .....................................................  130
RATING ....................................................................  130
Reports to Securityholders ................................................  130
WHERE YOU CAN FIND MORE INFORMATION .......................................  131
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .........................  131
INDEX OF PROSPECTUS DEFINITIONS ...........................................  132

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information is provided to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

      o     the principal balances and/or interest rates of each class;

      o     the timing and priority of interest and principal payments;

      o     statistical and other information about the mortgage loans;

      o     information about credit enhancement, if any, for each class;

      o     the ratings for each class; and

      o     the method for selling the securities.

      The securities are not being offered in any state where the offer is not permitted. The depositor does not claim that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the dates stated on their respective covers.

      Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Prospectus Definitions" beginning on page 132 in this prospectus.

      The depositor's principal executive office is located at 214 North Tryon Street, Charlotte, North Carolina 28255 and the depositor's telephone number is
(704) 386-2400.

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of securities.

      This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the securities and is qualified by the full description of these calculations, cash flows and other information in the prospectus and the prospectus supplement.

                 RELEVANT PARTIES FOR EACH SERIES OF SECURITIES

Title of Securities

Asset-backed certificates and asset-backed notes issuable in series.

Depositor

Asset Backed Funding Corporation, a wholly-owned indirect subsidiary of Bank of America Corporation. The depositor will acquire the underlying assets from the sponsor, and will transfer them to each trust. It is not expected that the depositor will have any business operations other than offering asset-backed certificates and asset-backed notes and related activities.

Issuing Entity

With respect to each series of certificates and/or notes, the trust to be formed pursuant to either a pooling and servicing agreement or a deposit trust agreement.

Sponsor

Bank of America, National Association or another entity named in the related prospectus supplement. The sponsor will sell the underlying assets to the depositor on the closing date specified in the related prospectus supplement by means of a purchase agreement between the sponsor and the depositor. The sponsor may be an affiliate of the depositor.

Servicer

The entity or entities named as servicer in the related prospectus supplement. Each servicer will perform certain servicing functions related to the underlying assets serviced by it in accordance with the related pooling and servicing agreement or underlying servicing agreement. A servicer may be an affiliate of the depositor.

Master Servicer

The entity, if any, named as master servicer in the related prospectus supplement that will perform certain administration, calculation and reporting functions with respect to the trust and will supervise the servicers. The master servicer may be an affiliate of the depositor.

Trustee / Indenture Trustee

The entity named as trustee or indenture trustee in the related prospectus supplement. The trustee or indenture trustee generally will be responsible under each pooling and servicing agreement or indenture for providing administrative services on behalf of the trust for a series. To the extent specified in the related prospectus supplement, a securities administrator may perform certain of the duties of the trustee.

RELEVANT DATES

Cut-off Date

The date specified in the related prospectus supplement which generally represents the first date after which payments on or collection related to the underlying assets, together with any proceeds thereof, will begin to be paid to the issuing entity.

Closing Date

The date when the certificates and/or notes of any series are initially issued as specified in the related prospectus supplement.

Distribution Date

The monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of the certificates and/or notes.

DESCRIPTION OF SECURITIES

      Each series of certificates will be issued pursuant to a pooling and servicing agreement and will include one or more classes representing an ownership interest in a segregated pool of mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts and other assets of the trust. If a series of securities includes notes, such notes will represent debt obligations of the related trust fund formed pursuant to a deposit trust agreement and will be secured by the assets of the trust pursuant to an indenture. A class of securities will be entitled, to the extent of funds available, to receive distributions from collections on the related mortgage loans and, to the extent specified in the related prospectus supplement, from any credit enhancements or cash flow agreements described in this prospectus.

      See "Description of the Securities" in this prospectus.

Interest Distributions

      For each series of securities, interest on each class of securities (other than a class of securities entitled to receive only principal) will accrue during each period specified in the prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each class of securities. The terms of each class of securities will be described in the related prospectus supplement.

      See "Description of the Securities--Distributions of Interest on the Securities" in this prospectus.

Principal Distributions

      For each series of securities, principal payments (including prepayments) on the related mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts will be distributed to holders of the related securities or otherwise applied as described in the related prospectus supplement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the applicable prospectus supplement.

      See "Description of the Securities--Distribution of Principal of the Securities" in this prospectus.

Denominations

      Each class of securities of a series will be issued in the minimum denominations set forth in the related prospectus supplement.

Registration of the Securities

      The securities will be issued either:

      o in book-entry form initially held through The Depository Trust Company in the United States, or Clearstream or Euroclear in Europe; or

      o     in fully registered, certificated form.

      See   "Description   of   the   Securities--General"   and   "--Book-Entry
Registration and Definitive Securities" in this prospectus.

ASSETS OF THE TRUST

      The trust related to each series will consist primarily of any of the following assets:

      o a segregated pool of single family and/or multifamily mortgage loans which may include sub-prime mortgage loans;

      o home improvement installment sales contracts or installment loans that are unsecured;

      o manufactured housing installment sales contracts and installment loan agreements; and

      o     certain other property.

      You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the assets and a description of the other property, such as cash flow agreements or derivative instruments, if any, included in a particular trust.

      See "Description of the Trust Funds" in this prospectus.

OPTIONAL TERMINATION OF THE TRUST

      The related prospectus supplement may provide that the party specified in the related prospectus supplement (which may be a securityholder) may

      o repurchase all or part of the assets in the trust fund and thereby cause early retirement of some or all of the securities under the circumstances and in the manner specified in the related prospectus supplement; or

      o auction all or part of the assets in the trust fund and thereby cause early retirement of the some or all of securities under the circumstances and in the manner specified in the related prospectus supplement.

      If an election is made to treat the issuing entity (or one or more segregated pools of assets of such issuing entity) as one or more "real estate mortgage investment conduits," any optional termination or redemption will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

      See    "Description   of   the    Securities--Termination"    and   "Yield
Considerations" in this prospectus.

PREFUNDING ACCOUNT

      The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire the additional assets for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

      See  "Description  of  the  Trust   Funds--Prefunding   Account"  in  this
prospectus.

CREDIT ENHANCEMENT

      If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may, in addition to or in lieu of subordination, be entitled to the benefits of one or more of the following types of credit enhancement:

o  overcollateralization                       o  excess interest

o  surety bond                                 o  cross-collateralization

o  financial guaranty insurance policy         o  reserve fund

o  spread account                              o  mortgage pool insurance policy

o  letter of credit                            o  limited guarantee

      Any credit support will be described in detail in the applicable prospectus supplement.

      See "Description of Credit Support" in this prospectus.

      In addition, if specified in the applicable prospectus supplement, amounts received under one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements) may also be used to provide credit enhancement for one or more classes of a series. See "Cash Flow Agreements" in this prospectus.

RATING OF SECURITIES

      The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

      o A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.

      o Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

      See "Risk Factors--Risks Associated with the Securities--Ratings Assigned to the Securities Will Have Limitations" and "Ratings" in this prospectus.

TAX STATUS OF THE SECURITIES

      The securities of each series offered will be:

      o regular interests and residual interests in a trust fund treated as a REMIC;

      o     interests in a trust fund treated as a grantor trust;

      o     interests in a trust fund treated as a partnership; or

      o     debt obligations secured by assets of a trust.

      For additional information see "Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

ERISA CONSIDERATIONS

      If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, the Code or similar law.

      For additional information see "ERISA Considerations" in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT

      The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of the securities for you and the consequences of the purchase, ownership and sale of the securities.

      For additional information see "Legal Investment" in this prospectus and in the prospectus supplement.

                                  RISK FACTORS

      You should consider, among other things, the following factors in connection with the purchase of securities as well as the specific risk discussed in the applicable prospectus supplement under "Risk Factors."

Risks Associated with the Securities

      Securities May Not be Liquid. The liquidity of your securities may be limited. You should consider that:

      o a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

      o the prospectus supplement for any series of securities may indicate that an underwriter intends to establish a secondary market in the securities of that series, but no underwriter will be obligated to do so; and

      o the securities generally will not be listed on any securities exchange.

      The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk (such as securities that receive only payments of principal or interest or subordinated securities), or that have been structured to meet the investment requirements of limited categories of investors. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      Limited Source of Payments - No Recourse to Depositor, Sponsor, Master Servicer, Servicer or Trustee. Except for any related insurance policies and any reserve fund or other external credit enhancement described in the applicable prospectus supplement:

      o the assets included in the related trust fund will be the sole source of payments on the securities of a series;

      o the securities of any series will not represent an interest in or obligation of the depositor, the sponsor, the master servicer, the servicer, the trustee or any of their affiliates, except for any representing parties' limited obligations relating to certain breaches of its representations and warranties and limited obligations of the servicer with respect to its servicing obligations; and

      o neither the securities of any series nor the related underlying assets will be guaranteed or insured by any governmental agency or instrumentality or any other entity.

      Consequently, in the event that payments on the assets underlying your series of securities are insufficient or otherwise unavailable to make all payments required on your securities, there will be no recourse to the depositor, the sponsor, the master servicer, the servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

      Credit Enhancement is Limited in Amount and Coverage. With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of securities of the same series; excess interest; overcollateralization; cross-collateralization; a financial guaranty insurance policy; a reserve fund; a surety bond; a spread account; a mortgage pool insurance policy; a letter of credit; a limited guarantee; or any combination of the preceding types of credit enhancement. See "Description of Credit Support" in this prospectus. In addition, if specified in the applicable prospectus supplement, amounts received under any cash flow agreement described under "Description of the

Certificates--Cash   Flow  Agreements"  may  also  be  used  to  provide  credit enhancement for one or more classes of certificates.

      Regardless of the form of credit enhancement provided:

      o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

      o the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses.

      None of the depositor, the sponsor, the master servicer, the servicer, the trustee or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of securities.

      Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities. The yield on the securities of each series will depend in part on the rate of principal payment on the assets (including prepayments, liquidations due to defaults and asset repurchases). Such yield may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related assets. In particular:

      o the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related assets; and

      o the yield on certain classes of securities, such as companion securities, may be relatively more sensitive to the rate of prepayments of specified assets than other classes of securities.

      The rate of prepayments on assets is influenced by a number of factors, including:

      o     the prevailing mortgage market interest rates;

      o     local and national economic conditions;

      o     homeowner mobility; and

      o     the ability of the borrower to obtain financing.

      If you are purchasing securities at a discount, and specifically if you are purchasing principal-only securities, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip securities, the related mortgage loans, occur at a rate slower than you expected, your yield will be lower than you expected.

      If you are purchasing securities at a premium, or are purchasing an interest-only security, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest-only securities entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rate, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest-only securities, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment.

      If you are purchasing any inverse floating rate securities, you should also consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment.

      Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Securities. When a mortgage loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to securityholders. To partially mitigate this reduction in yield, the pooling agreement, indenture and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the servicer's or the master servicer's, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing securities as described in the related prospectus supplement. No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinated securityholders or any other credit support arrangements described in this prospectus.

      Ratings Assigned to the Securities Will Have Limitations. The ratings assigned to your securities will not:

      o assess the likelihood that principal prepayments (including those caused by defaults) on the related assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

      o address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities. The lowering of a rating on a series or class of securities may adversely affect the market value of such securities and the liquidity of such securities. None of the depositor, the sponsor or any of their affiliates will have any obligation to maintain any rating of any series of securities.

      Book-Entry System for Certain Classes of Securities May Decrease Liquidity and Delay Payment. Since transactions in the classes of securities of a Series issued in book-entry form can be effected only through The Depository Trust Company, Clearstream, Euroclear, participating organizations, indirect participants and certain banks:

      o you may experience delays in your receipt of payments on book entry securities because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for The Depository Trust Company, rather than directly to you;

      o your ability to pledge such securities to persons or entities that do not participate in The Depository Trust Company, Clearstream or Euroclear may be limited due to the lack of a physical certificate; and

      o you may experience delays in your receipt of payments on book-entry securities in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

      See "Description of the Securities--Book-Entry Registration and Definitive Securities" in this prospectus.

      Risk of Loss May Be Greater on Subordinated Securities. The rights of holders of subordinated securities will be subordinate:

      o to the rights of the servicer and any master servicer (to the extent of their servicing fees, including any unpaid servicing fees, and reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses); and

      o the holders of senior securities to the extent described in the related prospectus supplement.

      As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities. See "Description of Credit Support" in this prospectus.

      The yields on the subordinated securities may be extremely sensitive to the loss experience of the related assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

      Special Powers of the FDIC in the Event of Insolvency of the Bank of America, National Association, as Sponsor, Could Delay or Reduce Distributions on the Securities. If specified in the related prospectus supplement, the assets may be acquired by Bank of America, National Association, as sponsor. Bank of America, National Association is a national bank whose deposits are insured to the applicable limits by the FDIC. If Bank of America, National Association becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for it. As receiver, the FDIC would have broad powers to:

      o require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the assets; or

      o request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Bank of America, National Association.

      If the FDIC were to take any of those actions, distributions on the securities could be delayed or reduced.

      By statute, the FDIC as conservator or receiver of Bank of America, National Association is authorized to repudiate any "contract" of Bank of
America, National Association upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate a transfer of mortgage loans by Bank of America, National Association to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank's transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation" condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. Any transactions involving Bank of America, National Association as sponsor contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the assets from Bank of America, National Association to the depositor.

      If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize

Bank of America, National Association's transfer of the assets to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the assets. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Bank of America, National Association's transfer of the assets for a reasonable period following its appointment as conservator or receiver for Bank of America, National Association. If the FDIC were to refuse to recognize Bank of America, National Association's transfer of the assets, distributions on the related securities could be delayed or reduced.

      Insolvency of the Depositor May Delay or Reduce Collections on Assets. Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and
restrictions  on  the  ability  of  the  depositor  to  commence   voluntary  or
involuntary cases or proceedings under bankruptcy laws without the prior unanimous affirmative vote of all its directors (who are required to consider the interests of the depositor's creditors, in addition to the depositor's stockholders in connection the filing of a voluntary application for relief under applicable insolvency laws). Further, the transfer of the assets to the related trust will be structured so that the trustee has no recourse to the depositor.

      If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the assets from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the assets should be included as part of the depositor's estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the securities. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the securities.

      Cash Flow Agreements and External Credit Enhancements are Subject to Third Party Risk. The assets of a trust may, if specified in the related prospectus supplement, include cash flow agreements, such as swap, cap, floor or similar agreements, which will require the counterparty to the trust (or the trustee acting on behalf of the trust) to make payments to the trust under the circumstances described in the prospectus supplement. If payments on the securities of the related series depend in part on payments to be received under one or these agreements, the ability of the trust to make payments on the securities will be subject to the credit risk of the counterparty.

      In addition, the ratings assigned to the securities of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the securities of the series. A reduction in the ratings assigned to the securities of a series is likely to affect adversely the liquidity and market value of the securities.

      See "Description of Credit Support" and "Cash Flow Agreements" in this prospectus.

      Amounts Received from an Auction and a Related Swap Agreement May Be Insufficient to Assure Completion of the Auction. If specified in the prospectus supplement for a series, one or more classes of securities may be subject to a mandatory auction. If you hold a class of securities subject to a mandatory auction, on the distribution date specified in the related prospectus supplement for the auction your security will be transferred to successful auction bidders, thereby ending your investment in that security. If the security balance of your class of auction securities plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction, is greater than the amount received in the auction, a counterparty will be obligated, pursuant to a swap agreement, to pay the amount of that difference to the administrator of the auction for distribution to the holders of the class of auction securities. Auction bidders will be permitted to bid for all or a portion of a class of auction securities. If the counterparty under the swap agreement defaults on its obligations, no bids for all or a portion of a class of auction securities will be accepted unless the amount of the bids are equal to the security balance of a class of auction securities plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction (or the pro rata portion of this price). If the counterparty under the swap agreement defaults and no bids for a class of auction securities or portion of a class are accepted or there are no bids for the class or portion of the class, all or a portion of the securities of the class will not be transferred to auction bidders. In the event this happens, you will retain the non-transferred portion of your securities after the distribution date for the auction.

      See "Description of the Securities--Mandatory Auction of the Auction Securities" in this prospectus.

      Servicing Transfer Following Event of Default May Result in Payment Delays or Losses. Following the occurrence of an event of default under a pooling and servicing agreement, indenture or underlying servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from securityholders, remove the defaulting master servicer or servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from trust assets, the resulting shortfall will be borne by holders of the related securities, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related securities.

Risks Associated with the Assets

      Sub-Prime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure. All or a portion of the mortgage loans underlying a series of securities may consist of mortgage loans underwritten in accordance with the underwriting for sub-prime mortgage loans. A sub-prime mortgage loan is a mortgage loan that is ineligible for purchase by Fannie Mae or the Freddie Mac due to borrower credit characteristics, high loan-to-value ratios, high debt-to-income ratios, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines. As a consequence:

      o delinquencies and foreclosures may be expected to be more likely with respect to sub-prime mortgage loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines; and

      o changes in the values of the mortgaged properties may have a greater effect on the loss experience of sub-prime mortgage loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

      In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and may suffer losses if the credit enhancements for the series are insufficient to cover the delays and losses.

      Mortgage Loans Secured by Multifamily Properties May Experience Greater Rates of Delinquency and Foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

      General Economic Conditions Affect Mortgage Loan Performance. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a mortgage loan, it is possible that the holders of the related securities could experience a loss with respect to such mortgagor's mortgage loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such mortgage loan, thus delaying the amount received by the holders of the related securities with respect to such mortgage loan. Moreover, if a bankruptcy court prevents the transfer of the related mortgaged property to the related trust, any remaining balance on such mortgage loan may not be recoverable.

      Real Estate Market Conditions Affect Mortgage Loan Performance. An investment in the securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related mortgage loans.

      If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

      Geographic Concentration May Increase Rates of Loss and Delinquency. The assets underlying certain series of securities may be concentrated in certain regions. Any concentration may present risk considerations in addition to those generally present for similar asset-backed securities without a concentration in a particular region. At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, certain states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may not be fully insured against and may adversely affect property values. See the applicable table or tables in Appendix A to the related prospectus supplement detailing the geographic concentration of assets for listings of the locations and concentrations of assets underlying the securities of a series.

      Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the assets, may result in losses on the assets. Any losses may adversely affect the yield to maturity of the related securities. Any increase in the market value of properties located in a state or region would reduce the combined loan-to-value ratios of the related assets and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of these assets.

      See "The Mortgage Pool" and Appendix A in the related prospectus supplement for further information regarding the geographic concentration of the assets underlying the securities of any series.

      Risk of Loss May Be Greater on Junior Mortgage Loans. Certain of the mortgage loans underlying the securities of a series may be secured by mortgages junior or subordinate to one or more other mortgages, and the related more senior mortgages may not be included in the trust fund. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior mortgage to satisfy fully both the senior mortgage and the mortgage that is junior or subordinate. In such case, holders of the securities would bear:

      o the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

      o     the risk of loss if the deficiency judgment is not realized upon.

      Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the more senior mortgage.

      In servicing junior mortgages, many servicers advance funds to keep the senior mortgage current if the mortgagor is in default thereunder, but only to the extent that they determine such advances will be recoverable from future payments and collections on that mortgage loan or otherwise. Such practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. The junior mortgages securing the mortgage loans are subject and subordinate to any senior mortgage affecting the related mortgaged property, including limitations and prohibitions which may be contained in such senior mortgage upon subordinate financing.

      Special Risks of Certain Assets. Certain assets that may be included in the Trust may involve additional uncertainties not present in other types of assets. Certain of the assets may provide for escalating or variable payments that may be larger than the initial payment amount; however, the borrowers under such assets are generally approved on the basis of the initial payment amount and the borrower's income may not be sufficient to enable them to pay the increased payment amounts. Therefore, in such cases the likelihood of default may increase.

      Certain of the assets underlying a series of securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the mortgagors under the mortgage loans underlying a series of securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to such mortgage loans. Prospective investors should consider the risk that the inclusion in a trust of delinquent assets and mortgage loans with respect to which the mortgagor is the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on such assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series. See "The Mortgage Pool" in the related prospectus supplement.

      Alternatives to Foreclosure May Adversely Affect Yield. Certain assets underlying a series of securities may become delinquent after the closing date. A servicer may either foreclose on any such asset or work out an agreement with the borrower if the delinquency is not cured, which may involve waiving or modifying certain terms of the asset. If a servicer extends the payment period or accepts a lesser amount than stated in the note or contract in satisfaction of the note or contract, the yield on the related securities may be reduced.

      Defaulted Assets May Experience Delays in Liquidation and Liquidation Proceeds May Be Less than the Outstanding Principal Balance of the Asset. Even assuming the applicable collateral provide adequate security for the assets underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted assets. This could result in corresponding delays in the receipt of the related proceeds by the related trust. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If the applicable collateral fails to provide adequate security for the asset, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

      Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted assets do not vary directly with the outstanding principal balance of the assets at the time of default. Therefore, assuming that the servicer and master servicer took the same steps in realizing upon a defaulted asset having a small remaining principal balance as they would in the case of a defaulted asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small asset than would be the case with the defaulted asset having a large remaining principal balance. Because the average outstanding principal balance of the assets is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, net liquidation proceeds on liquidated assets may also be smaller as a percentage of the principal balance of the assets than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

      Balloon Payment Assets May Have a Greater Default Risk at Maturity. Certain of the underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at the maturity of the asset. See "The Mortgage Pool" in the related prospectus supplement.

      Because borrowers under this type of asset are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with such assets is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on this type of asset to repay the mortgage loan upon maturity frequently depends upon the mortgagor's ability:

      o to refinance the asset, which will be affected by a number of factors, including, without limitation, the level of mortgage interest rates available in the primary mortgage market at the time, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

      o to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

      Collateral Securing Cooperative Loans May Diminish in Value. If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

      Leaseholds May Be Subject to Default Risk on the Underlying Lease. If specified in the related prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any leasehold mortgages underlying a series of securities will contain provisions protective of the mortgagee, to the extent described in the applicable prospectus supplement.

      Increased Risk of Loss if Assets are Delinquent. A portion of the assets may be delinquent upon the issuance of the related securities. Credit enhancement provided with respect to a particular series of securities may not cover all losses related thereto. You should consider the risk that the inclusion of such assets in the trust fund for a series may cause the rate of defaults and prepayments on the assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series.

      Violations of Federal, State and Local Laws May Adversely Affect Ability to Collect on Loans. The mortgage loans may also be subject to federal, state and local laws, including:

      o the Federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

      o for mortgage loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

      Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions may:

      o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

      o apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995;

      o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

      o     affect the enforceability of the related loans.

      In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. Violations of certain provisions of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the mortgagor to a refund of amounts previously paid and may subject the depositor, the servicer, the master servicer or the trust to damages and administrative enforcement. As a result, these violations or alleged violations could result in shortfalls in the distributions due on your securities.

      In the past few years, a number of legislative proposals have been introduced at both the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state and local laws may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The seller of the assets, either directly or indirectly, to the depositor will make representations and warranties with respect to each asset relating to compliance with federal, state and local laws at the time of origination, that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 and that none of the mortgage loans are "high cost" loans within the meaning of such federal, state and local laws. In the event of a breach of any such representations, the party specified in the related prospectus supplement will be required to cure such breach or repurchase or replace the affected mortgage loan. In addition, such party will be required to reimburse the related trust fund for any damages or costs incurred by such trust fund as a result of a breach of the representation as to compliance with federal, state and local laws. To the extent Bank of America, National Association is the sponsor of a series, it will be also make the representations and warranties above and cure or repurchase the affected mortgage loan and reimburse the trust fund for any costs and damages to the extent the seller of the assets fails to do so. To the extent no party fulfills this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your securities could occur. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Representations and Warranties; Repurchases" in this prospectus.

      The home improvement contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws:

      o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

      o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

      o subject any person to whom the seller of the goods assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against such seller.

      Market Values of Manufactured Homes May Increase the Risk of Loss. Manufactured homes generally depreciate in value. Thus investors should expect that, as a general matter, the market value of any manufactured home will be lower than the outstanding principal balance of the related installment contract. As a result, investors must be prepared to bear the risk of loss resulting from any delinquency or liquidation loss on the contracts in a trust fund, to the extent not covered by the applicable credit support.

      Risk of Loss May Be Greater on Unsecured Home Improvement Loans. The obligations of the borrower under any unsecured home improvement loan included in a trust fund will not be secured by an interest in the related real estate or any other property. In the event of a default, the trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding, the obligations of the borrower under an unsecured home improvement loan may be discharged in their entirety. As a result, the trust fund may suffer losses. In addition, a borrower on an unsecured home improvement loan may not demonstrate the same degree of concern over performance of the borrower's obligations as if such obligations were secured by the real estate or other assets owned by such borrower.

      Risks of Loss May Increase Due to Defective Security Interest and Effects of Certain Other Legal Aspects of the Contracts. The seller of the assets, either directly or indirectly, to the depositor will represent that a contract is secured by a security interest in a manufactured home. Perfection of such security interests and the right to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. Because of the expense and administrative inconvenience involved, the servicer or the master servicer will not amend any certificates of title to change the lienholder specified therein from the seller of the assets to the trustee and will not deliver any certificate of title to the trustee or note thereon the trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the trustee of the security interest in the manufactured home may not be effective or such security interest may not be perfected and, may not be effective against creditors of the seller of the assets or a trustee in bankruptcy of such seller.

      In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the trustee as assignee of the contracts. The seller of the assets of the contracts will warrant that each contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each manufactured home securing a contract. A breach of any such warranty that materially adversely affects any contract would create an obligation of the seller of the assets to repurchase, or if permitted by the applicable agreement, substitute for, such contract unless such breach is cured. If the credit support is exhausted and recovery of amounts due on the contracts is dependent on repossession and resale of manufactured homes securing contracts that are in default, certain other factors may limit the ability to realize upon the manufactured home or may limit the amount realized by securityholders to less than the amount due.

                         DESCRIPTION OF THE TRUST FUNDS

Assets

      The primary assets of each Trust Fund (the "Assets" ) will include (i) a segregated pool of single family and/or multifamily mortgage loans which may include sub-prime mortgage loans (the "Mortgage Loans" ), including without limitation, Home Equity Loans, Home Improvement Contracts and Land Sale Contracts, (ii) home improvement installment sales contracts or installment loans that are unsecured (the "Unsecured Home Improvement Loans" ), (iii) manufactured housing installment sales contracts and installment loan agreements (the "Contracts" ) or (iv) a combination of Mortgage Loans, Unsecured Home Improvement Loans and/or Contracts. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related prospectus supplement. If specified in the related prospectus supplement, the sponsor of a Series may have purchased the Assets from a prior holder (an "Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan, Unsecured Home Improvement Loan or Contract.

      The Assets included in the Trust Fund for a Series may be subject to various types of payment provisions. Such Assets may consist of (1) "Level
Payment Assets," which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances; (2) "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index; (3) "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related obligors to reduce the obligors' monthly payments during the early period after origination of such Assets; (4) "Increasing Payment Assets," as described below; (5) "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable thereon; (6) "GEM Assets," which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Assets; (7) "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances thereof, and which unpaid interest will be added to the principal balances of such Assets and will be paid, together with interest thereon, in later years; (8) "Step-up Rate Assets" which provide for interest rates that increase over time; (9) "Balloon Payment Assets" which are mortgage loans that are not fully amortizing over their terms and, thus, will require a lump-sum payment at their stated maturity; (10) "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related obligors may exercise an option to convert the adjustable interest rate to a fixed interest rate; and (11) "Bi-weekly Assets," which provide for obligor payments to be made on a bi-weekly basis.

      The applicable prospectus supplement will set forth the relevant index or indices with respect to the Adjustable Rate Assets in the related Trust Fund. The indices will be one or more of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers).

      An Increasing Payment Asset is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the related prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment with respect to an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the obligor's monthly payments referred to in the preceding sentence and (2) in the case of certain Increasing Payment Assets, payments made by the respective Servicers pursuant to buy-down or subsidy agreements. The obligor's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of such Increasing Payment Asset. The obligor's monthly payments on each Increasing Payment Asset, together with any payments made thereon by the related Servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Asset at the related interest rate, without negative amortization. An obligor's monthly payments on such an Asset may, however, not be sufficient to result in any reduction of the principal balance of such Asset until after the period when such payments may be increased.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related prospectus supplement, the assets of a Trust Fund will consist of securities representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

Mortgage Loans

      General

      Each Mortgage Loan will generally be secured by a lien on (i) a one-to four-family residential property or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or (ii) a primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a "Multifamily Property" and the related Mortgage Loan a "Multifamily Mortgage Loan"). Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as "Mortgaged Properties." To the extent specified in the related prospectus supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as "Cooperatives," and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related prospectus supplement. The Mortgage Loans may include (i) closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans") and/or (ii) secured home improvement installment sales contracts and secured installment loan agreements ("Home Improvement Contracts"). In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. The Originator of each Mortgage Loan will have been a person other than the Depositor. The related prospectus supplement will indicate if any person who originated the Mortgage Loans (each an "Originator") is an affiliate of the Depositor. If any Originator or group of affiliated Originators originated 10% or more of the Mortgage Loans in a Trust Fund, the applicable prospectus supplement will disclose the identity of the Originator and, if such Originator or group of affiliated Originators originated 20% or more of the Mortgage Loans, the applicable prospectus supplement will provide information about the Originator's form of organization and, to the extent material, a description of the Originator's origination program and how long it has been engaged in originating mortgage loans of the same type. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties.

      Combined Loan-to-Value Ratio

      The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the sum of (a) the outstanding principal balance of the Mortgage Loan at origination plus (b) in the case of a second lien Mortgage Loan, the outstanding principal balance of the first lien on the related Mortgaged Property at the date of origination of the Mortgage Loan over (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally the lesser of: (i) an amount determined by an appraisal done at origination of the Mortgage Loan and (ii) other than in the case of a refinanced Mortgage Loan, the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan. The value of a Mortgaged Property as of the date of initial issuance of the related Series of Securities may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

      Mortgage Loan Information in Prospectus Supplements

      Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable cut-off date (the "Cut-off Date") specified in the prospectus supplement, (ii) the type of property securing the Mortgage Loans, (iii) the occupancy status, (iv) the purpose, (v) the documentation type, (vi) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (vii) the earliest and latest origination date and maturity date of the Mortgage Loans, (viii) the range of the Loan-to-Value
Ratios at origination of the Mortgage Loans, (ix) the credit scores of the Mortgagors, (x) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans,
(xi) the geographic distribution of the Mortgaged Properties, (xii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (xiii) with respect to Mortgage Loans with adjustable Mortgage Interest Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, (xiv) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, (xv) the number of Mortgage Loans that are delinquent and the number of days or ranges of the number of days such Mortgage Loans are delinquent and
(xvi) the material underwriting standards used for the Mortgage Loans. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission after such initial issuance. Notwithstanding the foregoing, the characteristics of the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

      The related prospectus supplement will specify whether the Mortgage Loans include (i) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (ii) Home Improvement Contracts originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. The home improvements purchased with the Home Improvement Contracts typically include replacement windows, house siding, roofs, swimming pools, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The related prospectus supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act of 1934 (the "National Housing Act") and, if so, the limitations on such insurance. In addition, the related prospectus supplement will specify whether the Mortgage Loans contain certain Mortgage Loans evidenced by Land Sale Contracts.

      Payment Provisions of the Mortgage Loans

      All of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the related prospectus supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Interest Rate or a different adjustable Mortgage Interest Rate, or from a fixed to an adjustable Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related prospectus supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Charge") in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any Class or Classes of Offered Securities will be entitled to all or a portion of any Prepayment Charges collected in respect of Mortgage Loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated. See "--Assets" above.

      Revolving Credit Line Loans

      As more fully described in the related prospectus supplement, the Mortgage Loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such prospectus supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related prospectus supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

      The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. The Unsecured Home Improvement Loans will bear interest at a fixed or variable annual percentage rate.

      Unsecured Home Improvement Loan Information in Prospectus Supplements

      Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Unsecured Home Improvement Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Unsecured Home Improvement Loans as of the applicable Cut-Off Date, (ii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Unsecured Home Improvement Loans, (iii) the earliest and latest origination date and maturity date of the Unsecured Home Improvements Loans,
(iv) the interest rates or range of interest rates and the weighted average interest rates borne by the Unsecured Home Improvement Loans, (v) the geographic distributions of the Unsecured Home Improvement Loans, (vi) information with respect to the prepayment provisions, if any, of the Unsecured Home Improvement Loans, (vii) with respect to the Unsecured Home Improvement Loans with adjustable interest rates ("ARM Unsecured Home Improvement Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Unsecured Home Improvement Loan,
(viii) information regarding the payment characteristics of the Unsecured Home Improvement Loan, (ix) the number of Unsecured Home Improvement Loans that are delinquent and the number of days or ranges of the number of days such Unsecured Home Improvement Loans are delinquent, (x) the material underwriting standards used for the Unsecured Home Improvement Loans and (xi) the credit scores of the borrowers of the Unsecured Home Improvement Loans. If specific information respecting the Unsecured Home Improvement Loans is not known to the Depositor at the time

Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission after such initial issuance. Notwithstanding the foregoing, the characteristics of the Unsecured Home Improvement Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

Contracts

      General

      To the extent provided in the related prospectus supplement, each Contract will be secured by a security interest in a new or used manufactured home (each, a "Manufactured Home"). Such prospectus supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the Loan-to-Value Ratio of a Contract will be described in the related prospectus supplement.

      Contract Information in Prospectus Supplements

      Each prospectus supplement will contain certain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) whether the Manufactured Homes were new or used as of the origination of the related Contracts, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts, (iv) the earliest and latest origination date and maturity date of the Contracts, (v) the range of the Loan-to-Value Ratios at origination of the Contracts, (vi) the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts, (vii) the state or states in which most of the Manufactured Homes are located at origination, (viii) information with respect to the prepayment provisions, if any, of the Contracts, (ix) with respect to Contracts with adjustable Contract Rates ("ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, (x) the number of Contracts that are delinquent and the number of days or ranges of the number of days such Contracts are delinquent, (xi) information regarding the payment characteristics of the Contracts, (xii) the material underwriting standards used for the Contracts, and
(xiii) the credit scores of the borrowers under the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission after such initial issuance. Notwithstanding the foregoing, the characteristics of the Contracts included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

      Payment Provisions of the Contracts

      All of the Contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the prospectus supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a "Contract Rate") that is fixed over its term or that adjusts from time to time. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related prospectus supplement. See "--Assets" above.

Pre-Funding Account

      To the  extent  provided  in a  prospectus  supplement,  a portion  of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a "Pre-Funding Account"). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related Series of Securities will be obligated to purchase (subject to the availability thereof), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the period (not to exceed three months if a REMIC election has been made or one year in all other cases) specified in the related prospectus supplement (the "Pre-Funding Period") after the issuance of such Series of
Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such Series on the date of such issuance. The Pre-Funded Amount with respect to a Series will not exceed 50% of the aggregate initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the applicable Agreement, which eligibility criteria will be consistent with the eligibility criteria of the Assets initially included in the Trust Fund, subject to such exceptions as are expressly stated in the prospectus supplement. For example, the Subsequent Assets will be subject to the same underwriting standards, representations and warranties as the Assets initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the Trust Fund such as the delivery to the Rating Agencies and the Trustee of certain opinions of counsel.

      Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more Classes of Securities in the amounts and in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related prospectus supplement.

Accounts

      Each  Trust  Fund  will  include  one or more  accounts,  established  and maintained on behalf of the Securityholders into which the person or persons designated in the related prospectus supplement will, to the extent described herein and in such prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

                                 USE OF PROCEEDS

      The Depositor will apply the net proceeds received from the sale of the Securities to the purchase of Assets, or the repayment of the financing incurred in such purchase. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

      The yield on any Offered Security will depend on the price paid by the holder of the Security (the "Securityholder"), the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors--Risks Associated with the Securities--Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities."

Pass-Through Rate and Interest Rate

      Securities of any Class within a Series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The prospectus supplement with respect to any Series of Securities will specify the Pass-Through Rate or interest rate for each Class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more Classes of Securities; and whether the distributions of interest on the Securities of any Class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related prospectus supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period (each, an "Interest Accrual Period"), the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

      Each payment of interest on the Securities (or addition to the Security Balance of a Class of Accrual Securities) on the monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of Securities (a "Distribution Date") will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

Payments of Principal; Prepayments

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans and Contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans and Contracts will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans and Contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Interest Rates. The rate of principal payments on some or all of the Classes of Securities of a Series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Charge provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the Servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Charge provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Charges. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a Series of Securities, the effect on yield on one or more Classes of the Securities of such Series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

      When a full prepayment is made on a Mortgage Loan or a Contract, the obligor generally is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is generally applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

Prepayments--Maturity and Weighted Average Life

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related Series of Securities may affect the ultimate maturity and the weighted average life of each Class of such Series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the Classes of the Securities of the related Series.

      If so provided in the prospectus supplement for a Series of Securities, one or more Classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the stated principal amount (the "Security Balance") thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a Class of Securities of a Series will be influenced by the rate at which principal on the Assets is paid to such Class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a Trust Fund. If any Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the Classes of Securities of the related Series, one or more Classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Interest Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

      The prospectus supplement with respect to each Series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Securities of such Series and the percentage of the initial Security Balance of each such Class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or such other standard specified in such prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any Series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

      Type of Asset

      If so specified in the related prospectus supplement, a number of Mortgage Loans may have balloon payments due at maturity (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount), and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. The applicable prospectus supplement will specify if the Depositor, the Servicer, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Interest Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Interest Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Interest Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Interest Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Interest Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Interest Rate. The addition of any such deferred interest to the principal balance of any related Class or Classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related Class or Classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

      As may be described in the related prospectus supplement, the applicable Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

      In addition, and as may be described in the related prospectus supplement, the related Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

      The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

      Termination

      If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the auction or repurchase of some or all of the Assets in the related Trust Fund by the party specified therein (which may be a Securityholder), on any date on which the aggregate principal balance of the Assets or the aggregate Security Balance of the Securities of such Series declines to a percentage specified in the related prospectus supplement (not to exceed 10%) of the aggregate initial principal balance of such Assets or initial Security Balance of such Securities, as the case may be, under the circumstances and in the manner set forth therein; however, any such optional termination or redemption will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F of the Internal Revenue Code of 1986, as amended. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

      Defaults

      The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related Series of Securities.

      Refinancing

      At the request of a mortgagor, the Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting a prepayment in full and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Servicers may encourage the refinancing of Mortgage Loans or
Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

      Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale clauses" that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale
Provisions." The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. It is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale clause." See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses."

                                  THE DEPOSITOR

      The Depositor is a direct wholly-owned subsidiary of Banc of America Mortgage Capital Corporation and was incorporated in the State of Delaware on July 23, 1997. The principal executive offices of the Depositor are located at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is
(704) 386-2400.

      The Depositor will have limited obligations and rights under each Agreement after the Closing Date for any Series.

      The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Securities, other than any loss, liability or expense related to any specific Asset or Assets and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties under the applicable Agreement or by reason of reckless disregard of its obligations and duties under such Agreement.

      To the extent Bank of America is not the Sponsor of a Series, information regarding the Depositor's securitization program will be provided in the related prospectus supplement.

      The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                   THE SPONSOR

      Bank of America, National Association ("Bank of America") or another entity which will be named in the applicable prospectus supplement will act as the Sponsor of a particular Series of Securities.

      The Depositor's securitization program principally is used to finance portfolios of sub-prime mortgage loans secured by first or junior liens on one- to four-family residential properties acquired by Bank of America or its affiliates from third parties. The Depositor's securitization program may also be used by third parties that are not Bank of America affiliates to securitize mortgage loans on a "rent-a-shelf" basis, whereby a third party transfers the mortgage loans to the Depositor simultaneously with the transfer by the Depositor of the mortgage loans to the applicable Trust and issuance of the related Series of Securities. In that event, the unaffiliated third party, rather than Bank of America, will be the Sponsor of the transaction.

      The table below sets forth the aggregate Security Balance of Securities issued in Trusts formed by the Depositor during the periods indicated:

    2001              2002              2003              2004              2005
-------------   ---------------   ---------------   ---------------   ---------------
$ 232,345,000   $ 2,024,400,000   $ 1,863,910,000   $ 7,125,266,000   $ 7,281,256,000

      Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

      Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Bank of America currently does not rely on securitization as a material funding source.

      An affiliate of Bank of America owns all of the Depositor's equity. Banc of America Securities LLC, which may act as an underwriter of the Securities, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See "Method of Distribution" in the applicable prospectus supplement.

      Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

      More information about the Sponsor's material roles and duties for a Series of Securities will be described in the applicable prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

General

      A separate common law trust will serve as the Issuing Entity and will issue the asset-backed certificates (the "Certificates") of a series (each, a "Series") (including any Class of Certificates not offered hereby). The Certificates will represent the entire beneficial ownership interest in the trust fund (the "Trust" or the "Trust Fund") created pursuant to the applicable Agreement. If a Series of Securities includes asset-backed notes (the "Notes" and, together with the Certificates, the "Securities"), such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each Series of Securities will consist of one or more classes (each, a "Class") of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (the "Senior Certificates" or the "Senior Notes" and, collectively, "Senior Securities") or subordinate (the "Subordinated Certificates" or the "Senior Notes" and, collectively, "Subordinated Securities") to one or more other Classes of Securities in respect of certain distributions on the Securities;
(iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series (collectively, "Accrual Securities"); (v) provide for payments of principal as described in the related prospectus supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related prospectus supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component. If so specified in the related prospectus supplement, distributions on one or more Classes of a Series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund (each such portion of Assets, an "Asset Group"). Any such Classes may include Classes of Securities of a Series offered pursuant to this prospectus and a related prospectus supplement (the "Offered Securities" ).

      Each Class of Offered Securities of a Series will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain Classes of Strip Securities, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Securities of a Series may be issued in fully registered, certificated form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related prospectus supplement. See "Risk Factors--Risks Associated with the Securities--Book-Entry System for Certain Classes of Securities May Decrease Liquidity and Delay Payment" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same Class and Series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Risks Associated with the Securities--Securities May Not be Liquid."

Distributions

      Distributions on the Securities of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for such Series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the date specified in the related prospectus supplement (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). All distributions with respect to each Class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such Class or by random selection or as described in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the security register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

Available Distribution Amount

      All distributions on the Securities of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

            (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Collection Period (a "Collection Period" with respect to any Distribution Date generally will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Collection Period, and will end on the first day of the month of the related Distribution Date),

            (b) all prepayments, together with related payments of the interest thereon and related Prepayment Charges, all proceeds of any insurance policies to be maintained in respect of each Asset (to the extent such proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the Trust Fund ("Liquidation Proceeds"), and other unscheduled recoveries received subsequent to the related Collection Period,

            (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Servicer, the Master Servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related Trust Fund, and

            (d) all amounts received for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty received subsequent to the related Collection Period;

      (ii) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Servicer or the Master Servicer or any other entity as specified in the related prospectus supplement with respect to such Distribution Date;

      (iv) if and to the extent the related prospectus supplement so provides, amounts paid by a Servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

      The related prospectus supplement for a Series of Securities will describe any variation in the calculation of the Available Distribution Amount for such Series.

Distributions of Interest on the Securities

      Each Class of Securities (other than Classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such Class or a Component thereof (the "Pass-Through Rate"). The related prospectus supplement will specify the Pass-Through Rate or interest rate for each Class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. The related prospectus supplement will specify whether interest on any Class of Securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months or on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year or another method specified in the such prospectus supplement.

      Distributions of interest in respect of the Securities of any Class will be made on each Distribution Date (other than any Class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any Class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such Class will be added to the Security Balance thereof on each Distribution Date. With respect to each Class of Securities and each Distribution Date (other than certain Classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain Classes of Strip Securities will be equal to interest accrued during the related Interest Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related prospectus supplement. The method of determining the notional amount for a certain Class of Strip Securities will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Accrued Security Interest on a Series of Securities generally will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full Interest Accrual Period resulting from prepayments prior to the due date in such Interest Accrual Period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the Classes of Securities of that Series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a Class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a Class of Securities by reason of the allocation to such Class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will generally result in a corresponding increase in the Security Balance of such Class. See "Risk Factors--Risk Associated with the Securities--Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities" and "Yield Considerations."

Distributions of Principal of the Securities

      The Securities of each Series, other than certain Classes of Strip Securities, will have a Security Balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related prospectus supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related prospectus supplement, the initial aggregate Security Balance of all Classes of Securities of a Series will be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a Series and each Class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Securities in the amounts and in accordance with the priorities specified in the related prospectus supplement. Certain Classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

Categories of Classes of Securities

      The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable prospectus supplement.

Categories of Classes                     Definition

                                          PRINCIPAL TYPES

Accretion Directed Class                  A Class that receives principal
                                          payments from the accreted interest
                                          from specified Accrual Classes. An
                                          Accretion Directed Class also may
                                          receive principal payments from
                                          principal paid on the Assets for the
                                          related Series.

Component Class                           A Class consisting of two or more
                                          specified components (each, a
                                          "Component") as described in the
                                          applicable prospectus supplement. The
                                          Components of a Class may have
                                          different principal and/or interest
                                          payment characteristics but together
                                          constitute a single Class and do not
                                          represent severable interests. Each
                                          Component may be identified as falling
                                          into one or more of the categories in
                                          this chart.

Lockout Class                             A senior Class that is designed not to
                                          participate in or to participate to a
                                          limited extent in (i.e., to be "locked
                                          out" of), for a specified period, the
                                          receipt of (1) principal prepayments
                                          on the Assets that are allocated
                                          disproportionately to the senior
                                          Classes of such Series as a group
                                          pursuant to a "shifting interest"
                                          structure and/or (2) scheduled
                                          principal payments on the Assets that
                                          are allocated to the senior Classes as
                                          a group. A Lockout Class will
                                          typically not be entitled to receive,
                                          or will be entitled to receive only a
                                          restricted portion of, distributions
                                          or principal prepayments and/or
                                          scheduled principal payments, as
                                          applicable, for a period of several
                                          years, during which time all or a
                                          portion of such principal payments
                                          that it would otherwise be entitled to
                                          receive in the absence of a "lockout"
                                          structure will be distributed in
                                          reduction of the principal balances of
                                          other senior Classes. Lockout Classes
                                          are designed to minimize weighted
                                          average life volatility during the
                                          lockout period.

Notional Amount Class                     A Class having no principal balance
                                          and bearing interest on the related
                                          notional amount. The notional amount
                                          is used for purposes of the
                                          determination of interest
                                          distributions.

Pass-Through Class                        A Class of Senior Securities that is
                                          entitled to receive all or a specified
                                          percentage of the principal payments
                                          that are distributable to the Senior
                                          Securities or applicable group of
                                          Senior Securities (other than any
                                          Ratio Strip Class) in the aggregate on
                                          each Distribution Date until the
                                          Security Balances of all the Senior
                                          Securities or applicable group of
                                          Senior Securities are reduced to zero
                                          and that is not designated as a
                                          Sequential Pay Class.

Planned Amortization Class                A Class that is designed to receive
(also sometimes referred to as a "PAC")   principal payments using a
                                          predetermined principal balance
                                          schedule derived by assuming two
                                          constant prepayment rates for the
                                          underlying Assets. These two rates are
                                          the endpoints for the "structuring
                                          range" for the Planned Amortization
                                          Class. The Planned Amortization
                                          Classes in any Series of Securities
                                          may be subdivided into different
                                          categories (e.g., Planned Amortization
                                          Class I ("PAC I"), Planned
                                          Amortization Class II ("PAC II") and
                                          so forth) derived using different
                                          structuring ranges and/or payment
                                          priorities. A PAC is designed to
                                          provide protection against volatility
                                          of weighted average life if
                                          prepayments occur at a constant rate
                                          within the structuring range.

Ratio Strip Class                         A Class that is entitled to receive a
                                          constant proportion, or "ratio strip,"
                                          of the principal payments on the
                                          underlying Assets.

Scheduled Amortization Class              A Class that is designed to receive
                                          principal payments using a
                                          predetermined principal balance
                                          schedule but is not designated as a
                                          Planned Amortization Class or Targeted
                                          Amortization Class. The schedule is
                                          derived by assuming either two
                                          constant prepayment rates or a single
                                          constant prepayment rate for the
                                          underlying Assets. In the former case,
                                          the two rates are the endpoints for
                                          the "structuring range" for the
                                          Scheduled Amortization Class and such
                                          range generally is narrower than that
                                          for a Planned Amortization Class.
                                          Typically, the Support Class(es) for
                                          the applicable Series of Securities
                                          generally will represent a smaller
                                          percentage of the Scheduled
                                          Amortization Class than a Support
                                          Class generally would represent in
                                          relation to a Planned Amortization
                                          Class or a Targeted Amortization
                                          Class. A Scheduled Amortization Class
                                          is generally less sensitive to
                                          weighted average life volatility as a
                                          result of prepayments than a Support
                                          Class but more sensitive than a
                                          Planned Amortization Class or a
                                          Targeted Amortization Class.

Senior Securities                         Classes that are entitled to receive
                                          payments of principal and interest on
                                          each Distribution Date prior to the
                                          Classes of Subordinated Securities.

Sequential Pay Class                      A Class that is entitled to receive
                                          principal payments in a prescribed
                                          sequence, that does not have a
                                          predetermined principal balance
                                          schedule and that, in most cases, is
                                          entitled to receive payments of
                                          principal continuously from the first
                                          Distribution Date on which it receives
                                          principal until it is retired. A
                                          single

                                          Class is entitled to receive principal
                                          payments before or after other Classes
                                          in the same Series of Securities may
                                          be identified as a Sequential Pay
                                          Class.

Subordinated Securities                   Classes that are entitled to receive
                                          payments of principal and interest on
                                          each Distribution Date only after the
                                          Senior Securities and certain Classes
                                          of Subordinated Securities with higher
                                          priority of distributions have
                                          received their full principal and
                                          interest entitlements.

Super Senior Class                        A Class of Senior Securities that will
                                          not bear its share of certain losses
                                          or is not allocated certain losses
                                          after the Classes of Subordinated
                                          Securities are no longer outstanding
                                          and one or more specified Classes of
                                          Senior Securities bear such losses.

Super Senior Support Class                A Class of Senior Securities that
                                          bears certain losses allocated to one
                                          or more Classes of Senior Securities
                                          or is allocated certain losses while
                                          one or more Classes of Senior
                                          Securities are not allocated losses.

Support Class (also sometimes             A Class that is entitled to receive
referred to as a "Companion Class")       principal payments on any Distribution
                                          Date only if scheduled payments have
                                          been made on specified Planned
                                          Amortization Classes, Targeted
                                          Amortization Classes and/or Scheduled
                                          Amortization Classes.

Targeted Amortization  Class              A Class that is designed to receive
(also sometimes referred to as a "TAC")   principal payments using a
                                          predetermined principal balance
                                          schedule derived by assuming a single
                                          constant prepayment rate for the
                                          underlying Assets. A TAC is designed
                                          to provide some protection against
                                          shortening of weighted average life if
                                          prepayments occur at a rate exceeding
                                          the assumed constant prepayment rate
                                          used to derive the principal balances
                                          schedule of such Class.

                                                      INTEREST TYPES

Accrual Class                             A Class that accretes the amount of
                                          accrued interest otherwise
                                          distributable on such Class, which
                                          amount will be added as principal to
                                          the principal balance of such Class on
                                          each applicable Distribution Date.
                                          Such accretion may continue until some
                                          specified event has occurred or until
                                          such Accrual Class is retired.

Fixed Rate Class                          A Class with an interest rate that is
                                          fixed throughout the life of the
                                          Class.

Floating Rate Class                       A Class with an interest rate that
                                          resets periodically based upon a
                                          designated index and that varies
                                          directly with changes in such index.

Interest Only Class                       A Class that is entitled to receive
                                          some or all of the interest payments
                                          made on the Assets and little or no
                                          principal. Interest Only Classes have
                                          either no principal balance, a nominal
                                          principal balance or a notional
                                          amount. A nominal principal balance
                                          represents actual principal that will
                                          be paid on the Class. It is referred
                                          to as nominal since it is extremely
                                          small compared
                                          to other Classes. A notional amount is
                                          the amount used as a reference to
                                          calculate the amount of interest due
                                          on an Interest Only Class that is not
                                          entitled to any distributions in
                                          respect of principal.

Inverse  Floating Rate Class              A Class with an interest rate that
                                          resets periodically based upon a
                                          designated index and that varies
                                          inversely with changes in such index
                                          and with changes in the interest rate
                                          payable on the related Floating Rate
                                          Class.

Prepayment Charge Class                   A Class that is only entitled to
                                          penalties or premiums, if any, due in
                                          connection with a full or partial
                                          prepayment of an Asset.

Principal Only Class                      A Class that does not bear interest
                                          and is entitled to receive only
                                          distributions in respect of principal.

Step Coupon Class                         A Class with a fixed interest rate
                                          that is reduced to a lower fixed rate
                                          after a specific period of time. The
                                          difference between the initial
                                          interest rate and the lower interest
                                          rate will be supported by a reserve
                                          fund established on the Closing Date.

Variable Rate Class                       A Class with an interest rate that
                                          resets periodically and is calculated
                                          by reference to the rate or rates of
                                          interest applicable to the Assets.

Components

      To the extent specified in the related prospectus supplement, distribution on a Class of Securities may be based on a combination of two or more different Components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to Components of such a Class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such Component and the Pass-Through Rate or interest rate, if any, on any such Component, respectively.

Distributions on the Securities of Prepayment Charges

      If so provided in the related prospectus supplement, Prepayment Charges that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the Class or Classes of Securities entitled thereto in accordance with the provisions described in such prospectus supplement.

Allocation of Losses and Shortfalls

      If so provided in the prospectus supplement for a Series of Securities consisting of one or more Classes of Subordinated Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a Class of Subordinated Securities in the priority and manner and subject to the limitations specified in such prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

      With respect to any Series of Securities evidencing an interest in a Trust Fund, if so provided in the related prospectus supplement, the Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Assets in such Trust Fund during the related Collection Period and were delinquent on the related Determination Date, subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Securities that includes one or more Classes of Subordinated Securities and if so provided in the related prospectus supplement, the Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more Classes of Senior Securities and/or may be subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more Classes of such Subordinated Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which such advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the related prospectus supplement, including out of any amounts otherwise distributable on one or more Classes of Subordinated Securities of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Servicer (or such other entity) shall determine, based on its estimation of the value of the Mortgaged Property or Manufactured Home in relation to the sum of the unpaid principal balance of the related Asset, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinated Securities. If advances have been made by the Servicer from excess funds in the Collection Account, the Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related prospectus supplement, the obligations of the Servicer (or another entity) to make advances may be secured by an advance facility, a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

      If specified in the related prospectus supplement, the Master Servicer or the Trustee will be required to make advances, subject to certain conditions described in the prospectus supplement, in the event of a Servicer default.

Reports to Securityholders

      With each distribution to holders of any Class of Securities of a Series, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the applicable Agreement, a statement generally setting forth, in each case to the extent applicable and available:

      (i) the Record Date, Interest Accrual Period, Determination Date and Distribution Date;

      (ii) the amount of such distribution to holders of Securities of such Class applied to reduce the Security Balance thereof;

      (iii) the amount of such distribution to holders of Securities of such Class allocable to Accrued Security Interest;

      (iv) the aggregate Security Balance or notional amount, as the case may be, of each Class of Securities (including any Class of Securities not offered hereby) at the beginning and at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a Class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (v) if the distribution to holders of Securities is less than the full amount that would be distributable if there were sufficient funds available, the total amount of the shortfall, the interest portion of the shortfall and the principal portion of the shortfall;

      (vi)     the amount of such distribution allocable to Prepayment Charges;

      (vii) the amount of related servicing compensation and such other customary information as is required to enable Securityholders to prepare their tax returns;

      (viii) the amount by which the servicing fee for the related Prepayment Period has been reduced by interest shortfalls due to prepayments;

      (ix) the aggregate amount of advances included in such distribution, the aggregate amount of unreimbursed advances at the close of business on such Distribution Date and the amount of advances reimbursed since the previous Distribution Date;

      (x) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (xi) with respect to any Mortgage Loan or Contract liquidated during the related Collection Period, (a) the portion of such liquidation proceeds payable or reimbursable to a Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

      (xii) the number and aggregate principal amounts of Assets (A) delinquent (exclusive of Assets in foreclosure or bankruptcy), (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date.

      (xiii) with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (a "REO Property") relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Collection Period, the date of acquisition;

      (xiv) with respect to each REO Property relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Collection Period, (a) the book value, (b) the principal balance of the related Mortgage Loan or Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the applicable Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xv) with respect to any such REO Property sold during the related Collection Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xvi) the aggregate amount of principal prepayments made during the related Collection Period;

      (xvii) to each holder of a Security entitled to the benefits of payments under any form of credit enhancement:

               (a) the amounts so distributed under the form of credit enhancement on the applicable Distribution Date; and

               (b) the amount of coverage remaining under the form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

      (xviii) any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments;

      (xix) the aggregate unpaid Accrued Security Interest, if any, on each Class of Securities at the close of business on such Distribution Date;

      (xx) the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution
Date, as calculated in accordance with the method specified in the related prospectus supplement;

      (xxi) the number and total principal balance of the Assets, the weighted average Mortgage Interest Rate or Contract Rate and weighted average remaining term to maturity of the Assets and cumulative prepayment amounts;

      (xxii) any material modifications, extensions or waivers to the Asset terms, fees, penalties or payments since the previous Distribution Date or cumulatively since the Closing Date;

      (xxiii) any material breaches of representations and warranties relating to the Assets or material breaches of transaction covenants;

      (xxiv) any expenses or indemnification amounts paid by the related Trust Fund, the specific purpose of each payment and the parties to whom these payments were made;

      (xxv) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

      (xxvi) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account;

      (xxvii)  whether any performance or servicing triggers were met; and

      (xxviii) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Collection Period.

      In addition, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, will include in the statement any information specific to the Classes of Securities offered by the applicable prospectus supplement and, within a reasonable period of time after the end of each calendar year, shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

Termination

      The obligations created by the applicable Agreement for each Series of Securities will terminate upon the payment to Securityholders of that Series of all amounts held in the Collection Account or by a Servicer, the Master
Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan or Contract subject thereto and
(ii) upon the reduction of the principal balance of all or a portion of the assets of Trust Fund to a percentage specified in the applicable prospectus supplement, the auction or purchase of some or all of such assets of the Trust Fund by the party entitled to effect such termination, including a Securityholder, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will the Trust Fund continue beyond the date specified in the related prospectus supplement. Written notice of termination of the applicable Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

Definitive Form

      If so specified in the related prospectus supplement, Securities of a Series may be issued as Definitive Securities. Distributions of principal of, and interest on, Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the Agreement. The Definitive Securities of a Series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

      In the event that an election is made to treat the Trust Fund (or one or more pools of segregated assets therein) as a REMIC, the Residual Securities thereof will be issued as Definitive Securities. No legal or beneficial interest in all or a portion of any Residual Security may be transferred without the receipt by the transferor and the Trustee of an affidavit described under "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities."

Book-Entry Registration and Definitive Securities

      Persons acquiring beneficial ownership interests ("Beneficial Owners") in the Book-Entry Securities will hold their Securities through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of those systems (the "Participants"), or indirectly through organizations which are participants in those systems (the "Indirect Participants"). Each Class of the Book-Entry Securities of a Series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the "holder" or "Securityholder" of those Securities, as those terms are used in this prospectus and the applicable prospectus supplement for a Series. No Beneficial Owner of a Book-Entry Security will be entitled to receive a Definitive Security representing that person's interest in the Book-Entry Security, except as set forth below. Unless and until Definitive Securities are issued under the limited circumstances described below, all references to actions taken by Securityholders or holders shall, in the case of the Book-Entry Securities, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a Series to distributions, notices, reports and statements to Securityholders or holders shall, in the case of the Book-Entry Securities, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold beneficial interest in the Book-Entry Securities in minimum denominations of $1,000.

      The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

      Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the Trustee through DTC and Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial

Owners will not possess certificates representing their respective interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

      Securityholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Securityholders who are not Participants may transfer ownership of Book-Entry Securities only through Participants and Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities see "--Certain U.S. Federal Income Tax Documentation Requirements" below and "Federal Income Tax
Consequences--REMICs--Taxation of Certain Foreign Investors" and "--Backup Withholding."

      Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the Rules, as in effect from time to time.

      Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.

      Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates Euroclear) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

      Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

      The Euroclear System was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors" and "--Backup Withholding." Because DTC can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Securities, may be limited due to the lack of physical certificates for their Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the Book-Entry Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

      DTC has advised the Depositor that, unless and until Definitive Securities are issued, DTC will take any action the holders of the Book-Entry Securities are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

      Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Securities of a Series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of those Definitive Securities as Securityholders under the Pooling and Servicing Agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Securities are registered, the ability of the Beneficial Owners of the Book-Entry Securities to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Securities may be impaired.

      Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issued in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream or Euroclear purchaser. When Book-Entry Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Securities against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Book-Entry Securities. After settlement has been completed, the Book-Entry Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Securities were credited to their accounts. However, interest on the Book-Entry Securities would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Book-Entry Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Book-Entry Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

      Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial Owner of Book-Entry Securities that is not a U.S. Person within the meaning of
Section  7701(a)(30)  of the Code (a  "Non-U.S.  Holder")  holding a  Book-Entry
Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the Trustee, a Paying Agent or any other entity required to withhold tax (any of the foregoing, a "U.S. Withholding Agent") establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

      (i) from a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

      (ii) from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder's income from the Book-Entry Securities is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      (iii) from a Non-U.S. Holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that those partnerships consult their tax advisors regarding these certification rules;

      (iv) from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the Beneficial Owner of Book-Entry Securities):

             (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "Qualified Intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                 (1) stating the name, permanent residence address and employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

                 (2) certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

                 (3) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                 (4) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
             regulations; or

             (b) if the intermediary is not a Qualified Intermediary, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                 (1) stating the name and permanent residence address of the non-Qualified Intermediary and the country under the laws of which the non-Qualified Intermediary is created, incorporated or governed,

                 (2) certifying that the non-Qualified Intermediary is not acting for its own account,

                 (3) certifying that the non-Qualified Intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of the non-Qualified Intermediary's beneficial owners, and

                 (4) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

      (v) from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Book-Entry Securities, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

            (a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S. Holder;

            (b) provides a duly completed and executed IRS Form W-9, if the Holder is a U.S. Person; or

            (c)   can be treated as a "exempt  recipient"  within the meaning of
      Section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are Non-U.S. Holders. Those holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry Securities.

Mandatory Auction of Certificates

      If specified in the prospectus supplement for a series, one or more Classes of Securities ("Auction Securities") may be subject to a mandatory auction. Prior to a Distribution Date specified in the applicable prospectus supplement (the "Auction Distribution Date"), the Trustee or another party specified in the prospectus
supplement,   in  its   capacity   as  auction   administrator   (the   "Auction
Administrator"), will solicit bids for the purchase of each Class of Auction Securities then outstanding from third party investors.

      On the Auction Distribution Date, the Auction Securities will be transferred to third party investors, and upon this transfer the holders of each class of Auction Securities will be entitled to receive an amount (the "Par Price") equal to the related Security Balance, plus, if applicable, accrued interest on that Class Balance (following all distributions and the allocation of Realized Losses on the Auction Distribution Date).

      The Auction Administrator will enter into a swap agreement pursuant to which the counterparty will agree to pay the excess, if any, of the Par Price over the amounts received for a Class of Auction Securities in the auction. If all or a portion of a Class of Auction Securities is not sold in the auction, the counterparty will pay the Auction Administrator the Par Price (or portion of the Par Price) of the unsold Securities. If the amount received in the auction is greater than the Par Price, that excess will be paid by the Trust to the counterparty to the swap agreement and will not be available for distribution to Securityholders.

      If the counterparty defaults on its obligations under the swap agreement, no Securities of a Class of Auction Securities will be transferred to third parties unless bids equal to or higher than the applicable Par Price (or pro rata portion in the case of a bid for less than all of a Class) are received. In addition, if the counterparty defaults and third party investors bid an amount equal to or higher than the pro rata portion of the Par Price for some, but not all, of a Class of Auction Securities, only a portion of the Securities of such Class will be transferred to the successful bidders on the Auction Distribution Date. If only a portion of a Class is transferred, each holder of such Class will transfer only a pro rata portion of its Securities on the Auction Distribution Date.

      See "Risk Factors--Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction" in this prospectus.

                          DESCRIPTION OF THE AGREEMENTS

Agreements Applicable to a Series

      REMIC Securities, Grantor Trust Securities

      Securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as REMIC Securities or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Trustee and the Servicer, Servicers or Master Servicer, as applicable. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Assets of such Trust Fund, each Servicer may perform its servicing functions pursuant to a servicing agreement (each, an "Underlying Servicing Agreement").

      Securities That Are Partnership Interests for Tax Purposes and Notes

      Partnership Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

      A Series of Notes issued by a Trust Fund will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the Indenture Trustee named in the related prospectus supplement. The Trust Fund will be established  pursuant  to a deposit  trust  agreement  (each,  a "Deposit  Trust
Agreement") between the Depositor and an owner trustee specified in the prospectus supplement relating to such Series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a servicing agreement (each, an "Indenture Servicing Agreement") between the related Trust Fund as issuer of the Notes, the Servicer and the Indenture Trustee. The Pooling and Servicing Agreements, the Indenture Servicing Agreements, the Underlying Servicing Agreements and the Indenture are referred to each as an "Agreement."

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

      General

      The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement. The prospectus supplement for a Series of Securities will describe the specific provisions of the applicable Agreement relating to such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any Series, the term "Security" refers to all of the Securities of that Series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

      The servicers (the "Servicers"), any master servicer (the "Master Servicer") and the trustee (the "Trustee") or indenture trustee (the "Indenture Trustee"), as applicable, with respect to any Series of Securities will be named in the related prospectus supplement. In the event there are multiple Servicers for the Assets in a Trust Fund, a Master Servicer may perform certain administration, calculation and reporting functions with respect to such Trust Fund and supervise the related Servicers pursuant to a Pooling and Servicing Agreement. With respect to Series involving a Master Servicer, references in this prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If specified in the related prospectus supplement, a securities administrator may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund to administer such Trust Fund.

      Assignment of Assets; Repurchases

      At the time of issuance of any Series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such Series. Each Asset will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include detailed information to the extent available and relevant (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the state and zip code of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each Contract included in the related Trust Fund, including without limitation the outstanding principal amount and the Contract Rate.

      With respect to each Mortgage Loan, the Depositor generally will deliver or cause to be delivered to the Trustee (or a custodian for the Trustee) certain loan documents, which will in most cases include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor or Asset Seller delivers to the Trustee or a custodian for the Trustee a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller or other entity specified in the related prospectus supplement will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The applicable Agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, unless (i) with respect to a particular state, the Trustee has received an opinion of counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) recordation in a state is not required by the Rating Agencies rating the Series in order to obtain the initial ratings on the Securities described in the related prospectus supplement.

      Notwithstanding the preceding paragraph, with respect to any Mortgage Loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer and the applicable Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a period of days specified in the related prospectus supplement after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Asset Seller, the Servicer, the Depositor and any other entity specified in the related prospectus supplement. If the Asset Seller or other entity specified in the related prospectus supplement cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or other entity specified in the related prospectus supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for such Asset from the date as to which interest was last paid to the due date in the Collection Period in which the relevant purchase is to occur, plus any unpaid servicing fees and unreimbursed advances that are payable to the Servicer or such other price as specified in the related prospectus supplement (the "Purchase Price") or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

      Notwithstanding the preceding two paragraphs, the documents with respect to Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will be delivered to the Trustee (or a custodian) only to the extent specified in the related prospectus supplement. Generally such documents will be retained by the Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will be recorded only to the extent specified in the related prospectus supplement.

      With respect to each Contract, the Servicer (which may also be the Asset Seller) generally will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be authorized by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts will be stamped or otherwise marked to reflect their assignment from the Company to the Trust Fund only to the extent specified in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

      While the Contract documents will not be reviewed by the Trustee or the Servicer, if the Servicer finds that any such document is missing or defective in any material respect, the Servicer will be required to immediately notify the Depositor and the relevant Asset Seller or other entity specified in the related prospectus supplement. If the Asset Seller or such other entity cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or such other entity will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller or such other entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the Asset Seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Representations and Warranties; Repurchases

      To the extent provided in the related prospectus supplement the Asset Seller, the Sponsor or the Depositor or any combination thereof will, with respect to each Asset, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:
(i) the accuracy of the information set forth for such Asset on the schedule of Assets appearing as an exhibit to the applicable Agreement; (ii) in the case of a Mortgage Loan, the existence of title insurance insuring the lien priority of the Mortgage Loan or an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home; (iii) the authority of the Warranting Party to sell the Asset; (iv) the payment status of the Asset; (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard insurance coverage on the Mortgaged Property or Manufactured Home.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of an Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Although the Warranting Party would have no such obligations if the relevant event that causes such breach occurs after such date, the Sponsor specified in the applicable prospectus supplement will generally be required by the applicable Rating Agencies to make representations and warranties that address this gap period.

      Each Agreement will provide that the Servicer and/or Trustee or such other entity identified in the related prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of
Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the related prospectus supplement. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by a Warranting Party.

      The Sponsor identified in the applicable prospectus supplement, if not the Warranting Party, in addition to making representations and warranties regarding the Assets covering any gap between the date the Warranting Party made its representations and warranties and the Closing Date as described above, will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which it is notified of a breach of its representations and warranties if it cannot cure such breach but only to the extent the Warranting Party is not also obligated to repurchase such Asset from the Trustee. Neither the Depositor nor the Servicer (except to the extent the Depositor or the Servicer is the Warranting Party) will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to the Assets.

      A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the applicable Agreement. A breach of any such representation of the

Servicer which materially and adversely affects the interests of the Securityholders and which continues unremedied for the number of days specified in the applicable Agreement after the giving of written notice of such breach to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights or such other percentage specified in the related prospectus supplement, will constitute an Event of Default under such Agreement. See "--Events of Default under the Agreements" and "--Rights Upon Event of Default under the Agreements."

      Collection Account and Related Accounts

      General. The Servicer will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must meet the requirements set forth in the applicable prospectus supplement. A Collection Account may be maintained as an interest bearing or a non-interest bearing account and, if interest bearing, the funds held therein may be invested pending each succeeding Distribution Date in certain investments acceptable to the applicable Rating Agencies. Any interest or other income earned on funds in the Collection Account will generally be paid to the Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies, a Collection Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others. The Trustee or a securities administrator, if specified in the applicable prospectus supplement, will, as to each Trust Fund, establish and maintain or cause to be established and maintained a separate account into which it will deposit amounts remitted by the Servicer or Master Servicer for distribution to Securityholders (the "Distribution Account"), which must meet the requirements set forth in the applicable prospectus supplement.

      Deposits. A Servicer will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, or such other period provided in the applicable Agreement, the following payments and collections received, or advances made, by the Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i)    all  payments  on  account  of   principal,   including   principal
prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Retained Interest;

      (iii) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of Securityholders;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related Series of Securities as described under "Description of Credit Support";

      (v)    any  advances  made  as  described   under   "Description   of  the
Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, the Sponsor, any Asset Seller or any other specified person as described under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination";

      (viii) any amounts paid by a Servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Charges on the Assets;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Servicer or the Trustee in connection with losses realized on investments for the benefit of the Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the applicable Agreement and described in the related prospectus supplement.

      Withdrawals. A Servicer may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i) to remit to the Trustee or securities administrator for deposit in the Distribution Account;

      (ii) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such Assets;

      (iii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing advances and expenses incurred with respect to Assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such Assets and properties;

      (iv) to reimburse a Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets;

      (v) if and to the extent described in the related prospectus supplement, to pay a Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such advances and servicing expenses remain outstanding and unreimbursed;

      (vi) to reimburse a Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding Servicers and the Master Servicer" and "The Depositor";

      (vii)  if  and  to  the  extent   described  in  the  related   prospectus
supplement, to pay the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

      (ix) to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxes That May Be
Imposed on the REMIC Pool" or in the applicable prospectus supplement, respectively;

      (xiii) to pay for the cost of various opinions of counsel obtained pursuant to the applicable Agreement for the benefit of Securityholders;

      (xiv) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

      (xv)   to  make  any  other   withdrawals   permitted  by  the  applicable
Agreement; and

      (xvi) to clear and terminate the Collection Account at the termination of the Trust Fund.

      Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related prospectus supplement, the applicable Agreement for any Series of Securities may provide for the establishment and maintenance of a separate collection account into which the Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more Series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom  and  deposited  into the  appropriate  Collection  Account  by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The prospectus supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

      Collection and Other Servicing Procedures. The Servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the Assets and held for its own account, provided such procedures are consistent with (i) the terms of the applicable Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset, subject to the terms and conditions of the applicable agreement.

      Each Servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any related prospectus supplement, and filing and settling claims thereunder; maintaining, to the extent required by the applicable Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Assets. The Servicer or such other entity specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

      The Servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment is not materially adverse to Securityholders and will not change the Mortgage Interest Rate or Contract Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Asset. If a REMIC election has been made for the Trust Fund, such modification, waiver or amendment may not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. The Servicer also may agree to any modification, waiver or amendment that would reduce the Principal Balance thereof, extend the term of the Asset or reduce the Mortgage Interest Rate or Contract rate by up to 50 basis points if, in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable. The Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Asset.

      Notwithstanding the foregoing to the contrary, in the event of a voluntary principal prepayment in full of a Mortgage Loan, a Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i)(a) the Servicer determines that such waiver is standard and customary in servicing similar mortgage loans, (b) such waiver relates to a default or a reasonably foreseeable default and (c) would, in the reasonable judgment of the Servicer, maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or
(2) due to acceleration in connection with a foreclosure or other involuntary payment. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a voluntary Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer generally will, on the date on which the principal prepayment in full is remitted to the Trustee, deliver to the Trustee the amount of the Prepayment Charge from its own funds for distribution in accordance with the terms of the applicable Agreement.

      In the case of Multifamily Mortgage Loans, a mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Mortgage Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the applicable Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Mortgage Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Mortgage Loan and the laws of the jurisdiction in which the Multifamily Property is located.

      Realization Upon Defaulted Assets

      Generally, the Servicer is required to monitor any Assets which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Asset and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans or Contracts may grant to the Servicer and/or the holder or holders of certain Classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

      If so specified in the related prospectus supplement, the Servicer may offer to sell any defaulted Mortgage Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The applicable Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan or Contract. In the absence of any bid determined in accordance with the applicable Agreement to be fair, the Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan or Contract has occurred or, in the Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the close of the third calendar year after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the close of the third calendar year after the year of the acquisition of the property by the Trust Fund will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the applicable Agreement and the REMIC Provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Asset under any related instrument of credit support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the applicable Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses and advances incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

      If any property securing a defaulted Asset is damaged the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to

Securityholders on liquidation of the Asset after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Assets, a Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Assets.

      If a Servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted Assets, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Asset, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "--Hazard Insurance Policies" and "Description of Credit Support."

      Hazard Insurance Policies

      Mortgage Loans. Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related prospectus supplement. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The applicable Agreement may provide that the Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form hazard insurance covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals, riot, strike and civil commotion, and certain other kinds of uninsured risks.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area). Any cost incurred by the Servicer in maintaining any such insurance policy will be reimbursable to it as a servicing advance as described above under "--Collection Account and Related Accounts."

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.

      Contracts

      Generally, the terms of the applicable Agreement for a Trust Fund comprised of Contracts will require the Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

      The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

      Fidelity Bonds and Errors and Omissions Insurance

      Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The applicable Agreement may allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in such Agreement are met.

      Due-on-Sale Provisions

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Servicer for entering into an assumption agreement will be retained by or on behalf of the Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses." The Contracts may also contain such clauses. The Servicer will generally permit such transfer so long as the transferee satisfies the Servicer's then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses."

      Retained Interest; Servicing Compensation and Payment of Expenses

      The prospectus supplement for a Series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the applicable Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Servicer's primary servicing compensation with respect to a Series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or such other amount specified in the related prospectus supplement. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Servicing Fee or range of Servicing Fees relating to the Assets underlying the Securities of a Series will be specified in an expense table in the applicable prospectus supplement. The prospectus supplement with respect to a Series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans or Contracts may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Charges collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Servicer pursuant to the applicable Agreement.

      The Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related prospectus supplement, the Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Collection Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related Trust Fund during such period prior to their respective due dates therein.

      Evidence as to Compliance

      Each Servicer and Master Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Agreement, an officer's certificate stating that (i) a review of the Servicer's or Master Servicer's activities during the preceding calendar year and of performance under the applicable Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the Servicer or Master Servicer has fulfilled all its obligations under the applicable Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the Assets comprising a Trust will deliver annually to the Depositor and the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

      o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      o a statement that a registered public accounting firm has issued an Attestation Report on the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

      Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Certain Matters Regarding Servicers and the Master Servicer

      The Servicers and Master Servicer under each Agreement will be named in the related prospectus supplement. The entities serving as Servicer or Master Servicer may be affiliates of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Servicer shall be deemed to be to the Master Servicer, if applicable.

      The applicable Agreement will provide that the Servicer may resign from its obligations and duties thereunder only (i) upon a determination that its duties under such Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of such Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee, prior to the appointment of the successor servicer, stating that the proposed appointment of such successor servicer as Servicer will not result in a reduction of the then-current ratings of the Securities. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the applicable Agreement.

      Each Agreement will further provide that neither any Servicer nor any director, officer, employee, or agent of a Servicer will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the applicable Agreement; provided, however, that neither of any Servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the applicable Agreement and which in its opinion may involve it in any expense or liability. Any such Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and such Servicer will be entitled to be reimbursed therefor from the Collection Account.

      Any person into which the Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer or the Depositor, will be the successor of the Servicer or the Depositor, as the case may be, under the applicable Agreement.

      Special Servicers

      If and to the extent specified in the related prospectus supplement, a special servicer (a "Special Servicer") may be a party to the applicable Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Agreement. The Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Agreement. Each Special Servicer will be required to deliver, to the extent applicable, the documents described under "--Evidence as to Compliance."

      Events of Default under the Agreements

      Events of default under the applicable  Agreement  will generally  include
(i) any failure by the Servicer to remit to the Trustee for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the applicable Agreement which continues unremedied for 30 days after written notice of such failure has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by Securityholders evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Servicer under the applicable Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for 30 days after written notice of such breach has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;
(iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; and
(v) if specified in the applicable prospectus supplement, a delinquency percentage exceeding a percentage specified in the related prospectus supplement. Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement..

      The manner of determining the "Voting Rights" of a Security or Class or Classes of Securities will be specified in the related prospectus supplement.

      Rights Upon Event of Default under the Agreements

      So long as an event of default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities generally evidencing not less than 51% of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Servicer under the applicable Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the applicable Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the related prospectus supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities generally entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related prospectus supplement) to act as successor to the Servicer under the applicable Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the applicable Agreement.

      The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Trust.

      The holders of Securities representing generally at least 66 2/3% of the Voting Rights allocated to the respective Classes of Securities affected by any event of default will be entitled to waive such event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "--Events of Default under the Agreements" may be waived only by all of the Securityholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

      No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities generally evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

      Amendment

      Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the applicable Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related prospectus supplement, (iii) to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not adversely affect in any material respect the interests of any Securityholders covered by the applicable Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities. Each Agreement may also be amended by the Depositor, the Servicer and the Trustee, with the consent of the Securityholders affected thereby generally evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets which are required to be distributed on any Security without the consent of the Securityholder or (ii) reduce the consent percentages described in this paragraph without the consent of all the Securityholders covered by such Agreement then outstanding. However, with respect to any Series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

      The Trustee

      The Trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates. With respect to certain Series of Securities, a securities administrator will perform certain duties and functions normally performed by the Trustee. Any securities administrator will be a party to the applicable Agreement and will be named in the applicable prospectus supplement. Any securities administrator will have obligations and rights similar to the Trustee as described in this Prospectus.

      Duties of the Trustee

      The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the applicable Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the applicable Agreement.

      Certain Matters Regarding the Trustee

      The Trustee and any director, officer, employee or agent of the Trustee shall be reimbursed by the Trust Fund for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of the applicable Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Securityholders or the Trustee under the Agreement. In addition, the Trustee and its officers, directors, employees and agents shall be indemnified by the Trust Fund from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to the applicable Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties thereunder or by reason of the Trustee's reckless disregard of obligations and duties thereunder.

      Resignation and Removal of the Trustee

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Servicer and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the applicable Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any Class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Servicer. Securityholders of any Series generally entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor Trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related Trust Fund. Notwithstanding the foregoing, if the predecessor Trustee has been removed by a vote of the holders of the Securities as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust Fund.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

      General

      The following summary describes the material provisions that may appear in each Indenture. The prospectus supplement for a Series of Notes will describe the specific provisions of the Indenture relating to such Series. The provisions of each Indenture will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. A form of an Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

      Events of Default

      Events of default under the Indenture for each Series of Notes will generally include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Trust in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement; (iii) any representation or warranty made by the Trust in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust; or (v) any other event of default provided with respect to Notes of that Series.

      If an event of default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related prospectus supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such Series.

      If, following an event of default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an event of default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Securityholders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

      To the extent provided in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such Series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such Series affected thereby.

      Discharge of Indenture

      The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report

      The Indenture Trustee for each Series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee

      The Indenture Trustee for a Series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such Series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable Series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor trustee for such Series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates, a Servicer or any of its affiliates or the Master Servicer or any of its affiliates.

                          DESCRIPTION OF CREDIT SUPPORT

      Credit enhancement may be provided with respect to any Series of Securities only in one or more of the methods described below. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item

1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a Series of Securities will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

Subordination

      If provided in the applicable prospectus supplement, one or more Classes of Senior Securities will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the months of those payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in the applicable prospectus supplement. This type of allocation of principal prepayments or other unscheduled receipts or recoveries relating to principal to this Class or these Classes of Senior Securities will have the effect of accelerating the amortization of these Senior Securities while increasing the interests evidenced by the Subordinated Securities in the Trust Fund. Increasing the interests of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the subordination provided by the Subordinated Securities.

      If specified in the applicable prospectus supplement, the rights of the holders of the Subordinated Securities of a Series of Securities for which credit enhancement is provided through subordination to receive distributions with respect to the Assets in the related Trust Fund will be subordinated to the rights of the holders of the Senior Securities of the same Series. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Securities against losses due to obligor defaults.

      The protection afforded to the holders of Senior Securities of a Series of Securities for which credit enhancement is provided by the subordination feature described above will be effected by (i) the preferential right of these holders to receive, prior to any distribution being made to the related Subordinated Securities on each Distribution Date, current distributions on the related Assets of principal and interest due them on each Distribution Date out of the funds available for distribution on that date in the related Distribution Account, (ii) by the right of these holders to receive future distributions on the Assets that would otherwise have been payable to the holders of Subordinated Securities and/or (iii) by the prior allocation to the Subordinated Securities of all or a portion of losses realized on the related Assets.

      Losses realized on liquidated Assets (other than, if specified in the applicable prospectus supplement, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinated Securities through a reduction of the amount of principal payments on the Assets to which these holders are entitled before any corresponding reduction is made in respect of the Senior Security.

      A "Special Hazard Loss" is a loss on a liquidated Asset occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described below under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Hazard Insurance Policies." A "Fraud Loss" is a loss on a liquidated Asset due to fraud in the origination of that Asset. A "Bankruptcy Loss" is a loss on a liquidated Asset attributable to certain actions which may be taken by a bankruptcy court in connection with a Asset, including a reduction by a bankruptcy court of the principal balance of or the interest rate on an Asset or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable prospectus supplement (the "Special Hazard Loss Amount"), if any, are "Excess Special Hazard Losses." Fraud Losses in excess of the amount specified in the applicable prospectus supplement (the "Fraud Loss Amount"), if any, are "Excess Fraud Losses." Bankruptcy Losses in excess of the amount specified in the applicable prospectus supplement (the "Bankruptcy Loss Amount"), if any, are "Excess Bankruptcy Losses." Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses for a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Securities. An allocation of a loss on a "pro rata" basis among two or more Classes of Securities means an allocation on a pro rata basis to each of those Classes of Securities on the basis of their then-outstanding Security Balances in the case of the principal portion of a loss or based on accrued interest in the case of an interest portion of a loss.

      Since the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, if any, for a Series of Securities are each expected to be less than the amount of principal payments on the Assets to which the holders of the Subordinated Securities of the Series are initially entitled (the amount of principal payments being subject to reduction, as described above, as a result of allocation of losses on liquidated Assets that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Securities of that Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Assets.

      Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Securities, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Securities could occur if losses realized on the Assets in a Trust Fund were exceptionally high and were concentrated in a particular month.

      The holders of Subordinated Securities will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Securities of the same Series.

Limited Guarantee

      If specified in the prospectus supplement for a Series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Securities of a Series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Assets included in a Trust Fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Assets or principal payment rate on the Assets. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Assets or Securities specified in the applicable prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

      If specified in the prospectus supplement for a Series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Securityholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

Letter of Credit

      If specified in the prospectus supplement for a Series of Securities, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Assets or of one or more Classes of Securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of an Asset. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the Trust.

Pool Insurance Policy

      If specified in the prospectus supplement relating to a Series of Securities, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover all or a portion of any loss by reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under "Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions," the Servicer or the Master Servicer, as the case may be, generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

      As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Interest Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

      Securityholders may experience a shortfall in the amount of interest payable on the related Securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Securityholders may also experience losses with respect to the related Securities in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related Servicer from funds otherwise payable to the Securityholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that
(a) restoration will increase the proceeds to one or more Classes of Securities on liquidation of the Mortgage Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

      A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the Mortgage Loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

      The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related Series of Securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Securities, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

      Any insurance policy covering Special Hazard Losses obtained for a Trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Securityholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement or Indenture and will be subject to reduction as described in the related Pooling and Servicing Agreement or Indenture. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan or Manufactured Home securing the Contract has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

      In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged Property securing a foreclosed Mortgage Loan or Manufactured Home securing a foreclosed Contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the obligor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged Property or Manufactured Home or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan or Contract Rate at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Interest Rate or Contract Rate to the date of claim settlement and certain expenses incurred by the related Servicer or Master Servicer, as the case may be, with respect to the related Mortgaged Property or Manufactured Home.

      If the Mortgaged Property or Manufactured Home is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the Mortgaged Property or Manufactured Home. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Mortgaged Property or Manufactured Home. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under
(i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted Mortgage Loan secured by the related Mortgaged Property or Contract secured by the related Manufactured Home. The payment described under (ii) above will render presentation of a claim relating to an Asset under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related Asset plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

      If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Reserve Fund

      If specified in the applicable prospectus supplement, credit enhancement with respect to a Series of Securities may be provided by the establishment of one or more reserve funds for the Series. Any reserve fund for a Series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related Assets, as specified in the applicable prospectus supplement.

      If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of an Asset. Following each Distribution Date amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related Securities.

      If specified in the prospectus supplement, any reinvestment income or other gain from investments in certain investments acceptable to the applicable Rating Agencies will be credited to the related reserve fund for the Series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a Series will not be a part of the Trust Fund.

      Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.

Cross Collateralization

      If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Assets included in a Trust Fund may be evidenced by separate Classes of Securities. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from Asset payments that would otherwise be distributed to Subordinated Securities evidencing a beneficial ownership interest in other loan groups within the same Trust Fund. As a result, the amount of credit enhancement available to a Class of Securities against future losses on the Assets in which that Class represents an interest may be reduced as the result of losses on a group of Assets in which that Class has no interest. The applicable prospectus supplement for a Series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

      If specified in the related prospectus supplement, subordination provisions of a Series may be used to accelerate to a limited extent the amortization of one or more Classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Securities. This acceleration feature creates, with respect to the Assets or a group of Assets, overcollateralization which results from the excess of the aggregate principal balance of the related Assets, or group of Assets, over the Security Balance of the related Class or Classes of Securities. This acceleration may continue for the life of the related Securities, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

      If specified in the related prospectus supplement, the Assets in a Trust may generate more interest than is necessary to pay the interest earned on the Classes of Securities each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Securities and to reimburse certain Classes of Securities for losses and certain shortfalls that they experienced previously.

      If specified in the applicable prospectus supplement, amounts received by the Trustee under any Cash Flow Agreement described below under "Cash Flow Agreements" may also be used to provide credit enhancement for one or more Classes of Securities.

                              CASH FLOW AGREEMENTS

      If specified in the prospectus supplement, the Trust Fund may include cash flow agreements consisting only of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Securities (each, a "Cash Flow Agreement"). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related Series of Securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a Series of Securities will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

      If specified in the related prospectus supplement, the Trustee on behalf of the Trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Securityholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the Trust will be distributed to the related Class or Classes of Securities as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

      If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Securities. The counterparty to a yield maintenance agreement will receive an upfront payment and the Trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Trustee an amount equal to that excess multiplied by a notional amount or the Security Balance or Balances of one or more Classes of Securities multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the Interest Accrual Period for the related Class or Classes of Securities and will be paid to the Class or Classes of Securities as specified in the related prospectus supplement.

Swap Agreements

      If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into a swap agreement to support the yield on one or more Classes of Securities. Under the swap agreement, the Trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the Trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Securityholders. Generally, any payments received from the counterparty by the Trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

      If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more swap agreements to cover any shortfalls on one or more Classes of Securities in the event those Securities are auctioned to third party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding Security Balance of the applicable Class or Classes of Securities plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding Security Balance or Security Balances of the applicable Class or Classes of Securities plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s). See "Risk Factors--Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction" and "-- Mandatory Auction of Securities" in this prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

General

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

      The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor, the Asset Seller or other entity specified in the related prospectus supplement will make certain representations and warranties in the applicable Agreement or certain representations and warranties will be assigned to the Trustee with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.

Condominiums

      Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperatives

      Certain of the Mortgage Loans may be cooperative loans. The Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

      The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Leaseholds

      Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these consideration is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

      In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Land Sale Contracts

      Under Land Sale Contracts the contract seller (hereinafter referred to as the "Contract Lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the Land Sale Contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Land Sale Contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Land Sale Contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the Land Sale Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of contract borrower default during the early years of a Land Sale Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Land Sale Contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a Land Sale Contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a Land Sale Contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

      General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

      Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

      Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

      Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year the Trust Fund acquired the property. With respect to a Series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the applicable Agreement will permit foreclosed property to be held for more than such period of time if the IRS grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

      Cooperative Loans

      The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code ("UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

Junior Mortgages

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency  Legislation,  the  Bankruptcy  Code and  Other  Limitations  on
Lenders

      Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), and state laws affording relief to debtors (together with the Bankruptcy Code, the "Insolvency Laws") may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

      A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure." A homeowner may also file for relief under Chapter 11 of the bankruptcy code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.)

      The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

      A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

      Generally, a repayment plan in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture. Certain courts have also allowed modifications when the Mortgage Loan is fully unsecured at the time of bankruptcy.

      The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

      State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the
Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      The Bankruptcy Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Enforceability of Certain Provisions

      Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

      Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

      A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

      The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

      The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

      A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

      Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

      On September 28, 1996, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset
Conservation Act was intended to clarify the scope of the secured creditor exemption. This legislation more clearly defines the kinds of activities that would constitute "participation in management" and that therefore would trigger liability for secured parties under CERCLA. It also identified certain activities that ordinarily would not trigger liability, provided, however, that such activities did not otherwise rise to the level of "participation in management." The Asset Conservation Act specifically reverses the Fleet Factors "capacity to influence" standard. The Asset Conservation Act also provides additional protection against liability in the event of foreclosure. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

      If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

      Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.

Due-on-Sale Clauses

      The Mortgage Loans will generally contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment charge upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Prepayment Charges

      Some state laws restrict the imposition of Prepayment Charges and late fees even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act"), permits the collection of Prepayment Charges and late fees in connection with some types of eligible mortgage loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that Prepayment Charges and late fees may not be collected even on loans that provide for the payment of those charges. The "OTS", the agency that administers the Parity Act for unregulated, non-federally chartered housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized state-chartered housing creditors to charge Prepayment Charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to mortgage loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect mortgage loans originated by such entities before July 1, 2003.

Subordinate Financing

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Homeowners Protection Act of 1998

      The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance ("PMI"). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Texas Home Equity Loans

      Generally,   any  "cash-out"   refinance  or  other   non-purchase   money
transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be void, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act

      Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan, including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the mortgagor's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. Further, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The Relief Act applies to mortgagors who are members of the U.S. Armed Forces and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (the "California Military Code") provides protection substantially similar to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. In addition, other states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of mortgagors in such states who are active or reserve members of the armed services. It is possible that the Relief Act, the California Military Code or similar state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act, the California Military Code or similar state law could result in losses to the holders of the Securities of the related Series. Further, since the Relief Act, the California Military Code and similar state law impose limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

General

      As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

      The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped or marked otherwise to reflect their assignment from the Company to the Trustee only if provided in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

Security Interests in the Manufactured Homes

      The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a Series of Securities and if so described in the related prospectus supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

      The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Securityholders. The Depositor or the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee only if specified in the related prospectus supplement. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

      In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

      In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the applicable Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

      Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the applicable Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

      The Servicer on behalf of the Trustee, to the extent required by the applicable Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Certain other statutory provisions, including Insolvency Laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers Civil Relief Act

      The terms of the Relief Act apply to an obligor on a Contract as described for a mortgagor on a Mortgage Loan under "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act."

Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses

      The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. Generally, it is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

      In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

      Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following discussion is based on the advice of Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences," if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence and any opinions specifically set forth in this discussion or the related prospectus supplement are the only opinions being rendered with respect to tax matters affecting the Securities offered hereunder by Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP. The opinion stated above and the opinions specifically identified as such in the following discussion and in the related prospectus supplement are the only opinions that Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the Securities offered under this prospectus and the related prospectus supplement. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

      The following discussion addresses securities of four general types: (i) securities ("REMIC Securities") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC" ) under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) securities ("Grantor Trust Securities") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) securities ("Partnership Securities") representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership for federal income tax purposes, and (iv) securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the beneficial owner of a Security, (ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and (iii) references to "Mortgage Loans" include Contracts. Generally, no REMIC election will be made with respect to Unsecured Home Improvement Loans.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

      Taxable Mortgage Pools

      Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages," (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

      Classification of REMICs

      With respect to each Series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in that REMIC within the meaning of the REMIC Provisions.

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is either transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the Startup Day of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in Tiered REMICs. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the Startup Day. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held beyond the close of the third calendar year beginning after the taxable year of acquisition unless an extension is granted by the IRS.

      In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more Classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more Classes of regular interests, and the Residual Securities with respect to that Series will constitute a single Class of residual interests with respect to each REMIC Pool.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

      Characterization of Investments in REMIC Securities

      In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). Interest (including original issue discount) on the Regular Securities and income allocated to the Class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures

      For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Securities, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in
Section  856(c)(3)(B)  of the Code,  the  Tiered  REMICs  will be treated as one
REMIC.

      Taxation of Owners of Regular Securities

      General

      In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

      Original Issue Discount

      Accrual Securities will be, and other Classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on OID Regulations issued under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

      Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includable in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

      A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the

Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

      In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

      Acquisition Premium

      A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

      Variable Rate Regular Securities

      Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater that 0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Seller intends to treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

      Market Discount

      A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includable in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includable in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

      Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

      Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

      Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Amortizable Premium

      A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations have been issued with respect to amortizable bond premiums which do not by their terms apply to prepayable debt instruments such as the Regular Securities. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deduction. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

      Election to Treat All Interest Under the Constant Yield Method

      A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a Class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

      Treatment of Losses

      Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectable. Accordingly, the holder of a Regular Security, particularly a Subordinated Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectable, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166. Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

      Sale or Exchange of Regular Securities

      If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Taxation of Owners of Residual Securities

      Taxation of REMIC Income

      Generally, the "daily portions" of REMIC taxable income or net loss will be includable as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

      The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includable in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

      A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder. See "--Limitations on Offset or Exemption of REMIC

Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

      Basis and Losses

      The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

      A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

      A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. The regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.

      Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense

      Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Taxation of Owners of Regular Securities--Amortizable Premium."

      Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

      Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

      Limitations on Offset or Exemption of REMIC Income

      A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

      The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Securities

      Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

      If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

      For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended on July 19, 2002, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

      In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied: Either

            (a)   the  present  value  of  the   anticipated   tax   liabilities
      associated with holding the noneconomic residual interest not exceed the sum of:

      (i) the present value of any consideration given to the transferee to acquire the interest;

      (ii) the present value of the expected future distributions on the interest; and

      (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

            (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      The Pooling and Servicing Agreement will not require that transfers of the Residual Securities meet the fourth requirement above, and thus meet the safe harbor. Persons considering the purchase of the Residual Securities should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Securities.

      Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to the Securities of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizens or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      Sale or Exchange of a Residual Security

      Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

      Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

      Mark to Market Regulations

      The IRS has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market.

      Taxes That May Be Imposed on the REMIC Pool

      Prohibited Transactions

      Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includable in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an
assumption   of  the

Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

      Contributions to the REMIC Pool After the Startup Day

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

      Net Income from Foreclosure Property

      The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the close of the third calendar year beginning after the year in which the REMIC Pool acquires such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

      Liquidation of the REMIC Pool

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

      Administrative Matters

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in such proceedings in appropriate circumstances.

      Limitations on Deduction of Certain Expenses

      An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. All such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

      Taxation of Certain Foreign Investors

      Regular Securities

      Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such non-U.S. Person is not a "10-percent shareholder" within the meaning of Code
Section  871(h)(3)(B)  or a  controlled  foreign  corporation  described in Code
Section 881(c)(3)(C) and (iii) such non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such non-U.S. Person. In the latter case, such non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.

      Residual Securities

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential."

      The Internal Revenue Service issued temporary regulations on August 1, 2006 (the "Temporary Regulations") modifying the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The Temporary Regulations are effective generally for interests in a REMIC residual interest first acquired on or after August 1, 2006, and accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The Temporary Regulations also provide that excess inclusions are United States source income.

      In the case of REMIC residual interests held by a foreign person through a partnership, the Temporary Regulations deem the amount of excess inclusion income allocated to the foreign partner to be received by the foreign partner on the last day of the partnership's taxable year, except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      In the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the foreign person must include in income the amount of excess inclusion allocated to it at the same time that other income from the trust, company, fund, or organization would be taken into account.

      The Temporary Regulations also expressly make subject to withholding tax excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity). In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary Regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

      Backup Withholding

      Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (increasing to 31% after
2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Holder's federal income tax liability. The Withholding Regulations change certain of the rules relating to certain presumptions relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

      Reporting Requirements

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence). Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code
Section 67 expenses (see "--Taxes That May Be Imposed on the REMIC Pool--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

      Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

      Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trust Funds

      Classification of Grantor Trust Funds

      With respect to each Series of Grantor Trust Securities, assuming compliance with all provisions of the applicable Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

Standard Securities

      General

      Where there is no Retained Interest or "excess" servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as "Stripped Securities," the holder of each such Security in such Series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, such investors holding Standard
Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

      Holders of Standard Securities, particularly any Class of a Series which is a Subordinated Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of Regular Securities--Treatment of Losses," except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

      Tax Status

      With respect to a Series, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans:

      o A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

      o A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

      o A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

      An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in the first two bullet points above or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

      Premium and Discount

      Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under
"--REMICs--Taxation of Owners of Residual Securities--Premium." The rules allowing for the amortization of premium are available with respect to Mortgage Loans originated after September 27, 1985.

      Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Generally no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includable in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includable by such holder.

      Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Generally no prepayment assumption will be assumed for purposes of such accrual.

      Recharacterization of Servicing Fees

      If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

      Accordingly, if the IRS's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second Class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple Classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple Classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Securities

      Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

Stripped Securities

      General

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Standard Securities--Recharacterization of Servicing Fees" above), and (iii) a Class of Securities are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

      In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each
Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the Classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described therein.

      Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

      The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

      A holder of a Stripped Security, particularly any Class of a Series which is a Subordinated Security, may deduct losses incurred with respect to the Stripped Security as described above under "--Standard Securities--General."

      Status of Stripped Securities

      No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property which is . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Mortgage Loans is uncertain. See "--Standard Securities--Tax Status" above.

      Taxation of Stripped Securities

      Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "Stripped Securityholder") in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest, to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption.

      If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

      Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

      Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

      Reporting Requirements and Backup Withholding

      The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Trustee will also file such original issue discount information with the IRS. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Taxation of Certain Foreign Investors--Backup Withholding."

      On January 24, 2006, the Internal Revenue Service published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulation Section 301.7701-4(c) which is a U.S. Person and in which any interest is held by a middleman, which includes, but is not limited to
(i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The Trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the related Trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The Trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

      Taxation of Certain Foreign Investors

      To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

      Classification of Partnership Trust Funds

      With respect to each Series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      Characterization  of  Investments  in  Partnership   Securities  and  Debt
Securities

      For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund qualifying for such treatments based on capital accounts.

      Taxation of Debt Securityholders

      Treatment of the Debt Securities as Indebtedness

      The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

      If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

      Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

      Taxation of Owners of Partnership Securities

      Treatment of the Partnership Trust Fund as a Partnership

      If so specified in the applicable prospectus supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the
Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because one or more of the Classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

      Partnership Taxation

      As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds-- Standard Securities--General" and "--Premium and Discount") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreements and related documents). The applicable Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Collection Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

      Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General". Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

      Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

      Discount and Premium

      It is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

      If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

      Section 708 Termination

      Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a

Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

      Disposition of Securities

      Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includable in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

      Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

      If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

      Allocations Between Transferors and Transferees

      In general, the Partnership Trust Fund's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 731 Distributions

      In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security does not exceed the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

      Section 754 Election

      In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, a Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on its own purchase price for Partnership Securities.

      Administrative Matters

      The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the
Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

      Tax Consequences to Foreign Securityholders

      It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund may withhold on the portion of its taxable income that is allocable to Securityholders who are non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable. Amounts withheld will be deemed distributed to the non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      To the extent specified in the applicable prospectus supplement, (i) each non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income; (ii) each non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld; and (iii) a non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a Securityholder who is a non-U.S. Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Securityholders who are non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding

      Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (increasing to 31% after 2010) if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING ANY POSSIBLE TAX RETURN DISCLOSURE OBLIGATION WITH RESPECT TO THE SECURITIES DISCUSSED HEREIN. THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA" ) and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state and local law materially similar to the foregoing provisions of ERISA and the Code. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

      A Plan's investment in Securities may cause the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a related Trust Fund to be deemed Plan assets. United States Department of Labor ("DOL") regulations Section 2510.3-101 (as modified by Section 3(42) of ERISA) provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and any entity whose underlying assets are deemed to include assets of such Plans by reason of such Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any Class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101 (as modified by Section 3(42) of ERISA), equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any Class of Securities is held by benefit plan investors. With respect to the application of the 25% limit described above, if a benefit plan investor that is an entity whose underlying assets are deemed to include Plan assets, acquires equity interests in the issuing entity, only a pro rata portion of such equity interests will be treated as being held by benefit plan investors for purposes of DOL regulations Section 2510.3-101 (as modified by Section 3(42) of ERISA).

      Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

      On May 14, 1993, the DOL granted to NationsBank Corporation, the predecessor to Bank of America Corporation, the corporate parent of Banc of America Securities LLC, an individual administrative exemption, Prohibited Transaction Exemption ("PTE") 93-31, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an Underwriter (as hereinafter defined), that (a) represent a beneficial ownership interest in the assets of a Trust Fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust Fund or (b) are denominated as a debt instrument and represent an interest in a REMIC or certain other specified entities, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) Bank of America Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation, including Banc of America Securities LLC, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a Class of Securities.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch"). Third, the Trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter; the "Restricted Group" consists of the Underwriter, the Depositor, the Trustee, the Master Servicer, any Servicer, any insurer and any obligor with respect to Assets constituting more than 5% of the aggregate unamortized principal balance of the Assets in the related Trust Fund as of the date of initial issuance of the Securities. Fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person's services under the applicable Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. In addition, the Trust Fund must meet the following requirements: (i) the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the securities; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

      A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied with respect to such Security. In addition, any Securities representing a beneficial ownership interest in Unsecured Home Improvement Loans or Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and (3) the holding of Securities by a Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

      The  Exemption  was  amended by PTE 97-34,  62 Fed.  Reg.  39021 (July 21,
1997), which, among other changes, permits the inclusion of a pre-funding account in a trust fund, provided that the following conditions are met: (a) the pre-funding account may not exceed 25% of the total amount of certificates being offered; (b) additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the trust fund; (c) the transfer of additional obligations to the trust during the pre-funding period must not result in the certificates receiving a lower rating at the termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates; (d) the weighted average interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the trust on the closing date; (e) the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support provider or insurance provider independent of the sponsor or by an independent accountant retained by the sponsor that confirms such conformance in writing; (f) the pre-funding period must be described in the prospectus or private placement memorandum provided to investing plans; and (g) the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

      Further, the pre-funding period must be a period beginning on the closing date and ending no later than the earliest to occur of (x) the date the amount on deposit in the pre-funding account is less than the minimum dollar amount specified in the pooling and servicing agreement; (y) the date on which an event of default occurs under the pooling and servicing agreement; or (z) the date which is the later of three months or 90 days after the closing date. It is expected that the Pre-Funding Account will meet all of these requirements.

      To the extent the Securities are not treated as equity interests for purposes of DOL regulations section 2510.3-101 (as modified by Section 3(42) of ERISA), a Plan's investment in such Securities ("Non-Equity Securities") would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Trustee, or Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Trustee or Underwriter has investment authority with respect to such assets.

      In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

      Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment. Fiduciaries of plans not subject to ERISA or the Code, such as governmental plans, should consider the application of any applicable federal, state or local law materially similar to the prohibited transaction rules of ERISA or the Code or the fiduciary provisions of ERISA, as well as the need for and the availability of exemptive relief under such applicable law.

      Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

      The sale of Securities to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      As will be specified in the applicable prospectus supplement, certain Classes of the Securities will constitute "mortgage related securities " for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series representing interests in a Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

      Classes which qualify as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by loans on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Securities. Accordingly, the investors affected by such legislation will be authorized to invest in the Offered Securities only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.
S. C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C. F. R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C. F. R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C. F. R.
Section 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA" ) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), " Management of Interest Rate Risk, Investment Securities, and Derivative Activities" and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Securities.

      All depository institutions considering an investment in the Offered Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Class of the Offered Securities, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Class of Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain Classes of Offered Securities as "mortgage related securities," no representations are made as to the proper characterization of the Offered Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Securities of any Class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHODS OF DISTRIBUTION

      The Securities offered hereby and by the supplements to this prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Banc of America Securities LLC ("Banc of America Securities") acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the Depositor.

      Alternatively, the prospectus supplement may specify that the Securities will be distributed by Banc of America Securities acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If Banc of America Securities acts as agent in the sale of Securities, Banc of America Securities will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related prospectus supplement. To the extent that Banc of America Securities elects to purchase Securities as principal, Banc of America Securities may realize losses or profits based upon the difference between its purchase price and the sales price.

      In addition, the prospectus supplement may specify that the Securities may be offered by direct placements by the Depositor with investors, in which event the Depositor will be an underwriter with respect to the Securities, or by inclusion as underlying securities backing another series of asset-backed securities issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of asset-backed securities, the Depositor or its affiliate will be an underwriter with respect to the underlying securities.

      The prospectus supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

      The Depositor will indemnify Banc of America Securities and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Banc of America Securities and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Banc of America Securities and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

      The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      As to each Series of Securities, only those Classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

      The legality of, including the federal income tax matters related to the Securities of a Series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York or Hunton & Williams LLP, Charlotte, North Carolina.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of any Class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization ("Rating Agency").

      Ratings on mortgage pass-through securities address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through securities and other asset-backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                           REPORTS TO SECURITYHOLDERS

      The Trustee will prepare and forward to the Securityholders of each Series statements containing information with respect to principal and interest payments and the related Trust Fund, as described under "Description of the Securities--Reports to Securityholders." Copies of these statements will be filed with the Commission through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity as an exhibit to the Issuing Entity's monthly distribution reports on Form 10-D for each Series of Securities for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each party to the servicing function for a Series of Securities (generally the Trustee and the Servicer (and any Master Servicer)) will furnish to the Trustee or Master Servicer, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Evidence as to

Compliance." Copies of these statements and reports will be filed with the Commission under the name of the Issuing Entity as an exhibit to the Issuing Entity's annual statement on Form 10-K for each Series of Securities.

                       WHERE YOU CAN FIND MORE INFORMATION

      The  Depositor   filed  a  registration   statement   (the   "Registration
Statement") relating to the Securities with the Securities and Exchange Commission (the "Commission"). This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

      Copies of the Registration Statement and any other materials the Depositor files with the Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports (collectively, "Periodic Reports") may be read and copied at the Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Information concerning the operation of the Commission's Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. The Depositor has filed the Registration Statement, including all exhibits, and will file Periodic Reports through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Asset Backed Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, telephone number (704) 386-2400.

      Copies of filed Periodic Reports relating to an Issuing Entity will also be available on the applicable Trustee's website on the same day they are filed through the EDGAR system as described under "Reports to Certificateholders" or "Reports to Noteholders," as the case may be, in the related prospectus supplement.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Commission allows the Depositor to "incorporate by reference" information it files with the Commission, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the Commission will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future monthly distribution reports on Form 10-D and any current reports on Form 8-K filed by or on behalf of the Issuing Entity until the termination of the offering of the related Series of Securities.

      Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Asset Backed Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, telephone number (704) 386-2400.

                         INDEX OF PROSPECTUS DEFINITIONS

Terms                                                                      Page
-----                                                                      ----
Accrual Securities......................................................     32
Accrued Security Interest...............................................     34
Adjustable Rate Assets..................................................     20
Agreement...............................................................     49
ARM Contracts...........................................................     24
ARM Loans...............................................................     22
ARM Unsecured Home Improvement Loans....................................     23
Assessment of Compliance................................................     60
Asset Conservation Act..................................................     83
Asset Group.............................................................     32
Asset Seller............................................................     20
Assets..................................................................     20
Attestation Report......................................................     61
Auction Administrator...................................................     49
Auction Distribution Date...............................................     48
Auction Securities......................................................     48
Available Distribution Amount...........................................     33
Balloon Payment Assets..................................................     20
Banc of America Securities.............................................     129
Bank of America.........................................................     31
Bankruptcy Code.........................................................     80
Bankruptcy Loss.........................................................     67
Bankruptcy Loss Amount..................................................     67
Beneficial Owners.......................................................     42
Bi-weekly Assets........................................................     20
Book-Entry Securities...................................................     32
Buy Down Assets.........................................................     20
Buydown Funds...........................................................     93
Buydown Mortgage Loans..................................................     28
Buydown Period..........................................................     28
California Military Code................................................     86
Capitalized Interest Account............................................     25
Cash Flow Agreement.....................................................     72
CERCLA..................................................................     82
Certificates............................................................     32
Class...................................................................     32
Cleanup Costs...........................................................     82
Closing Date............................................................      5
Code....................................................................     91
Collection Account......................................................     53
Collection Period.......................................................     33
Combined Loan-to-Value Ratio............................................     21
Commission.............................................................     131
Companion Class.........................................................     37
Component...............................................................     35
contract borrower.......................................................     75
Contract Lender.........................................................     75
Contract Rate...........................................................     24
Contracts...............................................................     20
Convertible Assets......................................................     20
Cooperatives............................................................     21
CPR.....................................................................     27
Cut-off Date............................................................     22
Cut-off Date............................................................      5
Debt Securities.........................................................     91
Definitive Securities...................................................     32
Deposit Trust Agreement.................................................     49
Depositor...............................................................      5
Determination Date......................................................     32
Disqualified Organization...............................................    104
Distribution Account....................................................     53
Distribution Date.......................................................     26
DTC.....................................................................     43
electing large partnership..............................................    105
ERISA...................................................................    124
Euroclear Operator......................................................     44
European Depositaries...................................................     42
Excess Bankruptcy Losses................................................     67
Excess Fraud Losses.....................................................     67
excess servicing........................................................    114
Excess Special Hazard Losses............................................     67
Exchange Act............................................................     43
Excluded Plan...........................................................    125
Exemption...............................................................    125
Financial Intermediary..................................................     42
Fitch...................................................................    125
Fraud Loss..............................................................     67
Fraud Loss Amount.......................................................     67
GEM Assets..............................................................     20
GPM Assets..............................................................     20
Grantor Trust Fund......................................................     91
Grantor Trust Securities................................................     91
Home Equity Loans.......................................................     21
Home Improvement Contracts..............................................     21
HOPA....................................................................     86
Increasing Payment Assets...............................................     20
Indenture...............................................................     49
Indenture Servicing Agreement...........................................     49
Indenture Trustee.......................................................     50
Indirect Participants...................................................     42
Insolvency Laws.........................................................     80
Insurance Proceeds......................................................     33
Interest Accrual Period.................................................     26
Interest Reduction Assets...............................................     20
IRS.....................................................................     57
Issuing Entity..........................................................     .5
Land Sale Contracts.....................................................     21
Level Payment Assets....................................................     20
Liquidation Proceeds....................................................     33
Lock-out Date...........................................................     23
Lock-out Period.........................................................     23
Manufactured Home.......................................................     24
Mark to Market Regulations..............................................    107
Master Servicer.........................................................     50

MERS....................................................................     51
Moody's.................................................................    125
Mortgage Interest Rate..................................................     22
Mortgage Loans..........................................................     20
Mortgage Notes..........................................................     21
Mortgaged Properties....................................................     21
Mortgages...............................................................     21
Multifamily Mortgage Loan...............................................     21
Multifamily Property....................................................     21
National Housing Act....................................................     22
NCUA....................................................................    128
new partnership.........................................................    121
Non-Equity Securities...................................................    126
Non-Pro Rata Security...................................................     94
Nonrecoverable Advance..................................................     39
Non-SMMEA Securities....................................................    127
Non-U.S. Holder.........................................................     47
Notes...................................................................     32
OCC.....................................................................     31
Offered Securities......................................................     32
OID Regulations.........................................................     91
old partnership.........................................................    121
Originator..............................................................     21
OTS.....................................................................     84
PAC.....................................................................     36
PAC I...................................................................     36
PAC II..................................................................     36
Par Price...............................................................     49
Parity Act..............................................................     84
Participants............................................................     42
Parties in Interest.....................................................    124
Partnership Securities..................................................     91
Partnership Trust Fund..................................................     91
Pass-Through Entity.....................................................    104
Pass-Through Rate.......................................................     34
PCBs....................................................................     82
Periodic Reports........................................................    131
Plans...................................................................    124
PMI.....................................................................     86
Pooling and Servicing Agreement.........................................     49
Pre-Funded Amount.......................................................     25
Pre-Funding Account.....................................................     25
Pre-Funding Period......................................................     25
Prepayment Assumption...................................................     95
Prepayment Charge.......................................................     23
PTCE....................................................................    127
PTE.....................................................................    125
Purchase Price..........................................................     51
Qualified Intermediary..................................................     47
Rating Agency...........................................................    130
RCRA....................................................................     83
Record Date.............................................................     32
Registration Statement..................................................    131
Regular Securities......................................................     92
Regular Securityholder..................................................     94
Related Proceeds........................................................     39
Relevant Depositary.....................................................     42
Relief Act..............................................................     86
REMIC...................................................................     91
REMIC Pool..............................................................     91
REMIC Provisions........................................................     91
REMIC Regulations.......................................................     91
REMIC Securities........................................................     91
REO Property............................................................     40
Residual Holders........................................................    101
Residual Securities.....................................................     92
Restricted Group........................................................    125
Retained Interest.......................................................     60
Revolving Credit Line Loans.............................................     23
Rules...................................................................     42
S&P.....................................................................    125
secured-creditor exemption..............................................     83
Securities..............................................................     32
Security................................................................     50
Security Balance........................................................     27
Securityholder..........................................................     25
Senior Certificates.....................................................     32
Senior Notes............................................................     32
Senior Securities.......................................................     32
Series..................................................................     32
Servicer................................................................      5
Servicers...............................................................     50
Servicing Standard......................................................     55
Single Family Mortgage Loan.............................................     21
Single Family Property..................................................     21
SMMEA...................................................................    127
Special Hazard Loss.....................................................     67
Special Hazard Loss Amount..............................................     67
Special Servicer........................................................     61
Sponsor.................................................................      5
Standard Securities.....................................................    112
Startup Day.............................................................     92
Step-up Rate Assets.....................................................     20
Strip Securities........................................................     32
Stripped Securities.....................................................    115
Stripped Securityholder.................................................    116
Subordinated Certificates...............................................     32
Subordinated Securities.................................................     32
Subsequent Assets.......................................................     25
Superliens..............................................................     82
super-premium...........................................................     95
TAC.....................................................................     37
Taxable Mortgage Pools..................................................     91
Texas Home Equity Laws..................................................     86
Tiered REMICs...........................................................     94
Title V.................................................................     85
Title VIII..............................................................     85
Trust...................................................................     32
Trust Fund..............................................................     32
Trustee.................................................................     50
U.S. Person.............................................................    106
U.S. Withholding Agent..................................................     47

UCC.....................................................................     78
Underlying Servicing Agreement..........................................     49
Underwriter.............................................................    125
Unsecured Home Improvement Loans........................................     20
UST.....................................................................     83
Value...................................................................     21
Voting Rights...........................................................     62
Warranting Party........................................................     52

                                 $1,061,338,000
                                  (Approximate)

                        Asset Backed Funding Corporation
                                    Depositor

                              ABFC 2006-OPT2 Trust
                                 Issuing Entity

                      Bank of America, National Association
                                     Sponsor

                         Option One Mortgage Corporation
                                    Servicer

                        Asset Backed Funding Corporation
                   Asset-Backed Certificates, Series 2006-OPT2

            -------------------------------------------------------

                             FREE WRITING PROSPECTUS

            -------------------------------------------------------

                         Banc of America Securities LLC

      We are not offering the Offered Certificates in any state where the offer is not permitted.

      We do not claim that the information in this free writing prospectus and prospectus is accurate as of any date other than the dates stated on the respective covers.

                                 October 3, 2006